Exhibit 10.2

AMENDMENT NO. 2 TO TERM LOAN CREDIT AGREEMENT AND CONSENT

AMENDMENT NO. 2 TO TERM LOAN CREDIT AGREEMENT AND CONSENT, dated as of June 15, 2026 (this “Amendment”), by and among ACCENDRA HEALTH, INC. (f/k/a OWENS & MINOR, INC.), a Virginia corporation (the “Parent Borrower”), BARISTA ACQUISITION I, LLC, a Virginia limited liability company (“Barista I”), BARISTA ACQUISITION II, LLC, a Virginia limited liability company (“Barista II”), BYRAM HEALTHCARE CENTERS, INC., a New Jersey corporation (“Byram”), APRIA, INC., a Delaware corporation (“Apria” and, together with the Parent Borrower, Barista I, Barista II and Byram, collectively, the “Borrowers”), the other Loan Parties party hereto, each Term A-1 Term Lender party hereto (collectively, the “Consenting Term A-1 Lenders”), each Term B-1 Term Lender party hereto (collectively, the “Consenting Term B-1 Lenders” and together with the Consenting Term A-1 Lenders, the “Consenting Lenders”), and JPMORGAN CHASE BANK, N.A., as the Administrative Agent and the Collateral Agent.

RECITALS:

WHEREAS, reference is hereby made to the Term Loan Credit Agreement, dated as of March 29, 2022 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Credit Agreement” and, as amended by this Amendment, the “Credit Agreement”), by and among the Borrowers, the lending institutions from time to time party thereto and JPMorgan Chase Bank, N.A., as the Administrative Agent and the Collateral Agent (capitalized terms used but not defined herein have the meaning provided in the Credit Agreement);

WHEREAS, (i) the Consenting Term B-1 Lenders constitute the Required Term B-1 Lenders and, immediately following the Term A-1 Term Facility Prepayment, the Required Lenders and (ii) the Consenting Term A-1 Lenders constitute each Term A-1 Term Lender, in each case, under the Existing Credit Agreement; and

WHEREAS, pursuant to Section 10.01 of the Existing Credit Agreement, the Borrowers have requested that (x) the Administrative Agent and the Consenting Lenders, as applicable, consent to the First Consent and Second Consent (each as defined below) and (y) the Administrative Agent and the Consenting Lenders, as applicable, amend certain provisions of the Existing Credit Agreement as set forth herein and, subject to the terms and conditions hereof, the Administrative Agent and the Consenting Lenders, as applicable are willing to do so.

NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION 1. Amendment and Consents.

1.1

Amendment No. 2 to the Term Loan Credit Agreement. Effective as of the Amendment No. 2 Effective Date and subject to the satisfaction (or waiver) of the conditions precedent set forth in Section 2 hereof, (x) to the extent required by Section 10.01(h) or Section 10.01(i) of the Existing Credit Agreement, the Consenting Term A-1 Lenders and (y) the Consenting Term B-1 Lenders (which, immediately after giving effect to the Term A-1 Term Facility Prepayment, collectively constitute the Required Lenders under the Existing Credit Agreement) agree that: (a) the Credit Agreement is amended as set forth in Exhibit A attached hereto, such that all of the newly inserted double-

underlined provisions therein (indicated textually in the same manner as the following example: double-underlined text) shall be deemed to be inserted and all of the stricken text therein (indicated textually in the same manner as the following example: ~~stricken text~~) shall be deemed to be deleted therefrom, (b) Schedule 1.01B is hereby deleted in its entirety, (c) Schedules 1.01C, 1.01D, 5.11, 7.01(b), 7.02, 7.03(g), 7.07 and 10.02 to the Credit Agreement are hereby amended and replaced in their entirety with Schedules 1.01C, 1.01D, 5.11, 7.01(b), 7.02, 7.03(g), 7.07 and 10.02 attached hereto in Exhibit B, (d) Exhibits E, F and G to the Credit Agreement are hereby deleted in their entirety, (e) Exhibits A, B, C, D, H, I, J and K to the Credit Agreement are hereby amended and replaced in their entirety with Exhibits A, B, C, D, H, I, J and K attached hereto in Exhibit C, and (f) Schedules I, II, III and IV to the Security Agreement are hereby amended and replaced in their entirety with Schedules I, II, III, and IV attached hereto in Exhibit D.

1.2

First Consent. Effective as of the Amendment No. 2 Effective Date and subject to the satisfaction or waiver of the conditions precedent set forth in Section 2 hereof, the Consenting Lenders consent to the waiver of the application of Section 2.05(b)(ii) of the Credit Agreement with respect to the Net Cash Proceeds of Dispositions in an amount of Net Cash Proceeds equal to $400,000,000 (the “Waived Proceeds”) and the retention by the Borrowers of the Waived Proceeds for use by the Borrowers and their Restricted Subsidiaries for any purpose not prohibited by the Credit Agreement (the “First Consent”).

1.3

Second Consent. Effective as of the Amendment No. 2 Effective Date and subject to the satisfaction or waiver of the conditions precedent set forth in Section 2 hereof, immediately before and immediately after giving effect to the Term A-1 Term Facility Prepayment, the Consenting Term B-1 Lenders (which, immediately after giving effect to the Term A-1 Term Facility Prepayment, collectively constitute the Required Lenders under the Existing Credit Agreement), consent to (collectively, the “Second Consent”):

(a)	the Amendment No. 2 Transactions (as defined in the Credit Agreement);

(b)	the entry into the First Lien Intercreditor Agreement (as set forth in Exhibit E attached hereto) by the Collateral Agent; and

(c)	the entry into the Second Lien Intercreditor Agreement (as set forth in Exhibit F attached hereto) by the Collateral Agent.

SECTION 2. Conditions to Effectiveness.

2.1

Amendment No. 2 Signing Date. This Amendment shall become effective on the date (the “Signing Date”) when the Administrative Agent (or its counsel) shall have received a counterpart signature page of this Amendment, duly executed by each of the Borrowers, the other Loan Parties party hereto and the Consenting Lenders.

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2.2

Amendment No. 2 Effective Date. The amendments and consents described in Section 1 shall become effective upon the satisfaction (or waiver by the Required Lenders) of the following conditions precedent (such date, the “Amendment No. 2 Effective Date”):

(a)	Event of Default. No Event of Default shall exist and be continuing immediately after giving effect to this Amendment.

(b)	Early Settlement Date. Substantially concurrently with the Amendment No. 2 Effective Date, the Early Settlement Date shall have occurred.

(c)	Prepayment. Substantially concurrently with the Amendment No. 2 Effective Date, the Term A-1 Term Facility shall have been prepaid in full (the “Term A-1 Term Facility Prepayment”).

SECTION 3. Representations and Warranties. By its execution of this Amendment, each Loan Party hereby represents and warrants to the Administrative Agent and each Consenting Lender that the execution, delivery and performance by each Loan Party of this Amendment (a) have been duly authorized by all necessary corporate or other organizational action and (b) do not and will not (i) contravene the terms of any of such Person’s Organization Documents, (ii) conflict with or result in any breach or contravention of, or require any payment to be made under (A) any Contractual Obligation exceeding the Threshold Amount to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (B) any material order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject, (iii) result in the creation of any Lien (other than as permitted under the Loan Documents) or (iv) violate any material Law; except (in the case of clauses (b)(ii) and (b)(iv)), to the extent that such conflict, breach, contravention, payment or violation could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

SECTION 4. Reaffirmation. As of the Amendment No. 2 Effective Date, each Loan Party hereby consents to the terms of this Amendment and confirms that each Loan Document to which it is a party or otherwise bound and all Collateral encumbered thereby will continue to guarantee or secure, as the case may be, to the fullest extent possible in accordance with the Loan Documents the payment and performance of all “Obligations” under each of the Loan Documents to which it is a party (in each case as such terms are defined in the applicable Loan Document). As of the Amendment No. 2 Effective Date, each Loan Party acknowledges and agrees that any of the Loan Documents (as they may be modified by this Amendment) to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable, except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally and subject to general principles of equity, and shall not be impaired or limited by the execution or effectiveness of this Amendment other than to the extent expressly contemplated hereby.

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SECTION 5. Effect of this Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Agents under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. This Amendment shall not constitute a novation of the Credit Agreement as in effect immediately prior to giving effect hereto or any of the Loan Documents. For the avoidance of doubt, on and after the Amendment No. 2 Effective Date, this Amendment shall for all purposes constitute a Loan Document. On and after the Amendment No. 2 Effective Date, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement, as amended by this Amendment.

SECTION 6. Amendment, Modification and Waiver. This Amendment may not be amended, modified or waived except by an instrument or instruments in writing signed and delivered on behalf of each of the parties hereto.

SECTION 7. Entire Agreement. This Amendment, the Credit Agreement and the other Loan Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties or any of them with respect to the subject matter hereof.

SECTION 8. GOVERNING LAW, ETC. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. The provisions of Sections 10.14 and 10.15 of the Credit Agreement are incorporated herein and apply to this Amendment mutatis mutandis.

SECTION 9. Severability. Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

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SECTION 10. Counterparts. This Amendment may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument. Any signature to this Amendment may be delivered by facsimile, electronic mail (including pdf) or any electronic signature complying with the U.S. federal ESIGN Act of 2000 or the New York Electronic Signature and Records Act or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes to the fullest extent permitted by applicable law. The words “execution,” “signed,” “signature,” and words of similar import in any Loan Document or any notice, certificate, document, agreement or instrument in respect thereof shall be deemed to include electronic or digital signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same effect, validity and enforceability as manually executed signatures or a paper-based recordkeeping system, as the case may be, to the extent and as provided for under applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act of 2000, the New York State Electronic Signatures and Records Act of 1999, or any other similar state Laws based on the Uniform Electronic Transactions Act. For the avoidance of doubt, the foregoing also applies to any amendment, extension or renewal of this Amendment.

SECTION 11. Release.

(a)

It is hereby agreed that, effective upon the Amendment No. 2 Effective Date, to the greatest extent authorized by applicable law, in exchange for good and valuable consideration, the adequacy of which is hereby confirmed, (x) each Loan Party, in their capacity as such on behalf of themselves and their Related Parties,[1] hereby releases and forever discharges, absolves, and acquits (as the case may be) (i) each other Loan Party and each of their respective Related Parties in their respective capacities as such and (ii) the Administrative Agent and the Collateral Agent (each in its capacity as such, the “Existing Agent” and collectively, the “Existing Agents”) and each of their respective Related Parties in their respective capacities as such (hereinafter, all of the above released parties in this clause (x) each in their respective capacities as such, collectively referred to as the “Released Parties,” and each, a “Released Party”), from any and all claims, counterclaims, demands, damages, losses, costs, expenses (including attorneys’ fees), debts, suits, obligations, liabilities, cross-claims, interests, suits,

[1]

For purposes of this Section 11, with respect to each person, “Related Parties” means each Affiliate (as defined herein) of such person, all funds managed or advised by it or by its Affiliates, and each of the successors, assigns, partners, managers, directors, officers, members, shareholders, unitholders, equityholders (regardless of whether such interests are held directly or indirectly), limited partners, general partners, investment committee members, managing members, principals, employees, agents, trustees, representatives, attorneys, accountants and each insurance, environmental, legal, investment, financial, and other advisors and other consultants, agents and sub-advisors of or to such person and of or to such person’s Affiliates. For purposes of this Section 11, an “Affiliate” of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For purposes of the foregoing definition of “Affiliate,” “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such person, whether through the ownership of voting securities, by agreement or otherwise. Notwithstanding anything to the contrary in this Amendment, “Related Parties” shall not include the Existing Agents (as defined herein) or any Affiliate of an Existing Agent, or Term B-1 Term Lender.

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controversies, actions, proceedings, remedies, demands, causes of action, defenses, guaranties, judgments, rights, liabilities, offsets, powers, privileges, licenses, liens, franchises, and rights to reimbursement, subrogation, contribution, indemnification, recoupment, or other payment (collectively, the “Losses”) of any kind or nature whatsoever, whether individually or collectively, arising on or prior to the date hereof, whether arising at law or in equity, known or unknown, direct or indirect or derivative, actual or potential, existing or hereinafter arising, liquidated or unliquidated, matured or unmatured, absolute or contingent, foreseen or unforeseen, asserted or unasserted, disputed or undisputed, secured or unsecured, reduced to judgment or otherwise, and including any rights to indemnity or contribution, in each case whether in law, equity, contract, tort, or arising under federal or state statutory or common law, or any other applicable international foreign or domestic law, rule, statute, regulation, treaty, duty, requirement, or otherwise (collectively, “Claims”) that any Releasor (as defined herein) may have or claim to have against any of the Released Parties, in each case, arising out of, relating to, or resulting from any act or omission, error, negligence, breach of contract, tort, violation of law, matter or cause whatsoever arising from or in connection with or relating to (i) Initial Term B-1 Term Loans or any Loan Documents in respect of such Initial Term B-1 Term Loans and the transactions contemplated thereby, including any indebtedness or securities incurred or issued by the Loan Parties thereunder, and the preparation, negotiation, pursuit, consideration, evaluation, consummation, implementation, and formulation of such documents and transactions, (ii) the Loan Parties’ out-of-court restructuring or refinancing efforts, (iii) the distribution of property pursuant to the Transactions or (iv) the management or operation of the Loan Parties related to any of the foregoing, in each case taking place on or before the Amendment No. 2 Effective Date (collectively, the “Released Matters,” and such Claims, the “Released Claims”); provided that nothing in this Section 11 shall release or relieve any party from, nor shall it constitute a covenant not to sue in respect of: (A) any post-Amendment No. 2 Effective Date obligations of any party, including, without limitation, obligations in respect of Initial Term B-1 Term Loans and the other Loan Documents in respect of such Initial Term B-1 Term Loans, as applicable, and solely to the extent of any rights or obligations therein that survive the Amendment No. 2 Effective Date; (B) any Claims against any party who fails to execute and deliver any documents or consents required to be executed and delivered by such party in connection with this Amendment; (C) the access of any director or officer of any Loan Party to (i) directors or officers insurance currently in place for the benefit of any such director or officer or (ii) any right, proceeds, or other benefit in connection with the same; (D) the rights or obligations of any Releasor pursuant to any employment agreement, non-compete agreement, separation agreement, bonus agreement, retention agreement, or any other employment-related letter or similar document entered into between any current or former employee and the Loan Parties; (E) any

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rights or Claims to indemnification in the organizational or governing documents of the Loan Parties; (F) any intercompany Claims or interests between one Loan Party and another Loan Party or any of its Affiliates, as applicable, or any equity interests in any Loan Party, or (G) any Claim or liability to the extent resulting from the actual fraud or willful misconduct of such party (as determined in a final, nonappealable order by a court of competent jurisdiction), (H) any Claims relating to investments, transactions or other matters other than the Released Matters; or (I) any right of indemnification or reimbursement in favor of the Existing Agents against the Loan Parties and their respective Related Parties arising under the Credit Agreement and the Loan Documents, as applicable.

(b)	Notwithstanding anything to the contrary in this Amendment, none of the Existing Agents are Releasors.

(c)

Each Loan Party, on its behalf and on behalf of its Related Parties (each, a “Releasor”) to the greatest extent authorized by applicable law, hereby expressly agrees that the release contemplated by the foregoing Section 11(a) extends to any and all rights granted under Section 1542 of the California Civil Code (“Section 1542”) or any analogous state law or federal law or regulation are hereby expressly waived. Section 1542 reads as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.”

(d)

Each Releasor understands that Section 1542, or a comparable statute, rule, regulation, or order of another jurisdiction, gives such party the right not to release existing Claims of which such party is not aware, unless such party voluntarily chooses to waive this right. Having been so apprised, each Releasor, on its behalf and on behalf of its Related Parties, nevertheless hereby voluntarily elects to and does waive the rights described in Section 1542, or such other comparable statute, rule, regulation or order, and elects to assume all risks for all Released Claims. Each Releasor, on its behalf and on behalf of its Related Parties, to the greatest extent authorized by applicable law, acknowledges and agrees that the foregoing waiver is an essential and material term of this Amendment and that, without such waiver, the other parties would not have agreed to the terms of this Amendment. Each Releasor, on its behalf and on behalf of its Related Parties, to the greatest extent authorized by applicable law, hereby represents to the other parties hereto that it understands and acknowledges that it may hereafter discover facts and legal theories concerning such other parties or the subject matter hereof in addition to or different from those which it now believes to be true. Such Releasor understands and hereby agrees that the release set forth in this Section 11 shall remain

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effective in all respects notwithstanding those additional or different facts and legal theories or the discovery of those additional or different facts or legal theories. Such Releasor, on its behalf and on behalf of its Related Parties, assumes the risk of any mistake of fact or applicable law with regard to any potential Claim released under this Section 11(a) or with regard to any of the facts that are now unknown to it relating thereto.

(e)

Each Releasor agrees and acknowledges that the Claims which it is releasing under Section 11(a) include any Claim which such Releasor does not know or suspect to exist in its favor at the time of the giving of the foregoing releases and covenants not to sue which, if known by it, might affect its decision regarding the releases and covenants not to sue set forth herein. Each Releasor agrees and acknowledges that it might hereafter discover facts or documents in addition to or different from those which it now knows or believes to be true or exist with respect to the subject matter of any of the Claims, but no Releasor in any capacity shall have any duty to disclose or provide any such facts or documents (whether material or immaterial, known or unknown, suspected or unsuspected, foreseen or unforeseen) to any other Releasor solely by reason of the releases in Section 11(a), and each Releasor shall be deemed to have fully, finally and forever settled and released any and all Released Claims, whether known or unknown, concealed, suspected or unsuspected, contingent or non-contingent, assertable directly or derivatively by class representative or individual, which now exist or heretofore have existed upon any theory of law (whether state, federal, local, or foreign laws, including securities laws), contract, tort, or equity now existing or coming into existence in the future to the extent such Claims are actually released in Section 11(a). Notwithstanding the foregoing, nothing contained herein is intended to impair or otherwise derogate from any of the representations, warranties or covenants expressly set forth in this Amendment or limit or otherwise excuse any obligation of any Loan Party under the Loan Documents or any of the rights of the lenders under such respective documents as of the date of this Amendment.

(f)

In the event that any third party, estate, trustee, debtor-in-possession, creditor, creditors’ committee, or any other person or entity is successful in pursuing any Released Claim, or otherwise obtains liens or any other right or benefit in, any Released Matter (or any Claim or cause of action, including any avoidance, preference, strong arm, or claw back action subsequently arising by operation of an insolvency or creditor rights law, that would have been a Released Claim if the person or entity bringing such Claim or cause of action were party to the mutual release contained in this Section 11), or in connection with any bankruptcy or insolvency proceeding, is successful in pursuing or receives, directly or indirectly, any funds, property, or other value on account of any Claim or cause of action against any Released Party that was released hereunder, in each case, each Releasor agrees that it shall (a) not recover any funds, property, or other value received, awarded,

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or arising from settlement, judgment, or other resolution of such actual or threatened Claim or cause of action, (b) if it does receive such recovery, shall not commingle such recovery with any of its other assets, and (c) shall promptly turnover and assign any such recoveries exclusively to, and hold them in trust exclusively for, such Released Party, as applicable, provided that, in no circumstance shall this Section 11(f) obligate any Releasor or Existing Agent that would have otherwise recovered the full amount of a debt claim (including a debtor-in-possession financing claim) in a bankruptcy, insolvency, or similar proceeding from other assets to turn over or assign such recoveries or proceeds of litigation if such person’s receipt of the subject recoveries or proceeds was deemed to be in full or partial satisfaction of such claim (or, if applicable, an adequate protection claim derived from such debt claim that would have otherwise recovered in full) such that the Releasor or Existing Agent (as applicable) would otherwise be unable to seek repayment on such claim to obtain satisfaction in full from alternative sources. For purposes of this Section 11, any reference to any Loan Party or Existing Agent shall mean and include, as applicable, such Loan Party or Existing Agent’s Affiliates and successors and assigns, including, without limitation, any estate, receiver, trustee, debtor-in-possession, debtor-in-possession financing lender, or other person or entity.

(g)

Subject to Section 11(a), each of the Releasors hereby further agrees and covenants not to, and shall not, and shall cause each of its Related Parties to not, individually or with any other person or entity file, commence, or prosecute, or assist or otherwise aid (unless legally compelled) any other person in the filing, commencement, or prosecution of any charge, lawsuit, complaint or proceeding, whether directly, derivatively, or otherwise, with respect to any Released Matter against any Released Party. If any such proceeding is so commenced, then the Releasor commencing such proceeding (or whose Related Party commences such proceeding) shall immediately cause it to be dismissed, and the Released Party or other released person or entity subject thereto shall have the right to be reimbursed by the party that commenced such proceeding (or whose Related Party commenced such proceeding) for all reasonable fees, costs, and expenses incurred in connection therewith, without limitation of any other rights and remedies. For the avoidance of doubt, nothing herein shall constitute a covenant not to sue in respect of any proceeding seeking a determination that a Claim falls within clause (G) of Section 11(a), and no such proceeding shall constitute a breach of this Section 11(g).

(h)

Each Releasor understands, acknowledges, and agrees that, after the Amendment No. 2 Effective Date, the releases set forth in this Section 11 may be pleaded as a full and complete defense to any Released Claim and may be used as a basis for an injunction against any action, suit, or other proceeding without any need to post a bond or other indemnity which may be instituted, prosecuted, or attempted in breach

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of the provisions of such release. Each Releasor further agrees that no fact, event, circumstance, evidence, or transaction which could not be asserted or which may hereafter be discovered shall affect in any manner the final, absolute, and unconditional nature of the releases set forth in this Section 11 and agrees that it shall turn over and return or cause to be turned over and returned any recovery it receives in respect of a Released Matter (without creating any recourse, contribution, subrogation, or similar Claim, each of which is hereby waived) (other than as described in Section 11(f)). The releases of the Releasors set forth in this Section 11 are final releases, effective as of the Amendment No. 2 Effective Date, even if there may exist a mistake on the part of any Releasor as to the extent and nature of the Claims of any such Releasor against any other party. Each of the Releasors acknowledges that it has access to adequate information regarding the terms hereof, and the scope and effect of the releases contained in this Section 11, to make an informed and knowledgeable decision with regard to entering into this Amendment. Each Releasor agrees and acknowledges that, except as expressly set forth in this Amendment, no other party (or any Related Party of any other party), in any capacity, has warranted or otherwise made any representations concerning any Released Matter or Released Claim (including any representation or warranty concerning the existence, non-existence, validity or invalidity of any Released Claim).

SECTION 12. Instruction to the Administrative Agent. By their execution of this Amendment, the Consenting Lenders hereby authorize and instruct the Administrative Agent (i) to execute and acknowledge this Amendment and (ii) to comply with this Amendment and to take all other actions (or refrain from acting), in each case, as expressly contemplated hereby to be taken (or refrained from being taken). The direction set forth in this Section 12 constitutes a direction from the Required Lenders, each Term A-1 Term Lender or the Required Term B-1 Lenders, as applicable, under the provisions of Section 10.01 of the Existing Credit Agreement and shall apply to any and all actions (and inactions) taken by the Administrative Agent in accordance with such direction.

SECTION 13. Term A-1 Term Facility Prepayment. Each Consenting Term A-1 Lender hereby waives any breakage loss, costs or other amounts due under Section 3.04 of the Credit Agreement in connection with the Term A-1 Term Facility Prepayment.

[The remainder of this page is intentionally left blank.]

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IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Amendment as of the date first set forth above.

ACCENDRA HEALTH, INC., as the Parent Borrower

By:	/s/ Heath H. Galloway
Name:	Heath H. Galloway
Title:	Executive Vice President

BARISTA ACQUISITION I, LLC, BARISTA ACQUISITION II, LLC, APRIA, INC., each as a Borrower

By:	/s/ Heath H. Galloway
Name:	Heath H. Galloway
Title:	Executive Vice President

BYRAM HEALTHCARE CENTERS, INC., as a Borrower

By:	/s/ Michelle Knowles
Name:	Michelle Knowles
Title:	Secretary

[Huskies: Signature Page to Amendment No. 2 to Term Loan Credit Agreement and Consent]

BYRAM HOLDINGS I, INC., as a Guarantor

By:	/s/ Michelle Knowles
Name:	Michelle Knowles
Title:	Secretary

O&M BYRAM HOLDINGS, GP, as a Guarantor

By:	Barista Acquisition I, LLC; and Barista Acquisition II, LLC
Its:	Partners

By:	/s/ Heath H. Galloway
Name:	Heath H. Galloway
Title:	Executive Vice President

APRIA HEALTHCARE GROUP LLC, APRIA HEALTHCARE LLC, APRIA HOLDCO LLC, CPAP SLEEP STORE LLC, HEALTHY LIVING HOME MEDICAL LLC, LOFTA, each as a Guarantor

By:	/s/ Heath H. Galloway
Name:	Heath H. Galloway
Title:	Executive Vice President

[Huskies: Signature Page to Amendment No. 2 to Term Loan Credit Agreement and Consent]

[•], as a Consenting Term A-1 Lender

By:
Name:
Title:

[Huskies: Signature Page to Amendment No. 2 to Term Loan Credit Agreement and Consent]

[•], as a Consenting Term B-1 Lender

By:
Name:
Title:

[Huskies: Signature Page to Amendment No. 2 to Term Loan Credit Agreement and Consent]

Acknowledged:

JPMORGAN CHASE BANK, N.A., as the Administrative Agent and the Collateral Agent

By:	/s/ Marcelo Nicolás Osovi Conti
Name:	Marcelo Nicolás Osovi Conti
Title:	Vice President

[Huskies: Signature Page to Amendment No. 2 to Term Loan Credit Agreement and Consent]

EXHIBIT A

to Amendment No. 2 to Term Loan Credit Agreement and Consent

Amendments to the Credit Agreement

[See attached.]

~~Execution Version~~Conformed Through Amendment No. 2

TERM LOAN CREDIT AGREEMENT

Dated as of March 29, 2022

as amended by Amendment No. 1 to Term Loan Credit Agreement dated as of November 8, 2024 and Amendment No. 2 to Term Loan Credit Agreement and Consent dated as of June 15, 2026 among

ACCENDRA HEALTH, INC.

(F/K/A OWENS & MINOR, INC.),

as the Parent Borrower,

~~OWENS & MINOR DISTRIBUTION, INC.,~~

~~OWENS & MINOR MEDICAL, INC.,~~

BARISTA ACQUISITION I, LLC,

BARISTA ACQUISITION II, LLC

~~O&M HALYARD, INC.,~~

BYRAM HEALTHCARE CENTERS, INC.,

and

APRIA, INC.

as Borrowers,

CERTAIN OTHER BORROWERS AS MAY BECOME PARTIES HERETO FROM TIME TO TIME,

THE OTHER LENDERS FROM TIME TO TIME PARTY HERETO,

and

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent and as Collateral Agent

ARRANGED BY:

JPMORGAN CHASE BANK, N.A.

BOFA SECURITIES, INC.,

CITIBANK, N.A.,

CITIZENS BANK, N.A.,

PNC BANK CAPITAL MARKETS LLC,

REGIONS CAPITAL MARKETS,

CAPITAL ONE, N.A.,

and

KKR CAPITAL MARKETS LLC,

as Joint Lead Arrangers and Joint Bookrunners

TABLE OF CONTENTS

PAGE

ARTICLE I
DEFINITIONS AND ACCOUNTING TERMS		1

Section 1.01.	Defined Terms	1
Section 1.02.	Other Interpretive Provisions	~~73~~78
Section 1.03.	Accounting Terms~~.~~	~~74~~79
Section 1.04.	Rounding	~~74~~79
Section 1.05.	References to Agreements, Laws, Etc.	~~74~~79
Section 1.06.	Times of Day~~.~~	~~75~~80
Section 1.07.	Timing of Payment or Performance~~.~~	~~75~~80
Section 1.08.	[Reserved]~~.~~	~~75~~80
Section 1.09.	Certain Calculations and Tests~~.~~	~~75~~80
Section 1.10.	[Reserved]~~.~~	~~76~~81
Section 1.11.	[Reserved]~~.~~	~~76~~81
Section 1.12.	Divisions~~.~~	~~76~~81
Section 1.13.	Interest Rates; Benchmark Notification~~.~~	~~76~~81

ARTICLE II
THE COMMITMENTS AND CREDIT EXTENSIONS		~~77~~82

Section 2.01.	The Loans~~.~~	~~77~~82
Section 2.02.	Borrowings, Conversions and Continuations of Loans~~.~~	~~77~~82
Section 2.03.	[Reserved]~~.~~	~~79~~84
Section 2.04.	[Reserved]~~.~~	~~79~~84
Section 2.05.	Prepayments~~.~~	~~79~~84
Section 2.06.	Termination or Reduction of Commitments~~.~~	~~87~~92
Section 2.07.	Repayment of Loans~~.~~	~~87~~93
Section 2.08.	Interest~~.~~	~~88~~93
Section 2.09.	Fees~~.~~	~~88~~94
Section 2.10.	Computation of Interest and Fees	~~88~~94
Section 2.11.	Evidence of Indebtedness~~.~~	94
Section 2.12.	Payments Generally~~.~~	~~89~~94
Section 2.13.	Sharing of Payments~~.~~	96
Section 2.14.	Incremental Credit Extensions~~.~~	97
Section 2.15.	Extensions of Term Loans~~.~~	100
Section 2.16.	Defaulting Lenders	102
Section 2.17.	Permitted Debt Exchange~~.~~	103
Section 2.18.	Parent Borrower as Agent	106

ARTICLE III
TAXES, INCREASED COSTS PROTECTION AND ILLEGALITY		107

Section 3.01.	Taxes~~.~~	107
Section 3.02.	[Reserved]~~.~~	~~105~~110
Section 3.03.	Alternate Rate of Interest~~.~~	110
Section 3.04.	Funding Losses	~~108~~112
Section 3.05.	Matters Applicable to All Requests for Compensation~~.~~	~~108~~113

i

Section 3.06.	Replacement of Lenders under Certain Circumstances~~.~~	~~109~~114
Section 3.07.	Illegality~~.~~	~~110~~115
Section 3.08.	Survival	~~111~~116

ARTICLE IV
CONDITIONS PRECEDENT TO CREDIT EXTENSIONS		~~111~~118

Section 4.01.	Conditions to Closing Date	~~111~~118
Section 4.02.	Conditions to All Credit Extensions	~~114~~118

ARTICLE V
REPRESENTATIONS AND WARRANTIES		~~115~~119

Section 5.01.	Existence, Qualification and Power; Compliance with Laws	~~115~~119
Section 5.02.	Authorization; No Contravention	~~115~~119
Section 5.03.	Governmental Authorization; Other Consents	~~115~~120
Section 5.04.	Binding Effect	~~116~~120
Section 5.05.	Financial Statements; No Material Adverse Effect~~.~~	~~116~~120
Section 5.06.	Litigation	~~116~~120
Section 5.07.	Ownership of Property; Liens~~.~~	~~116~~121
Section 5.08.	Environmental Matters	~~116~~121
Section 5.09.	Taxes	~~117~~121
Section 5.10.	Compliance with ERISA~~.~~	~~117~~122
Section 5.11.	Subsidiaries; Equity Interests	~~117~~122
Section 5.12.	Margin Regulations; Investment Company Act~~.~~	~~118~~122
Section 5.13.	Disclosure	~~118~~123
Section 5.14.	Intellectual Property; Licenses, Etc.	~~118~~123
Section 5.15.	Solvency~~.~~	~~119~~123
Section 5.16.	Collateral Documents	~~119~~123
Section 5.17.	Use of Proceeds	~~119~~124
Section 5.18.	Sanctions Laws and Regulations and Anti-Corruption Laws~~.~~	~~119~~124
~~Section 5.19.~~	~~Closing Date LCT Representations.~~	~~124~~

ARTICLE VI
AFFIRMATIVE COVENANTS		~~120~~124

Section 6.01.	Financial Statements	~~120~~125
Section 6.02.	Certificates; Other Information	~~121~~126
Section 6.03.	Notices	~~122~~127
Section 6.04.	Maintenance of Existence~~.~~	~~123~~127
Section 6.05.	Maintenance of Properties	~~123~~128
Section 6.06.	Maintenance of Insurance	~~123~~128
Section 6.07.	Compliance with Laws	~~124~~128
Section 6.08.	Books and Records	~~124~~128
Section 6.09.	Inspection Rights	~~124~~128
Section 6.10.	Covenant to Guarantee Obligations and Give Security	~~124~~129
Section 6.11.	Use of Proceeds	~~126~~131
Section 6.12.	Further Assurances and Post-Closing Covenants~~.~~	~~126~~131
Section 6.13.	Designation of Subsidiaries~~.~~	~~127~~131
Section 6.14.	Payment of Taxes	~~127~~132
Section 6.15.	Nature of Business	~~127~~132
Section 6.16.	Maintenance of Ratings	~~128~~132

ARTICLE VII
NEGATIVE COVENANTS		~~128~~132

Section 7.01.	Indebtedness	~~128~~132
Section 7.02.	Liens	~~133~~139
Section 7.03.	Investments	~~133~~139
Section 7.04.	Fundamental Changes~~.~~	~~136~~142
Section 7.05.	Dispositions~~.~~	~~137~~143
Section 7.06.	Restricted Payments	~~139~~145
Section 7.07.	Transactions with Affiliates	~~141~~148
Section 7.08.	Prepayments, Etc., of Indebtedness~~.~~	~~142~~149
Section 7.09.	[Reserved]~~.~~	~~143~~150
Section 7.10.	Subsidiary Distributions	~~143~~150
Section 7.11.	~~Financial Covenants~~[Reserved]	~~144~~151
Section 7.12.	Liability Management Transactions	151

ARTICLE VIII
EVENTS OF DEFAULT AND REMEDIES		~~145~~152

Section 8.01.	Events of Default~~.~~	~~145~~152
Section 8.02.	Remedies Upon Event of Default	~~147~~154
Section 8.03.	Exclusion of Immaterial Subsidiaries~~.~~	~~148~~155
Section 8.04.	Application of Funds	~~148~~155
~~Section 8.05.~~	~~Right to Cure.~~	~~155~~

ARTICLE IX
ADMINISTRATIVE AGENT AND OTHER AGENTS		~~150~~157

Section 9.01.	Appointment and Authorization of Agents~~.~~	~~150~~157
Section 9.02.	Delegation of Duties	~~151~~157
Section 9.03.	Liability of Agents	~~151~~158
Section 9.04.	Reliance by Agents~~.~~	~~152~~158
Section 9.05.	Notice of Default	~~152~~159
Section 9.06.	Credit Decision; Disclosure of Information by Agents	~~153~~159
Section 9.07.	Indemnification of Agents	~~153~~160
Section 9.08.	Agents in their Individual Capacities	~~154~~160
Section 9.09.	Successor Agents	~~154~~161
Section 9.10.	Administrative Agent May File Proofs of Claim	~~155~~161
Section 9.11.	Collateral and Guaranty Matters	~~156~~163
Section 9.12.	Other Agents; Arrangers and Managers	~~157~~164
Section 9.13.	Appointment of Supplemental Administrative Agents~~.~~	~~158~~164
Section 9.14.	Withholding Tax	~~158~~165
Section 9.15.	Recovery of Erroneous Payments~~.~~	~~159~~166

ARTICLE X
MISCELLANEOUS		~~160~~167

Section 10.01.	Amendments, Etc.	~~160~~167
Section 10.02.	Notices and Other Communications; Facsimile Copies~~.~~	~~163~~170
Section 10.03.	No Waiver; Cumulative Remedies	~~166~~172
Section 10.04.	Attorney Costs and Expenses	~~166~~172
Section 10.05.	Indemnification by the Borrowers	~~166~~173
Section 10.06.	Payments Set Aside	~~168~~174
Section 10.07.	Successors and Assigns~~.~~	~~168~~175
Section 10.08.	Confidentiality	~~175~~181
Section 10.09.	Setoff	~~176~~182
Section 10.10.	Counterparts	~~176~~183
Section 10.11.	Integration	~~176~~183
Section 10.12.	Survival of Representations and Warranties	~~177~~183
Section 10.13.	Severability	~~177~~183
Section 10.14.	GOVERNING LAW, JURISDICTION, SERVICE OF PROCESS~~.~~	~~177~~183
Section 10.15.	WAIVER OF RIGHT TO TRIAL BY JURY	~~178~~184
Section 10.16.	Binding Effect~~.~~ 	~~178~~184
Section 10.17.	Judgment Currency	~~178~~185
Section 10.18.	Lender Action	~~179~~185
Section 10.19.	Know-Your-Customer, Etc.	~~179~~185
Section 10.20.	USA PATRIOT Act	~~179~~185
Section 10.21.	~~Closing Date~~ Intercreditor ~~Agreement.~~ Agreements	~~179~~185
Section 10.22.	Obligations Absolute	~~179~~187
Section 10.23.	No Advisory or Fiduciary Responsibility	~~180~~187
Section 10.24.	Electronic Execution of Assignments and Certain Other Documents	~~180~~188
Section 10.25.	Acknowledgement and Consent to Bail-In of Affected Financial Institutions	~~181~~188
Section 10.26.	Lender Representation	~~181~~189
Section 10.27.	Acknowledgement Regarding any Supported QFCs	~~181~~189

SCHEDULES

1.01A	—	Certain Security Interests and Guarantees
1.01B	—	~~Unrestricted Subsidiaries~~[Reserved]
1.01C	—	Amendment No. 2 Effective Date Excluded Subsidiaries
1.01D	—	Amendment No. 2 Effective Date Guarantors
1.01E	—	Material Real Properties
2.01	—	Commitments
5.06	—	Litigation
5.11	—	Amendment No.2 Effective Date Subsidiaries and Other Equity Investments
6.12	—	Post-Closing Covenants
7.01(b) 7.02 7.03(g)	— — —	Amendment No. 2 Effective Date Surviving Indebtedness Amendment No. 2 Effective Date Existing Liens Amendment No. 2 Effective Date Existing Investments
7.07	—	Amendment No. 2 Effective Date Transactions with Affiliates
10.02	—	Administrative Agent’s Office; Certain Addresses for Notices

EXHIBITS

Form of

A	—	Committed Loan Notice
B	—	Term Note
C	—	Compliance Certificate
D	—	Assignment and Assumption
E	—	~~Guaranty~~[Reserved]
F	—	~~Second Lien Intercreditor Agreement~~[Reserved]
G	—	~~Security Agreement~~[Reserved]
H	—	United States Tax Compliance Certificates
I	—	Discounted Prepayment Option Notice
J	—	Lender Participation Notice
K	—	Discounted Voluntary Prepayment Notice

v

TERM LOAN CREDIT AGREEMENT

THIS TERM LOAN CREDIT AGREEMENT dated as of March 29, 2022 (as amended by Amendment No. 1 to Term Loan Credit Agreement, dated as of November 8, 2024 and Amendment No. 2 to Term Loan Credit Agreement and Consent, dated as of June 15, 2026, this “Agreement”) is by and among ACCENDRA HEALTH, INC. (f/k/a OWENS & MINOR, INC.), a Virginia corporation (the “Parent Borrower”)~~, OWENS & MINOR DISTRIBUTION, INC., a Virginia corporation (“Distribution”), OWENS & MINOR MEDICAL, INC., a Virginia corporation (“Medical”)~~ , BARISTA ACQUISITION I, LLC, a Virginia limited liability company (“Barista I”), Barista Acquisition II, LLC, a Virginia limited liability company (“Barista II”), ~~O&M HALYARD, INC., a Virginia corporation (“O&M Halyard”),~~ BYRAM HEALTHCARE CENTERS, INC., a New Jersey corporation (“Byram”), APRIA, INC., a Delaware corporation (“Apria”; the Parent Borrower, ~~Distribution, Medical,~~ Barista I, Barista II, ~~O&M Halyard,~~ Byram, and Apria, collectively the “Borrowers”), ~~the~~ each lender from time to time party hereto (collectively, the “Lenders ~~(as defined herein~~” and individually, a “Lender” ) and JPMORGAN CHASE BANK, N.A., as administrative agent (or any of its designated branch offices or affiliates, in such capacity, the “Administrative Agent”) and as collateral agent for the Secured Parties (in such capacity, the “Collateral Agent”).

RECITALS:

Pursuant to the Agreement and Plan of Merger, dated as of January 7, 2022 (as amended, supplemented, waived or modified from time to time in accordance with the terms herein, the “Merger Agreement”), by and among the Parent Borrower, StoneOak Merger Sub Inc., a Delaware corporation (“Merger Sub”) and Apria, Merger Sub merged with and into Apria, following which Apria and its Subsidiaries became a Wholly Owned Subsidiary of the Parent Borrower (the “Merger”).

The Borrowers have requested that (i) the Initial Term A-1 Lenders make available to them the Initial Term A-1 Commitments in an initial aggregate principal amount of $500,000,000 and (ii) the Initial Term B-1 Lenders make available to them the Initial Term B-1 Commitments in an initial aggregate principal amount of $600,000,000, in each case, for the purposes set forth herein, and the Lenders are willing to do so on the terms and conditions set forth herein.

Therefore, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

Section 1.01. Defined Terms~~Defined Terms~~. As used in this Agreement, the following terms shall have the meanings set forth below:

~~“~~“2014 Indenture~~”~~” means that certain Indenture, dated September 16, 2014, by and among the Parent Borrower, the guarantors party thereto and Regions Bank, (as successor to U.S. Bank National Association), as trustee, as amended, restated, supplemented or otherwise modified from time to time.

~~“~~“2014 Indenture Notes~~”~~” means those certain Senior Notes issued pursuant to the 2014 Indenture.

~~“~~“2021 Indenture~~”~~” means that certain Indenture, dated March 10, 2021, among the Parent Borrower, the guarantors named therein and Regions Bank, as trustee, as amended, restated, supplemented or otherwise modified from time to time.

~~“~~“2021 Indenture Notes~~”~~” means those certain Senior Notes issued pursuant to the 2021 Indenture.

~~“~~“2022 Indenture~~”~~” means that certain Indenture, dated as of the ~~date hereof~~Closing Date, among the Parent Borrower, the guarantors named therein and Regions Bank, as trustee, as amended, restated, supplemented or otherwise modified from time to time.

~~“~~“2022 Indenture Notes~~”~~” means those certain Senior Notes issued pursuant to the 2022 Indenture.

“2026 First Lien Indenture” means that certain Indenture, dated as of the Amendment No. 2 Effective Date, among the Parent Borrower, the guarantors named therein and Regions Bank, as trustee, as amended, restated, supplemented or otherwise modified from time to time, relating to the 2026 First Lien Notes.

“2026 First Lien Notes” means those certain 9.000% Senior Secured First Lien Notes due 2032 issued from time to time pursuant to the 2026 First Lien Indenture.

“2026 Second Lien Indenture” means that certain Indenture, dated as of the Amendment No. 2 Effective Date, among the Parent Borrower, the guarantors named therein and Regions Bank, as trustee, as amended, restated, supplemented or otherwise modified from time to time, relating to the 2026 Second Lien Notes.

“2026 Second Lien Notes” means those certain 9.750% Senior Secured Second Lien Notes due 2033 issued from time to time pursuant to the 2026 Second Lien Indenture.

“2026 Senior Secured Notes” means, collectively, the 2026 First Lien Notes and the 2026 Second Lien Notes.

“Accendra Executive Deferred Compensation Trust” means Accendra Health Inc. Executive Deferred Compensation Trust and its successors and assigns.

“Accendra Health Foundation” means Accendra Health Foundation and its successors and assigns.

“Acceptable Discount” has the meaning specified in Section 2.05(d)(iii).

“Acceptable Intercreditor Agreement” means a customary intercreditor agreement that is either (A) substantially in the form of (x) in the case of Indebtedness that is permitted hereunder to be secured by Liens on the Collateral that are pari passu with the Liens securing the Obligations, the ~~Closing Date~~Pari Passu First Lien Intercreditor Agreement or (y) in the case of Indebtedness that is permitted hereunder to be secured by Liens on the Collateral that are junior to the Liens securing the Obligations, ~~Exhibit F~~the Junior Lien Intercreditor Agreement or (B) with changes to ~~Exhibit F or the Closing Date~~the Junior Lien Intercreditor Agreement or the Pari Passu First Lien Intercreditor Agreement, as applicable, as reasonably agreed between the Administrative Agent and the ~~Borrower~~Borrowers which have not been objected to by the applicable Required Lenders within five (5) Business Days of having been posted (which shall be deemed acceptable to the Administrative Agent and the applicable Required Lenders).

“Acceptance Date” has the meaning specified in Section 2.05(d)(ii).

“Acquired EBITDA” means, with respect to any Acquired Entity or Business or any Converted Restricted Subsidiary for any period, the amount for such period of Consolidated EBITDA of such Acquired Entity or Business or Converted Restricted Subsidiary, as applicable, all as determined on a consolidated basis for such Acquired Entity or Business or Converted Restricted Subsidiary, as applicable.

“Acquired Entity or Business” has the meaning specified in the definition of the term “Consolidated EBITDA.”

“Acquired Indebtedness” means with respect to any Person (a) Indebtedness of any other Person or any of its Subsidiaries existing at the time such other Person becomes a Restricted Subsidiary or merges or amalgamates with or into or consolidated or otherwise combines with the Parent Borrower or any of its Restricted Subsidiaries and (b) Indebtedness secured by a Lien encumbering any asset acquired by such Person. Acquired Indebtedness shall be deemed to have been incurred, with respect to clause (a) of the preceding sentence, on the date such Person becomes a Restricted Subsidiary or on the date of the relevant merger, amalgamation, consolidation, acquisition or other combination.

“Additional Lender” has the meaning specified in Section 2.14(d).

“Adjusted Daily Simple SOFR” means an interest rate per annum equal to the Daily Simple SOFR plus 0.10%; provided that if the Adjusted Daily Simple SOFR as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Adjusted Term SOFR Rate” means for any Interest Period, an interest rate per annum equal to the Term SOFR Rate for such Interest Period plus 0.10%; provided that if the Adjusted Term SOFR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Administrative Agent” means, subject to Section 9.13, JPMorgan Chase Bank, N.A. (or any of its designated branch offices or affiliates) in its capacity as administrative agent under the Loan Documents, or any successor administrative agent appointed in accordance with Section 9.09.

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify the Parent Borrower and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Affiliated Debt Fund” means an Affiliated Lender that is primarily engaged in, or advises funds or other investment vehicles that are engaged in, making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course of business and with respect to which the Parent Borrower does not, directly or indirectly, possess the power to direct or cause the direction of the investment policies of such entity.

“Affiliated Lender” means the Parent Borrower and any Affiliate of the Parent Borrower (including Affiliated Debt Funds).

“After Year-End Transaction” has the meaning specified in Section 2.05(b)(i).

“Agent Parties” has the meaning specified in Section 10.02(c).

“Agent-Related Persons” means the Agents, together with their respective Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

“Agents” means, collectively, the Administrative Agent, the Collateral Agent, and the Supplemental Administrative Agents (if any).

~~“Agent Parties” has the meaning specified in Section 10.02(c).~~

“Agreement” has the meaning specified in the introductory paragraph hereof.

“Agreement Currency” has the meaning specified in Section 10.17.

“AHYDO Payment” means any payment with respect to any obligations of the Borrowers or any Restricted Subsidiary, including ~~Subordinated~~Restricted Debt obligations, in each case to avoid the application of Code Section 163(e)(5) thereto.

“All-In Yield” means, as to any Indebtedness, the All-In Yield on such Indebtedness in the reasonable determination of the Administrative Agent (in consultation with the Parent Borrower) and consistent with generally accepted financial practices, taking into account the applicable interest rate margins and any amendments to the interest margin on the applicable Indebtedness that became effective subsequent to the Closing Date but prior to the applicable date of determination, any interest rate floors, or similar devices and all fees, including upfront or similar fees or original issue discount (amortized over four years) payable generally to Lenders or other institutions providing such Indebtedness, but excluding (x) any customary arrangement, underwriting, unused line, structuring, ticking, amendment, success and commitment fees and other similar fees (regardless of whether any such fees are paid to or shared in whole or in part with any lenders), (y) any fees customarily not paid to the Lenders providing Indebtedness of such type and (z) if applicable, consent fees for an amendment paid generally to consenting lenders.

“Amendment No. 2” means that certain Amendment No. 2 to Term Loan Credit Agreement and Consent, dated as of June 15, 2026, by and among the Parent Borrower, the other Borrowers, the Guarantors party thereto, the Lenders party thereto and the Administrative Agent.

“Amendment No. 2 Effective Date” has the meaning assigned to such term in Amendment No. 2.

“Amendment No. 2 Transactions” means, collectively, as applicable, (a) the issuance of the 2026 First Lien Notes and the use of proceeds therefrom, (b) the issuance of the 2026 Second Lien Notes, (c) the Exchange Offers (as defined in the 2026 First Lien Indenture and the 2026 Second Lien Indenture), (d) the amendment to this Agreement on the Amendment No. 2 Effective Date, (e) the amendment of or entry into, as applicable, of the First Lien Revolving Credit Facility Agreement on or about the Amendment No. 2 Effective Date, (f) the repayment of existing indebtedness on or around the Amendment No. 2 Effective Date, (g) the payment of fees, expenses and premiums incurred in connection with the foregoing and (h) other related transactions and use of proceeds, in each case, including as described in the Exchange Offering Memorandum.

“Applicable Discount” has the meaning assigned to such term in Section 2.05(d)(iii).

“Applicable Lending Office” means for any Lender, such Lender’s office, branch or affiliate designated for Adjusted Term SOFR Rate Loans or Base Rate Loans, as applicable, as notified to the Administrative Agent, any of which offices may be changed by such Lender.

“Applicable Percentage” means, at any time (a) with respect to any Lender with a Term Commitment of any Class, the percentage equal to a fraction the numerator of which is the amount of such Lender’s Term Commitment of such Class at such time and the denominator of which is the aggregate amount of all Term Commitments of such Class of all Lenders and (b) with respect to the Loans of any Class, a percentage equal to a fraction the numerator of which is such Lender’s Outstanding Amount of the Loans of such Class and the denominator of which is the aggregate Outstanding Amount of all Loans of such Class.

“Applicable Rate” means (i) with respect to the Term B-1 Facility, (x) 3.75% per annum, in the case of Term Benchmark Loans, and (y) 2.75% per annum, in the case of Base Rate Loans, and (ii) with respect to the Term A-1 Facility, the following rates per annum based on the Debt Ratings or the Total Leverage Ratio (expressed as a multiple, such that e.g., “1.25x” means a Total Leverage Ratio of 1.25:1.00), in each case, as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(a), it being understood that the Applicable Rate shall be determined by either the Debt Ratings or the Total Leverage Ratio, whichever shall result in lower pricing to the Borrowers, it being understood that the Applicable Rate for (x) Base Rate Loans shall be the percentage set forth under the column “Base Rate Margin” and (y) Term Benchmark Loans shall be the percentage set forth under the column “Term Benchmark Margin”:

Level	Ratings	Total Leverage Ratio	Term Benchmark Margin	Base Rate Margin
I	Baa3 /BBB- or better	≤ 0.50x	1.75%	0.75%
II	Ba1 /BB+	> 0.50x but ≤ 1.25x	2.00%	1.00%
III	Ba2 / BB	> 1.25x but ≤ 2.00x	2.25%	1.25%
IV	Ba3 /BB-	> 2.00x but ≤ 2.75x	2.50%	1.50%
V	B1 / B+	> 2.75x but ≤ 3.75x	2.75%	1.75%
VI	B2 / B or worse	> 3.75x	3.00%	2.00%

Any increase or decrease in the Applicable Rate with respect to the Term A-1 Facility shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(a); provided that if a Compliance Certificate is not delivered when due in accordance with Section 6.02(a) (after giving effect to any applicable grace period in Article VIII), then, upon the request of the Required Term A-1 Lenders, Level VI shall apply, in each case as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and in each case shall remain in effect until the first Business Day following the date on which such Compliance Certificate is delivered. Notwithstanding the foregoing, the Applicable Rate with respect to the Term A-1 Facility in effect from the Closing Date through the first Business Day immediately following the date a Compliance Certificate is required to be delivered pursuant to Section 6.02(a) for the fiscal quarter ending after the Closing Date shall be determined based upon Level IV. At such times as the Applicable Rate with respect to the Term A-1 Facility is determined by the Debt Ratings, the Applicable Rate with respect to the Term A-1 Facility shall be determined in accordance with the above pricing grid based on the Parent Borrower’s status as determined from the better of its then current Moody’s Rating, S&P Rating or Fitch Rating as reflected in the Compliance Certificate delivered pursuant to Section 6.02(a). If at any time (A) the Parent Borrower has only two Debt Ratings and there is a split rating, the Applicable Rate shall be based upon the Level indicated by the higher of the two ratings unless there is a two or more level difference in the levels indicated by each of the two available ratings, in which case the Level that is one level below the higher rating shall apply, or (B) the Parent Borrower has three Debt Ratings and there is a split rating such that (1) all three ratings fall in different Levels, the Applicable Rate with respect to the Term A-1 Facility shall be based upon the Level indicated by the rating that is neither the highest nor the lowest of the three ratings or (2) two of the three ratings fall in one Level (the “Majority Level”) and the third rating falls in a different Level, the Applicable Rate with respect to the Term A-1 Facility shall be based upon the Level indicated by the Majority Level. Should the Parent Borrower not have any Debt Rating, the corporate credit or issuer rating of the Parent Borrower will be used in lieu thereof, or if no such rating is available, then the Total Leverage Ratio shall be used to determine the Applicable Rate with respect to the Term A-1 Facility.

Notwithstanding anything to the contrary contained above in this definition or elsewhere in this Agreement, if it is subsequently determined that the Total Leverage Ratio set forth in any Compliance Certificate delivered to the Administrative Agent is inaccurate for any reason and the result thereof is that the Lenders received interest or fees for any period based on an Applicable Rate with respect to the Term A-1 Facility that is less than that which would have been applicable had the Total Leverage Ratio been accurately determined, then, for all purposes of this Agreement, the “Applicable Rate” with respect to the Term A-1 Facility for any day occurring within the period covered by such Compliance Certificate shall retroactively be deemed to be the relevant percentage as based upon the accurately determined Total Leverage Ratio for such period, and any shortfall in the interest or fees theretofore paid by the Borrowers for the relevant period pursuant to Sections 2.09 and 2.10 as a result of the miscalculation of the Total Leverage Ratio shall be deemed to be (and shall be) due and payable to the applicable Lenders of record at the time of payment under the relevant provisions of Sections 2.09 or 2.10, as applicable, at the time the interest or fees for such period were required to be paid pursuant to said Section (and shall remain due and payable until paid in full, together with all amounts owing under Section 2.09 ~~(other than Section 2.09(b)~~), in accordance with the terms of this Agreement); provided that, notwithstanding the foregoing, so long as an Event of Default described in Section 8.01(f) has not occurred with respect to any Borrower, such shortfall shall be due and payable five (5) Business Days following the determination described above. Notwithstanding the foregoing, the Applicable Rate in respect of any Class of Extended Term Loans made shall be the applicable rates per annum set forth in the relevant Extension Offer.

“Appropriate Lender” means, at any time, with respect to Loans of any Class, the Lenders of such Class.

“Approved Foreign Bank” has the meaning specified in the definition of “Cash Equivalents.”

“Approved Fund” means, with respect to any Lender, any Fund that is administered, advised or managed by (a) such Lender, (b) an Affiliate of such Lender or (c) an entity or an Affiliate of an entity that administers, advises or manages such Lender.

“Apria” has the meaning specified in the introductory paragraph to this Agreement.

“Asset Percentage” has the meaning specified in Section 2.05(b)(ii)(A).

“Assignees” has the meaning specified in Section 10.07(b).

“Assignment and Assumption” means (a) an Assignment and Assumption substantially in the form of Exhibit D, and (b) in the case of any assignment of Term Loans in connection with a Permitted Debt Exchange conducted in accordance with Section 2.17, such form of assignment (if any) as may have been requested by the Administrative Agent in accordance with Section 2.17(a)(viii) or, in each case, any other form (including electronic documentation generated by an electronic platform) approved by the Administrative Agent.

“Attorney Costs” means and includes all reasonable fees, expenses and disbursements of any law firm or other external legal counsel.

“Attributable Indebtedness” means, on any date, in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP.

“Audited Parent Borrower Financial Statements” means (i) the audited consolidated balance sheet of Parent Borrower as of December 31, 2021 and (ii) the related audited consolidated statements of income, cash flows and stockholders’ equity of Parent Borrower for the fiscal year ended December 31, 2021.

“Available Amount” means, at any time (the “Available Amount Reference Time”), an amount (which shall not be less than zero) equal to the sum of:

(a)	~~$202,000,000~~[reserved] ; plus

(b)

50% of Consolidated Net Income (which shall not be less than zero in any period) for the period from the first day of the fiscal quarter of the Parent Borrower during which the ~~Closing~~Amendment No. 2 Effective Date occurred to and including the last day of the most recently ended fiscal quarter of the Parent Borrower prior to the Available Amount Reference Time; plus

(c)

the amount of any capital contributions (including mergers or consolidations that have a similar effect) or Net Cash Proceeds from any Permitted Equity Issuance (or issuance of debt securities by the Parent Borrower or any of its Restricted Subsidiaries that have been converted into or exchanged for Qualified Equity Interests of the Parent Borrower or any direct or indirect parent thereof), in each case during the period from the

Business Day immediately following the ~~Closing~~Amendment No. 2 Effective Date through and including the Available Amount Reference Time (other than any ~~Cure Amount,~~ RCF Cure Amount, any Excluded Contribution Amount, or any other capital contributions (including mergers or consolidations that have a similar effect) or equity or debt issuances to the extent utilized in connection with other transactions permitted pursuant to Section 7.01, 7.03, 7.06 or 7.08) received or made to the Parent Borrower (or any direct or indirect parent thereof and contributed by such parent to the Parent Borrower) during the period from and including the Business Day immediately following the ~~Closing~~Amendment No. 2 Effective Date through and including the Available Amount Reference Time; plus

(d)

the aggregate amount of Retained Declined Proceeds during the period from the Business Day immediately following the ~~Closing~~Amendment No. 2 Effective Date through and including the Available Amount Reference Time; plus

(e)

to the extent not (i) already included in the calculation of Consolidated Net Income of the Parent Borrower and the Restricted Subsidiaries or (ii) already reflected as a return of capital or deemed reduction in the amount of such Investment pursuant to clause (g) below or any other provision of Section 7.03, the aggregate amount of all cash dividends and other cash distributions received by the Parent Borrower or any Restricted Subsidiary from any JV Entity or Unrestricted Subsidiaries during the period from the Business Day immediately following the ~~Closing~~Amendment No. 2 Effective Date through and including the Available Amount Reference Time; plus

(f)

to the extent not (i) already included in the calculation of Consolidated Net Income of the Parent Borrower and the Restricted Subsidiaries or (ii) already reflected as a return of capital or deemed reduction in the amount of such Investment pursuant to clause (g) below or any other provision of Section 7.03, the aggregate amount of all Net Cash Proceeds received by the Parent Borrower or any Restricted Subsidiary in connection with the sale, transfer or other disposition of its ownership interest in any JV Entity or Unrestricted Subsidiary during the period from the Business Day immediately following the ~~Closing~~Amendment No. 2 Effective Date through and including the Available Amount Reference Time; minus

(g)

the aggregate amount of (i) any Investments made pursuant to Section 7.03(n) (net of any return of capital in respect of such Investment or deemed reduction in the amount of such Investment, including, without limitation, upon the redesignation of any Unrestricted Subsidiary as a Restricted Subsidiary or the sale, transfer, lease or other disposition of any such Investment), (ii) any Restricted Payment made pursuant to Section 7.06(k) and (iii) any payments made pursuant to Section 7.08(a)(iii)(B), in each case, during the period commencing on the ~~Closing~~Amendment No. 2 Effective Date through and including the Available Amount Reference Time (and, for purposes of this clause (g), without taking account of the intended usage of the Available Amount at such Available Amount Reference Time).

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of an Interest Period for any term rate or otherwise, for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (f) of Section 3.03.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Code” means Title 11 of the United State Code, as amended, or any similar federal or state law for the relief of debtors.

“Bankruptcy Event” means, with respect to any Person, such Person or its parent entity becomes (other than via an Undisclosed Administration) the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment; provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof; provided, further, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person or its parent entity.

“Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus 1⁄2 of 1%, and (c) the Adjusted Term SOFR Rate for a one-month Interest Period as published two (2) U.S. Government Securities Business Days prior to such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%; provided that, for the purpose of this definition, the Adjusted Term SOFR Rate for any day shall be based on the Term SOFR Reference Rate at approximately 5:00 a.m. Chicago time on such day (or any amended publication time for the Term SOFR Reference Rate, as specified by the CME Term SOFR Administrator in the Term SOFR Reference Rate methodology). Any change in the Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR Rate, respectively. If the Base Rate is being used as an alternate rate of interest pursuant to Section 3.03 (for the avoidance of doubt, only until the Benchmark Replacement has been determined pursuant to Section 3.03), then the Base Rate shall be the greater of clause (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if the Base Rate as determined pursuant to the foregoing would be less than 1.50%, such rate shall be deemed to be 1.50% for purposes of this Agreement.

“Base Rate Loan” means a Loan for which the rate of interest is based on the Base Rate.

“Benchmark” means, initially, with respect to any Term Benchmark Loan, the Term SOFR Rate; provided that if a Benchmark Transition Event and the related Benchmark Replacement Date have occurred with respect to the Term SOFR Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (b) of Section 3.03.

“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent (in consultation with the Parent Borrower) for the applicable Benchmark Replacement Date:

(1) the Adjusted Daily Simple SOFR;

(2) the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Parent Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for dollar-denominated syndicated credit facilities at such time in the United States and (b) the related Benchmark Replacement Adjustment.

If the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Parent Borrower for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for dollar-denominated syndicated credit facilities at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement and/or any Term Benchmark Loan, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides (after consultation with the Parent Borrower) may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent in consultation with the Parent Borrower decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Replacement Date” means, with respect to any Benchmark, the earlier to occur of the following events with respect to such then-current Benchmark:

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (3) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:

(1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the NYFRB, the CME Term SOFR Administrator, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case, which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means, with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.03 and (y) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.03.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership or control as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“BHC Act Affiliate” has the meaning specified in Section 10.27.

“Bilateral Letter of Credit” has the meaning specified in the ~~Existing OMI Credit~~First Lien Revolving Credit Facility Agreement.

“Bona Fide Debt Fund” means any fund or investment vehicle that is primarily engaged in the making, purchasing, holding or otherwise investing in commercial loans, bonds and other similar extensions of credit in the ordinary course.

“Borrower Materials” has the meaning specified in Section 6.02.

“Borrowers” has the meaning specified in the introductory paragraph hereof.

“Borrowing” means Loans of the same Class and Type, made, converted or continued on the same date and, in the case of Term Benchmark Loans, as to which a single Interest Period is in effect.

“Business Day” means, any day (other than a Saturday or a Sunday) on which banks are open for business in New York City.

“Capital Expenditures” means, for any period, the aggregate of, without duplication, (a) all expenditures (whether paid in cash or accrued as liabilities) by the Parent Borrower and its Restricted Subsidiaries during such period that, in conformity with GAAP, are or are required to be included as additions during such period to property, plant or equipment in a consolidated statement of cash flows and reflected in the consolidated balance sheet of the Parent Borrower and its Restricted Subsidiaries and (b) Capitalized Lease Obligations incurred by the Parent Borrower and its Restricted Subsidiaries during such period.

“Capital Stock” means (a) in the case of a corporation, capital stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (c) in the case of a partnership, partnership interests (whether general or limited), (d) in the case of a limited liability company, membership interests and (e) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a Capitalized Lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) prepared in accordance with GAAP; provided that all obligations of the Parent Borrower and its Restricted Subsidiaries that are or would be characterized as an operating lease as determined in accordance with GAAP as in effect on December 15, 2018 (whether or not such operating lease was in effect on December 15, 2018) shall continue to be accounted for as an operating lease (and not as a Capitalized Lease) for purposes of this Agreement regardless of any change in GAAP following such date that would otherwise require such obligation to be recharacterized as a Capitalized Lease.

“Capitalized Leases” means all leases that are required to be, in accordance with GAAP, recorded as capitalized leases; provided that for all purposes hereunder the amount of obligations under any Capitalized Lease shall be the amount thereof accounted for as a liability in accordance with GAAP; provided that all obligations of the Parent Borrower and its Restricted Subsidiaries that are or would be characterized as an operating lease as determined in accordance with GAAP as in effect on December 15, 2018 (whether or not such operating lease was in effect on December 15, 2018) shall continue to be accounted for as an operating lease (and not as a Capitalized Lease) for purposes of this Agreement regardless of any change in GAAP following such date that would otherwise require such obligation to be recharacterized as a Capitalized Lease.

“Capitalized Software Expenditures” means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by a Person and its Restricted Subsidiaries during such period in respect of licensed or purchased software or internally developed software and software enhancements that, in conformity with GAAP, are or are required to be reflected as capitalized costs on the consolidated balance sheet of a Person and its Restricted Subsidiaries.

“Captive Insurance Subsidiary” means (i) any Subsidiary of the Parent Borrower operating for the purpose of (a) insuring the businesses, operations or properties owned or operated by any parent entity, the Parent Borrower or any of its Subsidiaries, including their future, present or former employee, director, officer, manager, contractor, consultant or advisor (or their respective Controlled Investment Affiliates or Immediate Family Members), and related benefits and/or (b) conducting any activities or business incidental thereto (it being understood and agreed that activities which are relevant or appropriate to qualify as an insurance company for U.S. federal or state tax purposes shall be considered “activities or business incidental thereto”) or (ii) any Subsidiary of any such insurance subsidiary operating for the same purpose described in the foregoing clause (i).

“Cash Equivalents” means any of the following types of Investments, to the extent owned by the Parent Borrower or any Restricted Subsidiary:

(a)	Dollars;

(b)

securities issued or directly and fully and unconditionally guaranteed or insured by the United States government or any agency or instrumentality of the foregoing the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of 24 months or less from the date of acquisition;

(c)

certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, with any domestic or foreign commercial bank having capital and surplus of not less than $500,000,000 in the case of U.S. banks and $100,000,000 (or the Dollar Equivalent as of the date of determination) in the case of non-U.S. banks;

(d)

repurchase obligations for underlying securities of the types described in clauses (b), (c) and (g) of this definition entered into with any financial institution meeting the qualifications specified in clause (c) above;

(e)

commercial paper rated at least “P-1” by Moody’s or at least “A-1” by S&P, and in each case maturing within 24 months after the date of creation thereof and Indebtedness or preferred stock issued by Persons with a rating of “A” or higher from S&P or “A-2” or higher from Moody’s, with maturities of 24 months or less from the date of acquisition;

(f)

marketable short-term money market and similar securities having a rating of at least “P-2” or “A-2” from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency selected by the Parent Borrower) and in each case maturing within 24 months after the date of creation or acquisition thereof;

(g)

readily marketable direct obligations issued by any state, commonwealth or territory of the United States or any political subdivision or taxing authority thereof having an Investment Grade Rating from Moody’s or S&P with maturities of 24 months or less from the date of acquisition;

(h)

readily marketable direct obligations issued by any foreign government or any political subdivision or public instrumentality thereof, in each case having an Investment Grade Rating from Moody’s or S&P with maturities of 24 months or less from the date of acquisition;

(i)	Investments with average maturities of 12 months or less from the date of acquisition in money market funds rated within the top three ratings category by S&P or Moody’s;

(j)

with respect to any Foreign Subsidiary: (i) obligations of the national government of the country in which such Foreign Subsidiary maintains its chief executive office and principal place of business provided such country is a member of the Organization for Economic Cooperation and Development, in each case maturing within one year after the date of investment therein, (ii) certificates of deposit of, bankers acceptances of, or time deposits with, any commercial bank which is organized and existing under the laws of the country in which such Foreign Subsidiary maintains its chief executive office and principal place of business provided such country is a member of the

Organization for Economic Cooperation and Development, and whose short-term commercial paper rating from S&P is at least “A-1” or the equivalent thereof or from Moody’s is at least “P-1” or the equivalent thereof (any such bank being an “Approved Foreign Bank”), and in each case with maturities of not more than 270 days from the date of acquisition and (iii) the equivalent of demand deposit accounts which are maintained with an Approved Foreign Bank;

(k)

Cash Equivalents of the types described in clauses (a) through (j) above denominated in Dollars, Euro, Brazilian Real, Sterling, Australian Dollars, Canadian Dollars, Chinese Yuan, Danish Kroner, Hong Kong Dollars, Hungarian Forint, Indian Rupee, Japanese Yen, New Zealand Dollars, Norwegian Krone, Singapore Dollars, South African Rand, Swedish Kroner, Swiss Francs, Turkish Lira, United Arab Emirates Dirham or any other currency (other than Dollars) that is a lawful currency (other than Dollars) that is readily available and freely transferable and convertible into Dollars or, solely to the extent held in the ordinary course of business and not for speculative purposes, any currency in which the Parent Borrower and/or its Restricted Subsidiaries regularly conducts business; and

(l)	investment funds investing at least 90% of their assets in Cash Equivalents of the types described in clauses (a) through (k) above.

“Cash Management Bank” means any financial institution providing treasury, depository, credit or debit card, purchasing card, and/or cash management services or automated clearing house transactions to the Parent Borrower or any Restricted Subsidiary or conducting any automated clearing house transfers of funds; provided, that, if such financial institution is not an Agent, a Lender or an Affiliate of a Lender, such financial institution executes and delivers to the Administrative Agent and the Parent Borrower a letter agreement in form and substance reasonably acceptable to the Administrative Agent and the Parent Borrower pursuant to which such financial institution (a) appoints the Administrative Agent as its agent under the applicable Loan Documents and (b) agrees to be bound by the provisions of Sections 4.01, 4.02, 5.13, 5.15, 5.16 and 5.17 of the Security Agreement, in each case, as if it were a Lender.

“Cash Management Obligations” means obligations owed by the Parent Borrower or any Restricted Subsidiary to any Cash Management Bank in respect of any overdraft and related liabilities arising from treasury, depository, credit or debit card, purchasing card, or cash management services or any automated clearing house transfers of funds; provided that, in no event shall any such obligations constitute Cash Management Obligations hereunder to the extent that such obligations constitute “Cash Management Obligations” under and as defined in the ~~Existing OMI Credit~~First Lien Revolving Credit Facility Agreement.

“Casualty Event” means any event that gives rise to the receipt by the Parent Borrower or any Restricted Subsidiary of any insurance proceeds or condemnation awards in respect of any equipment, fixed assets or real property (including any improvements thereon) to replace or repair such equipment, fixed assets or real property.

“CFC” means any Subsidiary that is a “controlled foreign corporation” within the meaning of Section 957 of the Code.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law,” regardless of the date enacted, adopted or issued.

“Change of Control” means any of the following events: (a) any Person or two or more Persons acting in concert shall have acquired beneficial ownership, directly or indirectly, of Voting Stock of the Parent Borrower (or other securities convertible into such Voting Stock) representing 35% or more of the combined voting power of all Voting Stock of the Parent Borrower, (b) any Person or two or more Persons acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of, control over Voting Stock of the Parent Borrower (or other securities convertible into such securities) representing 35% or more of the combined voting power of all Voting Stock of the Parent Borrower, or (c) the Parent Borrower shall fail to own (directly or indirectly) 100% of the Capital Stock of each Borrower. As used herein, “beneficial ownership” shall have the meaning provided in Rule 13d-3 of the Securities and Exchange Commission under the Securities and Exchange Act of 1934.

“City Code” has the meaning specified in Section 1.09(a).

“Class” (a) when used with respect to Lenders, refers to whether such Lenders are Term A-1 Term Lenders or Term B-1 Term Lenders, (b) when used with respect to Commitments, refers to whether such Commitments are Initial Term A-1 Commitments, Initial Term B-1 Commitments, Commitments in respect of any Incremental Term Loans or Commitments in respect of any Extended Term Loans and (c) when used with respect to Loans or a Borrowing, refers to whether such Loans, or the Loans comprising such Borrowing, are Term A-1 Term Loans, Term B-1 Term Loans, Extended Term Loans or Incremental Term Loans. Incremental Term Loans and Extended Term Loans that have different terms and conditions (together with the Commitments in respect thereof) shall be construed to be in different Classes.

“Closing Date” means the date all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 10.01. The Closing Date occurred on March 29, 2022.

~~“Closing Date Intercreditor Agreement” means that certain First Lien Pari Passu Intercreditor Agreement, dated as of the date hereof, among the Collateral Agent, Bank of America, N.A., as collateral agent under the Existing OMI Credit Agreement, and the representatives for purposes thereof for holders of one or more other classes of Indebtedness, and acknowledged and agreed by the Loan Parties, as amended, restated, supplemented or otherwise modified from time to time in accordance with the requirements thereof and of this Agreement, and which shall also include any replacement intercreditor agreement entered into in accordance with the terms hereof (so long as such replacement intercreditor agreement would qualify as an Acceptable Intercreditor Agreement for Indebtedness that is permitted hereunder to be secured by Liens on the Collateral that are pari passu with the Liens securing the Obligations).~~

“CME Term SOFR Administrator” means CME Group Benchmark Administration Limited as administrator of the forward-looking term SOFR (or a successor administrator).

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Collateral” means all the “Collateral” as defined in the Collateral Documents and all other property of whatever kind and nature pledged or charged as collateral under any Collateral Document~~, and shall include the Mortgaged Properties~~.

“Collateral Agent” means JPMorgan Chase Bank, N.A., in its capacity as collateral agent under any of the Loan Documents, or any successor collateral agent appointed in accordance with Section 9.09.

“Collateral and Guarantee Requirement” means, at any time, the requirement that:

(a)

the Collateral Agent shall have received each Collateral Document required to be delivered on the Closing Date pursuant to Section 4.01(a)(iii), or thereafter pursuant to Section 6.10 or Section 6.12, duly executed by each Loan Party that is a party thereto;

(b)

all Obligations shall have been unconditionally guaranteed (the “Guarantees”), jointly and severally, by each Restricted Subsidiary that is a Material Subsidiary (other than any Excluded Subsidiary) including as of the ~~Closing~~Amendment No. 2 Effective Date those that are listed on Schedule 1.01D hereto (each, a “Guarantor”);

(c)

the Obligations and the Guarantees shall have been secured pursuant to the Security Agreements or other applicable Collateral Documents by a first-priority security interest in (i) all the Equity Interests of the Borrowers (other than the Parent Borrower) and (ii) all Equity Interests (other than Excluded Equity) held directly by the Borrowers or any Subsidiary Guarantor in any Wholly Owned Subsidiary, in each case subject to (x) those Liens permitted under clauses (q), (aa) (solely with respect to modifications, replacements, renewals or extensions of Liens permitted by clauses (q) and (dd) of the definition of “Permitted Liens”) and (dd) of the definition of “Permitted Liens” and (y) any nonconsensual Lien that is permitted under the definition of “Permitted Liens” and the Administrative Agent shall have received certificates or other instruments representing all such Equity Interests (if any), together with undated stock powers or other instruments of transfer with respect thereto endorsed in blank;

(d)

except to the extent otherwise provided hereunder or under any Collateral Document, the Obligations and the Guarantees shall have been secured by a perfected security interest (other than in the case of mortgages, to the extent such security interest may be perfected by delivering certificated securities and instruments, filing personal property financing statements or intellectual property security agreements, or making any necessary filings with the United States Patent and Trademark Office or United States Copyright Office) in~~, and mortgages on,~~ substantially all tangible and intangible assets of Parent Borrower, the other Borrowers, and each other Guarantor (including, without limitation, accounts receivable, inventory, equipment, investment property, United States IP rights, intercompany receivables, other general intangibles (including contract rights~~), owned (but not leased) real property and proceeds of the foregoing~~), in each case, with the priority required by the Collateral Documents and all certificates, agreements, documents and instruments, including Uniform Commercial Code financing statements, required by the Collateral Documents, requirements of Law and reasonably requested by the Collateral Agent to be filed, delivered, registered or recorded to create the Liens intended to be created by the Collateral Documents and perfect such Liens to the extent required by, and with the priority required by, the Collateral Documents and the other provisions of the term “Collateral and Guarantee Requirement,” shall have been filed, registered or recorded or delivered to the Collateral Agent for filing, registration or recording; ~~provided that security interests in real property shall be limited to the Mortgaged Properties;~~

(e)	none of the Collateral shall be subject to any Liens other than Permitted Liens;

~~(f)~~

~~the Collateral Agent shall have received from the Borrowers (i) counterparts of a Mortgage with respect to each Material Real Property required to be delivered pursuant to Section 6.10, and/or Section 6.12, as applicable, duly executed, acknowledged and delivered by the record owner of such property and in a form suitable for recording in the applicable jurisdiction, (ii) a title insurance policy for such Mortgaged Property (or marked-up title insurance commitment having the effect of a title insurance policy) (the “Mortgage Policies”) in an amount reasonably acceptable to the Administrative Agent, insuring the Lien of each such Mortgage as a valid first priority Lien on the property described therein, free of any other Liens except Permitted Liens, together with such endorsements, coinsurance and reinsurance as the Collateral Agent may reasonably request and to the extent available in each applicable jurisdiction, (iii) a Survey with respect to each Mortgaged Property; provided, however, that a Survey shall not be required to the extent that (A) an existing survey together with an “affidavit of no change” satisfactory to the Title Company is delivered to the Collateral Agent and the Title Company and (B) the Title Company removes the standard survey exception and provides reasonable and customary survey-related endorsements and other coverages in the applicable Mortgage Policy, (iv) an opinion of local counsel to the Loan Parties in the state in which the Mortgaged Property is located, with respect to the enforceability and perfection of such Mortgage and any related fixture filings, in form and substance reasonably satisfactory to the Administrative Agent, (v) a completed “Life-of-Loan” Federal Emergency Management Agency standard flood hazard determination with respect to each Mortgaged Property (together with a notice about special flood hazard area status and flood disaster assistance duly executed by the applicable Loan Party relating thereto), (vi) if applicable, a copy of, or a certificate as to coverage under, and a declaration page relating to, the flood insurance policies required by Section 6.06 hereof, each of which (A) shall be endorsed or otherwise amended to name the Collateral Agent as mortgagee and loss payee, (B) shall (1) identify the addresses of each property located in a special flood hazard area, (2) indicate the applicable flood zone designation, the flood insurance coverage and the deductible relating thereto and (3) be otherwise in form and substance reasonably satisfactory to the Collateral Agent, and (vii) such existing abstracts, existing appraisals and other existing documents as the Collateral Agent may reasonably request with respect to any such Mortgaged Property; and~~

(f)	[reserved]; and

(g)

in the event any Guarantor is added that is organized in a jurisdiction other than the U.S., such Loan Party shall grant a perfected lien on substantially all of its assets (other than Excluded Property) pursuant to arrangements reasonably agreed between the Administrative Agent and the Parent Borrower subject to customary limitations in such jurisdiction to be reasonably agreed to between the Administrative Agent and the Parent Borrower.

The foregoing definition shall not require the creation or perfection of pledges of or security interests in~~, or the obtaining of the Mortgage Policies or Surveys with respect to,~~ particular assets if and for so long as the Administrative Agent and the Parent Borrower agree in writing that the cost of creating or perfecting such pledges or security interests in such assets ~~or obtaining title insurance or surveys in respect of such assets~~ shall be excessive in view of the benefits to be obtained by the Lenders therefrom, or the obtaining of mortgage policies, surveys or title insurance with respect to, any owned or leased real property.

The Administrative Agent may grant extensions of time for the perfection of security interests in ~~or the obtaining of title insurance and surveys with respect to~~ particular assets (including extensions beyond the Closing Date for the perfection of security interests in the assets of the Loan Parties on such date) where it reasonably determines, in consultation with the Parent Borrower, that perfection cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required by this Agreement or the Collateral Documents; provided that any extensions of time granted by the ~~OMI~~First Lien Revolving Credit Facility Agreement Administrative Agent pursuant to the ~~Existing OMI Credit~~First Lien Revolving Credit Facility Agreement shall be deemed to have been granted by the Administrative Agent pursuant to this Agreement.

Notwithstanding the foregoing provisions of this definition or anything in this Agreement or any other Loan Document to the contrary:

(A) Liens required to be granted from time to time pursuant to the Collateral and Guarantee Requirement shall be subject to exceptions and limitations set forth in the Collateral Documents and, to the extent appropriate in the applicable jurisdiction, as agreed between the Administrative Agent and the Parent Borrower;

(B) the Collateral and Guarantee Requirement shall not apply to any Excluded Property;

(C) no deposit account control agreement, securities account control agreement or other control agreements or control arrangements shall be required with respect to any deposit account, securities account or other asset specifically requiring perfection through control agreements;

(D) other than as provided in clause (g) above, no actions in any jurisdiction other than the U.S. or that are necessary to comply with the Laws of any jurisdiction other than the U.S. shall be required in order to create any security interests in assets located, titled, registered or filed outside of the U.S. or to perfect such security interests (it being understood that other than as provided in clause (g) above, there shall be no security agreements, pledge agreements, or share charge (or mortgage) agreements governed under the Laws of any jurisdiction other than the U.S.);

(E) general statutory limitations, financial assistance, corporate benefit, capital maintenance rules, fraudulent preference, “thin capitalization” rules, retention of title claims and similar principle may limit the ability of a Foreign Subsidiary to provide a Guarantee or Collateral or may require that the Guarantee or Collateral be limited by an amount or otherwise, in each case as reasonably determined by the Parent Borrower in consultation with the Administrative Agent; ~~and~~

(F) no stock certificates of Immaterial Subsidiaries shall be required to be delivered to the Collateral Agent~~.~~; and

(G) no Mortgages shall be required to be delivered in respect of any owned or leased real property.

“Collateral Documents” means, collectively, the Security Agreement, ~~the Mortgages, each of the mortgages,~~ collateral assignments, Security Agreement Supplements, security agreements, pledge agreements or other similar agreements delivered to the Collateral Agent and the Lenders pursuant to Section 4.01(a)(iii), Section 6.10 or Section 6.12, the Guaranty and each of the other agreements, instruments or documents that creates or purports to create a Lien or Guarantee in favor of the Collateral Agent for the benefit of the Secured Parties.

“Commitment” means a Term Commitment, an Incremental Term Commitment, a Refinancing Term Commitment or any combination thereof, as the context may require.

“Committed Loan Notice” means a notice of (a) a Term Borrowing, (b) a conversion of Loans from one Type to the other or (c) a continuation of Term Benchmark Loans pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Parent Borrower.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Communications” has the meaning set forth in Section 10.02(g).

“Compensation Period” has the meaning specified in Section 2.12(c)(ii).

“Compliance Certificate” means a certificate substantially in the form of Exhibit C.

“Consolidated Depreciation and Amortization Expense” means, with respect to any Person for any period, the total amount of depreciation and amortization expense and capitalized fees, including amortization or write-off of (i) intangible assets and non-cash organization costs, (ii) deferred financing and debt issuance fees, costs and expenses, (iii) capitalized expenditures (including Capitalized Software Expenditures), customer acquisition costs and incentive payments, media development costs, conversion costs and contract acquisition costs, the amortization of original issue discount resulting from the issuance of Indebtedness at less than par and amortization of favorable or unfavorable lease assets or liabilities and (iv) capitalized fees related to any Qualified Securitization Transactions, of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP and any write down of assets or asset value carried on the balance sheet.

“Consolidated EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period:

(1) increased (without duplication) by:

(a)

Fixed Charges of such Person for such period (including (w) non-cash rent expense, (x) net payments and losses or any obligations on any Hedging Obligations or other derivative instruments, (y) bank, letter of credit and other financing fees and (z) costs of surety bonds in connection with financing activities, plus amounts excluded from the definition of “Consolidated Interest Expense” and any non-cash interest expense), to the extent deducted (and not added back) in computing Consolidated Net Income; plus

(b)

(x) provision for Taxes based on income, profits, revenue or capital, including federal, foreign, state, provincial, territorial, local, unitary, excise, property, franchise, value added and similar Taxes (such as, but not limited to, Delaware franchise tax, Pennsylvania capital tax, Texas margin tax and provincial capital taxes paid in Canada) and withholding Taxes (including any future Taxes or other levies which replace or are intended to be in lieu of such Taxes and any penalties, additions to Tax and interest related to such Taxes or arising from Tax examinations) and similar Taxes of such Person paid or accrued during such period (including in respect of repatriated funds), (y) any distributions made to an Ultimate Parent Entity with respect to the foregoing and (z) the net tax expense associated with any adjustments made pursuant to the definition of “Consolidated Net Income” in each case, to the extent deducted (and not added back) in computing Consolidated Net Income; plus

(c)	Consolidated Depreciation and Amortization Expense of such Person for such period to the extent deducted (and not added back) in computing Consolidated Net Income; plus

(d)

any fees, costs, expenses or charges (other than Consolidated Depreciation and Amortization Expense) related to any actual, proposed or contemplated Equity Offering (including any expense relating to enhanced accounting functions), Investment, Restricted Payment, acquisition, disposition, recapitalization or the incurrence of Indebtedness permitted to be incurred by this Agreement (including a refinancing thereof) (whether or not successful and including any such transaction consummated prior to the Closing Date), including (i) such fees, expenses or charges (including rating agency fees, consulting fees and other related expenses and/or letter of credit or similar fees) related to the offering or incurrence of, or ongoing administration of this Agreement, the Senior Notes, the ~~Existing OMI Credit~~2026 Senior Secured Notes, the First Lien Revolving Credit Facility Agreement, any other credit facilities, any fees incurred in connection with a Qualified Securitization Transaction, the Transactions and the Amendment No. 2 Transactions, including Transaction Expenses, and (ii) any amendment, waiver or other modification of this Agreement, the Senior Notes, the ~~Existing OMI Credit~~2026 Senior Secured Notes, the First Lien Revolving Credit Facility Agreement, any agreement entered into with respect to a Qualified Securitization Transaction, any other credit facilities, any fees incurred in connection with a Qualified Securitization Transaction, any other Indebtedness or any Equity Offering, in each case, whether or not consummated, to the extent deducted (and not added back) in computing Consolidated Net Income; plus

(e)

(i) the amount of any restructuring charge, accrual, reserve (and adjustments to existing reserves) or expense, integration cost, inventory optimization programs or other business optimization expense or cost (including charges directly related to the implementation of cost-savings initiatives and tax restructurings) that is deducted (and not added back) in such period in computing Consolidated Net Income, including any costs incurred in connection with acquisitions or divestitures after the Closing Date, any severance, retention, signing bonuses, relocation, recruiting and other employee related costs, costs in respect of strategic initiatives and curtailments or modifications to pension and post-retirement employment benefit plans (including any settlement of pension liabilities), costs related to entry into new markets (including unused warehouse space costs) and new product introductions (including labor costs and scrap costs), systems development and establishment costs, operational and reporting systems, technology initiatives, contract termination costs, future lease commitments and costs related to the opening and closure and/or consolidation of facilities (including severance, rent termination, moving and legal costs) and to exiting lines of business and consulting fees incurred with any of the foregoing and (ii) fees, costs and expenses associated with acquisition related litigation and settlement thereof; plus

(f)

any other non-cash charges, write-downs, expenses, losses or items reducing Consolidated Net Income for such period including (i) non-cash losses on the sale of assets and any write-offs or write-downs, deferred revenue or impairment charges, (ii) impairment charges, amortization (or write offs) of financing costs (including debt discount, debt issuance costs and commissions and other fees associated with Indebtedness, including the Senior Notes, the 2026 Senior Secured Notes, this Agreement and the ~~Existing OMI Credit~~First Lien Revolving Credit Facility Agreement) of such Person and its Subsidiaries and/or (iii) the impact of acquisition method accounting adjustment and any non-cash write-up, write-down or write-off with respect to re-valuing assets and liabilities in connection with the Transactions or any Investment, deferred revenue or any effects of adjustments resulting from the application of purchase accounting, purchase price accounting (including any step-up in inventory and loss of profit on the acquired inventory) (provided that if any such non-cash charge, write-down, expense, loss or item represents an accrual or reserve for potential cash items in any future period, (A) the Parent Borrower may elect not to add back such non-cash charge, expense or loss in the current period and (B) to the extent the Parent Borrower elects to add back such non-cash charge, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA when paid), or other items classified by the Parent Borrower as special items less other non-cash items of income increasing Consolidated Net Income (excluding any amortization of a prepaid cash item that was paid in a prior period or such non-cash item of income to the extent it represents a receipt of cash in any future period); plus

(g)

the amount of pro forma “run rate” cost savings (including cost savings with respect to salary, benefit and other direct savings resulting from workforce reductions and facility, benefit and insurance savings and any savings expected to result from the reduction of a public target’s Public Company Costs), operating expense reductions, other operating improvements (including the entry into material contracts or arrangements), and initiatives and synergies (including, to the extent applicable, from

(i) the Transactions, (ii) the effect of new customer contracts or projects and/or (iii) increased pricing or volume in existing contracts) (it is understood and agreed that “run rate” means the full recurring benefit for a period that is associated with any action taken, committed to be taken or expected to be taken, net of the amount of actual benefits realized during such period from such actions) projected by the Parent Borrower in good faith to be reasonably anticipated to be realizable or a plan for realization shall have been established within 24 months of the date thereof (including from any actions taken in whole or in part prior to such date), which will be added to Consolidated EBITDA as so projected until fully realized and calculated on a pro forma basis as though such cost savings (including cost savings with respect to salary, benefit and other direct savings resulting from workforce reductions and facility, benefit and insurance savings and any savings expected to result from the reduction of a public target’s Public Company Costs), operating expense reductions, other operating improvements and initiatives and synergies had been realized on the first day of such period, net of the amount of actual benefits realized prior to or during such period from such actions; provided that (A) such costs savings are reasonably identifiable and factually supportable (in the good faith determination of the Parent Borrower) and (B) the aggregate increase to Consolidated EBITDA for any period pursuant to this clause (g) shall not exceed 30.0% of Consolidated EBITDA for such period (calculated after giving effect to any increase pursuant to this clause (g)) provided, further, that, the foregoing clause (B) shall only apply to clause (ii) and (iii) in this clause (g); plus

(h)

any costs or expenses incurred by the Parent Borrower or a Restricted Subsidiary or a Ultimate Parent Entity pursuant to any management equity plan, stock option plan, phantom equity plan, profits interests or any other management, employee benefit or other compensatory plan or agreement (and any successor plans or arrangements thereto), employment, termination or severance agreement, or any stock subscription or equityholder agreement, and any costs or expenses in connection with the roll-over, acceleration or payout of Capital Stock held by management, to the extent that such costs or expenses are non-cash or otherwise funded with cash proceeds contributed to the capital of the Parent Borrower or Net Cash Proceeds of an issuance of Capital Stock (other than Disqualified Equity Interests) of the Parent Borrower, in each case, to the extent deducted (and not added back) in computing Consolidated Net Income; plus

(i)

cash receipts (or any netting arrangements resulting in reduced cash expenditures) not representing Consolidated EBITDA or Consolidated Net Income in any period to the extent non-cash gains relating to such income were deducted in the calculation of Consolidated EBITDA pursuant to clause (2) below for any previous period and not added back; plus

(j)

any net loss included in the Consolidated Net Income attributable to non-controlling or minority interests pursuant to the application of Accounting Standards Codification Topic 810-10-45 (or any successor provision or other financial accounting standard having a similar result or effect); plus

(k)

the amount of any non-controlling or minority interest expense consisting of Subsidiary income attributable to non-controlling or minority equity interests of third parties in any non-wholly owned Subsidiary; plus

(l)

(i) unrealized or realized foreign exchange losses resulting from the impact of foreign currency changes and (ii) gains and losses due to fluctuations in currency values and related Tax effects determined in accordance with GAAP, in each case, to the extent deducted (and not added back) in computing Consolidated Net Income; plus

(m)

with respect to any joint venture, an amount equal to the proportion of those items described in clauses (a), (b) and (c) above relating to such joint venture corresponding to the Parent Borrower’s and its Restricted Subsidiaries’ proportionate share of such joint venture’s Consolidated Net Income (determined as if such joint venture were a Restricted Subsidiary) to the extent deducted (and not added back) in computing Consolidated Net Income; plus

(n)

the amount of any costs, charges or expenses relating to payments made to stock appreciation or similar rights, stock option, restricted stock, phantom equity, profits interests or other interests or rights holders of the Parent Borrower or any of its Subsidiaries or any Ultimate Parent Entity in connection with, or as a result of, any distribution being made to equityholders of such Person or any of its Subsidiaries or any Ultimate Parent Entity, which payments are being made to compensate such holders as though they were equityholders at the time of, and entitled to share in, such distribution, in each case, to the extent deducted (and not added back) in computing Consolidated Net Income; plus

(o)	any due diligence quality of earnings report from time to time prepared with respect to the target of an acquisition or Investment by a nationally recognized accounting firm; plus

(p)

losses, charges and expenses related to the pre-opening and opening of new locations, and start-up period prior to opening, that are operated, or to be operated, by the Parent Borrower or any Restricted Subsidiary; ~~provided that for purposes of calculating the Total Leverage Ratio and Consolidated Interest Coverage Ratio under Section 7.11(a) and Section 7.11(b), respectively, the aggregate increase to Consolidated EBITDA for any period pursuant to this clause (p) and clause (r) below shall not exceed 10.0% of Consolidated EBITDA for such period (calculated after giving effect to any increase pursuant to this clause (p) and clause (r) below);~~ plus

(q)

rent expense as determined in accordance with GAAP not actually paid in cash during such period (net of rent expense paid in case during such period over and above rent expense as determined in accordance with GAAP); plus

(r)

losses, charges and expenses related to a new location, plant or facility until the date that is 24 months after the date of commencement of construction or the date of acquisition thereof, as the case may be; ~~provided that for purposes of calculating the Total Leverage Ratio and Consolidated Interest Coverage Ratio under Section 7.11(a) and Section 7.11(b), respectively, the aggregate increase to Consolidated EBITDA for any period pursuant to this clause (r) and clause (p) above shall not exceed 10.0% of Consolidated EBITDA for such period (calculated after giving effect to any increase pursuant to this clause (r) and clause (p) above);~~ plus

(s)

any non-cash increase in expense resulting from the revaluation of inventory (including any impact of changes to inventory valuation policy methods including changes in capitalization of variances) or other inventory adjustments; plus

(t)

(1) the net increase (which, for the avoidance of doubt, shall not be negative), if any, of the difference between: (i) the deferred revenue of such Person and its Restricted Subsidiaries, as of the last day of such period (the “Determination Date”) and (ii) the deferred revenue of such Person and its Restricted Subsidiaries as of the date that is 12 months prior to the Determination Date, and (2) without duplication of any adjustment pursuant to clause (1), the net adjustment for the annualized full-year gross profit contribution from new customer contracts signed during the 12 months prior to the Determination Date; ~~provided that the foregoing clause (2) shall not apply for purposes of calculating the Total Leverage Ratio and Consolidated Interest Coverage Ratio under Section 7.11(a) and Section 7.11(b), respectively;~~ plus

(u)

any fees, costs and expenses incurred in connection with the adoption or implementation of Accounting Standards Codification Topic 606—Revenue from Contracts with Customers (or any successor provision or other financial accounting standard having a similar result or effect), and any non-cash losses or charges resulting from the application of Accounting Standards Codification Topic 606—Revenue from Contracts with Customers (or any successor provision or other financial accounting standard having a similar result or effect); plus

(v)	any fees, costs, expenses or charges related to or recorded in cost of sales to recognize cost on a last-in-first-out basis; and

(2) decreased (without duplication) by extraordinary or other non-recurring, income tax credits or non-cash income increasing Consolidated Net Income of such Person for such period, excluding any non-cash gains to the extent they represent the reversal of an accrual or reserve for a potential cash item that reduced Consolidated EBITDA in any prior period.

There shall be included in determining Consolidated EBITDA for any period, without duplication, (A) the Acquired EBITDA of any Person, property, business or asset acquired by the Parent Borrower or any Restricted Subsidiary during such period (but not the Acquired EBITDA of any related Person, property, business or assets to the extent not so acquired), to the extent not subsequently sold, transferred or otherwise disposed of by the Parent Borrower or such Restricted Subsidiary during such period (each such Person, property, business or asset acquired and not subsequently so disposed of, an “Acquired Entity or Business”), and the Acquired EBITDA of any Unrestricted Subsidiary that is converted into a Restricted Subsidiary during such period (each, a “Converted Restricted Subsidiary”), based on the actual Acquired EBITDA of such Acquired Entity or Business or Converted Restricted Subsidiary for such period (including the portion thereof occurring prior to such acquisition) and (B) an adjustment in respect of each Acquired Entity or Business equal to the amount of the Pro Forma Adjustment with respect to such Acquired Entity or Business for such period (including the portion thereof occurring prior to such acquisition) as specified in a certificate executed by a Responsible Officer and delivered to the Lenders and the Administrative Agent. For purposes of determining the Consolidated EBITDA for any period, there shall be excluded in determining Consolidated EBITDA for any period the Disposed EBITDA of any Person, property, business or asset (other than an Unrestricted Subsidiary) sold, transferred or otherwise disposed of, closed or classified as discontinued operations by the Parent Borrower or any Restricted Subsidiary during such period (each such Person, property, business or asset so sold or disposed of, a “Sold Entity or Business”) and the Disposed EBITDA of any Restricted Subsidiary that is converted into an Unrestricted Subsidiary during such period (each, a “Converted Unrestricted Subsidiary”), based on the actual Disposed EBITDA of such Sold Entity or Business or Converted Unrestricted Subsidiary for such period (including the portion thereof occurring prior to such sale, transfer or disposition) (it being understood that any Person, property, business or asset classified as discontinued operations by the Parent Borrower or any Restricted Subsidiary during such period as a result of the entry into a binding agreement to sell such Person, property, business or asset shall not constitute a “Sold Entity or Business” until such sale is actually consummated).

“Consolidated Group” means the Parent Borrower and its Subsidiaries.

“Consolidated Interest Coverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated EBITDA for the period of four consecutive fiscal quarters most recently ended on or prior to such date of determination, to (b) Consolidated Interest Expense consisting solely of all interest expense payments made in cash, including the cash interest component under Capitalized Leases (excluding any operating leases) and the cash interest component under Securitization Transactions for the period of four consecutive fiscal quarters most recently ended on or prior to such date of determination.

“Consolidated Interest Expense” means, for any period, all interest expense, including the amortization of debt discount and premium, the interest component under Capitalized Leases and the implied interest component under Securitization Transactions (including, without limitation, the discount in connection with the sale of Receivables and Receivables Related Assets in connection with a Qualified Securitization Transaction), in each case for the members of the Consolidated Group on a consolidated basis determined in accordance with GAAP.

“Consolidated Net Income” means, with respect to any Person for any period, the net income (loss) of such Person and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP and before any reduction in respect of Preferred Stock dividends; provided, however, that there will not be included in such Consolidated Net Income:

(1) any net income (loss) of any Subsidiary if such Person is not a Restricted Subsidiary (including any net income (loss) from investments recorded in such Person under the equity method of accounting), except that the Parent Borrower’s equity in the net income of any such Person for such period will be included in such Consolidated Net Income up to the aggregate amount of cash or Cash Equivalents actually distributed (or to the extent converted into cash or Cash Equivalents) or that (as determined by the Parent Borrower in its reasonable discretion) could have been distributed by such Person during such period to the Parent Borrower or a Restricted Subsidiary as a dividend or other distribution or return on investment;

(2) solely for the purpose of determining the Available Amount hereof, any net income (loss) of any Restricted Subsidiary (other than the Guarantors) if such Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Borrowers or a Guarantor by operation of the terms of such Restricted Subsidiary’s articles, charter or any agreement, instrument, judgment, decree, order, statute or governmental rule or regulation applicable to such Restricted Subsidiary or its stockholders (other than (a) restrictions that have been waived or otherwise released (or such Person reasonably believes such restriction could be waived or released and is using commercially reasonable efforts to pursue such waiver or release), and (b) restrictions pursuant to this Agreement, the ~~Exiting~~First Lien Revolving Credit Facility Agreement, the Senior Notes, the 2026 Senior Secured Notes, the Indentures or other similar indebtedness containing substantially similar restrictions), except that the Parent Borrower’s equity in the net income of any such Restricted Subsidiary for such period will be included in such Consolidated Net Income up to the aggregate amount of cash or Cash Equivalents actually distributed (or to the extent converted, or having the ability to be converted, into cash or Cash Equivalents) or that could have been distributed by such Restricted Subsidiary during such period to the Parent Borrower or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend to another Restricted Subsidiary, to the limitation contained in this clause);

(3) any gain (or loss) (a) in respect of facilities no longer used or useful in the conduct of the business of the Parent Borrower or its Restricted Subsidiaries, abandoned, transferred, closed, disposed or discontinued operations, (b) on disposal, abandonment or discontinuance of disposed, abandoned, transferred, closed or discontinued operations, and (c) attributable to asset dispositions, abandonments, sales or other dispositions of any asset (including pursuant to any Sale Leaseback) or the designation of an Unrestricted Subsidiary other than in the ordinary course of business;

(4) (a) any extraordinary, exceptional, unusual or nonrecurring loss, charge or expense, Transaction Expenses, Public Company Costs, restructuring and duplicative running costs, restructuring charges or reserves (whether or not classified as restructuring expense on the consolidated financial statements), relocation costs, start-up or initial costs for any project or new production line, division or new line of business, integration and facilities’ or bases’ opening costs, facility consolidation and closing costs, severance costs and expenses, one-time charges (including compensation charges), payments made pursuant to the terms of change in control agreements that the Parent Borrower, a Subsidiary or an Ultimate Parent Entity had entered into with employees of the Parent Borrower, a Subsidiary or an Ultimate Parent Entity, costs relating to pre-opening, opening and conversion costs for facilities, losses, costs or cost inefficiencies related to project terminations, facility or property disruptions or shutdowns (including due to work stoppages, natural disasters and epidemics), signing, retention and completion bonuses (including management bonus pools), recruiting costs, costs incurred in connection with any strategic or cost savings initiatives, transition costs, contract terminations, litigation and arbitration fees, costs and charges, expenses in connection with one-time rate changes, costs incurred with acquisitions, investments and dispositions (including travel and out-of-pocket costs, human resources costs (including relocation bonuses), litigation and arbitration costs, charges, fees and expenses (including settlements), management transition costs, advertising costs, losses associated with temporary decreases in work volume and expenses related to maintain underutilized personnel~~; provided that any losses associated with temporary decreases in work volume and expenses related to maintain underutilized personnel shall not be included for purposes of calculating the Total Leverage Ratio and Consolidated Interest Coverage Ratio under Section 7.11(a) and Section 7.11(b), respectively~~) and non-recurring product and intellectual property development, other business optimization expenses or reserves (including costs and expenses relating to business optimization programs and new systems design and costs or reserves associated with improvements to IT and accounting functions), retention charges (including charges or expenses in respect of incentive plans), system establishment costs and implementation costs and operating expenses attributable to the implementation of strategic or cost-savings initiatives, and curtailments or modifications to pension and post-retirement employee benefit plans (including any settlement of pension liabilities and charges resulting from changes in estimates, valuations and judgments) and professional, legal, accounting, consulting and other service fees incurred with any of the foregoing and (b) any charge, expense, cost, accrual or reserve of any kind associated with acquisition related litigation and settlements thereof;

(5) (a) at the election of the Parent Borrower with respect to any quarterly period, the cumulative effect (including charges, accruals, expenses and reserves) of a change in law, regulation or accounting principles and changes as a result of the adoption, implementation or modification of accounting policies, including the adoption or implementation of last-in-first-out basis accounting standards, (b) subject to the last paragraph of the definition of “GAAP,” the cumulative effect of a change in accounting principles and changes as a result of the adoption or modification of accounting policies during such period (including any impact resulting from an election by the Parent Borrower to apply IFRS or other accounting changes), and (c) any costs, charges, losses, fees or expenses in connection with the implementation or tracking of such changes or modifications specified in the foregoing clauses (a) and (b), in each case as reasonably determined by the Parent Borrower;

(6) (a) any equity-based or non-cash compensation or similar charge, cost or expense or reduction of revenue, including any such charge, cost, expense or reduction arising from any grant of stock, stock appreciation or similar rights, stock options, restricted stock, phantom equity, profits interests or other interests, or other rights or equity- or equity-based incentive programs (“equity incentives”), any income (loss) associated with the equity incentives or other long-term incentive compensation plans (including under deferred compensation arrangements of the Parent Borrower, any Ultimate Parent Entity or Subsidiary and any positive investment income with respect to funded deferred compensation account balances), roll-over, acceleration or payout of Capital Stock by employees, directors, officers, managers, contractors, consultants, advisors or business partners (or their respective Controlled Investment Affiliates or Immediate Family Members) of the Parent Borrower, any Ultimate Parent Entity or Subsidiary, and any cash awards granted to employees of the Parent Borrower and its Subsidiaries in replacement for forfeited awards, (b) any non-cash losses attributable to deferred compensation plans or trusts or realized in such period in connection with adjustments to any employee benefit plan due to changes in estimates, actuarial assumptions, valuations, studies or judgments, (c) non-cash compensation expense resulting from the application of Accounting Standards Codification Topic 718, Compensation—Stock Compensation or Accounting Standards Codification Topics 505-50 Equity-Based Payments to Non-Employees (or any successor provision or other financial accounting standard having a similar result or effect), and (d) any net pension or post-employment benefit costs representing amortization of unrecognized prior service costs, actuarial losses, amortization of such amounts arising in prior periods, amortization of the unrecognized obligation (and loss or cost) existing at the date of initial application of Statement of Financial Accounting Standards No. 87, 106 and 112 (or any successor provision or other financial accounting standard having a similar result or effect), and any other item of a similar nature;

(7) any income (loss) from the extinguishment, conversion or cancellation of Indebtedness, Hedging Obligations or other derivative instruments (including deferred financing costs written off, premiums paid or other expenses incurred);

(8) any unrealized or realized gains or losses in respect of any Hedging Obligations or any ineffectiveness recognized in earnings related to hedge transactions or the fair value of changes therein recognized in earnings for derivatives that do not qualify as hedge transactions;

(9) any fees, losses, costs, expenses or charges incurred during such period (including any transaction, retention bonus or similar payment), or any amortization thereof for such period, in connection with (a) any acquisition, recapitalization, Investment, Disposition, disposition, issuance or repayment of Indebtedness (including such fees, expense or charges related to the offering, issuance and rating of the Senior Notes, the 2026 Senior Secured Notes, other securities and any credit facilities), issuance of Capital Stock, refinancing transaction or amendment or modification of any debt instrument (including any amendment or other modification of the Senior Notes, the 2026 Senior Secured Notes, other securities and any credit facilities), in each case, including the Transactions and the Amendment No. 2 Transactions, any such transaction consummated prior to, on or after the Closing Date and any such transaction undertaken but not completed, and any charges or non-recurring merger costs incurred during such period as a result of any such transaction, in each case whether or not successful (including, for the avoidance of doubt, the effects of expensing all transaction-related expenses in accordance with Accounting Standards Codification Topic 805—Business Combinations (or any successor provision or other financial accounting standard having a similar result or effect) and any adjustments resulting from the application of Accounting Standards Codification Topic 460—Guarantees (or any successor provision or other financial accounting standard having a similar result or effect) or any related pronouncements) and (b) complying with the requirements under, or making elections permitted by, the documentation governing any Indebtedness;

(10) any unrealized or realized gain or loss resulting in such period from currency translation increases or decreases or transaction gains or losses, including those related to currency remeasurements of Indebtedness (including any net loss or gain resulting from Hedging Obligations for currency risk), intercompany loans, accounts receivables, accounts payable, intercompany balances, other balance sheet items, Hedging Obligations or other obligations of the Parent Borrower or any Restricted Subsidiary owing to the Parent Borrower or any Restricted Subsidiary and any other realized or unrealized foreign exchange gains or losses relating to the translation of assets and liabilities denominated in foreign currencies;

(11) any unrealized or realized income (loss) or non-cash expense attributable to movement in mark-to-market valuation of foreign currencies, Indebtedness or derivative instruments pursuant to GAAP;

(12) effects of adjustments (including the effects of such adjustments pushed down to such Person and its Restricted Subsidiaries) in such Person’s consolidated financial statements pursuant to GAAP (including those required or permitted by Accounting Standards Codification Topic 805–Business Combinations and Accounting Standards Codification 350–Intangibles-Goodwill and Other (or any successor provision or other financial accounting standard having a similar result or effect)) and related pronouncements, including in the inventory (including any impact of changes to inventory valuation policy methods, including changes in capitalization of variances), property and equipment, software, loans, leases, goodwill, intangible assets, in-process research and development, deferred revenue (including deferred costs related thereto and deferred rent) and debt line items thereof, resulting from the application of acquisition method accounting, recapitalization accounting or purchase accounting, as the case may be, in relation to the Transactions and the Amendment No. 2 Transactions or any consummated acquisition (by merger, consolidation, amalgamation or otherwise), joint venture investment or other Investment or the amortization or write-off or write-down of any amounts thereof;

(13) any impairment charge, write-off or write-down, including impairment charges, write-offs or write-downs related to intangible assets, long-lived assets, goodwill, investments in debt or equity securities (including any losses with respect to the foregoing in bankruptcy, insolvency or similar proceedings) and investments recorded using the equity method or as a result of a change in law or regulation, in connection with any disposition of assets and the amortization of intangibles arising pursuant to GAAP;

(14) (a) accruals and reserves (including contingent liabilities) that are established or adjusted within 18 months after the closing of any acquisition or disposition that are so required to be established or adjusted as a result of such acquisition or disposition in accordance with GAAP, or changes as a result of adoption or modification of accounting policies, (b) charges, accruals, expenses and reserves as a result of adoption or modification of accounting policies, shall be excluded, and (c) earn-out, non-compete and contingent consideration obligations (including to the extent accounted for as bonuses, compensation or otherwise (and including deferred performance incentives in connection with any acquisition (by merger, consolidation, amalgamation or otherwise), joint venture investment or other Investment whether or not a service component is required from the transferor or its related party)) and adjustments thereof and purchase price adjustments;

(15) any income (loss) related to any realized or unrealized gains and losses resulting from Hedging Obligations or embedded derivatives that require similar accounting treatment (including embedded derivatives in customer contracts), and the application of Accounting Standards Codification Topic 815—Derivatives and Hedging (or any successor provision or other financial accounting standard having a similar result or effect) and its related pronouncements or mark to market movement of non-U.S. currencies, Indebtedness, derivatives instruments or other financial instruments pursuant to GAAP, including Accounting Standards Codification Topic 825—Financial Instruments (or any successor provision or other financial accounting standard having a similar result or effect) or an alternative basis of accounting applied in lieu of GAAP;

(16) any non-cash expenses, accruals or reserves related to adjustments to historical Tax exposures and any deferred tax expense associated with Tax deductions or net operating losses arising as a result of the Transactions and the Amendment No. 2 Transactions, or the release of any valuation allowances related to such item;

(17) the amount of (x) board of director (or equivalent thereof) fees, refinancing, transaction, advisory and other fees (including exit and termination fees) and indemnities, costs and expenses paid or accrued in such period to (or on behalf of) any member of the board of directors (or the equivalent thereof) of the Parent Borrower, any of its Subsidiaries or any Ultimate Parent Entity, and (y) payments made to option holders of the Parent Borrower or any Ultimate Parent Entity in connection with, or as a result of, any distribution being made to equityholders of such Person or its Ultimate Parent Entity, which payments are being made to compensate such option holders as though they were equityholders at the time of, and entitled to share in, such distribution, including any cash consideration for any repurchase of equity;

(18) the amount of loss or discount on sale of Receivables Related Assets and related assets in connection with a Qualified Securitization Transaction; and

(19) (i) payments to third parties in respect of research and development, including amounts paid upon signing, success, completion and other milestones and other progress payments, to the extent expensed, (ii) at the election of the Parent Borrower with respect to any quarterly period, effects of adjustments to accruals and reserves during a period relating to any change in the methodology of calculating reserves for returns, rebates and other chargebacks (including government program rebates), and (iii) at the election of the Parent Borrower with respect to any quarterly period, an amount equal to the net change in deferred revenue at the end of such period from the deferred revenue at the end of the previous period~~; provided that the foregoing clauses (i) and (ii) shall not apply for purposes of calculating the Total Leverage Ratio and Consolidated Interest Coverage Ratio under Section 7.11(a) and Section 7.11(b), respectively~~.

In addition, to the extent not already excluded (or included, as applicable) in the Consolidated Net Income of such Person and its Restricted Subsidiaries, notwithstanding anything to the contrary in the foregoing, Consolidated Net Income shall be increased by the amount of: (i) any expenses, charges or losses that are reimbursed by indemnification or other reimbursement provisions in connection with any investment or any sale, conveyance, transfer or other disposition of assets permitted hereunder, or, so long as the Parent Borrower has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed within 365 days of the date of such evidence (net of any amount so added back in a prior period to the extent not so reimbursed within the applicable 365-day period) and (ii) to the extent covered by insurance (including business interruption insurance) and actually reimbursed, or, so long as the Parent Borrower has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is in fact reimbursed within 365 days of the date of such evidence (net of any amount so added back in a prior period to the extent not so reimbursed within the applicable 365-day period), expenses, charges or losses with respect to liability or Casualty Events or business interruption. Consolidated Net Income shall be reduced by the amount of distributions actually made to any Ultimate Parent Entity in respect of such period in accordance with Section 7.06(c) as though such amounts had been paid as taxes directly by such Person for such periods.

“Consolidated Total Assets” means, as of any date, the sum of (a) all items which would be classified as assets of the members of the Consolidated Group on a consolidated basis determined in accordance with GAAP plus (b) to the extent not included in the foregoing clause (a), the aggregate net book value of all Receivables transferred to a Securitization Subsidiary or other Person in connection with a Qualified Securitization Transaction.

“Consolidated Total Debt” means, as of any date of determination, (a) the aggregate principal amount of Indebtedness of the Parent Borrower and its Restricted Subsidiaries outstanding on such date, determined on a consolidated basis in accordance with GAAP (but excluding the effects of any discounting of Indebtedness resulting from the application of purchase accounting in connection with the Transactions or any Permitted Acquisition), consisting of Indebtedness for borrowed money, Disqualified Equity Interests, Capitalized Lease Obligations, Indebtedness in respect of any Qualified Securitization Transaction and debt obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments minus (b) the aggregate amount of unrestricted cash and Cash Equivalents (in each case, free and clear of all Liens other than any nonconsensual Lien that is permitted under the Loan Documents and Liens of the Collateral Agent for the benefit of the Obligations and for the benefit of any Indebtedness secured on a pari passu basis with the Liens of the Collateral Agent pursuant to an Acceptable Intercreditor Agreement) included in the consolidated balance sheet of the Parent Borrower and its Restricted Subsidiaries as of such date, which aggregate amount of cash and Cash Equivalents shall be determined without giving pro forma effect to the proceeds of Indebtedness incurred on such date; provided that Consolidated Total Debt shall not include obligations under Swap Contracts entered into in the ordinary course of business and not for speculative purposes.

“Consolidated Working Capital” means, at any date, the excess of (x) the sum of (i) all amounts (other than cash and Cash Equivalents) that would, in conformity with GAAP, be set forth opposite the caption “total current assets” (or any like caption) on a consolidated balance sheet of the Parent Borrower and its Restricted Subsidiaries at such date and (ii) long-term accounts receivable over (y) the sum of (i) all amounts that would, in conformity with GAAP, be set forth opposite the caption “total current liabilities” (or any like caption) on a consolidated balance sheet of the Parent Borrower and its Restricted Subsidiaries on such date and (ii) long-term deferred revenue, but excluding, without duplication, (a) the current portion of any Indebtedness or other long-term liabilities, (b) the current portion of interest, (c) the current portion of current and deferred income taxes, (d) the current portion of any Capitalized Lease Obligations, (e) deferred revenue arising from cash receipts that are earmarked for specific projects, (f) the current portion of deferred acquisition costs and (g) current accrued costs associated with any restructuring or business optimization (including accrued severance and accrued facility closure costs).

“Contract Consideration” has the meaning specified in Section 2.05(b)(i).

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Contribution Indebtedness” means unsecured Indebtedness of the Borrowers or any Restricted Subsidiary in an amount equal to the aggregate amount of cash contributions made after the Closing Date to the Parent Borrower and contributed to any Borrower in exchange for Qualified Equity Interests of the Parent Borrower or the applicable Borrower, as applicable, except to the extent utilized in connection with any other transaction permitted by Section 7.03, Section 7.06 or Section 7.08, and except to the extent such amount increases the Available Amount or is made from any ~~Cure Amount,~~ RCF Cure Amount or any Excluded Contribution Amount.

“Control” has the meaning specified in the definition of “Affiliate.”

“Controlled Investment Affiliate” means, as to any Person, any other Person, which directly or indirectly is in control of, is controlled by, or is under common control with such Person and is organized by such Person (or any Person controlling such Person) primarily for making direct or indirect equity or debt investments in the Parent Borrower and/or other companies.

~~“Covered Party” has the meaning specified in Section 2.05(b)(i).~~

“Converted Restricted Subsidiary” has the meaning specified in the definition of “Consolidated EBITDA.”

“Converted Unrestricted Subsidiary” has the meaning specified in the definition of “Consolidated EBITDA.”

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

~~“Credit Extension” means a Borrowing.~~

“~~Cure Amount~~Covered Party” has the meaning specified in Section ~~8.05~~2.05(~~a~~b)(i ).

~~“Cure Period” has the meaning specified in Section 8.05(a).~~

~~“Cure Right” has the meaning specified in Section 8.05(a)~~Credit Extension” means a Borrowing.

“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal to SOFR for the day (such day “SOFR Determination Date”) that is five (5) U.S. Government Securities Business Days prior to (i) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Parent Borrower.

“Debt Rating” means, with respect to the Parent Borrower, the S&P Rating, the Moody’s Rating and/or the Fitch Rating.

“Debtor Relief Laws” means the Bankruptcy Code of the United States and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Declined Proceeds” has the meaning specified in Section 2.05(b)(v).

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means an interest rate equal to (a) with respect to any overdue principal for any Loan, the applicable interest rate for such Loan plus 2.00% per annum (provided that with respect to Term Benchmark Loans the determination of the applicable interest rate is subject to Section 2.02(c) to the extent that Term Benchmark Loans may not be converted to, or continued as, Term Benchmark Loans pursuant thereto) and (b) with respect to any other overdue amount, including overdue interest, the interest rate applicable to Base Rate Loans plus 2.00% per annum, in each case, to the fullest extent permitted by applicable Laws.

“Default Right” has the meaning specified in Section 10.27.

“Defaulting Lender” means any Lender that (a) has failed, within three (3) Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans required to be funded by it, (ii) [reserved] or (iii) pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Parent Borrower or the Administrative Agent or any other Lender in writing that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a Loan cannot be satisfied), (c) has failed, within three (3) Business Days after request by the Administrative Agent or any other

Lender, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations to fund prospective Loans under this Agreement; provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Administrative Agent’s or Lender’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, (d) has become the subject of a Bankruptcy Event, or (e) has become the subject of a Bail-In Action. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (~~f~~e ) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to the last paragraph of Section 2.16) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Parent Borrower and each other Lender promptly following such determination.

“Designated Non-Cash Consideration” means the fair market value of non-cash consideration received by the Parent Borrower or a Restricted Subsidiary in connection with a Disposition pursuant to Section 7.05(~~m~~l) that is designated as Designated Non-Cash Consideration pursuant to a certificate of a Responsible Officer of the Parent Borrower setting forth the basis of such valuation.

“Determination Date” has the meaning specified in clause (t) of the definition of ~~“~~”Consolidated EBITDA~~”~~” herein.

“Discount Range” has the meaning specified in Section 2.05(d)(ii).

“Discounted Prepayment Option Notice” has the meaning specified in Section 2.05(d)(ii).

“Discounted Voluntary Prepayment” has the meaning specified in Section 2.05(d)(i).

“Discounted Voluntary Prepayment Notice” has the meaning specified in Section 2.05(d)(v).

“Disposed EBITDA” means, with respect to any Sold Entity or Business or any Converted Unrestricted Subsidiary for any period, the amount for such period of Consolidated EBITDA of such Sold Entity or Business or such Converted Unrestricted Subsidiary, all as determined on a consolidated basis for such Sold Entity or Business or such Converted Unrestricted Subsidiary.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any Sale Leaseback and any sale of Equity Interests) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith; provided that (i) “Disposition” and “Dispose” shall not be deemed to include any issuance by the Parent Borrower of any of its Equity Interests to another Person and (ii) no transaction or series of related transactions shall be considered a “Disposition” for purpose of Section 7.05 unless the fair market value (as determined in good faith by the Parent Borrower) of the property disposed of in such transaction or series of transactions shall exceed~~, in any fiscal year, $50,000,000~~ the greater of (x) $35,000,000 and (y) 10.0% of Consolidated EBITDA of the Parent Borrower for the most recently ended Test Period.

“Disqualified Equity Interests” means, with respect to any Person, any Capital Stock of such Person which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event: (a) matures or is mandatorily redeemable for cash or in exchange for Indebtedness pursuant to a sinking fund obligation or otherwise; or (b) is or may become (in accordance with its terms) upon the occurrence of certain events or otherwise redeemable or repurchasable for cash or in exchange for Indebtedness at the option of the holder of the Capital Stock in whole or in part, in each case on or prior to the date that is 91 after the Latest Maturity Date at the time such Equity Interests are issued; provided, however, that (i) only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date will be deemed to be Disqualified Equity Interests and (ii) any Capital Stock that would constitute Disqualified Equity Interests solely because the holders thereof have the right to require the Parent Borrower to repurchase such Capital Stock upon the occurrence of a Change of Control or asset sale (howsoever defined or referred to) shall not constitute Disqualified Equity Interests if any such redemption or repurchase obligation is subject to compliance by the relevant Person with the covenant described under Section 7.06; provided, however, that if such Capital Stock is issued to any future, current or former employee, director, officer, manager or consultant (or their respective Affiliates, Immediate Family Members~~.~~, successors, executors, administrators, heirs, legatees or distributees of any of the foregoing), of the Parent Borrower, any of its Subsidiaries or any other entity in which the Parent Borrower or a Restricted Subsidiary has an Investment and is designated in good faith as an “affiliate” by the board of directors of the Parent Borrower (or the compensation committee thereof) or any other plan for the benefit of current, former or future employees (or their respective Affiliates, Immediate Family Members, successors, executors, administrators, heirs, legatees or distributees of any of the foregoing) of the Parent Borrower or its Subsidiaries or by any such plan to such employees (or their respective Affiliates, Immediate Family Members, successors, executors, administrators, heirs, legatees or distributees of any of the foregoing), such Capital Stock shall not constitute Disqualified Equity Interests solely because it may be required to be repurchased by the Parent Borrower or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

“Disqualified Lenders” means, unless otherwise consented to by the Parent Borrower in writing to the Administrative Agent (including via email in accordance with this Agreement), (i) such Persons that have been specified in writing to the Lead Arrangers by the Parent Borrower prior to January 7, 2022, (ii) competitors of the Parent Borrower and its Subsidiaries that have been specified in writing to the Administrative Agent from time to time by the Parent Borrower and (iii) any of their Affiliates (other than in the case of clauses (i) and (ii), Affiliates that are Bona Fide Debt Funds) that are (x) identified in writing from time to time to the Administrative Agent by the Parent Borrower or (y) clearly identifiable on the basis of the similarity of such Affiliates’ name; provided that with respect to any updates pursuant to the previous clauses (ii) and (iii), (x) any such update will not become effective until three Business Days after such designation is provided to the Administrative Agent at JPMDQ_Contact@jpmorgan.com in addition to its address set forth in Section 10.02 and (y) no such update to the list shall be deemed to retroactively disqualify any parties that have previously acquired an assignment or participation interest in, or entered into a trade in respect of the foregoing, in respect of the Loans from continuing to hold or vote such previously acquired assignments and participations on the terms set forth herein for Lenders that are not Disqualified Lenders (it being understood and agreed that such prohibitions with respect to Disqualified Lenders shall apply to any potential future assignments or participations to any such parties). The schedule of Disqualified Lenders shall be maintained with the Administrative Agent and may be provided to a Lender upon request to the Administrative Agent but shall not otherwise be posted to Lenders.

“Dollar” and “$” mean lawful money of the United States.

“Domestic Foreign Holding Company” means any Subsidiary that owns no material assets (directly or through one or more disregarded entities) other than capital stock (including any Indebtedness that is treated as equity for U.S. Federal income tax purposes) of one or more CFCs.

“Domestic Loan Party” means any Loan Party that is incorporated or organized under the laws of any State of the United States or the District of Columbia.

“Domestic Subsidiary” means any Subsidiary that is organized under the laws of the United States, any state thereof or the District of Columbia.

“Early Settlement Date” has the meaning specified in the Exchange Offering Memorandum.

“ECF Percentage” has the meaning specified in Section 2.05(b)(i).

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

~~“ECF Percentage” has the meaning specified in Section 2.05(b)(i).~~

“Eligible Assignee” means any Assignee permitted by and consented to in accordance with Section 10.07(b).

“Environment” means ambient air, indoor or outdoor air, surface water, groundwater, drinking water, soil, surface and subsurface strata, and natural resources such as wetlands, flora and fauna.

“Environmental Laws” means any and all applicable Laws relating to pollution, protection of the Environment or to the generation, transport, storage, use, treatment, handling, disposal, Release or threat of Release of any Hazardous Materials or, to the extent relating to exposure to Hazardous Materials, human health or safety.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities) of or relating to any Loan Party or any of its respective Subsidiaries directly or indirectly resulting from or based upon (a) any violation of Environmental Law, (b) the generation, use, handling, transportation, storage, disposal or treatment of any Hazardous Materials, (c) exposure of any Person to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials or (e) any contract~~,~~ or agreement ~~or other consensual arrangement~~ to the extent liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means, with respect to any Person, all of the shares, interests, rights, participations or other equivalents (however designated) of capital stock of (or other ownership or profit interests or units in) such Person and all of the warrants, options or other rights for the purchase, acquisition or exchange from such Person of any of the foregoing (including through convertible securities).

“Equity Offering” means a sale of Capital Stock (other than through the issuance of Disqualified Equity Interests or through an Excluded Contribution Amount) other than (a) offerings registered on Form S-8 (or any successor form) under the Securities Act or any similar offering in other jurisdictions or other securities of the Parent Borrower or any Ultimate Parent Entity and (b) issuances of Capital Stock to any Subsidiary of the Parent Borrower.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that is under common control with any Loan Party and is treated as a single employer within the meaning of Section 414 of the Code or Section 4001 of ERISA.

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by any Loan Party or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a failure to satisfy the minimum funding standard under Section 412 of the Code or Section 302 of ERISA with respect to a Pension Plan, whether or not waived, or a failure to make any required contribution to a Multiemployer Plan; (d) a complete or partial withdrawal by any Loan Party or any ERISA Affiliate from a Multiemployer Plan, notification of any Loan Party or ERISA Affiliate concerning the imposition of Withdrawal Liability or notification that a Multiemployer Plan is insolvent within the meaning of Title IV of ERISA or in endangered status or critical status, within the meaning of Section 305 of ERISA; (e) the filing of a notice of intent to terminate, the treatment of a Pension Plan or Multiemployer Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (f) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; (g) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Loan Party or any ERISA Affiliate; (h) a determination that any Pension Plan is, or is expected to be, in “at-risk” status (within the meaning of Section 303(i)(4)(A) of ERISA or Section 430(i)(4)(A) of the Code); or (i) the occurrence of a non-exempt prohibited transaction with respect to any Pension Plan maintained or contributed to by any Loan Party (within the meaning of Section 4975 of the Code or Section 406 of ERISA) which could result in material liability to any Loan Party.

“Escrow” means an escrow, trust, collateral or similar account or arrangement with a third-party that is not the Parent Borrower or any of their respective Restricted Subsidiaries or any Affiliate thereof.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default” has the meaning specified in Section 8.01.

~~“Exchange Act” means the Securities Exchange Act of 1934.~~

“Excess Cash Flow” means, for any period, an amount equal to the excess of:

(a) the sum, without duplication, of:

(i) Consolidated Net Income for such period;

(ii) an amount equal to the amount of all non-cash charges (including depreciation and amortization) to the extent deducted in arriving at such Consolidated Net Income;

(iii) decreases in Consolidated Working Capital for such period (other than any such decreases arising from acquisitions by the Parent Borrower and its Restricted Subsidiaries completed during such period or the application of purchase accounting) and decreases in long-term accounts payable for such period;

(iv) an amount equal to the aggregate net non-cash loss on Dispositions by the Parent Borrower and its Restricted Subsidiaries during such period (other than Dispositions in the ordinary course of business) to the extent deducted in arriving at such Consolidated Net Income; and

(v) cash receipts in respect of Swap Contracts during such period to the extent not otherwise included in Consolidated Net Income; over

(b) the sum, without duplication, of:

(i) an amount equal to the amount of all non-cash credits included in arriving at such Consolidated Net Income and cash charges (including interest) to the extent included in arriving at such Consolidated Net Income;

(ii) [reserved];

(iii) the aggregate amount of all principal payments of Indebtedness of the Parent Borrower and its Restricted Subsidiaries (including (A) payments of the principal component of Capitalized Lease Obligations and (B) the amount of repayments of Term Loans pursuant to Section 2.07(a) and any mandatory prepayment of Term Loans pursuant to Section 2.05(b) to the extent required due to a Disposition that resulted in an increase to such Consolidated Net Income and not in excess of the amount of such increase but excluding all other prepayments of Term Loans;

(iv) an amount equal to the aggregate net non-cash gain on Dispositions by the Parent Borrower and its Restricted Subsidiaries during such period (other than Dispositions in the ordinary course of business) to the extent included in arriving at such Consolidated Net Income;

(v) increases in Consolidated Working Capital for such period (other than any such increases arising from acquisitions by the Parent Borrower and its Restricted Subsidiaries completed during such period or the application of purchase accounting) and increases in long-term accounts payable for such period;

(vi) cash payments by the Parent Borrower and its Restricted Subsidiaries during such period in respect of long-term liabilities of the Parent Borrower and its Restricted Subsidiaries other than Indebtedness (including such Indebtedness specified in clause (b)(iii) above);

(vii) [reserved];

(viii) [reserved];

(ix) the aggregate amount of any premium, make-whole or penalty payments actually paid in cash by the Parent Borrower and its Restricted Subsidiaries during such period that are required to be made in connection with any prepayment of Indebtedness except to the extent that such amounts were financed with the proceeds of an incurrence or issuance of Indebtedness of the Parent Borrower or its Restricted Subsidiaries (other than revolving loans);

(x) the aggregate amount of expenditures actually made by the Parent Borrower and its Restricted Subsidiaries in cash during such period (including expenditures for the payment of financing fees) to the extent that such expenditures are not expensed during such period and were not financed with the proceeds of an incurrence or issuance of Indebtedness of the Parent Borrower or its Restricted Subsidiaries (other than revolving loans);

(xi) [reserved];

(xii) the amount of cash taxes (including penalties and interest) paid or tax reserves set aside or payable (without duplication) in such period to the extent they exceed the amount of tax expense deducted in determining Consolidated Net Income for such period; and

(xiii) cash expenditures in respect of Swap Contracts during such fiscal year to the extent not deducted in arriving at such Consolidated Net Income.

“Excess Cash Flow Prepayment Amount” has the meaning specified in Section 2.05(b)(i).

“Excess Cash Flow Prepayment Threshold” has the meaning specified in Section 2.05(b)(i).

“Exchange Act” means the Securities Exchange Act of 1934.

“Exchange Offering Memorandum” has the meaning specified in the 2026 First Lien Indenture and the 2026 Second Lien Indenture.

“Exchange Offers” means the offers by the Parent Borrower to any and all holders of 2021 Indenture Notes and 2022 Indenture Notes to exchange such 2021 Indenture Notes and 2022 Indenture Notes for 2026 First Lien Notes and 2026 Second Lien Notes, as applicable.

“Excluded Contribution Amount” means the aggregate amount of cash or Cash Equivalents (excluding any ~~Cure Amount or any~~ RCF Cure Amount,) received by the Parent Borrower (other than from any of its Subsidiaries) after the Closing Date from contributions to its common equity capital, minus the aggregate amount of (i) any Investments made pursuant to Section 7.03(n)(ii) (net of any return of capital in respect of such Investment or deemed reduction in the amount of such Investment), (ii) any Restricted Payment made pursuant to Section 7.06(k)(ii) and (iii) any payments made pursuant to Section 7.08(a)(iii)(C), in each case made during the period commencing on the Closing Date through and including the date of usage of such Excluded Contribution Amount in reliance thereon (without taking account of the intended usage of the Excluded Contribution Amount as of such date), designated as an Excluded Contribution Amount pursuant to a certificate of a Responsible Officer on or promptly after the date on which the relevant capital contribution is made or the relevant proceeds are received, as the case may be, and which are excluded from the calculation of the Available Amount.

“Excluded Equity” means Equity Interests (i) of any Unrestricted Subsidiary, (ii) of any Foreign Subsidiary or Domestic Foreign Holding Company (in each case other than any Guarantor), in each case of the Parent Borrower or a Domestic Subsidiary of the Parent Borrower and not otherwise constituting Excluded Equity, in excess of 65% of the issued and outstanding Equity Interests of each such Foreign Subsidiary or Domestic Foreign Holding Company (and of any subsidiary of such Foreign Subsidiary or Domestic Foreign Holding Company), (iii) of any Subsidiary with respect to which the ~~Administrative~~First Lien Revolving Credit Facility Agreement Collateral Agent and the Parent Borrower have determined in their reasonable judgment and agreed in writing that the costs ~~of~~or other consequences (including any adverse tax consequences; provided that with respect to adverse tax consequences the determination shall be made by the Parent Borrower in good faith) of providing a pledge of such Equity Interests or perfection thereof is excessive in view of the benefits to be obtained by the ~~Secured Parties~~applicable secured parties therefrom, (iv) of any ~~captive insurance companies,~~Captive Insurance Subsidiaries, not-for-profit Subsidiaries~~,~~ or special purpose entities, (v) of any non-Wholly Owned Restricted Subsidiary~~;~~, (vi) of any Securitization Subsidiary~~; and~~, (vii) of any Subsidiary outside the United States (other than any Guarantor) the pledge of which is prohibited by applicable Laws or which would reasonably be expected to result in a violation or breach of, or conflict with, fiduciary duties of such Subsidiary’s officers, directors or managers, and (viii) of Accendra Health Foundation and Accendra Executive Deferred Compensation Trust.

“Excluded Property” means (i) any fee-owned real property ~~that is not a Material Real Property~~ and any leasehold interests in real property (it being understood that no action shall be required with respect to creation or perfection of security interests with respect to such leases, including to obtain landlord waivers, estoppels or collateral access letters), (ii) (A) motor vehicles and other assets subject to certificates of title to the extent a Lien thereon cannot be perfected by the filing of a UCC financing statement (or analogous procedures under applicable Laws in the relevant jurisdiction in the case of jurisdictions other than the U.S.), (B) letter of credit rights to the extent a Lien thereon cannot be perfected by the filing of a UCC financing statement (or analogous procedures under applicable Laws in the relevant jurisdiction in the case of jurisdictions other than the U.S.) and (C) commercial tort claims, (iii) assets for so long as a pledge thereof or a security interest therein is prohibited by applicable Laws, (iv) margin stock, (v) any cash, deposit accounts and securities accounts (including securities entitlements and related assets) (it being understood that this exclusion shall not affect the grant of the Lien on proceeds of Collateral and all proceeds of Collateral shall be Collateral), (vi) any lease, license or other agreements, or any property subject to a purchase money security interest, Capitalized Lease Obligation or similar arrangements, in each case to the extent permitted under the Loan Documents, to the extent that a pledge thereof or a security interest therein would violate or invalidate such lease, license or agreement, purchase money, Capitalized Lease or similar arrangement, or create a right of termination in favor of any other party thereto (other than the Borrowers or a Guarantor) after giving effect to the applicable anti-assignment clauses of the Uniform Commercial Code and applicable Laws, other than the proceeds and receivables thereof the assignment of which is expressly deemed effective under applicable Laws notwithstanding such prohibition, (vii) assets for which a pledge thereof or security interest therein would result in a material adverse tax consequence as reasonably determined in good faith by the Parent Borrower ~~(and subject to the reasonable consent of the Administrative Agent)~~; provided that nothing in this clause (vii) shall limit the pledge of assets by any Foreign Subsidiary that is a Guarantor without the Administrative Agent’s consent, (viii) assets for which the ~~Administrative~~First Lien Revolving Credit Facility Agreement Collateral Agent and the Parent Borrower have determined in their reasonable judgment ~~and agree in writing~~ that the cost of creating or perfecting such pledges or security interests therein would be excessive in view of the benefits to be obtained by the ~~Lenders~~applicable secured parties therefrom, (ix) any intent-to-use trademark application in the United States prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, to the extent, if any, that, and solely during the period, if any, in which, the grant, attachment, or enforcement of a security interest therein would impair the validity or enforceability of such intent-to-use trademark application under applicable Federal law, (x) Excluded Equity and (xi) any asset of any Subsidiary of the Parent Borrower that is a CFC or Domestic Foreign Holding Company.

“Excluded Subsidiary” means (a) each Subsidiary listed on Schedule 1.01C hereto, (b) any Subsidiary that is prohibited by applicable Law or by any contractual obligation existing on the Closing Date (or, if later, the date such Subsidiary first becomes a Subsidiary) from guaranteeing the Obligations (and in the case of such contractual obligation, not entered into in contemplation of the acquisition of such Subsidiary) or which would require governmental (including regulatory) consent, approval, license or authorization to provide a Guarantee unless such consent, approval, license or authorization has been received, (c) any Restricted Subsidiary acquired pursuant to a Permitted Acquisition or other similar Investment permitted hereunder that, at the time of such Permitted Acquisition or other similar Investment, has ~~assumed~~outstanding secured Indebtedness not incurred in contemplation of such Permitted Acquisition or other similar Investment and each Restricted Subsidiary that is a Subsidiary thereof that guarantees such Indebtedness, in each case, to the extent such secured Indebtedness prohibits such Subsidiary from becoming a Guarantor (provided that each such Restricted Subsidiary shall cease to be an Excluded Subsidiary under this clause (c) if such secured Indebtedness is repaid or becomes unsecured, if such Restricted Subsidiary ceases to be an obligor with respect to such secured Indebtedness or such prohibition no longer exists, as applicable), (d) any Immaterial Subsidiary or Unrestricted Subsidiary, (e) ~~captive insurance companies, (f) not-for-profit~~Captive Insurance Subsidiaries, (f) [reserved], (g) ~~special purpose entities~~[reserved], (h) any non-Wholly Owned Subsidiary, (i) any Domestic Foreign Holding Company, (j) any Foreign Subsidiary that is a CFC (other than any Foreign Guarantor), (k) any Domestic Subsidiary of a Foreign Subsidiary that is a CFC (other than any Foreign Guarantor), (l) any Securitization Subsidiary and (m) any other Subsidiary with respect to which the ~~Administrative Agent and the Borrowers have~~Parent Borrower has determined in ~~their~~its reasonable judgment~~, and agree in writing,~~ that the cost or other consequences (including any adverse tax consequences; provided that with respect to adverse tax consequences the determination shall be made by the ~~Borrowers in consultation with (but without the consent of) the Administrative Agent~~Parent Borrower in good faith) of providing a Guarantee ~~shall be~~is excessive in view of the benefits to be obtained by the Lenders therefrom; in each case of this definition, unless such Subsidiary is designated by the Parent Borrower as a Guarantor pursuant to the definition of “Guarantors”; provided that such Subsidiary shall not guarantee any Indebtedness for borrowed money of a Loan Party in an aggregate principal amount in excess of $25,000,000.

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal or unlawful under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act at the time the Guarantee of such Guarantor or the grant of such security interest would otherwise have become effective with respect to such related Swap Obligation but for such Guarantor’s failure to constitute an “eligible contract participant” at such time. If a Swap Obligation arises under a Master Agreement governing more than one Swap Contract, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to Swap Contracts for which such Guarantee or security interest is or becomes excluded in accordance with the first sentence of this definition.

“Excluded Taxes” means, any of the following Taxes imposed on or with respect to any Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of any Loan Party under any Loan Document or required to be withheld or deducted from any such payment to any such recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, by any jurisdiction (i) imposed as a result of a present or former connection of such Agent, Lender or other recipient, as the case may be, with such jurisdiction (including as a result of being resident or being deemed to be resident, being organized, maintaining an Applicable Lending Office or carrying on business or being deemed to carry on business in such jurisdiction) other than any connection arising solely from any Loan Documents or any transactions contemplated thereby, or (ii) that are Other Connection Taxes (b) any U.S. federal withholding Taxes imposed on amounts payable to any Lender pursuant to a law in effect at the time such Lender becomes a party to this Agreement (other than pursuant to an assignment request by the Borrowers under Section 3.06(a)) or designates a new Applicable Lending Office, except to the extent such Lender’s assignor was entitled immediately prior to the assignment, or such Lender was entitled immediately before it designated a new Applicable Lending Office, to receive additional amounts from any Loan Party with respect to such Taxes pursuant to Section 3.01(a), (c) Taxes resulting from a failure of a Lender to comply with Section 3.01(f) or a failure of the Administrative Agent to comply with Section 3.01(g) and (d) any withholding Taxes imposed pursuant to FATCA.

“Existing ~~Apria Credit Agreement~~Qualified Securitization” means that certain ~~Credit~~Receivables Purchase Agreement, dated as of ~~June 21~~October 18, ~~2019~~2024, by and ~~between Apria Healthcare Group LLC, Apria Holdings LLC, the other guarantors~~among Owens & Minor Medical, LLC, as the initial servicer, O&M Funding LLC, as seller, the purchasers from time to time party thereto, ~~Citizens~~PNC Bank, ~~N.A.~~National Association, as administrative agent, ~~the lenders party thereto, and the other parties party thereto, as the same may be amended, restated, supplemented or otherwise modified from time to time.~~

and PNC Capital Markets LLC, as structuring agent, and as amended and restated by ~~“Existing OMI Credit Agreement” means~~ that certain ~~Credit~~Amended and Restated Receivables Purchase Agreement, dated as of ~~March 10~~December 31, ~~2021~~2025, by and among ~~the Borrowers, the Parent Borrower, the Guarantors (as defined therein) party thereto, the Banks (as defined therein) party thereto, the Lenders (as defined therein) party thereto, Bank of America, N.A.,~~Byram Healthcare Centers, Inc., as the initial servicer, O&M Funding LLC, as seller, the purchasers from time to time party thereto, PNC Bank, National Association, as administrative agent, ~~as the same may be~~and PNC Capital Markets LLC, as structuring agent, and as further amended, ~~restated, amended and restated,~~ supplemented ~~or otherwise~~, modified, extended, renewed, restated or refinanced from time to time.

~~“Expected Cure Amount” has the meaning specified in Section 8.05(b).~~

“Extended Term Loans” has the meaning specified in Section 2.15(a).

“Extension” has the meaning specified in Section 2.15(a).

“Extension Offer” has the meaning specified in Section 2.15(a).

“FATCA” means current Sections 1471 through 1474 of the Code (and any amended or successor version that is substantively comparable) or any current or future regulations with respect thereto or other official interpretations thereof, any agreements entered into pursuant to current Section 1471(b)(1) of the Code (or any amended or successor version described above) and any intergovernmental agreements entered into to implement or further the collection of Taxes imposed pursuant to the foregoing (together with any Law, fiscal or regulatory legislation, rules or practices implementing such agreements, treaties or conventions).

“FCPA” means the United States Foreign Corrupt Practices Act of 1977, as amended.

“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as shall be set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate; provided that, if the Federal Funds Effective Rate as so determined would be less than 0.00%, such rate shall be deemed to be 0.00% for the purposes of this Agreement.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States of America.

~~“Financial Covenants” means the covenants set forth in Section 7.11.~~

~~“Financial Covenant Event of Default” has the meaning specified in Section 8.01(b).~~

“First Lien Leverage Ratio” means, with respect to any Test Period, the ratio of (a) the Consolidated Total Debt comprising the Obligations and any other Consolidated Total Debt that is secured by a Lien on the Collateral that is pari passu with the Liens securing the Obligations, as of the last day of such Test Period to (b) Consolidated EBITDA of the Parent Borrower and its Restricted Subsidiaries for such Test Period.

“First Lien Revolving Credit Facility Agreement” means that certain Credit Agreement, dated as of March 10, 2021, by and among the Borrowers, the Parent Borrower, the Guarantors (as defined therein) party thereto, the Banks (as defined therein) party thereto, the Lenders (as defined therein) party thereto, Bank of America, N.A., as administrative agent, as amended and restated on or around the Amendment No. 2 Effective Date, as the same may be further amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“First Lien Revolving Credit Facility Agreement Collateral Agent” shall have the meaning ascribed to the term “Collateral Agent” in the First Lien Revolving Credit Facility Agreement.

“Fitch” means Fitch, Inc. and any successor thereto.

“Fixed Charges” means, with respect to any Person for any period, the sum of:

(1) Consolidated Interest Expense of such Person for such Test Period;

(2) all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Preferred Stock of any Restricted Subsidiary of such Person during such period; and

(3) all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Disqualified Equity Interests of such Person during this period.

“Flood Insurance Laws” means, collectively, (i) National Flood Insurance Reform Act of 1994 (which comprehensively revised the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973) as now or hereafter in effect or any successor statute thereto, (ii) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto and (iii) the Biggert-Waters Flood Insurance Reform Act of 2012 as now or hereafter in effect or any successor statute thereto.

“Floor” means the benchmark rate floor, if any, provided in this Agreement (as of the execution of this Agreement, any modification, amendment or renewal of this Agreement or otherwise) with respect to the Adjusted Term SOFR Rate or the Adjusted Daily Simple SOFR, as applicable; provided that the initial Floor for each of Adjusted Term SOFR Rate or Adjusted Daily Simple SOFR shall be ~~(x) with respect to the Term A-1 Term Facility, 0.0% and (y) with respect to any other Loan,~~ 0.50%.

“Foreign Guarantor” means each Foreign Subsidiary that is, or may from time to time become party to the Guaranty in accordance with the definition of “Guarantor” herein.

“Foreign Plan” means any employee benefit plan, program, policy, arrangement or agreement maintained or contributed to or by, or entered into with, any Loan Party or any Restricted Subsidiary with respect to employees outside the United States.

“Foreign Subsidiary” means any direct or indirect Subsidiary of the Parent Borrower which is not a Domestic Subsidiary.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“GAAP” means generally accepted accounting principles in the United States, as in effect from time to time; provided that if the Parent Borrower notifies the Administrative Agent that the Borrowers request an amendment to any provision hereof to eliminate the effect of any change occurring after the Closing Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Parent Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

“Governmental Authority” means any nation or government, any state, provincial, country, territorial or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Granting Lender” has the meaning specified in Section 10.07(h).

“Guarantee Obligations” means, as to any Person, without duplication, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other monetary obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other monetary obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance of such Indebtedness or other monetary obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other monetary obligation or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part) or (b) any Lien on any assets of such Person securing any Indebtedness or other monetary obligation of any other Person, whether or not such Indebtedness or other monetary obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien); provided that the term “Guarantee Obligations” shall not include (x) endorsements for collection or deposit, in either case in the ordinary course of business, (y) any customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition or disposition of assets permitted under this Agreement (other than such obligations with respect to Indebtedness) or (z) Standard Securitization Obligations and Limited Originator Recourse relating to Qualified Securitization Transactions. The amount of any Guarantee Obligation shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.

“Guarantees” has the meaning specified in the definition of “Collateral and Guarantee Requirement.”

“Guarantors” has the meaning specified in the definition of “Collateral and Guarantee Requirement.” For avoidance of doubt, the Parent Borrower in its sole discretion may cause any Restricted Subsidiary that is not a Guarantor to Guarantee the Obligations by causing such Restricted Subsidiary to execute and deliver to the Administrative Agent a Guaranty Supplement (as defined in the Guaranty), and any such Restricted Subsidiary shall thereafter be a Guarantor, Loan Party and Subsidiary Guarantor hereunder for all purposes; provided that if such Restricted Subsidiary is not organized in the United States, (i) the jurisdiction of organization of such Restricted Subsidiary shall be reasonably satisfactory to the Collateral Agent if acting as Collateral Agent or entering into Loan Documents with Subsidiaries in such jurisdiction is prohibited by applicable Law or would expose the Collateral Agent, in its capacity as such, to material additional liabilities and (ii) such Restricted Subsidiary shall have complied with the Collateral and Guarantee Requirement prior to the becoming a Guarantor.

“Guaranty” means, collectively, (a) ~~the Guaranty substantially in the form of Exhibit E~~that certain Guaranty, dated as of March 29, 2022, between, among others, the Loan Parties party thereto as of the date thereof and the Administrative Agent and (b) each other guaranty and guaranty supplement delivered pursuant to Section 6.10.

“Hazardous Materials” means all hazardous, toxic, explosive or radioactive substances or wastes, and all other chemicals, pollutants, contaminants, substances or wastes of any nature regulated pursuant to any Environmental Laws because of their hazardous, toxic, dangerous or deleterious characteristics or properties, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas and toxic mold.

“Hedge Bank” means any Person that is (i) a Lender, an Agent, a Lead Arranger or an Affiliate of the foregoing at the time it enters into a Secured Hedge Agreement, or (ii) party to a Swap Contract with a Loan Party or any Restricted Subsidiary that is in effect as of the Closing Date, in its capacity as a party thereto.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, commodity swap agreement, commodity cap agreement, commodity collar agreement, foreign exchange contracts, currency swap agreement or similar agreement providing for the transfer or mitigation of interest rate, commodity price or currency risks either generally or under specific contingencies.

“Immaterial Subsidiary” means at any date of determination, each Restricted Subsidiary of the Parent Borrower that has been designated by the Parent Borrower in writing to the Administrative Agent as an “Immaterial Subsidiary” for purposes of this Agreement (and not redesignated as a Material Subsidiary as provided below); provided that (a) for purposes of this Agreement, (i) the total assets or Consolidated EBITDA of each Immaterial Subsidiary shall not exceed (x) 2.5% of Consolidated Total Assets at such date or (y) 2.5% of the total Consolidated EBITDA of the Parent Borrower and its Restricted Subsidiaries for such Test Period, in each case determined on a consolidated basis in accordance with GAAP and (ii) at no time shall the total assets of all Immaterial Subsidiaries at the last day of the most recent Test Period or the Consolidated EBITDA of all Immaterial Subsidiaries for such Test Period exceed (x) 7.5% of Consolidated Total Assets at such date or (y) 7.5% of the total Consolidated EBITDA of the Parent Borrower and its Restricted Subsidiaries for such period, in each case determined on a consolidated basis in accordance with GAAP, (b) the Parent Borrower shall not designate any new Immaterial Subsidiary if such designation would not comply with the provisions set forth in clause (a) above, and (c) if the Consolidated Total Assets or the Consolidated EBITDA of all Restricted Subsidiaries so designated by the Parent Borrower as “Immaterial Subsidiaries” (and not redesignated as “Material Subsidiaries”) shall at any time exceed the limits set forth in clause (a) above, then all such Restricted Subsidiaries shall be deemed to be Material Subsidiaries unless and until the Parent Borrower shall redesignate one or more Immaterial Subsidiaries as Material Subsidiaries, in each case in a written notice to the Administrative Agent, and, as a result thereof, the total assets and gross revenues of all Restricted Subsidiaries still designated as “Immaterial Subsidiaries” do not exceed such limits; and provided, further, that the Parent Borrower may designate and re-designate a Restricted Subsidiary as an Immaterial Subsidiary at any time, subject to the terms set forth in this definition.

“Immediate Family Members” means, with respect to any individual, such individual’s child, stepchild, grandchild or more remote descendant, parent, stepparent, grandparent, spouse, former spouse, qualified domestic partner, sibling, mother-in-law, father-in-law, son-in-law and daughter-in-law (including adoptive relationships, the estate of such individual and such other individuals above) and any trust, partnership or other bona fide estate-planning vehicle the only beneficiaries of which are any of the foregoing individuals or any private foundation or fund that is controlled by any of the foregoing individuals or any donor-advised fund of which any such individual is the donor.

“Incremental Equivalent Debt” has the meaning specified in Section 7.01(p).

“Incremental Facility Amendment” has the meaning specified in Section 2.14(d).

“Incremental Facility Closing Date” has the meaning specified in Section 2.14(e).

“Incremental Incurrence Test” has the meaning specified in Section 2.14(a).

~~“Incremental Term Commitments” means any commitments to provide Incremental Term Loans~~

“Incremental Term ~~A~~B Loans” has the meaning specified in Section 2.14(a).

“Incremental Term ~~B Loans”  has the meaning specified in Section 2.14(a)~~Commitments” means any commitments to provide Incremental Term Loans.

“Incremental Term Loans” has the meaning specified in Section 2.14(a).

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a)	all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b)

the maximum amount (after giving effect to any prior drawings or reductions which may have been reimbursed) of all letters of credit (including standby and commercial), banker’s acceptances, bank guaranties, surety bonds, performance bonds and similar instruments issued or created by or for the account of such Person;

(c)	net obligations of such Person under any Swap Contract;

(d)

all obligations of such Person to pay the deferred purchase price of property or services (other than (i) trade accounts payable in the ordinary course of business and (ii) any earn-out obligation until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP and if not paid within thirty (30) days after becoming due and payable);

(e)

indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements and mortgage, industrial revenue bond, industrial development bond and similar financings), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f)	all Attributable Indebtedness;

(g)	all obligations of such Person in respect of Disqualified Equity Interests; and

(h)	all Guarantee Obligations of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall (A) include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation, company, or limited liability company) in which such Person is a general partner or a joint venturer, except to the extent such Person’s liability for such Indebtedness is otherwise limited, (B) in the case of the Parent Borrower and its Restricted Subsidiaries, exclude all intercompany Indebtedness having a term not exceeding 364 days (inclusive of any roll-over or extensions of terms) and made in the ordinary course of business consistent with past practice and (C) except for purposes of calculating the Consolidated Interest Coverage Ratio to the extent the interest expense in respect thereof is not covered by proceeds held in Escrow or in connection with any test date of any Limited Condition Transaction or any test related to a subsequent transaction, exclude Indebtedness incurred in advance of, and the proceeds of which are to be applied in connection with, the consummation of a transaction solely to the extent the proceeds thereof are and continue to be held in an Escrow and are not otherwise made available to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of Indebtedness of any Person for purposes of clause (e) shall be deemed to be equal to the lesser of (i) the aggregate unpaid amount of such Indebtedness and (ii) the fair market value of the property encumbered thereby as determined by such Person in good faith.

“Indemnified Liabilities” has the meaning specified in Section 10.05.

“Indemnified Taxes” means (a) all Taxes, other than Excluded Taxes, imposed on or in respect of any payment made by or on account of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitees” has the meaning specified in Section 10.05.

“~~Indenture~~Indentures” means collectively, the 2014 Indenture, 2021 Indenture ~~and~~, 2022 Indenture, 2026 First Lien Indenture and 2026 Second Lien Indenture.

“Information” has the meaning specified in Section 10.08.

“Initial Term A-1 Commitment” means, as to each Initial Term A-1 Lender, its obligation to make an Initial Term A-1 Term Loan to the Borrowers pursuant to Section 2.01(b) in an aggregate principal amount not to exceed the amount set forth opposite such Lender’s name on each of Schedule 2.01 under the header ~~“~~“Initial Term A-1 Commitments~~”~~” , or in the Assignment and Assumption pursuant to which such Initial Term A-1 Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. The initial aggregate amount of the Initial Term A-1 Commitments as of the Closing Date ~~is~~was $500,000,000.

“Initial Term A-1 Lender” means, at any time, any Lender that has an Initial Term A-1 Commitment or an Initial Term A-1 Loan at such time.

“Initial Term A-1 Maturity Date” has the meaning specified in the definition of “Maturity Date”.

“Initial Term A-1 Term Loan” means a Loan made pursuant to Section 2.01(b).

“Initial Term B-1 Commitment” means, as to each Initial Term B-1 Lender, its obligation to make an Initial Term B-1 Term Loan to the Borrowers pursuant to Section 2.01(a) in an aggregate principal amount not to exceed the amount set forth opposite such Lender’s name on each of Schedule 2.01 under the header ~~“~~“Initial Term B-1 Commitments~~”~~” , or in the Assignment and Assumption pursuant to which such Initial Term B-1 Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. The initial aggregate amount of the Initial Term B-1 Commitments as of the Closing Date ~~is~~was $600,000,000.

“Initial Term B-1 Lender” means, at any time, any Lender that has an Initial Term B-1 Commitment or an Initial Term B-1 Loan at such time.

“Initial Term B-1 Maturity Date” has the meaning specified in the definition of “Maturity Date”.

“Initial Term B-1 Term Loan” means a Loan made pursuant to Section 2.01(a).

“Initial Term Borrowing” means the borrowing of the Term Loans on the Closing Date.

“Initial Term Lender” means, at any time, any Initial Term A-1 Lender and any Initial Term B-1 Lender.

“Initial Term Loan” means any Initial Term A-1 Term Loan and any Initial Term B-1 Term Loan.

~~“Inside Maturity Debt” means, with respect to any Incremental Term Loans, Incremental Equivalent Debt, Refinancing Term Loans, Indebtedness permitted pursuant to Section 7.01(n), (p) or (u), Permitted Debt Exchange Notes and any Permitted Refinancing in respect of the foregoing, an aggregate amount up to the greater of (x) $330 million and (y) 50% of Consolidated EBITDA as of the most recently ended Test Period at any time outstanding; provided that no such Inside Maturity Debt shall have a final maturity date earlier than the Initial Term A-1 Maturity Date.~~

“Interest Payment Date” means (a) with respect to any Base Rate Loan, the last day of each of March, June, September and December and the Maturity Date and (b) with respect to any Term Benchmark Loan, the last day of each Interest Period applicable to the borrowing of which such Loan is a part and, in the case of a Term Benchmark Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period and the Maturity Date.

“Interest Period” means with respect to any Term Benchmark Borrowing, the period commencing on the date of such borrowing and ending on the numerically corresponding day in the calendar month that is one (1), three (3) months or 6 (six) months thereafter (in each case, subject to the availability for the Benchmark applicable to the Term Loan or Term Commitment, as the Parent Borrower may elect in their Committed Loan Notice); provided that

(i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day,

(ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period, and

(iii) no tenor that has been removed from this definition pursuant to Section 3.03 shall be available for specification in such Committed Loan Notice or Committed Loan Notice. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such borrowing. No more than seven (7) Term Benchmark Loans may be in effect at any time; provided that, at any time Incremental Term Loans are outstanding, no more than ten (10) Term Benchmark Loans may be in effect at any time.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests or debt or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee Obligation with respect to any obligation of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person (excluding, in the case of the Parent Borrower and its Restricted Subsidiaries, intercompany loans, advances, or Indebtedness having a term not exceeding 364 days (inclusive of any roll-over or extensions of terms) and made in the ordinary course of business consistent with past practice) or (c) the purchase or other acquisition (in one transaction or a series of transactions) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of such Person. For purposes of covenant compliance, the amount of any Investment ~~shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value~~outstanding at any time shall be the original cost of such Investment~~.~~, reduced by any dividend, distribution, interest payment, return of capital, repayment or other amount received in cash or Cash Equivalents by the Parent Borrower or a Restricted Subsidiary in respect of such Investment to the extent such amounts do not increase any other baskets under this Agreement.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or an equivalent rating by Fitch, Inc.

“IP Rights” has the meaning specified in Section 5.14.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.

“Junior Lien Intercreditor Agreement” means that certain Junior Lien Intercreditor Agreement, dated as of the Amendment No. 2 Effective Date, among the Collateral Agent, Bank of America, N.A., as collateral agent under the First Lien Revolving Credit Facility Agreement, Regions Bank as collateral agent under the 2026 First Lien Indenture and Regions Bank as collateral agent under the 2026 Second Lien Indenture, and the representatives for purposes thereof for holders of one or more other classes of Indebtedness, and acknowledged and agreed by the Loan Parties, as amended, restated, supplemented or otherwise modified from time to time in accordance with the requirements thereof and of this Agreement, and which shall also include any replacement intercreditor agreement entered into in accordance with the terms hereof (so long as such replacement intercreditor agreement would qualify as an Acceptable Intercreditor Agreement for Indebtedness that is permitted hereunder to be secured by Liens on the Collateral that are junior to the Liens securing the Obligations).

“JV Entity” means any joint venture of the Parent Borrower or any Restricted Subsidiary that is not a Subsidiary.

“Latest Maturity Date” means, at any date of determination, the latest Maturity Date applicable to any Loan or Term Commitment hereunder at such time, including the latest maturity date of any Incremental Term Commitment, in each case as extended in accordance with this Agreement from time to time.

“Laws” means, collectively, all international, foreign, federal, state, provincial and local laws (including common laws), statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority.

“LCT Election” has the meaning specified in Section 1.09(a).

“LCT Test Date” has the meaning specified in Section 1.09(a).

~~“LCT Representations” has the meaning specified in Section 5.19.~~

“Lead Arrangers” means JPMorgan Chase Bank, N.A., BofA Securities, Inc., Citibank, N.A., Citizens Bank, N.A., PNC Capital Markets LLC, Regions Capital Markets, Capital One, N.A. and KKR Capital Markets LLC, in their capacities as Joint Lead Arrangers and Joint Bookrunners under this Agreement.

“Lender” has the meaning specified in the introductory paragraph to this Agreement and, as the context requires, and their respective successors and assigns as permitted hereunder, each of which is referred to herein as a “Lender.”

“Lender Participation Notice” has the meaning specified in Section 2.05(b)(iii).

“Liability Management Transaction” means any refinancing, retirement, exchange, extension, repurchase, or defeasance of any Loans or any Indebtedness for borrowed money that is contractually or structurally junior thereto with any other Indebtedness that is contractually, structurally or temporally senior (including as to Lien priority or additional collateral) to such Loans (including, for the avoidance of doubt, through any incurrence of Indebtedness by a Person that is not a Borrower or a Guarantor, whether or not such Person owns any assets or property), and any asset transfer (and including any related assumption of liabilities) consummated in connection therewith; provided that, for the avoidance of doubt, in no event shall any of the following constitute a Liability Management Transaction: (a) any refinancing, retirement, exchange, extension, repurchase, or defeasance of any existing Indebtedness of the Parent Borrower or any of its Restricted Subsidiaries that is already contractually, structurally or temporally senior (including as to Lien priority or additional collateral) to such Loans, with Indebtedness that is so senior to no greater extent, (b) any Indebtedness that is offered ratably on the same terms and conditions as offered to all other providers of such Indebtedness (other than bona fide backstop fees and reimbursement of counsel fees and other expenses in connection with the negotiation of the terms of such transaction), to all adversely affected Lenders, and (c) any Indebtedness (x) incurred in connection with the Amendment No. 2 Transactions or (y) incurred to finance the repurchase of or in exchange for Senior Notes in compliance with Section 7.01 and Section 7.06.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, assignment (by way of security or otherwise), deemed trust, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any Capitalized Lease having substantially the same economic effect as any of the foregoing).

“Limited Condition Transaction” means (x) any acquisition or other investment, including by way of merger, by the Parent Borrower or one or more of its Restricted Subsidiaries permitted pursuant to this Agreement whose consummation is not conditioned upon the availability of, or on obtaining, third party financing and (y) any redemption, repurchase, defeasance, satisfaction and discharge or repayment of indebtedness requiring irrevocable notice in advance of such redemption, repurchase, satisfaction and discharge or repayment.

“Limited Originator Recourse” means a letter of credit, cash collateral account or other credit enhancement issued or provided for a similar purpose in connection with the incurrence of Indebtedness by a Securitization Subsidiary under a Qualified Securitization Transaction.

“Loan” means an extension of credit by a Lender to a Borrower under Article II in the form of a Term Loan (including any Incremental Term Loans or any Extended Term Loans).

“Loan Documents” means, collectively, (i) this Agreement, (ii) the Notes, (iii) each Guaranty, (iv) the Collateral Documents ~~and~~, (v) the ~~Closing Date~~Pari Passu First Lien Intercreditor Agreement, (vi) the Junior Lien Intercreditor Agreement, (vii) any other Acceptable Intercreditor Agreement, and (viii) Amendment No. 2, in each case, ~~as~~together with any amendments thereto and as such documents may be amended in accordance with this Agreement.

“Loan Parties” means, collectively, (i) the Borrowers and (ii) each Guarantor.

“Market Capitalization” means an amount equal to (i) the total number of issued and outstanding shares of common stock or common equity interests of the Parent Borrower or its direct or indirect parent on the date of the declaration of a Restricted Payment multiplied by (ii) the arithmetic mean of the closing prices per share of such common stock or common equity interests on the principal securities exchange on which such common stock or common equity interests are traded for the thirty (30) consecutive trading days immediately preceding the date of declaration of such Restricted Payment.

“Master Agreement” has the meaning specified in the definition of “Swap Contract.”

“Material Adverse Effect” means (a) a material adverse effect on the business, operations, assets, liabilities (actual or contingent) or financial condition of the Parent Borrower and its Restricted Subsidiaries, taken as a whole, (b) a material adverse effect on the ability of the Loan Parties (taken as a whole) to perform their respective payment obligations under any Loan Document to which any of the Loan Parties is a party or (c) a material adverse effect on the rights and remedies of the Lenders or the Agents under any Loan Document.

~~“Material Real Property” means (a) each fee-owned real property set forth on Schedule 1.01E and (b) other than Excluded Property, any fee-owned real property acquired by any Loan Party following the Closing Date (or owned by any Person that becomes a Loan Party after the Closing Date) located in the United States with a fair market value in excess of $15,000,000.~~

“Material Subsidiary” means, at any date of determination, each Restricted Subsidiary of the Parent Borrower that is not an Immaterial Subsidiary (but including, in any case, any Restricted Subsidiary that has been designated as a Material Subsidiary as provided in, or that has been designated as an Immaterial Subsidiary in a manner that does not comply with, the definition of “Immaterial Subsidiary”); provided that no Securitization Subsidiary shall constitute a Material Subsidiary.

“Maturity Date” means (a)(i) with respect to the Initial Term A-1 Loans, the fifth anniversary of the Closing Date (the “Initial Term A-1 Maturity Date”), and (ii) with respect to the Initial Term B-1 Loans, the seventh anniversary of the Closing Date (the “Initial Term B-1 Maturity Date”), (b) with respect to any Extended Term Loan, the maturity date applicable to such Extended Term Loan in accordance with the terms hereof or (c) with respect to any Incremental Term Loan, the maturity date applicable to such Incremental Term Loan in accordance with the terms hereof; provided that if any such day is not a Business Day, the Maturity Date shall be the Business Day immediately preceding such day.

“Maximum Tender Condition” has the meaning specified in Section 2.17(b).

“Merger” has the meaning set forth in the preliminary statements to this Agreement.

“Merger Agreement” has the meaning set forth in the preliminary statements to this Agreement.

“Merger Sub” has the meaning set forth in the preliminary statements to this Agreement.

~~“~~“MFN Adjustment~~”~~” has the meaning specified in Section 2.14(b).

“Minimum Extension Condition” has the meaning specified in Section 2.15(b).

“Minimum Tender Condition” has the meaning specified in Section 2.15(b).

“Minimum Tranche Amount” has the meaning specified in Section  ~~2.17~~2.15 (b).

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Mortgage” means a deed of trust, trust deed, deed of hypothecation, security deed or mortgage, as applicable, in each case, creating and evidencing a Lien ~~on a Mortgaged Property made by the Loan Parties in favor or for the benefit of the Collateral Agent on behalf of the Secured Parties, in form and substance reasonably satisfactory to the Collateral Agent~~.

~~“Mortgage Policies” has the meaning specified in paragraph (f) of the definition of Collateral and Guarantee Requirement.~~

~~“Mortgaged Property” means each Material Real Property, if any, which shall be subject to a Mortgage delivered pursuant to Section 6.10 and/or Section 6.12, as applicable.~~

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which any Loan Party or any ERISA Affiliate makes or is obligated to make contributions, or during the immediately preceding six (6) years, has made or been obligated to make contributions.

“Net Cash Proceeds” means:

(a) with respect to the Disposition of any asset by the Parent Borrower or any Restricted Subsidiary or any Casualty Event, an amount equal to the excess, if any, of (i) the sum of cash and Cash Equivalents received in connection with such Disposition or Casualty Event (including any cash or Cash Equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received and, with respect to any Casualty Event, any insurance proceeds or condemnation awards in respect of such Casualty Event actually received by or paid to or for the account of the Parent Borrower or any Restricted Subsidiary) over (ii) the sum of (A) the principal amount, premium (including tender premiums) or penalty, if any, interest ~~and other~~, defeasance costs, underwriting discounts, original issue discount, upfront fees or similar fees and other amounts on any Indebtedness that is secured by the asset (or Indebtedness owned by a Non-Loan Party that owns the asset) subject to such Disposition or Casualty Event and that is required to be repaid (and is timely repaid) in connection with such Disposition or Casualty Event (other than Indebtedness under the Loan Documents and Indebtedness that is secured by Liens ranking junior to or pari passu with the Liens securing Obligations under the Loan Documents), (B) the out-of-pocket fees and expenses (including attorneys’ fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, other customary expenses and brokerage, consultant and other customary fees) actually incurred by the Parent Borrower or such Restricted Subsidiary in connection with such Disposition or Casualty Event, (C) taxes paid or reasonably estimated to be actually payable in connection therewith (including, for the avoidance of doubt, any income, withholding and other taxes payable as a result of the distribution of such proceeds to the Parent Borrower), and (D) any reserve for adjustment in respect of (x) the sale price of such asset or assets or purchase price adjustment established in accordance with GAAP and (y) any liabilities associated with such asset or assets and retained by the Parent Borrower or any Restricted Subsidiary after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or with respect to any indemnification obligations associated with such transaction, it being understood that “Net Cash Proceeds” shall include (i) any cash or Cash Equivalents received upon the Disposition of any non-cash consideration by the Parent Borrower or any Restricted Subsidiary in any such Disposition and (ii) upon the reversal (without the satisfaction of any applicable liabilities in cash in a corresponding amount) of any reserve described in clause (D) above or if such liabilities have not been satisfied in cash and such reserve is not reversed within 365 days after such Disposition or Casualty Event, the amount of such reserve; and

(b) with respect to the incurrence or issuance of any Indebtedness by the Parent Borrower or any Restricted Subsidiary, the excess, if any, of (x) the sum of the cash received in connection with such incurrence or issuance over (y) the investment banking fees, underwriting discounts, commissions, Taxes, costs and other out-of-pocket expenses and other customary expenses incurred by the Parent Borrower or such Restricted Subsidiary in connection with such incurrence or issuance; and

(c)  ~~(iii)~~ with respect to any Permitted Equity Issuance by any direct or indirect parent of the Parent Borrower, the amount of cash from such Permitted Equity Issuance contributed to the capital of the Parent Borrower.

~~“Necessary Cure Amount” has the meaning specified in Section 8.05(b).~~

“Non-Consenting Lender” has the meaning specified in Section 3.06(d).

“Non-Extending Lender” means any Lender that elects not to participate in an Extension pursuant to Section 2.15.

“Non-Loan Party” means any Restricted Subsidiary of the Parent Borrower that is not a Loan Party.

“Note” means a Term Note.

“NYFRB” means the Federal Reserve Bank of New York.

“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates as so determined would be less than 0.00%, such rate shall be deemed to be 0.00% for purposes of this Agreement.

“NYFRB’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.

“Obligations” means (w) all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party or other Subsidiary arising under any Loan Document or otherwise with respect to any Loan, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any other Subsidiary of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding, (x) ~~Hedging Obligations~~obligations of any Loan Party or any other Restricted Subsidiary arising under any Secured Hedge Agreement (other than any Excluded Swap Obligations) and (y) Cash Management Obligations. Without limiting the generality of the foregoing, the Obligations of the Loan Parties under the Loan Documents (and of any of their Subsidiaries to the extent they have obligations under the Loan Documents) include (a) the obligation (including guarantee obligations) to pay principal, interest, reimbursement obligations, charges, expenses, fees, Attorney Costs, indemnities and other amounts, in each case, payable by any Loan Party or any other Subsidiary under any Loan Document and (b) the obligation of any Loan Party or any other Subsidiary to reimburse any amount in respect of any of the foregoing that any Lender, in its sole discretion, may elect to pay or advance on behalf of such Loan Party or such Subsidiary.

“Offered Loans” has the meaning specified in Section 2.05(d)(iii).

~~“OMI Administrative Agent” shall have the meaning ascribed in the Existing OMI Credit Agreement.~~

“Organization Documents” means (a) with respect to any corporation or company, the certificate or articles of incorporation or amalgamation, the memorandum and articles of association, any other constitutional documents, any certificates of change of name and/or the bylaws; (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, declaration, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Applicable Indebtedness” has the meaning specified in Section 2.05(b)(ii)(A).

“Other Connection Taxes” means, with respect to any recipient, Taxes imposed as a result of a present or former connection between such recipient and the jurisdiction imposing such Tax (other than connections arising from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary Taxes and any intangible, mortgage recording or similar Taxes which arise from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, excluding, in each case, any such Tax resulting from an Assignment and Assumption or transfer or assignment to or designation of a new Applicable Lending Office or other office for receiving payments under any Loan Document (an “Assignment Tax”) but only if (a) such Assignment Tax is an Other Connection Tax and (b) such Assignment Tax does not arise as a result of an assignment (or designation of a new Applicable Lending Office) pursuant to a request by a Borrower under Section 3.06.

“Outstanding Amount” means with respect to the Term Loans on any date, the amount of the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Term Loans occurring on such date.

“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight eurodollar transactions denominated in Dollars by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.

“Parent Borrower” has the meaning specified in the introductory paragraph to this Agreement.

“Pari Passu First Lien Intercreditor Agreement” means that certain Amended and Restated First Lien Pari Passu Intercreditor Agreement, dated as of the Amendment No. 2 Effective Date, among the Collateral Agent, Bank of America, N.A., as collateral agent under the First Lien Revolving Credit Facility Agreement, Regions Bank, as collateral agent under the 2026 First Lien Indenture and the representatives for purposes thereof for holders of one or more other classes of Indebtedness, and acknowledged and agreed by the Loan Parties, as amended, restated, supplemented or otherwise modified from time to time in accordance with the requirements thereof and of this Agreement, and which shall also include any replacement intercreditor agreement entered into in accordance with the terms hereof (so long as such replacement intercreditor agreement would qualify as an Acceptable Intercreditor Agreement for Indebtedness that is permitted hereunder to be secured by Liens on the Collateral that are pari passu with the Liens securing the Obligations).

“Participant” has the meaning specified in Section 10.07(e).

“Participant Register” has the meaning specified in Section 10.07(e).

“Payment” has the meaning assigned to it in Section 9.15(a).

“Payment Notice” has the meaning assigned to it in Section 9.15(b).

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA) other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by any Loan Party or any ERISA Affiliate or to which any Loan Party or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding six (6) years.

“Permitted Acquisition” has the meaning specified in Section 7.03(j).

“Permitted Debt Exchange” has the meaning specified in Section 2.17(a).

“Permitted Debt Exchange Notes” has the meaning specified in Section 2.17(a).

“Permitted Debt Exchange Offer” has the meaning specified in Section 2.17(a).

“Permitted Equity Issuance” means any sale or issuance of any Qualified Equity Interests other than a sale or issuance that would constitute an Excluded Contribution Amount.

“Permitted Liens” means:

(a)

Liens (x) incurred to secure any Cash Management Obligations or other “bank products” (including those described in Section 7.01(q)) and (y) created by or arising under ~~(x)~~ the Loan Documents in favor of the Administrative Agent on behalf of the Secured Parties and the other holders of the Obligations and Liens created by or arising under the Loan Documents in favor of the Collateral Agent on behalf of the Secured Parties ~~and (y) the Existing OMI Credit Agreement~~;

(b)

Liens (other than Liens created or imposed under ERISA) for taxes, assessments or governmental charges or levies not overdue for a period of more than thirty (30) days or Liens for taxes being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which the property subject to any such Lien is not yet subject to foreclosure, sale or loss on account thereof);

(c)

statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and suppliers and other Liens imposed by law or pursuant to customary reservations or retentions of title arising in the ordinary course of business; provided that such Liens secure only amounts not yet due and payable or, if due and payable, not overdue for a period of more than thirty (30) days and unfiled and no other action has been taken to enforce the same or are being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which the property subject to any such Lien is not yet subject to foreclosure, sale or loss on account thereof);

(d)	Liens arising in the ordinary course of business under supplier agreements or securing related obligations to suppliers;

(e)	Liens that are non-exclusive licenses of IP Rights granted in the ordinary course of business;

(f)

Liens (other than Liens created or imposed under ERISA) incurred or deposits made by any member of the Consolidated Group in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

(g)	Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.01(h);

(h)

easements, rights-of-way, restrictions (including zoning restrictions), minor defects or irregularities in title and other similar charges or encumbrances that do not secure any monetary obligations and do not, in any material respect, impair the use of the encumbered real property in the ordinary course of business;

(i)

Liens on property of any Person securing Indebtedness (including Capitalized Leases, Indebtedness in respect of Sale Leasebacks and synthetic leases) of a Loan Party to the extent permitted under ~~Section~~Sections 7.01(c) or 7.01(cc);

(j)	leases or subleases granted to others not interfering in any material respect with the business of any member of the Consolidated Group;

(k)

any interest or title of a lessor under, and Liens arising from UCC financing statements (or equivalent filings, registrations or agreements in foreign jurisdictions) relating to, leases permitted by this Agreement;

(l)	Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(m)	Liens deemed to exist in connection with Investments in repurchase agreements which constitute Investments permitted under Section 7.03;

(n)	normal and customary rights of setoff upon deposits of cash in favor of banks or other depository institutions;

(o)

Liens created or deemed to exist in connection with a Qualified Securitization Transaction permitted under Section 7.01(f) (including any related filings of any financing statements), but only to the extent that any such Lien relates to the applicable Receivables Related Assets actually sold, contributed, financed or otherwise conveyed or pledged pursuant to such transaction;

(p)	Liens of a collection bank arising under Section 4-210 of the UCC on items in the course of collection;

(q)	Liens existing on the ~~date hereof~~Amendment No. 2 Effective Date and, to the extent securing obligations in excess of $5,000,000, set forth on Schedule 7.02;

(r)

Liens securing Indebtedness (or other obligations not constituting Indebtedness) of any member of the Consolidated Group incurred pursuant to Section 7.01(h)(~~A) (solely with respect to Indebtedness under the 2014 Indenture as in effect on the date hereof),~~B), Section 7.01(h)(C) ~~and~~, Section 7.01(~~o~~h)(~~in the case of clause (o), only to the extent secured by assets of such Non-Loan Parties which are not Collateral~~D) and Section 7.01(h)(E);

(s)

Liens securing Indebtedness permitted pursuant to Section 7.01(u) and 7.01(aa); provided that, to the extent such Liens are on the Collateral, such Liens may be either a Lien on the Collateral that is pari passu with the Lien securing the Obligations or a Lien ranking junior to the Lien on the Collateral securing the Obligations and, in any such case, the beneficiaries thereof (or an agent on their behalf) shall have entered into an Acceptable Intercreditor Agreement;

(t)

Liens on cash deposits not to exceed $~~50,000,000~~25,000,000 in the aggregate at any time outstanding for the purpose of collateralizing certain financial obligations under any workers’ compensation, unemployment insurance and other types of social security in the ordinary course;

(u)

Liens on the cash proceeds (and the related escrow account, and any money market funds or securities in which such cash proceeds are temporarily invested during the applicable escrow period) of any issuance of Indebtedness permitted pursuant to Section 7.01 in connection with the cash proceeds of such Indebtedness being placed into (and pending the release from) escrow;

(v)

Liens created in the ordinary course of business in favor of banks and other financial institutions over balances of any bank accounts of any Foreign Subsidiary held at such banks or such financial institutions, as the case may be, to facilitate the operation of cash pooling arrangements in respect of such bank accounts in the ordinary course of business;

(w)

Liens securing Indebtedness permitted to be secured pursuant to Section 7.01(n) or Section 7.01(p); provided that to the extent such Liens are on the Collateral, such Liens may be either (x) a Lien that is pari passu with the ~~Lien~~Liens securing the Obligations (with respect to Indebtedness incurred pursuant to Section 7.01(n), to the extent such Liens secure Indebtedness in an aggregate principal amount at any one time outstanding not exceeding $35,000,000) or (y) a Lien ranking junior to the ~~Lien~~Liens securing the Obligations and, in any such case, the beneficiaries thereof (or an agent on their behalf) shall have entered into an Acceptable Intercreditor Agreement;

(x)	[reserved];

(y)

other Liens securing Indebtedness or other obligations in an aggregate principal amount at any time outstanding not to exceed the greater of (x) $~~265,000,000~~50,000,000 and (y) ~~40~~15% of Consolidated EBITDA of the Parent Borrower for the most recently ended Test Period calculated on a Pro Forma Basis; provided that to the extent such Liens are on the Collateral, such Liens may only rank junior to the Liens securing the Obligations;

(z)	with respect to any Foreign Subsidiary, other Liens and privileges arising mandatorily by Law;

(aa)

the modification, replacement, renewal or extension of any Lien permitted by clauses (i) and (q) above and (dd) below; provided that (i) the Lien does not extend to any additional property other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien or financed by Indebtedness permitted under Section 7.01, and (B) proceeds and products thereof; and (ii) the renewal, extension or refinancing of the obligations secured or benefited by such Liens is permitted by Section 7.01;

(bb)

Liens securing Indebtedness permitted pursuant to Section 7.01(k); provided that, (i) such Liens shall only secure the obligations secured on the date of the related Permitted Acquisition or other similar Investment and such liens shall not extend to any other property of the Parent Borrower and its Restricted Subsidiaries that is not after-acquired property of the relevant acquired entities contemplated to be secured by such Indebtedness on the date of assumption thereof (and for the avoidance of doubt, no such after-acquired property shall be property of the Parent Borrower and its Restricted Subsidiaries in existence prior to such date of assumption) and (ii) to the extent such Liens are on the Collateral, the beneficiaries thereof (or an agent on their behalf) shall have entered into an Acceptable Intercreditor Agreement;

(cc)

Liens in favor of the Parent Borrower or a Restricted Subsidiary securing Indebtedness permitted under Section 7.01(e)(i) (provided that, solely with respect to Indebtedness required to be Subordinated Debt under Section 7.01(e)(i), such Lien shall be subordinated to the Liens on the Collateral securing the Obligations to the same extent);

(dd)

Liens existing on property at the time of its acquisition or existing on the property of any Person at the time such Person becomes a Restricted Subsidiary (other than by designation as a Restricted Subsidiary pursuant to Section 6.13), in each case after the ~~date hereof~~Closing Date; provided that (i) such Lien was not created in contemplation of such acquisition or such Person becoming a Restricted Subsidiary, (ii) such Lien does not extend to or cover any other assets or property (other than the proceeds or products thereof and other than after-acquired property subjected to a Lien securing Indebtedness and other obligations incurred prior to such time and which Indebtedness and other obligations are permitted hereunder that require, pursuant to their terms at such time, a pledge of after-acquired property, it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition), and (iii) the Indebtedness secured thereby is permitted under Section 7.01;

(ee)	Liens securing Indebtedness permitted pursuant to Section 7.01(q)~~;~~ and Section 7.01(z);

(ff)	Liens securing Hedging Obligations and obligations existing or arising under any Swap Contract permitted pursuant to Section 7.01(g)~~.~~;

(gg)

Liens securing Indebtedness permitted to be secured pursuant to Section 7.01(j); provided that to the extent such Liens are on the Collateral, such Liens may only rank junior to the Liens securing the Obligations; and

(hh)	Liens on assets securing any Indebtedness owed to any Captive Insurance Subsidiary by the Parent Borrower or any Restricted Subsidiary.

For purposes of determining compliance with this definition, in the event that a Lien meets the criteria of more than one of the categories of Liens described in clauses (a) through (~~ff~~hh ) above, the Borrowers may, in their sole discretion, classify and reclassify or later divide, classify or reclassify such Lien (or any portion thereof) and will only be required to include the amount and type of such Lien in one or more of the above clauses; provided that all Liens outstanding under the Loan Documents will be deemed to have been incurred in reliance only on the exception in clause (a) of this definition. To the extent any Lien permitted by this definition may secure Indebtedness permitted by Section 7.01, such Lien shall also be deemed to permit Liens securing obligations not constituting Indebtedness as a result of the accrual of interest, the accretion of accreted value, the amortization of original issue discount and the payment of interest.

“Permitted Refinancing” means, with respect to any Person, any modification (other than a release of such Person), refinancing, refunding, renewal or extension of any Indebtedness of such Person; provided that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, refunded, renewed or extended except by an amount equal to unpaid accrued interest and premium thereon, plus amounts that would otherwise be permitted under Section 7.01 (with such amounts being deemed utilization of the applicable basket or exception under Section 7.01), plus other reasonable amounts paid, and fees and expenses reasonably incurred, in connection with such modification, refinancing, refunding, renewal or extension and by an amount equal to any existing commitments unutilized thereunder, and as otherwise permitted under Section 7.01, (b) other than with respect to a Permitted Refinancing in respect of Indebtedness permitted pursuant to Section 7.01(c), such modification, refinancing, refunding, renewal or extension has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being modified, refinanced, refunded, renewed or extended or, if earlier, the applicable Latest Maturity Date (provided that the foregoing requirements of this clause (b) shall not apply to any ~~Inside Maturity Debt and~~ Qualifying Bridge Facility), (c) to the extent such Indebtedness being so modified, refinanced, refunded, renewed or extended is secured by a Lien on the Collateral, (i) the Lien securing such Indebtedness as modified, refinanced, refunded, renewed or extended shall not be senior in priority to the Lien on the Collateral securing the Indebtedness being modified, refinanced, refunded, renewed or extended unless otherwise permitted under any basket or exception under the definition of “Permitted Liens” (with such amounts constituting utilization of the applicable basket or exception under the definition of “Permitted Liens”) and (ii) such Indebtedness as so modified, refinanced, refunded, renewed or extended shall not be secured by any assets of the Parent Borrower or its Restricted Subsidiaries that does not secure the Indebtedness being modified, refinanced, refunded, renewed or extended, (d) to the extent such Indebtedness being so modified, refinanced, refunded, renewed or extended is unsecured, such modification, refinancing, refunding, replacement or extension shall also be unsecured unless secured by Liens that are otherwise permitted under any basket or exception under the definition of “Permitted Liens” (with such amounts constituting utilization of the applicable basket or exception under the definition of “Permitted Liens”) and (e) if such Indebtedness being modified, refinanced, refunded, renewed or extended is Indebtedness permitted pursuant to Section 7.01, (i) to the extent such Indebtedness being so modified, refinanced, refunded, renewed or extended is subordinated in right of payment to the Obligations, such modification, refinancing, refunding, renewal or extension is subordinated in right of payment to the Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being so modified, refinanced, refunded, renewed or extended unless otherwise permitted by any basket or exception under Section 7.01 (with such amounts constituting utilization of the applicable basket or exception under Section 7.01), (ii) in the case of Indebtedness initially incurred pursuant to Section 7.01(b) the terms and conditions (including, if applicable, as to collateral but excluding as to subordination, interest rate and redemption premium) of any such modified, refinanced, refunded, renewed or extended Indebtedness, taken as a whole, are not materially less favorable to the Loan Parties or the Lenders than the terms and conditions of the Indebtedness being modified, refinanced, refunded, renewed or extended (other than in the case of terms applying to periods after the then Latest Maturity Date or otherwise added for the benefit of the Lenders hereunder); provided that a certificate of a Responsible Officer of the Parent Borrower delivered to the Administrative Agent at least five (5) Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Parent Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirement, shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless the Administrative Agent notifies the Parent Borrower within such five (5) Business Day period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees) and (iii) such modification, refinancing, refunding, renewal or extension is incurred by a Person who is the obligor of the Indebtedness being so modified, refinanced, refunded, renewed or extended, and no additional obligors become liable for such Indebtedness except to the extent permitted by any basket or exception under Section 7.01 (with such amounts constituting utilization of the applicable basket or exception under Section 7.01).

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) other than a Foreign Plan, established or maintained by any Loan Party or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.

“Plan Assets” means “plan assets” within the meaning of U.S. Department of Labor Regulation 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA.

“Platform” has the meaning specified in Section 6.02.

“Post-Acquisition Period” means, with respect to any Permitted Acquisition or the conversion of any Unrestricted Subsidiary into a Restricted Subsidiary, the period beginning on the date such Permitted Acquisition or conversion is consummated and ending on the last day of the twenty-four (24) months immediately following the date on which such Permitted Acquisition or conversion is consummated.

“Preferred Stock” as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.

~~“Proposed Discounted Prepayment Amount” has the meaning specified in Section 2.05(d)(ii).~~

“Pro Forma Adjustment” means, for any Test Period that includes all or any part of a fiscal quarter included in any Post-Acquisition Period, with respect to the Acquired EBITDA of the applicable Acquired Entity or Business or Converted Restricted Subsidiary or the Consolidated EBITDA of the Parent Borrower, (a) the pro forma increase or decrease in such Acquired EBITDA or such Consolidated EBITDA, as the case may be, that is factually supportable and is expected to have a continuing impact, in each case as determined on a basis consistent with Article 11 of Regulation S-X of the Securities Act, as interpreted by the Securities and Exchange Commission and (b) additional good faith pro forma adjustments arising out of cost savings initiatives attributable to such transaction and additional costs associated with the combination of the operations of such Acquired Entity or Business or Converted Restricted Subsidiary with the operations of the Parent Borrower and its Restricted Subsidiaries, in each case being given pro forma effect, that (i) have been realized, (ii) subject to the limitations set forth in clause (1)(g) of the definition of Consolidated EBITDA, will be implemented following such transaction and are supportable and quantifiable and expected to be implemented within the succeeding twenty-four (24) months and, in each case, including, but not limited to, (w) reduction in personnel expenses, (x) reduction of costs related to administrative functions, (y) reductions of costs related to leased or owned properties and (z) reductions from the consolidation of operations and streamlining of corporate overhead taking into account, for purposes of determining such compliance, the historical financial statements of the Acquired Entity or Business or Converted Restricted Subsidiary and the consolidated financial statements of the Parent Borrower and its Subsidiaries, assuming such Permitted Acquisition or conversion, and all other Permitted Acquisitions or conversions that have been consummated during the period, and any Indebtedness or other liabilities repaid in connection therewith had been consummated and incurred or repaid at the beginning of such period (and assuming that such Indebtedness to be incurred bears interest during any portion of the applicable measurement period prior to the relevant acquisition at the interest rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination); provided that, so long as such actions are initiated during such Post-Acquisition Period or such costs are incurred during such Post-Acquisition Period, as applicable, for purposes of projecting such pro forma increase or decrease to such Acquired EBITDA or such Consolidated EBITDA, as the case may be, it may be assumed that such cost savings will be realizable during the entirety of such Test Period, or such additional costs, as applicable, will be incurred during the entirety of such Test Period.

“Pro Forma Basis” and “Pro Forma Effect” mean, with respect to compliance with any test hereunder for an applicable period of measurement, that (A) to the extent applicable, the Pro Forma Adjustment shall have been made and (B) all Specified Transactions and the following transactions in connection therewith shall be deemed to have occurred as of the first day of the applicable period of measurement (as of the last date in the case of a balance sheet item) in such test: (a) income statement items (whether positive or negative) attributable to the property or

Person subject to such Specified Transaction, (i) in the case of a Disposition of all or substantially all Equity Interests in any Restricted Subsidiary of the Parent Borrower or any division, product line, or facility used for operations of the Parent Borrower or any of its Restricted Subsidiaries, shall be excluded, and (ii) in the case of a Permitted Acquisition or Investment described in the definition of “Specified Transaction,” shall be included, (b) any retirement of Indebtedness, and (c) any Indebtedness incurred or assumed by the Parent Borrower or any of its Restricted Subsidiaries in connection therewith and if such Indebtedness has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination; provided that, without limiting the application of the Pro Forma Adjustment pursuant to clause (A) above, the foregoing pro forma adjustments may be applied to any such test solely to the extent that such adjustments are consistent with the definition of Consolidated EBITDA and give effect to events (including operating expense reductions) that are (as determined by the Parent Borrower in good faith) (i)(x) directly attributable to such transaction, (y) expected to have a continuing impact on the Parent Borrower and its Restricted Subsidiaries and (z) factually supportable or (ii) otherwise consistent with the definition of Pro Forma Adjustment.

“Proposed Discounted Prepayment Amount” has the meaning specified in Section 2.05(d)(ii).

“Public Company Costs” means, as to any Person, costs associated with, or in anticipation of, or preparation for, compliance with the requirements of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith and costs relating to compliance with the provisions of the Securities Act and the Exchange Act or any other comparable body of laws, rules or regulations, as companies with listed equity, directors~~’~~’ compensation, fees and expense reimbursement, costs relating to enhanced accounting functions and investor relations, shareholder meetings and reports to shareholders, directors~~’~~’ and officers~~’~~’ insurance and other executive costs, legal and other professional fees, and listing fees, in each case to the extent arising solely by virtue of the listing of such ~~Person’s~~Person’s equity securities on a national securities exchange or issuance of public debt securities.

“Public Lender” has the meaning specified in Section 6.02.

“QFC” has the meaning specified in Section 10.27.

“QFC Credit Support” has the meaning specified in Section 10.27.

“Qualified Equity Interests” means any Equity Interests of the Parent Borrower (or any direct or indirect parent of the Parent Borrower), in each case, that are not Disqualified Equity Interests.

“Qualified Securitization Transaction” means any Securitization Transaction; provided that (a) no portion of the Indebtedness or any other obligations (contingent or otherwise) under such Securitization Transaction shall be (i) recourse to any member of the Consolidated Group (other than any Securitization Subsidiary) other than pursuant to Standard Securitization Obligations or Limited Originator Recourse, (ii) supported by Guarantee Obligations of any member of the Consolidated Group (other than any Securitization Subsidiary) other than pursuant to Standard Securitization Obligations or Limited Originator Recourse or (iii) secured (directly or indirectly, contingently or otherwise) by any Lien on any property of any member of the Consolidated Group (other than any Securitization Subsidiary) other than pursuant to Standard Securitization Obligations or Limited Originator Recourse, (b) such Securitization Transaction

(including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to the Consolidated Group and any applicable Securitization Subsidiary, (c) all sales, conveyances or other transfers of Securitization Receivables and related assets to any Securitization Subsidiary are made at fair market value and (d) the financing terms, covenants, termination events and other provisions thereof, including any Standard Securitization Obligations, shall be market terms, in each case as determined by the Parent Borrower in good faith. For the avoidance of doubt, the Securitization Transactions contemplated by ~~that certain Receivables Financing Agreement, dated as of February 19, 2020 (as amended, restated, supplemented or otherwise modified through the date hereof), by and among O&M Funding LLC, as borrower, Owens & Minor Medical, Inc., as servicer, the persons from time to time party thereto, as lenders, PNC Bank, National Association, as administrative agent, and PNC Capital Markets LLC, as structuring agent,~~the Existing Qualified Securitization constitute a “Qualified Securitization Transaction”.

“Qualifying Bridge Facility” means customary bridge loans, so long as any loans, notes, securities or other Indebtedness for which such bridge loans are exchanged, replaced or converted satisfy (or will satisfy at the time of such exchange, replacement or conversion) any otherwise applicable requirements.

“Qualifying Lenders” has the meaning specified in Section 2.05(d)(iv).

“Qualifying Loans” has the meaning specified in Section 2.05(d)(iv).

“Qualifying Term Loans” has the meaning specified in Section 2.14(b).

“Ratings” means a public corporate family rating from Moody’s, S&P and Fitch in respect of the Parent Borrower after giving effect to the Transactions and the other transactions contemplated by this Agreement.

“RCF Cure Amount” has the amount assigned to such term in the ~~Existing OMI Credit~~First Lien Revolving Credit Facility Agreement (and shall also apply to any similar term in any refinancing or replacement thereof).

“Receivables” means, as of any date of determination, the aggregate net book value of all accounts, accounts receivable, receivables, and obligations for payment created or arising from the sale of inventory or the rendering of services in the ordinary course of business, whether evidenced by chattel paper, instruments or otherwise, owned by or owing to the Parent Borrower and its Domestic Subsidiaries on a consolidated basis after deducting allowances or reserves relating thereto, as shown on the books and records of the Parent Borrower and its Domestic Subsidiaries (but excluding, in any event, without duplication, the aggregate net book value of all Receivables transferred to a Securitization Subsidiary or other Person in connection with a Qualified Securitization Transaction).

“Receivables Related Assets” means (a) any rights arising under the documentation governing or relating to any Securitization Receivables (including rights in respect of Liens securing such Securitization Receivables and other credit support in respect of such Securitization Receivables), (b) any proceeds of such Securitization Receivables and any lockboxes or accounts in which such proceeds are deposited, (c) spread accounts and other similar accounts (and any amounts on deposit therein) established in connection with a Qualified Securitization Transaction, (d) any warranty, indemnity, dilution and other intercompany claim arising out of the documentation evidencing any Qualified Securitization Transaction, and (e) other assets that are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable.

“Refinancing” means the repayment in full, termination of all commitments and release of all liens under Existing Apria Credit Agreement.

“Refinancing Term Commitment” means a commitment to provide a Refinancing Term Loan.

“Refinancing Term Loans” means Incremental Term Loans and/or Incremental Equivalent Debt that are designated by a Responsible Officer of the Parent Borrower as “Refinancing Term Loans” in a certificate of a Responsible Officer of the Parent Borrower delivered to the Administrative Agent on or prior to the date of incurrence provided that (i) any Refinancing Term Loans shall not be in a principal amount that exceeds the amount of Term Loans so refinanced, except to the extent a different incurrence basket pursuant to Section 7.01 is utilized plus an amount equal to any fees, expenses, commissions, underwriting discounts and premiums payable in connection with such Refinancing Term Loans, (ii) to the extent applicable, an Acceptable Intercreditor Agreement is entered into, (iii) other than with respect to any ~~Inside Maturity Debt and any~~ Qualifying Bridge Facility, any Refinancing Term Loans do not mature prior to the maturity date of or have a shorter Weighted Average Life to Maturity prior to the Terms Loans being refinanced, (iv) such Refinancing Term Loans have (a) the same guarantors as the Term Loans being refinanced unless such guarantors substantially concurrently guarantee the Obligations and (b) the same borrowers as the Term Loans being refinanced, (v) such Refinancing Term Loans are secured by the same assets as the Term Loans being refinanced unless such assets substantially concurrently secure the Obligations, (vi) the terms and conditions of such Refinancing Term Loans (excluding pricing and optional prepayment or redemption terms or covenants or other provisions applicable only to periods after the Maturity Date of the Loans or Commitments being refinanced) shall reflect market terms and conditions at the time of incurrence or issuance (as reasonably determined by the Parent Borrower in good faith) and (vii) such Refinancing Term Loans shall have the same lien priority or junior priority as the as the Terms Loans so refinanced or shall be unsecured.

“Register” has the meaning specified in Section 10.07(d).

“Reinvestment Period” has the meaning specified in Section 2.05(b)(ii)(B).

“Rejection Notice” has the meaning specified in Section 2.05(b)(v).

“Release” means any release, spill, emission, discharge, deposit, disposal, leaking, pumping, pouring, dumping, emptying, injection, migration or leaching on, into or through the Environment or into, from or through any building, structure or facility.

“Relevant Governmental Body” means the Federal Reserve Board and/or the NYFRB, the CME Term SOFR Administrator, as applicable, or a committee officially endorsed or convened by the Federal Reserve Board and/or the NYFRB, or, in each case, any successor thereto.

“Relevant Rate” means with respect to any Term Benchmark Borrowing, the Adjusted Term SOFR Rate.

“Reportable Event” means, with respect to any Pension Plan, any of the events set forth in Section 4043(c) of ERISA or the regulations issued thereunder, other than events for which the thirty (30) day notice period has been waived.

“Repricing Transaction” means, with respect to the Initial Term B-1 Loans, other than in connection with a Change of Control, Transformative Acquisition or Transformative Disposition (a) any prepayment or repayment of Initial Term B-1 Loans, with the proceeds of, or any conversion of Initial Term B-1 Loans, into, any new or replacement tranche of ~~“~~“term b~~”~~” loans secured by a Lien on the Collateral that ranks pari passu with the Liens securing the Initial Term B-1 Loans, bearing interest with an All-In Yield less than the All-In Yield applicable to the Initial Term B-1 Loans, (b) any amendment (including pursuant to a replacement ~~“~~“term b~~”~~” loan as contemplated by Section 10.01) to the Initial Term B-1 Loans which reduces the All-In Yield applicable to the Initial Term B-1 Loans, and (c) any mandatory assignment by a Non-Consenting Lender pursuant to Section 3.06 in connection with an event described in clause (a) or (b); provided, that in the case of ~~clause~~clauses (a) and (b), the primary purpose of such prepayment, repayment or amendment is to reduce the All-In Yield as set forth above.

“Request for Credit Extension” means with respect to a Borrowing, conversion or continuation of Term Loans, a Committed Loan Notice.

“Required Lenders” means, as of any date of determination, Lenders having more than 50.0% of the sum of the Total Outstandings; provided that the portion of the Total Outstandings held or deemed held by any Defaulting Lender or Lenders that are Affiliated Lenders (other than Affiliated Debt Funds) shall be excluded for purposes of making a determination of Required Lenders.

~~“Required Term A-1 Lenders” means, as of any date of determination, Term A-1 Term Lenders holding more than 50% of the Total Outstandings with respect to the Term A-1 Term Facility on such date; provided that the portion of the Total Outstandings with respect to the Term A-1 Term Facility held by any Defaulting Lender shall be excluded for purposes of making a determination of Required Term A-1 Lenders.~~

“Required Revolving Credit Lenders” has the meaning specified in the First Lien Revolving Credit Facility Agreement.

“Required Term B-1 Lenders” means, as of any date of determination, Term B-1 Term Lenders holding more than 50% of the Total Outstandings with respect to the Term B-1 Term Facility on such date; provided that the portion of the Total Outstandings with respect to the Term B-1 Term Facility held by any Defaulting Lender shall be excluded for purposes of making a determination of Required Term B-1 Lenders.

~~“Required Revolving Credit Lenders” has the meaning specified in the Existing OMI Credit Agreement.~~

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means the chief executive officer, president, vice president, chief financial officer, treasurer, assistant treasurer, or other similar officer or director of a Loan Party and, as to any document delivered on the Closing Date, any secretary or assistant secretary of a Loan Party and, solely for purposes of notices given pursuant to Article II, any other officer of the applicable Loan Party so designated by any of the foregoing officers in a notice to the Administrative Agent or any other officer or employee of the applicable Loan Party designated in or pursuant to an agreement between the applicable Loan Party and the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Casualty Event” has the meaning specified in Section 2.05(b)(vii).

“Restricted Debt” means Indebtedness for borrowed money of any Loan Party that is (a) Subordinated Debt, (b) unsecured or (c) secured by a Lien on the Collateral that is junior to the Liens securing the Loans.

“Restricted Debt Documents” means any agreement, indenture or instrument pursuant to which any Restricted Debt is issued, in each case as amended, restated, supplemented or otherwise modified from time to time.

“Restricted Disposition” has the meaning specified in Section 2.05(b)(vii).

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interest in the Parent Borrower or any Restricted Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such Equity Interest, or on account of any return of capital to the holders of Equity Interests of the Parent Borrower.

“Restricted Subsidiary” means any Subsidiary of the Parent Borrower other than an Unrestricted Subsidiary.

“Retained Declined Proceeds” has the meaning specified in Section 2.05(b)(v).

“Revolving Credit Commitments” has the meaning specified in the ~~Existing OMI Credit~~First Lien Revolving Credit Facility Agreement.

“Revolving Credit Loans~~”~~” has the meaning specified in the ~~Existing OMI Credit~~First Lien Revolving Credit Facility Agreement.

~~“Revolving Credit Commitment” has the meaning specified in the Existing OMI Credit Agreement.~~

~~“Revolving Credit Loan” has the meaning specified in the Existing OMI Credit Agreement.~~

“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of S&P Global Inc., and any successor thereto.

“Sale Leaseback” means any transaction or series of related transactions pursuant to which the Parent Borrower or any of its Restricted Subsidiaries (a) sells, transfers or otherwise disposes of any property, real or personal, whether now owned or hereafter acquired, and (b) as part of such transaction, thereafter rents or leases such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold, transferred or disposed.

“Sanctions Laws and Regulations” means (a) any sanctions or related requirements imposed by the ~~USA PATRIOT Act, the~~ Executive Order No. 13224 of September 23, 2001, entitled Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)), the U.S. International Emergency Economic Powers Act (50 U.S.C. §§ 1701 et seq.), the U.S. Trading with the Enemy Act (50 U.S.C. App. §§ 1 et seq.), the U.S. ~~Syria Accountability and Lebanese Sovereignty Act, the U.S.~~ Comprehensive Iran Sanctions, Accountability, and Divestment Act of 2010 or the Iran Sanctions Act, Section 1245 of the National Defense Authorization Act of 2012, all as amended, or any of the foreign assets control regulations (including but not limited to 31 C.F.R., Subtitle B, Chapter V, as amended) or any other law or executive order relating thereto administered by the U.S. Department of the Treasury Office of Foreign Assets Control or the U.S. Department of State enacted in the United States on or after the date of this Agreement, or (b) any sanctions or related requirement imposed or administered by the European Union, the United Nations Security Council, or the United Kingdom.

“SEC” means the Securities and Exchange Commission or any Governmental Authority succeeding to any of its principal functions.

“Secured Hedge Agreement” means any Swap Contract that is entered into by and between any Loan Party or any Restricted Subsidiary and any Hedge Bank; provided that, in no event shall any Swap Contract constitute a Secured Hedge Agreement hereunder to the extent that the obligations of any Loan Party or any other Restricted Subsidiary arising under such Swap Contract constitute “Obligations” under and as defined in the ~~Existing OMI Credit~~First Lien Revolving Credit Facility Agreement.

“Secured Leverage Ratio” means, with respect to any Test Period, the ratio of (a) Consolidated Total Debt that is secured by a Lien on the Collateral as of the last day of such Test Period to (b) Consolidated EBITDA of the Parent Borrower and its Restricted Subsidiaries for such Test Period.

“Secured Parties” means, collectively, the Administrative Agent, the Collateral Agent, the Lenders, the Hedge Banks, the Cash Management Banks, the Supplemental Administrative Agent and each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.02.

“Securities Act” means the Securities Act of 1933.

“Securitization Receivables” has the meaning specified in the definition of “Securitization Transaction”.

“Securitization Subsidiary” means (a) O&M Funding LLC, a Delaware limited liability company, and (b) any other wholly-owned Special Purpose Vehicle (other than, for the avoidance of doubt, any Loan Party) which engages in no activities other than those reasonably related to or in connection with the entering into of Securitization Transactions and which is designated by the board of directors of the Parent Borrower (as provided below) as a Securitization Subsidiary; provided that no member of the Consolidated Group shall (i) provide credit support to such Securitization Subsidiary other than Limited Originator Recourse, (ii) have any contract, agreement, arrangement or understanding with such Securitization Subsidiary other than on terms that are fair and reasonable and that are no less favorable to such member of the Consolidated Group than could be obtained from an unrelated Person (other than representations, warranties and covenants (including those relating to servicing) entered into in the ordinary course of business in connection with a Qualified Securitization Transaction and intercompany notes relating to the sale of Securitization Receivables to such Securitization Subsidiary and Limited Originator Recourse) or (iii) have any obligation to maintain or preserve such Securitization Subsidiary’s financial condition or to cause such Securitization Subsidiary to achieve certain levels of operating results other than Limited Originator Recourse. Any such designation by the board of directors of the Parent Borrower (other than with respect to O&M Funding LLC) shall be evidenced to the Administrative Agent and each Lender by filing with the Administrative Agent and each Lender a certified copy of the resolutions of the board of directors of the Parent Borrower giving effect to such designation.

“Securitization Transaction” means any financing transaction or series of financing transactions that have been or may be entered into by a member of the Consolidated Group pursuant to which such member of the Consolidated Group may sell, convey or otherwise transfer to any Person (including, without limitation, a Securitization Subsidiary) or may grant a security interest in any accounts receivable, notes receivable, rights to future lease payments or residuals or other similar rights to payment (the “Securitization Receivables”) (whether such Securitization Receivables are then existing or arising in the future) of such member of the Consolidated Group, and any assets related thereto, including without limitation, all security interests in merchandise or services financed thereby, the proceeds of such Securitization Receivables, and other assets which are customarily sold or in respect of which security interests are customarily granted in connection with securitization transactions involving such assets.

“Security Agreement” means, ~~collectively, the First Lien~~that certain Security Agreement ~~executed by~~, dated as of March 29, 2022, between, among others, the Loan Parties party thereto ~~on the Closing Date substantially in the form of Exhibit G~~as of the date thereof and the Collateral Agent as supplemented by any Security Agreement Supplement executed and delivered pursuant to Section 6.10.

“Security Agreement Supplement” means a supplement to any Security Agreement as contemplated by such Security Agreement.

“Senior Notes” means, collectively, the 2014 Indenture Notes, the 2021 Indenture Notes and the 2022 Indenture Notes.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the NYFRB’s website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“SOFR Determination Date” has the meaning specified in the definition of “Daily Simple SOFR”.

“SOFR Rate Day” has the meaning specified in the definition of “Daily Simple SOFR”.

“Sold Entity or Business” has the meaning specified in the definition of the term “Consolidated EBITDA.”

“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (i) the fair value of the property of such Person is greater than the total amount of debts and liabilities, contingent, subordinated or otherwise, of such Person, (ii) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the liability of such Person on its debts as they become absolute and matured, (iii) such Person will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as they become absolute and matured and (iv) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital; provided that the amount of contingent liabilities at any time shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“SPC” has the meaning specified in Section 10.07(h).

“Special Purpose Vehicle” means a trust, partnership, or other entity established by any member of the Consolidated Group to implement a Qualified Securitization Transaction.

~~“SPC” has the meaning specified in Section 10.07(h).~~

“Specified Communications” has the meaning specified in Section 10.02(g).

“Specified Event of Default” means an Event of Default pursuant to Sections 8.01(a), 8.01(f) or 8.01(g) (in the case of Section 8.01(f) or 8.01(g), with respect to the Parent Borrower or the other Borrowers).

“Specified Merger Agreement Representations” means the representations and warranties made by Apria with respect to Apria and its Subsidiaries in the Merger Agreement as are material to the interests of the Lenders, but only to the extent that Apria has (or its Affiliates have) the right (taking into account any applicable notice or cure provisions) to terminate its and/or their obligations under the Merger Agreement or decline to consummate the Merger (in each case, in accordance with the terms thereof) as a result of a breach of such representations and warranties in the Merger Agreement.

“Specified Representations” means the representations and warranties of the Borrowers set forth in Sections 5.01(a) (solely as it relates to Parent Borrower and the other Borrowers), 5.01(b)(ii), 5.01(d) (solely as it relates to the USA PATRIOT ACT), 5.02(a) (related to the entering into and performance of the Loan Documents and the incurrence of the extensions of credit thereunder), 5.02(b)(i) (related to the entering into and performance of the Loan Documents and the incurrence of the extensions of credit thereunder), 5.04, 5.12, 5.15, 5.18(a) (solely with respect to the second sentence thereof) and 5.18(c).

“Specified Transaction” means any Investment, incurrence or repayment of Indebtedness, Restricted Payment, Subsidiary designation or Incremental Term Commitments or Extended Term Credit Commitments that by the terms of this Agreement requires such test to be calculated on a “Pro Forma Basis” or after giving “Pro Forma Effect”; provided that any increase in the Term Commitment above the Term Commitments in effect on the Closing Date, for purposes of this “Specified Transaction” definition, shall be deemed to be fully drawn; provided, further, that at the Parent Borrower’s sole election, any such Specified Transaction (other than a Restricted Payment) having an aggregate value of less than $30,000,000 shall not be calculated on a “Pro Forma Basis” or after giving “Pro Forma Effect.”

“Standard Securitization Obligations” means representations, warranties, covenants, indemnities and other obligations entered into by any member of the Consolidated Group (other than any Securitization Subsidiary) which are reasonably customary in Securitization Transactions.

“Subordinated Debt” means Indebtedness incurred by a Loan Party that is subordinated in right of payment to the prior payment of all Obligations of such Loan Party under the Loan Documents.

“Subordinated Debt Documents” means any agreement, indenture or instrument pursuant to which any Subordinated Debt is issued, in each case as amended to the extent permitted under the Loan Documents.

“Subsidiary” of a Person means a corporation, company, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly or indirectly, through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Parent Borrower.

“Subsidiary Guarantor” means, collectively, the Subsidiaries of the Parent Borrower that are Guarantors.

“Successor Borrower” has the meaning specified in Section 7.04(d).

“Supermajority Lenders” means, as of any date of determination, Lenders having more than 66-2/3% of the sum of the Total Outstandings; provided that the portion of the Total Outstandings held or deemed held by any Defaulting Lender or Lenders that are Affiliated Lenders (other than Affiliated Debt Funds) shall be excluded for purposes of making a determination of Supermajority Lenders.

“Supplemental Administrative Agent” has the meaning specified in Section 9.13(a) and “Supplemental Administrative Agents” shall have the corresponding meaning.

“Supported QFC” has the meaning specified in Section 10.27.

~~“Survey” means a survey of any Mortgaged Property (and all improvements thereon) which is (a) (i) prepared by a surveyor or engineer licensed to perform surveys in the jurisdiction where such Mortgaged Property is located, (ii) certified by the surveyor (in a manner reasonably acceptable to the Administrative Agent) to the Administrative Agent, the Collateral Agent and the Title Company and the applicable Loan Party, (iii) complying in all respects with the minimum detail requirements of the American Land Title Association as such requirements are in effect on the date of preparation of such survey, (iv) sufficient for the Title Company to remove all standard survey exceptions from the Mortgage Policy relating to such Mortgaged Property and issue the endorsements of the type required by paragraph (f) of the definition of Collateral and Guarantee Requirement and (v) otherwise reasonably acceptable to the Administrative Agent.~~

“Surviving Indebtedness” means Indebtedness of the Parent Borrower or any of its Subsidiaries outstanding immediately after ~~giving effect to the Refinancing~~the Amendment No. 2 Effective Date.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Obligation” means any obligation of any Guarantor to pay or perform under any agreement, contract, or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark to market value(s) for such Swap Contracts, as determined by the Hedge Bank (or the Parent Borrower, if no Hedge Bank is party to such Swap Contract) in accordance with the terms thereof and in accordance with customary methods for calculating mark-to-market values under similar arrangements by the Hedge Bank (or the Parent Borrower, if no Hedge Bank is party to such Swap Contract).

“Taxes” means all present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings (including backup withholding) or other charges imposed by any Governmental Authorities, including additions to tax, penalties and interest with respect thereto.

“Term A Loans” means the Term A-1 Term Loans and any other Classes of Term Loans with average annual amortization payments in an amount equal to or greater than 2.50% of the original principal amount thereof.

~~“Term A Event of Default” means a Term A Loan Payment Event of Default, a Financial Covenant Event of Default and/or any other Event of Default that arises from any non-compliance with any Term A Loan Specific Provision.~~

~~“Term A Loan Payment Event of Default” means an Event of Default pursuant to Section 8.01(a) with respect to payment obligations solely relating to the Term A-1 Term Facility.~~

~~“Term A Loan Specific Provision”means any financial covenant and cure provision with respect thereto (including, without limitation, the Financial Covenant and the cure provisions in Section 8.05), representation, affirmative covenant, negative covenant, event of default or any other provision or definition, in each case under any Loan Document, that applies solely to the Term A-1 Term Facility (or that also applies to any other Loan solely as a result of the acceleration of the Term A-1 Term Facility) or, by its terms, applies for the sole benefit of the Term A-1 Lenders (including, without limitation, clause (ii) of the definition of “Applicable Rate”, the pricing grid therein and the last two paragraphs of the such definition, the last proviso of each of clauses (g), (r) and (p) of the definition of “Consolidated EBITDA”, the proviso in clause (4) of the definition of “Consolidated Net Income”, the last proviso of clause (19) of the definition of “Consolidated Net Income”, Section 7.11, the last proviso of Section 8.01(e), and Section 8.05)~~.

“Term A-1 Term Borrowing” means a borrowing consisting of simultaneous Term A-1 Term Loans of the same Type and, in the case of Term Benchmark Loans, having the same Interest Period made by each of the Term A-1 Term Lenders pursuant to Section 2.01(b).

“Term A-1 Term Facility” means, at any time on or after the Closing Date, the aggregate principal amount of the Term A-1 Term Loans outstanding at such time (which on the ~~Closing Date~~Amendment No. 2 Effective Date, immediately after giving effect to the Amendment No. 2 Transactions, is $~~500,000,000~~0.00).

“Term A-1 Term Lender” means, at any time on or after the Closing Date, any Lender that holds Term A-1 Term Loans at such time.

“Term A-1 Term Loan” means, at any time on or after the Closing Date, a loan made by a Term A-1 Term Lender under the Term A-1 Term Facility, including the Initial Term A-1 Term Loan and any Incremental Term Loan made as a Term A-1 Term Loan.

“Term A-1 Term Note” means a promissory note of any Borrower or Borrowers payable to any Term A-1 Lender or its registered assigns, in substantially the form of Exhibit B-2 hereto with appropriate insertions, evidencing the aggregate Indebtedness of such Borrower or Borrowers to such Term A-1 Term Lender resulting from any Class of Term A-1 Loans made by such Lender.

“Term B-1 Term Borrowing” means a borrowing consisting of simultaneous Term B-1 Term Loans of the same Type and, in the case of Term Benchmark Loans, having the same Interest Period made by each of the Term B-1 Term Lenders pursuant to Section 2.01(a).

“Term B-1 Term Facility” means, at any time on or after the Closing Date the aggregate principal amount of the Term B-1 Term Loans outstanding at such time (which on the Closing Date~~) is~~ was $600,000,000).

“Term B-1 Term Lender” means, at any time on or after Closing Date, any Lender that holds Term B-1 Term Loans at such time.

“Term B-1 Term Loan” means, at any time on or after the Closing Date, a loan made or converted into by a Term B-1 Term Lender under the Term B-1 Term Facility, including the Initial Term B-1 Term Loan and any Incremental Term Loan made as a Term B-1 Term Loan.

“Term B-1 Term Note” means a promissory note of any Borrower or Borrowers payable to any Term B-1 Term Lender or its registered assigns, in substantially the form of Exhibit B-1 hereto with appropriate insertions, evidencing the aggregate Indebtedness of such Borrower or Borrowers to such Term B-1 Term Lender resulting from any Class of Term B-1 Loans made by such Term B-1 Lender.

“Term Benchmark” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted Term SOFR Rate.

“Term Borrowing” means a Borrowing in respect of a Class of Term Loans.

“Term Commitments” means an Initial Term A-1 Commitment, an Initial Term B-1 Commitment, or a commitment in respect of any Incremental Term Loans or Extended Term Loans or any combination thereof, as the context may require.

“Term Facility” means, at any time, the Term A-1 Term Facility and the Term B-1 Facility.

“Term Lender” means, at any time, any Lender that has a Term Loan or a Term Commitment at such time.

“Term Loans” means the Term A-1 Term Loans, Term B-1 Term Loans, the Incremental Term Loans and the Extended Term Loans, as context may require.

“Term SOFR Determination Day” has the meaning assigned to it under the definition of Term SOFR Reference Rate.

“Term SOFR Rate”means, with respect to any Term Benchmark Borrowing and for any tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, two (2) U.S. Government Securities Business Days prior to the commencement of such tenor comparable to the applicable Interest Period, as such rate is published by the CME Term SOFR Administrator.

“Term SOFR Reference Rate” means, for any day and time (such day, the “Term SOFR Determination Day”), and for any tenor comparable to the applicable Interest Period, the rate per annum determined by the Administrative Agent as the forward-looking term rate based on SOFR. If by 5:00 pm (New York City time) on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Rate has not occurred, then the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding Business Day is not more than five (5) Business Days prior to such Term SOFR Determination Day.

“Test Period” means, at any date of determination, the most recently completed four consecutive fiscal quarters of the Parent Borrower ending on or prior to such date for which financial statements have been or are required to be delivered pursuant to Section 4.01, Section 6.01(a) or 6.01(b).

“Threshold Amount” means $~~50,000,000~~25,000,000 .

~~“Title Company” means any title insurance company as shall be retained by the Parent Borrower to issue the Mortgage Policies and reasonably acceptable to the Administrative Agent.~~

“Total Leverage Ratio” means, with respect to any Test Period, the ratio of (a) Consolidated Total Debt as of the last day of such Test Period to (b) Consolidated EBITDA of the Parent Borrower and its Restricted Subsidiaries for such Test Period.

“Total Outstandings” means the aggregate Outstanding Amount of all Loans.

“Transaction Expenses” means any fees or expenses incurred or paid by Parent Borrower, the Borrowers, or any Restricted Subsidiary in connection with the Transactions or the Amendment No.2 Transactions and the transactions contemplated in connection therewith.

“Transactions” means, collectively, as applicable, (a) the Merger and other related transactions contemplated by the Merger Agreement, (b) the funding, of the Initial Term Borrowing hereunder, (c) the execution and delivery of the Loan Documents, (d) the payment of Transaction Expenses, (e) the issuance of the 2022 Indenture Notes and (f) the amendment to the Existing OMI Credit Agreement (as defined in this Agreement prior to giving effect to Amendment No. 2).

~~“Transaction Expenses” means any fees or expenses incurred or paid by Parent Borrower, the Borrowers, or any Restricted Subsidiary in connection with the Transaction and the transactions contemplated in connection therewith.~~

“Transformative Acquisition” means any acquisition or Investment by the Borrowers or any Restricted Subsidiary that is either (a) not permitted by the terms of the Loan Documents immediately prior to the consummation of such acquisition or Investment or (b) if permitted by the terms of the Loan Documents immediately prior to the consummation of such acquisition or Investment, would not provide the Borrowers and their Restricted Subsidiaries with adequate flexibility under the Loan Documents for the continuation and/or expansion of their combined operations following such consummation, as determined by the Parent Borrower acting in good faith.

“Transformative Disposition” means any Disposition by the Borrowers or any Restricted Subsidiary that (a) is not permitted by the terms of the Loan Documents immediately prior to the consummation of such disposition or (b) if permitted by the terms of the Loan Documents immediately prior to the consummation of such Disposition, would not provide the Borrowers and their Restricted Subsidiaries with adequate flexibility under the Loan Documents for the continuation and/or expansion of their combined operations following such consummation, as determined by the Parent Borrower acting in good faith.

“Type” means, with respect to a Loan, its character as a Base Rate Loan or a Term Benchmark Loan.

~~“Ultimate Parent Entity” means any direct or indirect parent of the Parent Borrower.~~

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Ultimate Parent Entity” means any direct or indirect parent of the Parent Borrower.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Unaudited Parent Borrower Financial Statements” means an unaudited pro forma consolidated balance sheet and related unaudited pro forma consolidated statement of income of the Parent Borrower and its Subsidiaries for the twelve-month period ending on the last day of the most recently completed four-fiscal quarter period ended December 31, 2021, prepared after giving effect to the Transactions as if the Transactions had occurred on such date (in the case of such pro forma balance sheet) or on the first day of such period (in the case of such pro forma statement of income), as applicable, which need not be prepared in compliance with Regulation S-X of the Securities Act of 1933, as amended, or include adjustments for purchase accounting.

“Undisclosed Administration” means in relation to a Lender or its parent company the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official by a supervisory authority or regulator under or based on the law in the country where such Lender or such parent company is subject to home jurisdiction supervision if applicable law requires that such appointment is not to be publicly disclosed.

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code (or similar code or statute) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.

“United States” and “U.S.” mean the United States of America.

“United States Tax Compliance Certificate” has the meaning specified in Section 3.01(f)(ii)(C).

~~“Unrestricted Incremental Amount “ means, with respect to the incurrence or issuance of Incremental Term Commitments or Incremental Equivalent Debt, an amount not to exceed the greater of (i) $660,000,000 and (ii) 100.0% of Consolidated EBITDA of the Parent Borrower and its Restricted Subsidiaries for the most recently ended Test Period (calculated on a Pro Forma Basis), in the aggregate for all such incurrences or issuances after the Closing Date.~~

“Unrestricted Subsidiary” means (i) ~~each Subsidiary of the Parent Borrower listed on Schedule 1.01B~~[reserved], (ii) any Subsidiary of the Parent Borrower designated by the Parent Borrower as an Unrestricted Subsidiary pursuant to Section 6.13 subsequent to the ~~date hereof~~Amendment No. 2 Effective Date or pursuant to the ~~Existing OMI Credit~~First Lien Revolving Credit Facility Agreement or the 2026 First Lien Indenture and (iii) any Subsidiary of an Unrestricted Subsidiary. As of the Amendment No. 2 Effective Date, no Subsidiary of the Parent Borrower is an Unrestricted Subsidiary.

“USA PATRIOT Act” means The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)), as amended or modified from time to time.

“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Special Resolution Regimes” has the meaning specified in Section 10.27.

“Voluntary Prepayment Amount” has the meaning specified in Section 2.14(a).

“Voting Stock” means, with respect to any Person, the voting stock or other securities of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or Persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency.

“Waived Proceeds” has the meaning specified in Amendment No. 2.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (ii) the then outstanding principal amount of such Indebtedness~~.~~; provided that, for purposes of determining the Weighted Average Life to Maturity of any Indebtedness, the effects of any prepayments or amortization made on such Indebtedness prior to the date of such determination will be disregarded.

“Wholly Owned” means, with respect to a Subsidiary of a Person, a Subsidiary of such Person all of the outstanding Equity Interests of which (other than (x) director’s qualifying shares and (y) shares issued to foreign nationals to the extent required by applicable Law) are owned by such Person and/or by one or more wholly owned Subsidiaries of such Person.

“Withdrawal Liability” means the liability of a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Write-Down and Conversion Powers” shall mean, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

Section 1.02. Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b) The words “herein,” “hereto,” “hereof” and “hereunder” and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.

(i) Article, Section, Exhibit and Schedule references are to the Loan Document in which such reference appears.

(ii) The term “including” is by way of example and not limitation.

(iii) The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

(c) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including.”

(d) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

Section 1.03. Accounting Terms~~.~~.

(a) All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP, applied in a manner consistent with that used in preparing the Audited Parent Borrower Financial Statements, except as otherwise specifically prescribed herein.

(b) Notwithstanding anything to the contrary herein, for purposes of determining compliance with any test contained in this Agreement with respect to any period during which any Specified Transaction occurs, the Total Leverage Ratio, the First Lien Leverage Ratio, the Secured Leverage Ratio and the Consolidated Interest Coverage Ratio shall be calculated with respect to such period and such Specified Transaction on a Pro Forma Basis.

(c) Where reference is made to “the Parent Borrower and its Restricted Subsidiaries on a consolidated basis” or similar language, such consolidation shall not include any Subsidiaries of the Parent Borrower other than Restricted Subsidiaries.

Section 1.04. Rounding ~~Rounding~~. Any financial ratios required to be satisfied in order for a specific action to be permitted under this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

Section 1.05. References to Agreements, Laws, Etc.

Unless otherwise expressly provided herein, (a) references to Organization Documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are permitted by any Loan Document; (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law; and (c) any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns.

Section 1.06. Times of Day. Unless otherwise specified, all references herein to times of day shall be references to New York City time (daylight or standard, as applicable).

Section 1.07. Timing of Payment or Performance. When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment (other than as described in the definition of Interest Period) or performance shall extend to the immediately succeeding Business Day.

Section 1.08. [Reserved]~~.~~.

Section 1.09. Certain Calculations and Tests~~.~~ .

(a) Notwithstanding anything in this Agreement or any Loan Document to the contrary, when calculating any applicable ratio or determining other compliance with this Agreement (including the determination of compliance with any provision of this Agreement which requires that no Default or Event of Default has occurred, is continuing or would result therefrom) in connection with a Specified Transaction undertaken in connection with the consummation of a Limited Condition Transaction, the date of determination of such ratio or other applicable covenant and determination of whether any Default or Event of Default has occurred, is continuing or would result therefrom or other applicable covenant, shall, at the option of the Parent Borrower (the Parent Borrower’s election to exercise such option in connection with any Limited Condition Transaction, an “LCT Election”), be deemed to be either (A) the date that the definitive agreements for such Limited Condition Transaction are entered into or (B) solely in connection with an acquisition to which the United Kingdom City Code on Takeovers and Mergers (the “City Code”) applies, the date on which a “Rule 2.7 announcement” of a firm intention to make an offer in respect of a target company is made in compliance with the City Code (any such date, the “LCT Test Date”) and if, after such ratios and other provisions are measured on a Pro Forma Basis after giving effect to such Limited Condition Transaction and the other Specified Transactions to be entered into in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) as if they occurred at the beginning of the four consecutive fiscal quarter period being used to calculate such financial ratio ending prior to the LCT Test Date, the Parent Borrower could have taken such action on the relevant LCT Test Date in compliance with such ratios and provisions, such provisions shall be deemed to have been complied with; provided that, notwithstanding anything to the contrary herein, at the time of a Limited Condition Transaction no Specified Event of Default shall have occurred and be continuing or would result therefrom. For the avoidance of doubt, (x) if any of such ratios are exceeded as a result of fluctuations in such ratio (including due to fluctuations in Consolidated EBITDA of the Parent Borrower) at or prior to the consummation of the relevant Limited Condition Transaction, such ratios and other provisions will not be deemed to have been exceeded as a result of such fluctuations solely for purposes of determining whether the Limited Condition Transaction is permitted hereunder and (y) such ratios and other provisions shall not be tested at the time of consummation of such Limited Condition Transaction or related Specified Transactions. If the Parent Borrower has made an LCT Election for any Limited Condition Transaction, then in connection with any subsequent calculation of any ratio or basket availability with respect to any other Specified Transaction on or following the relevant LCT Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated, or the date that the definitive agreement for, or “Rule 2.7 announcement” in respect of, as applicable, such Limited Condition Transaction is terminated or expires without consummation of such Limited Condition Transaction, any such ratio or basket shall be calculated on a Pro Forma Basis assuming such Limited Condition Transaction and other transactions in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) have been consummated.

(b) [Reserved~~.~~].

(c) Notwithstanding anything to the contrary herein, for purposes of the covenants described in Article VII, if any Indebtedness, Lien, Investment, Disposition, Restricted Payment or repayment of ~~Subordinated~~Restricted Debt (or a portion thereof) would be permitted pursuant to one or more provisions described therein, the Parent Borrower may divide and classify such Indebtedness, Liens, Investments, Disposition, Restricted Payment or repayment of ~~Subordinated~~Restricted Debt (or a portion thereof) in any manner that complies with the covenants set forth in Article VII, and may later divide and reclassify any such Indebtedness, Lien, Investment, Disposition, Restricted Payment or repayment of ~~Subordinated~~Restricted Debt so long as the Indebtedness, Lien, Investment, Disposition, Restricted Payment or repayment of ~~Subordinated~~Restricted Debt (as so redivided and/or reclassified) would be permitted to be made in reliance on the applicable exception as of the date of such redivision or reclassification; provided that any such divisions, classifications, redivisions and/or reclassifications shall only be permitted within a specific type of covenant, and not, for the avoidance of doubt, across different types of covenants.

(d) Any prior utilization by the Parent Borrower and its Subsidiaries of any basket hereunder prior to the Amendment No. 2 Effective Date shall be reset to zero as of the Amendment No. 2 Effective Date such that, as of the Amendment No. 2 Effective Date, each basket hereunder shall be fully available to the Parent Borrower and its Subsidiaries as if such basket had not been previously utilized hereunder.

Section 1.10. [Reserved]~~.~~ .

Section 1.11. [Reserved]~~.~~.

Section 1.12. Divisions~~.~~ .For all purposes under the Loan Documents, in connection with any division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.

Section 1.13. Interest Rates; Benchmark Notification~~.~~ .

The interest rate on a Loan denominated in dollars may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. Upon the occurrence of a Benchmark Transition Event, Section 3.03(b) provides a mechanism for determining an alternative rate of interest. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to any interest rate used in this Agreement, or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the existing interest rate being replaced or have the same volume or liquidity as did any existing interest rate prior to its discontinuance or unavailability. The Administrative Agent and its affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in this Agreement or any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrowers. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrowers, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

ARTICLE II

THE COMMITMENTS AND CREDIT EXTENSIONS

Section 2.01. The Loans~~.~~ .

(a) Term B-1 Term Loans. Each Initial Term B-1 Lender severally agrees to make to the Borrowers a single loan in Dollars in a principal amount equal to such Initial Term B-1 Lender’s Initial Term B-1 Commitment on the Closing Date. Amounts borrowed under this Section 2.01(a) and repaid or prepaid may not be reborrowed. Initial Term B-1 Loans may be Base Rate Loans or Term Benchmark Loans, as further provided herein.

(b) Term A-1 Term Loans. Each Initial Term A-1 Lender severally agrees to make to the Borrowers a single loan in Dollars in a principal amount equal to such Initial Term A-1 Lender’s Initial Term A-1 Commitment on the Closing Date. Amounts borrowed under this Section 2.01(b) and repaid or prepaid may not be reborrowed. Initial Term A-1 Loans may be Base Rate Loans or Term Benchmark Loans, as further provided herein.

Section 2.02. Borrowings, Conversions and Continuations of Loans~~.~~ .

(a) Each Term Borrowing, each conversion of Loans from one Type to the other, and each continuation of Term Benchmark Loans shall be made upon the Parent Borrower’s irrevocable notice, to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent substantially in the form attached hereto as Exhibit A or any other form that may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), (i) in the case of a Term Benchmark Loan (other than any Term Benchmark Loan requested to be made on the Closing Date for which such notice may be provided not later than 1:00 p.m., New York City time, two (2) Business Days prior to the Closing Date), not later than 1:00 p.m., New York City time, three (3) Business Days before the date of the proposed Borrowing or (ii) in the case of a Base Rate Loan, not later than 1:00 p.m., New York City time, on the Business Day of the proposed Borrowing. Each telephonic notice by the Borrowers pursuant to this Section 2.02(a) must be confirmed promptly by hand delivery, telecopy or electronic transmission to the Administrative Agent of a written Committed Loan Notice, appropriately completed and signed by a Responsible Officer of the Parent Borrower. Each Borrowing of, conversion to or continuation of Term Benchmark Loans shall be in a principal amount of $1,000,000 or a whole multiple of

$100,000 in excess thereof. Each Borrowing of or conversion to Base Rate Loans shall be a minimum of $500,000 (and any amount in excess thereof shall be an integral multiple of $100,000). Each Committed Loan Notice (whether telephonic or written) shall specify (i) whether the Borrowers are requesting a Term A-1 Term Borrowing, a Term B-1 Term Borrowing, a conversion of Loans from one Type to the other, or a continuation of Term Benchmark Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the Class, currency (which shall be Dollars for the Initial Term Loans) and principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Loans are to be converted, (v) if applicable, the duration of the Interest Period with respect thereto and (vi) the location and number of the Borrowers’ accounts to which funds are to be disbursed, which shall comply with the requirements of Section 2.02(b). If the Borrowers fail to specify a Type of Loan in a Committed Loan Notice or fail to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made or continued as, or converted to Base Rate Loans. Any such automatic conversion or continuation shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Term Benchmark Loans. If the Borrowers request a Borrowing of, conversion to, or continuation of Term Benchmark Loans in any such Committed Loan Notice, but fail to specify an Interest Period, it will be deemed to have specified an Interest Period of one (1) month. For the avoidance of doubt, the Borrowers and Lenders acknowledge and agree that any conversion or continuation of an existing Loan shall be deemed to be a continuation of that Loan with a converted interest rate methodology and not a new Loan.

(b) Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Appropriate Lender of the amount of its Applicable Percentage of the applicable Class of the applicable Term A-1 Term Loans or Term B-1 Term Loans covered by the Committed Loan Notice, and if no timely notice of a conversion or continuation is provided by the Parent Borrower, the Administrative Agent shall notify each Appropriate Lender of the details of any automatic conversion to Base Rate Loans or continuation described in Section 2.02(a). Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the Credit Extensions on the Closing Date, Section 4.01), the Administrative Agent shall, not later than 3:00 p.m. on the borrowing date specified in such Committed Loan Notice, make all funds so received available to the Borrowers in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrowers on the books of the Administrative Agent with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrowers.

(c) Except as otherwise provided herein, a Term Benchmark Loan may be continued or converted only on the last day of an Interest Period for such Term Benchmark Loan unless the Borrowers pay the amount due, if any, under Section 3.04 in connection therewith. During the existence of an Event of Default, the Administrative Agent or the Required Lenders ~~(or, solely with respect to the Term A-1 Facility or any Term A Event of Default, the Administrative Agent at the request of the Required Term A-1 Lenders)~~ may require that (i) no Loans may be converted to or continued as Term Benchmark Loans and (ii) unless repaid, each Term Benchmark Loan shall be converted to a Base Rate Loan at the end of the Interest Period applicable thereto.

(d) The Administrative Agent shall promptly notify the Borrowers and the Lenders of the interest rate applicable to any Interest Period for Term Benchmark Loans upon determination of such interest rate. The determination of the Term Benchmark by the Administrative Agent shall be conclusive in the absence of manifest error.

(e) Anything in clauses (a) to (d) above to the contrary notwithstanding, after giving effect to all Term Borrowings, all conversions of Term Loans from one Type to the other, and all continuations of Term Loans as the same Type, there shall not be more than ten (10) Interest Periods in effect at any time for all Borrowings of Term Benchmark Loans.

(f) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing, or, in the case of any Borrowing of Base Rate Loans, prior to 1:00 p.m., New York City time, on the date of such Borrowing, that such Lender will not make available to the Administrative Agent such Lender’s Applicable Percentage of such Borrowing, the Administrative Agent may assume that such Lender has made such Applicable Percentage available to the Administrative Agent on the date of such Borrowing in accordance with clause (b) above, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrowers on such date a corresponding amount. If the Administrative Agent shall have so made funds available, then, to the extent that such Lender shall not have made such portion available to the Administrative Agent, each of such Lender and the Borrowers severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrowers until the date such amount is repaid to the Administrative Agent at (a) in the case of the Borrowers, the interest rate applicable at the time to the Loans comprising such Borrowing and (b) in the case of such Lender, the greater of (x) the Federal Funds Effective Rate and (y) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in accordance with the foregoing. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this Section 2.02(f) shall be conclusive in the absence of demonstrable error. If the Borrowers and such Lender shall both pay all or any portion of the principal amount in respect of such Borrowing or interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrowers the amount of such Borrowing or interest paid by the Borrowers for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrowers shall be without prejudice to any claim the Borrowers may have against a Lender that shall have failed to make such payment to the Administrative Agent.

Section 2.03. [Reserved]~~.~~ .

Section 2.04. [Reserved]~~.~~.

Section 2.05. Prepayments~~.~~ .

(a) Optional Prepayments. (i) The Borrowers may, upon notice to the Administrative Agent by the Parent Borrower, at any time or from time to time voluntarily prepay any Borrowing of any Class in whole or in part without premium or penalty (except as set forth in Section 2.05(a)(iv)); provided that (1) such notice must be received by the Administrative Agent not later than (A) 12:00 p.m., New York City time, three (3) Business Days prior to any date of prepayment of Term Benchmark Loans and (B) 1:00 p.m., New York City time, one (1) Business Day prior to the date of prepayment of Base Rate Loans, (2) any prepayment of Term Benchmark Loans shall be in a principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof or, in each case, the entire principal amount thereof then outstanding and (3) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Class(es) and Type(s) of Loans to be prepaid. The Administrative Agent will promptly notify each Appropriate Lender of its receipt of each such notice, and of the amount of such Lender’s Applicable Percentage of such prepayment. If such notice is given by the Borrowers, the Borrowers shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Term Benchmark Loan shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to Section 3.04. Each prepayment of the Loans pursuant to this Section 2.05(a) shall be applied to the installments thereof as directed by the Borrowers (it being understood and agreed that if the Borrowers do not so direct at the time of such prepayment, such prepayment shall be applied ratably among the Term Facilities and to the scheduled repayments of Term Loans of the relevant Class under Section 2.07 in direct order of maturity) and shall be paid to the Appropriate Lenders in accordance with their respective Applicable Percentages.

(ii) [Reserved].

(iii) Notwithstanding anything to the contrary contained in this Agreement, the Borrowers may rescind any notice of prepayment under Section 2.05(a) if such prepayment would have resulted from a refinancing of all of the Term Facility, which refinancing shall not be consummated or shall otherwise be delayed.

(iv) In the event that the Borrowers (x) make any prepayment of Initial Term B-1 Term Loans in connection with any Repricing Transaction or (y) effects any amendment of this Agreement resulting in a Repricing Transaction with respect to Initial Term B-1 Term Loans, in each case prior to the twelve (12) month anniversary of the Closing Date, the Borrowers shall pay a premium in an amount equal to 1.00% of (A) in the case of clause (x), the amount of the Initial Term B-1 Loan being prepaid or (B) in the case of clause (y), the aggregate amount of the applicable Initial Term B-1 Loans outstanding immediately prior to such amendment, in each case to the Administrative Agent, for the ratable account of each of the Initial Term B-1 Lenders.

(b) Mandatory Prepayments. (i) Commencing with the first full fiscal year of the Parent Borrower ending after the Closing Date, within five (5) Business Days after financial statements have been delivered pursuant to Section 6.01(a) and the related Compliance Certificate has been delivered pursuant to Section 6.02(a), the Borrowers shall, if the Borrowers’ Excess Cash Flow is greater than $50,000,000 (the “Excess Cash Flow Prepayment Threshold”), cause to be prepaid an aggregate principal amount of Term B-1 Term Loans (such aggregate amount, the “Excess Cash Flow Prepayment Amount”) equal to (A) 50% (such percentage as it may be reduced as described below, the “ECF Percentage”) of the amount equal to Excess Cash Flow in excess of the Excess Cash Flow Prepayment Threshold, if any, for the fiscal year covered by such financial statements (commencing with the first full fiscal year ending after the Closing Date), minus (B) the sum of (1) all voluntary prepayments (including pursuant to debt buybacks made by the Parent Borrower or any Restricted Subsidiary in an amount equal to the amount actually paid in respect thereof) of Term Loans during such fiscal year and, at the Parent Borrower’s election, all such voluntary prepayments made after the end of such fiscal year but prior to the time that the prepayment required by this clause (b)(1) is made, (2) all voluntary prepayment of Revolving Credit Loans during such fiscal year to the extent the Revolving Credit Commitments are permanently reduced by the amount of such payments, (3) without duplication of amounts deducted pursuant to clause (6) below in prior fiscal years, the amount of Capital Expenditures or acquisitions made in cash or committed to be made in cash during such period, (4) without duplication of amounts deducted pursuant to clause (6) below in prior periods, the amount of Investments and Permitted Acquisitions made in cash or committed to be made in cash during such period pursuant to Section 7.03

(other than Investments amongst the Parent Borrower and its Restricted Subsidiaries or Investments made pursuant to Section 7.03(a)), (5) without duplication of amounts deducted pursuant to clause (6) below in prior periods, the amount of Restricted Payments paid in cash during such fiscal year pursuant to Section 7.06 (other than Section 7.06(a) (solely in respect of amounts paid to the Parent Borrower or Restricted Subsidiary), (b), (d), (e) and (h)) and (6) without duplication of amounts deducted in prior periods, the aggregate consideration required to be paid in cash by the Parent Borrower or any of its Restricted subsidiaries pursuant to binding contracts (the “Contract Consideration”) entered into prior to or during such period relating to Permitted Acquisitions, Capital Expenditures or acquisitions to be consummated or made during the period of four consecutive fiscal quarters of the Parent Borrower following the end of such period (provided that to the extent the aggregate amount utilized to finance such Permitted Acquisitions, Capital Expenditures or Investments during such period of four consecutive fiscal quarters is less than the Contract Consideration, the amount of such shortfall, shall be added to the calculation of Excess Cash Flow at the end of such period of four consecutive fiscal quarters) (any transaction referred to in this clause (B) made following the fiscal year end but prior to the making of such prepayment under this clause (b)(i), an “After Year-End Transaction”), in the case of each of the immediately preceding clauses (1) through (6), to the extent such prepayments are not funded with the proceeds of long-term Indebtedness (other than revolving loans), or any ~~Cure Amount or any~~ RCF Cure Amount; provided that (x) the ECF Percentage shall be reduced to 25% if the First Lien Leverage Ratio for the fiscal year (subject to the following proviso) covered by such financial statements was less than 3.00:1.00 and greater than or equal to 2.50:1.00 and (z) the ECF Percentage shall be reduced to 0% if the First Lien Leverage Ratio for the fiscal year (subject to the following proviso) covered by such financial statements was less than 2.50:1.00; provided, further, that (I) to the extent so elected by the Parent Borrower, (i) the First Lien Leverage Ratio shall be recalculated giving Pro Forma Effect to (x) the amount of such prepayment pursuant to this clause (b)(i) and (y) following the consummation of any After Year-End Transaction, such After Year-End Transaction as if such prepayment and/or transaction was consummated during the fiscal year of the applicable Excess Cash Flow prepayment and the ECF Percentage for purposes of making such Excess Cash Flow prepayment shall be determined by reference to such recalculated First Lien Leverage Ratio and (ii) such After Year-End Transaction shall not be applied in duplicate to the calculation of the amount of Excess Cash Flow for purposes of any subsequent Excess Cash Flow prepayment, (II) [reserved], (III) to the extent any reduction pursuant to clauses (1) or (2) above reduce the Excess Cash Flow Prepayment Amount below the Excess Cash Flow Prepayment Threshold, such excess amounts for such fiscal year shall, at the Parent Borrower’s sole option, be carried over to the immediately succeeding fiscal year and shall reduce any Excess Cash Flow Prepayment Amount on a dollar for dollar basis for such fiscal year and (IV) if at the time that any such prepayment would be required, the Parent Borrower or any of its Restricted Subsidiaries is required to offer to repurchase or prepay any Indebtedness that is secured by a Lien ranking pari passu with the Liens securing the Term Loans pursuant to the terms of the documentation governing such Indebtedness ~~with the Excess Cash Flow Prepayment Amount~~(including, for the avoidance of doubt, the 2026 First Lien Indenture and the First Lien Revolving Credit Facility Agreement) (such Indebtedness required to be offered to be so repurchased or prepaid, “Other Applicable Indebtedness”) with the Excess Cash Flow Prepayment Amount, then the Parent Borrower may apply such Excess Cash Flow Prepayment Amount on a pro rata basis (determined on the basis of the aggregate outstanding principal amount of the Term Loans and Other Applicable Indebtedness at such time) to the prepayment of the Term Loans and to the repurchase or prepayment of Other Applicable Indebtedness, and the amount of prepayment of the Term Loans that would have otherwise been required pursuant to this Section 2.05(b)(i) shall be reduced accordingly (provided that the portion of such Excess Cash Flow Prepayment Amount allocated to the Other Applicable Indebtedness shall not exceed the amount of such Excess Cash Flow Prepayment Amount required to be allocated to the Other Applicable Indebtedness pursuant to the terms thereof, and the remaining amount, if any, of such Excess Cash Flow Prepayment Amount shall be allocated to the Term Loans in accordance with the terms hereof).

(ii) (A) Subject to the Reinvestment Period, if following the Closing Date (x) the Parent Borrower or any Restricted Subsidiary Disposes of any property or assets pursuant to Section 7.05(l) or (y) any Casualty Event occurs, which in the aggregate results in the realization or receipt by the Parent Borrower or such Restricted Subsidiary of Net Cash Proceeds, the Borrowers shall make a prepayment, in accordance with Section 2.05(b)(ii)(C), in an amount equal to an aggregate principal amount of Term Loans equal to 100% (such percentage, the “Asset Percentage”) of all such Net Cash Proceeds realized or received; provided that (1) no such prepayment shall be required pursuant to this Section 2.05(b)(ii)(A) (I) with respect to such portion of such Net Cash Proceeds that the Borrowers shall have, on or prior to such date, given written notice to the Administrative Agent of their intent to reinvest in accordance with the Reinvestment Period or (II) until the aggregate amount of Net Cash Proceeds not reinvested in accordance with the Reinvestment Period within the time periods set forth therein and not previously applied to such a prepayment exceeds $25,000,000 for any single Disposition or series of related Dispositions or $50,000,000 in the aggregate during such fiscal year (and thereafter only amounts in excess of such thresholds shall be required to be prepaid) and (2) if at the time that any such prepayment would be required, the Parent Borrower or any of its Restricted Subsidiaries is required to offer to repurchase or prepay any Other Applicable Indebtedness, then the Parent Borrower may apply such Net Cash Proceeds on a pro rata basis (determined on the basis of the aggregate outstanding principal amount of the Term Loans and Other Applicable Indebtedness at such time) to the prepayment of the Term Loans and to the repurchase or prepayment of Other Applicable Indebtedness, and the amount of prepayment of the Term Loans that would have otherwise been required pursuant to this Section 2.05(b)(ii)(A) shall be reduced accordingly by the amount offered to repurchase or prepay Other Applicable Indebtedness (provided that the portion of such Net Cash Proceeds allocated to be offered to the Other Applicable Indebtedness shall not exceed the amount of such Net Cash Proceeds required to be allocated to the Other Applicable Indebtedness pursuant to the terms thereof, and the remaining amount, if any, of such Net Cash Proceeds shall be allocated to the Term Loans in accordance with the terms hereof); provided, further that the Asset Percentage shall be reduced to (i) 50% if the First Lien Leverage Ratio for the most recently ended Test Period on a Pro Forma Basis is greater than or equal to 2.50:1.00 but less than 3.00:1.00 or (ii) 0% if the First Lien Leverage Ratio for the most recently ended Test Period on a Pro Forma Basis is less than 2.50:1.00~~.~~; provided, further that any reduction in revolving commitments (whether or not coupled with a mandatory prepayment) shall be deemed a prepayment (or an amount offered to repurchase or prepay) for purposes of this Section 2.05(b)(ii)(A).

(B) With respect to any Net Cash Proceeds realized or received with respect to any Disposition (other than any Disposition specifically excluded from the application of Section 2.05(b)(ii)(A)) or any Casualty Event, at the option of the Parent Borrower, the applicable Borrower or any Restricted Subsidiary may reinvest an amount equal to all or any portion of such Net Cash Proceeds in assets useful for its business (other than working capital, except for short-term capital assets but including Permitted Acquisitions and Capital Expenditures) within (x)  ~~five~~three hundred ~~forty~~sixty (~~540~~360 ) days following receipt of such Net Cash Proceeds or (y) if the Parent Borrower or any Restricted Subsidiary enters into a commitment to reinvest such Net Cash Proceeds (such period, the “Reinvestment Period”) within ~~five~~three hundred ~~forty~~sixty (~~540~~360 ) days following receipt thereof, one hundred eighty (180) days after the ~~five~~three hundred ~~forty~~sixty (~~540~~360 ) days period that follows receipt of such Net Cash Proceeds; provided that if any Net Cash Proceeds are not so reinvested by the deadline specified in clause (x) or (y) above, as applicable, or if any such Net Cash Proceeds are no longer intended to be or cannot be so reinvested at any time after delivery of a notice of reinvestment election, an amount equal to the Asset Percentage of any such Net Cash

Proceeds shall be applied, in accordance with Section 2.05(b)(ii)(C), to the prepayment of the Term Loans as set forth in this Section 2.05~~; provided, further, that no proceeds realized in a single transaction shall constitute Net Cash Proceeds unless the aggregate Net Cash Proceeds shall exceed $25,000,000 and in a series of related transactions shall constitute Net Cash Proceeds unless the aggregate Net Cash Proceeds shall exceed $50,000,000 in any fiscal year and thereafter only net cash proceeds in excess of such amount shall constitute Net Cash Proceeds under this clause 2.05(b)(ii)(B).~~.

(C) On each occasion that the Borrowers must make a prepayment of the Term Loans pursuant to this Section 2.05(b)(ii), the Borrowers shall, within five (5) Business Days after the date of realization or receipt of such Net Cash Proceeds in the minimum amount specified above (for the avoidance of doubt, subject to the applicable deductions or reductions set forth above) (or, in the case of prepayments required pursuant to Section 2.05(b)(ii)(B), within five (5) Business Days of the deadline specified in clause (x) or (y) thereof, as applicable, or of the date the Borrowers reasonably determines that such Net Cash Proceeds are no longer intended to be or cannot be so reinvested, as the case may be), make a prepayment, in accordance with Section 2.05(b)(v) below, of the principal amount of Term Loans in an amount equal to the Asset Percentage of such Net Cash Proceeds (for the avoidance of doubt, subject to the applicable deductions or reductions set forth above) realized or received.

(iii) If, following the Closing Date, the Parent Borrower or any Restricted Subsidiary incurs or issues any (A) Refinancing Term Loans, (B) Indebtedness pursuant to Section 7.01(u) or (C) Indebtedness not expressly permitted to be incurred or issued pursuant to Section 7.01, the Borrowers shall cause to be prepaid an aggregate principal amount of Term Loans equal to 100% of all Net Cash Proceeds received therefrom on or prior to the date which is five (5) Business Days after the receipt of such Net Cash Proceeds.

(iv) Each prepayment of Term Loans pursuant to this Section 2.05(b) shall be applied to the installments thereof in direct order of maturity pursuant to Section 2.07 following the applicable prepayment event; provided that any mandatory prepayment pursuant to Section 2.05(b) shall be applied on a pro rata basis to the Term ~~A-1 Term Facility and the Term~~ B-1 Term Facility ~~(other than in respect of mandatory prepayments pursuant to Section 2.05(b)(i), which shall be applied solely to the Term B-1 Term Facility)~~ and, except to the extent a lesser prepayment is required pursuant to the applicable Incremental Facility Amendment or Extension Offer with respect to any applicable Class of Incremental Term Loans or Extended Term Loans, any Incremental Term Loans and Extended Term Loans; provided further, any such prepayment required pursuant to Section 2.05(b)(ii)(A) shall be applied to any Class of Term ~~A-1 Loans or Term~~ B-1 Loans, as determined by the Parent Borrower in its sole discretion. Each such prepayment shall be paid to the Lenders in accordance with their respective Applicable Percentages subject to clause (v) of this Section 2.05(b).

(v) The Borrowers shall notify the Administrative Agent in writing of any mandatory prepayment of Term Loans required to be made pursuant to clauses (i), (ii), and (iii) of this Section 2.05(b) prior to 1:00 p.m. at least five (5) Business Days (or such lesser number of Business Days as shall be acceptable to the Administrative Agent) prior to the date of such prepayment. Each such notice shall specify the date of such prepayment and provide a reasonably detailed calculation of the amount of such prepayment. The Administrative Agent will promptly notify each Appropriate Lender of the contents of the Borrowers’ prepayment notice and of such Appropriate Lender’s Applicable Percentage of the prepayment. Each Appropriate Lender may reject all, but not less than all, of its Applicable Percentage of any mandatory prepayment (such declined amounts, the “Declined Proceeds”) of Term Loans required to be made pursuant to clauses (i) or (ii) of this

Section 2.05(b) by providing written notice (each, a “Rejection Notice”) to the Administrative Agent and the Borrowers no later than 5:00 p.m. three (3) Business Days after the date of such Lender’s receipt of notice from the Administrative Agent regarding such prepayment. Each Rejection Notice from a given Lender shall specify the principal amount of the Declined Proceeds. If a Lender fails to deliver a Rejection Notice to the Administrative Agent within the time frame specified above or such Rejection Notice fails to specify the principal amount of the Term Loans to be rejected, any such failure will be deemed an acceptance of the total amount of such mandatory repayment of Term Loans. Any Declined Proceeds shall be retained by the Borrowers (“Retained Declined Proceeds”).

(vi) [Reserved].

(vii) Notwithstanding any other provision of this Section 2.05(b), (i) to the extent that any or all of the Net Cash Proceeds of any Disposition by a Restricted Subsidiary that is a Foreign Subsidiary otherwise giving rise to a prepayment pursuant to Section 2.05(b)(ii) (a “Restricted Disposition”), the Net Cash Proceeds of any Casualty Event of a Restricted Subsidiary that is a Foreign Subsidiary (a “Restricted Casualty Event”), or Excess Cash Flow attributable to a Foreign Subsidiary would be prohibited or delayed by applicable local law from being distributed or otherwise transferred to the Borrowers, the realization or receipt of the portion of such Net Cash Proceeds or Excess Cash Flow so affected will not be taken into account in measuring the Borrowers’ obligation to repay Term Loans at the times provided in Section 2.05(b)(i), or the Borrowers shall not be required to make a prepayment at the time provided in Section 2.05(b)(ii), as the case may be, for so long, but only so long, as the applicable local law will not permit such distribution or transfer (the Parent Borrower hereby agreeing to cause the applicable Restricted Subsidiary to promptly take all commercially reasonable actions available under the applicable local law to permit such repatriation), and once distribution or transfer of any of such affected Net Cash Proceeds or Excess Cash Flow is permitted under the applicable local law, the amount of such Net Cash Proceeds or Excess Cash Flow permitted to be distributed or transferred (net of additional taxes payable or reserved against as a result thereof) will be promptly (and in any event not later than two (2) Business Days after such distribution or transfer is permitted) taken into account in measuring the Borrowers’ obligation to repay the Term Loans pursuant to this Section 2.05(b) to the extent provided herein and (ii) to the extent that the Parent Borrower has determined in good faith (as set forth in a written notice delivered to the Administrative Agent) that repatriation of any or all of the Net Cash Proceeds of any Restricted Disposition or any Restricted Casualty Event or Excess Cash Flow attributable to a Foreign Subsidiary would have a material adverse tax consequence (taking into account any foreign tax credit or benefit received in connection with such repatriation), the amount of the Net Cash Proceeds or Excess Cash Flow so affected shall not be taken into account in measuring the Borrowers’ obligation to repay Term Loans pursuant to this Section 2.05(b).

(viii) Notwithstanding any other provision of this Section 2.05(b), (x) pending the final application of the Net Cash Proceeds of any Disposition or any Casualty Event, the Parent Borrower, the applicable Borrower or any Restricted Subsidiary may apply such Net Cash Proceeds temporarily to reduce Indebtedness or otherwise apply such Net Cash Proceeds in any manner not prohibited by this Agreement, (y) the Parent Borrower, the applicable Borrower or any Restricted Subsidiary may, as the case may be may elect to reinvest in assets useful for its business (other than working capital, except for short-term capital assets but including Permitted Acquisitions and Capital Expenditures) prior to receiving the Net Cash Proceeds attributable to any given Disposition and deem the amount so reinvested to be applied pursuant to and in accordance with Section 2.05(b)(ii)(B) with respect to such Disposition and (z) the Waived Proceeds may be retained by the Borrowers and are not required to be applied to prepay Indebtedness pursuant to this Section 2.05(b).

(c) Interest, Funding Losses, Etc. All prepayments under this Section 2.05 shall be accompanied by all accrued interest thereon, together with, in the case of any such prepayment of a Term Benchmark Loan on a date other than the last day of an Interest Period therefor, any amounts owing in respect of such Term Benchmark Loan pursuant to Section 3.04.

Notwithstanding any of the other provisions of this Section 2.05, so long as no Event of Default shall have occurred and be continuing, if any prepayment of Term Benchmark Loans is required to be made under this Section 2.05, prior to the last day of the Interest Period therefor, in lieu of making any payment pursuant to this Section 2.05 in respect of any such Term Benchmark Loan prior to the last day of the Interest Period therefor, the Borrowers may, in their sole discretion, deposit with the Administrative Agent the amount of any such prepayment otherwise required to be made hereunder until the last day of such Interest Period, at which time the Administrative Agent shall be authorized (without any further action by or notice to or from the Borrowers or any other Loan Party) to apply such amount to the prepayment of such Loans in accordance with this Section 2.05. Such deposit shall constitute cash collateral for the Term Benchmark Loans to be so prepaid; provided that the Borrowers may at any time direct that such deposit be applied to make the applicable payment required pursuant to this Section 2.05.

(d) Discounted Voluntary Prepayments.

(i) Notwithstanding anything to the contrary set forth in this Agreement (including Section 2.13) or any other Loan Document, the Borrowers shall have the right at any time and from time to time to prepay one or more Classes of Term Loans to the Lenders at a discount to the par value of such Loans and on a non pro rata basis (each, a “Discounted Voluntary Prepayment”) pursuant to the procedures described in this Section 2.05(d); provided that (A) [reserved], (B) after giving effect to the Discounted Voluntary Prepayment, the aggregate Outstanding Amount of all Term Loans that are held by Affiliated Lenders (other than Affiliated Debt Funds) shall not exceed 25% of the aggregate Outstanding Amount of the Term Loans then outstanding and (C) the Parent Borrower shall deliver to the Administrative Agent, together with each Discounted Prepayment Option Notice, a certificate of a Responsible Officer of the Parent Borrower (1) stating that no Specified Event of Default (in each case, with respect to the Parent Borrower) has occurred and is continuing or would result from the Discounted Voluntary Prepayment, (2) stating that each of the conditions to such Discounted Voluntary Prepayment contained in this Section 2.05(d) has been satisfied and (3) specifying the aggregate principal amount of Term Loans of any Class offered to be prepaid pursuant to such Discounted Voluntary Prepayment.

(ii) To the extent the Borrowers seek to make a Discounted Voluntary Prepayment, the Borrowers will provide written notice to the Administrative Agent substantially in the form of Exhibit I hereto (each, a “Discounted Prepayment Option Notice”) that the Borrowers desire to prepay Term Loans of one or more specified Classes in an aggregate principal amount specified therein by the Borrowers (each, a “Proposed Discounted Prepayment Amount”), in each case at a discount to the par value of such Loans as specified below. The Proposed Discounted Prepayment Amount of any Loans shall not be less than $10,000,000. The Discounted Prepayment Option Notice shall further specify with respect to the proposed Discounted Voluntary Prepayment (A) the Proposed Discounted Prepayment Amount for Loans to be prepaid, (B) a discount range (which may be a single percentage) selected by the Borrowers with respect to such proposed Discounted Voluntary Prepayment equal to a percentage of par of the principal amount of the Loans to be prepaid (the “Discount Range”), and (C) the date by which Lenders are required to indicate their election to participate in such proposed Discounted Voluntary Prepayment, which shall be at least five Business Days from and including the date of the Discounted Prepayment Option Notice (the “Acceptance Date”).

(iii) Upon receipt of a Discounted Prepayment Option Notice, the Administrative Agent shall promptly notify each applicable Lender thereof. On or prior to the Acceptance Date, each such Lender may specify by written notice substantially in the form of Exhibit J hereto (each, a “Lender Participation Notice”) to the Administrative Agent (A) a maximum discount to par within the Discount Range (for example, a Lender specifying a discount to par of 20% would accept a purchase price of 80% of the par value of the Term Loans to be prepaid) and (B) a maximum principal amount (subject to rounding requirements specified by the Administrative Agent) of the Term Loans to be prepaid held by such Lender with respect to which such Lender is willing to permit a Discounted Voluntary Prepayment at the Acceptable Discount (“Offered Loans”). Based on the Acceptable Discounts and principal amounts of the Term Loans to be prepaid specified by the Lenders in the applicable Lender Participation Notice, the Administrative Agent, in consultation with the Borrowers, shall determine the applicable discount for such Term Loans to be prepaid (the “Applicable Discount”), which Applicable Discount shall be (A) the percentage specified by the Borrowers if the Borrowers have selected a single percentage pursuant to Section 2.05(d)(ii) for the Discounted Voluntary Prepayment or (B) otherwise, the highest Acceptable Discount at which the Borrowers can pay the Proposed Discounted Prepayment Amount in full (determined by adding the Outstanding Amount of Offered Loans commencing with the Offered Loans with the highest Acceptable Discount); provided, however, that in the event that such Proposed Discounted Prepayment Amount cannot be repaid in full at any Acceptable Discount, the Applicable Discount shall be the lowest Acceptable Discount specified by the Lenders that is within the Discount Range. The Applicable Discount shall be applicable for all Lenders who have offered to participate in the Discounted Voluntary Prepayment and have Qualifying Loans. Any Lender with outstanding Term Loans to be prepaid whose Lender Participation Notice is not received by the Administrative Agent by the Acceptance Date shall be deemed to have declined to accept a Discounted Voluntary Prepayment of any of its Loans at any discount to their par value within the Applicable Discount.

(iv) The Borrowers shall make a Discounted Voluntary Prepayment by prepaying those Term Loans to be prepaid (or the respective portions thereof) offered by the Lenders (“Qualifying Lenders”) that specify an Acceptable Discount that is equal to or greater than the Applicable Discount (“Qualifying Loans”) at the Applicable Discount; provided that if the aggregate proceeds required to prepay all Qualifying Loans (disregarding any interest payable at such time) would exceed the amount of aggregate proceeds required to prepay the Proposed Discounted Prepayment Amount, such amounts in each case calculated by applying the Applicable Discount, the Borrowers shall prepay such Qualifying Loans ratably among the Qualifying Lenders based on their respective principal amounts of such Qualifying Loans (subject to rounding requirements specified by the Administrative Agent). If the aggregate proceeds required to prepay all Qualifying Loans (disregarding any interest payable at such time) would be less than the amount of aggregate proceeds required to prepay the Proposed Discounted Prepayment Amount, such amounts in each case calculated by applying the Applicable Discount, the Borrowers shall prepay all Qualifying Loans.

(v) Each Discounted Voluntary Prepayment shall be made within five (5) Business Days of the Acceptance Date (or such later date as the Administrative Agent shall reasonably agree, given the time required to calculate the Applicable Discount and determine the amount and holders of Qualifying Loans), without premium or penalty, upon irrevocable notice substantially in the form of Exhibit K hereto (each a “Discounted Voluntary Prepayment Notice”), delivered to the Administrative Agent no later than 1:00 p.m., New York City time, three (3) Business Days prior to the date of such Discounted Voluntary Prepayment, which notice shall specify the date and amount of the Discounted Voluntary Prepayment and the Applicable Discount determined by the Administrative Agent. Upon receipt of any Discounted Voluntary Prepayment Notice, the Administrative Agent shall promptly notify each relevant Lender thereof. If any Discounted Voluntary Prepayment Notice is given, the amount specified in such notice shall be due and payable to the applicable Lenders, subject to the Applicable Discount on the applicable Loans, on the date specified therein together with accrued interest (on the par principal amount) to but not including such date on the amount prepaid. The par principal amount of each Discounted Voluntary Prepayment of a Term Loan shall be applied ratably to reduce the remaining installments of such Class of Term Loans (as applicable).

(vi) To the extent not expressly provided for herein, each Discounted Voluntary Prepayment shall be consummated pursuant to procedures (including as to timing, rounding, minimum amounts, Type and Interest Periods and calculation of Applicable Discount in accordance with Section 2.05(d)(ii) above) established by the Administrative Agent and the Borrowers, each acting reasonably.

(vii) Prior to the delivery of a Discounted Voluntary Prepayment Notice, (A) upon written notice to the Administrative Agent, the Borrowers may withdraw or modify their offer to make a Discounted Voluntary Prepayment pursuant to any Discounted Prepayment Option Notice and (B) no Lender may withdraw its offer to participate in a Discounted Voluntary Prepayment pursuant to any Lender Participation Notice unless the terms of such proposed Discounted Voluntary Prepayment have been modified by the Borrowers after the date of such Lender Participation Notice.

(viii) Nothing in this Section 2.05(d) shall require the Borrowers to undertake any Discounted Voluntary Prepayment.

Section 2.06. Termination or Reduction of Commitments~~.~~ .

(a) Optional. The Borrowers may, upon written notice to the Administrative Agent, terminate the unused Commitments of any Class, or from time to time permanently reduce the unused Commitments of any Class; provided that (i) any such notice shall be received by the Administrative Agent three (3) Business Days prior to the date of termination or reduction and (ii) any such partial reduction shall be in an aggregate amount of $1,000,000 or any whole multiple of $100,000 in excess thereof. Notwithstanding the foregoing, the Borrowers may rescind or postpone any notice of termination of the Commitments if such termination would have resulted from a refinancing of all of the Term Facility, which refinancing shall not be consummated or otherwise shall be delayed.

(b) Mandatory. (a) The Initial Term A-1 Commitment of each Initial Term A-1 Lender shall be automatically and permanently reduced to $0 upon the making of such Initial Term A-1 Lender’s Initial Term A-1 Loans pursuant to Section 2.01 on the Closing Date and (b) the Initial Term B-1 Commitment of each Initial Term B-1 Lender shall be automatically and permanently reduced to $0 upon the making of such Initial Term B-1 Lender’s Initial Term B-1 Loans pursuant to Section 2.01 on the Closing Date.

(c) Application of Commitment Reductions; Payment of Fees. The Administrative Agent will promptly notify the Lenders of any termination or reduction of unused Commitments of any Class under this Section 2.06.

Section 2.07. Repayment of Loans~~.~~ .

(a) Term B Loans. The Borrowers shall repay to the Administrative Agent for the ratable account of the Term B-1 Lenders holding Initial Term B-1 Term Loans in Dollars (i) on the last Business Day of each March, June, September and December, commencing with the second such date to occur after the Closing Date, an aggregate principal amount equal to 0.25% of the aggregate principal amount of the Initial Term B-1 Term Loans funded on the Closing Date and (ii) on the Initial Term B-1 Maturity Date, the aggregate principal amount of all Initial Term B-1 Loans outstanding on such date; provided that payments required by clause (i) above shall be reduced as a result of the application of prepayments in accordance with Section 2.05. In the event any Incremental Term Loans or Extended Term Loans are made, such Incremental Term Loans or Extended Term Loans, as applicable, shall be repaid by the Borrowers in the amounts and on the dates set forth in the definitive documentation with respect thereto and on the applicable Maturity Date thereof.

(b) Term A Loans. The Borrowers ~~shall repay to the Administrative Agent for the ratable account of the Term A-1 Term Lenders holding the Initial Term A-1 Term Loans in Dollars on the last Business Day of each March, June, September and December, commencing with the second such date to occur after the Closing Date, (i) for each of the first four quarters following such first repayment date, the aggregate principal amount of the Initial Term A-1 Term Loans equal to 0.00% of the aggregate principal amount of the Initial Term A-1 Term Loans funded on the Closing Date, (ii) for the fifth quarter following such first repayment date through and including the eighth quarter following such repayment date, the aggregate principal amount of the Initial Term A-1 Term Loans equal to 0.625% of the aggregate principal amount of the Initial Term A-1 Term Loans funded on the Closing Date, (ii) for the ninth quarter following such first repayment date through and including the twelfth quarter following such repayment date, the aggregate principal amount of the Initial Term A-1 Term Loans equal to 1.25% of the aggregate principal amount of the Initial Term A-1 Term Loans funded on the Closing Date, (iii) for each of the subsequent quarters following the first twelve quarters of repayment, the aggregate principal amount of the Initial Term A-1 Term Loans equal to 1.875% of the aggregate principal amount of the Initial Term A-1 Term Loans funded on the Closing Date, and (iv) on the Initial Term A-1 Maturity~~repaid on the Amendment No. 2 Effective Date, the aggregate principal amount of the Initial Term A-1 Term Loans outstanding on such date~~; provided that payments required by clauses (i), (ii) and (iii) above shall be reduced as a result of the application of prepayments in accordance with Section 2.05. In the event any Incremental Term Loans or Extended Term Loans, in each case, are made as a Term A Loan, such Incremental Term Loans or Extended Term Loans, as applicable, shall be repaid by the Borrowers in the amounts and on the dates set forth in the definitive documentation with respect thereto and on the applicable Maturity Date thereof.~~.

Section 2.08. Interest~~.~~ .

(a) Subject to the provisions of Section 2.08(b), with respect to Term B-1 Term Loans and Term A-1 Term Loans, (i) each Term Benchmark Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Term Benchmark for such Interest Period plus the Applicable Rate; (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate.

(b) Subject to the occurrence and continuation of a Specified Event of Default, at the election of the Administrative Agent or the Required Lenders, the Borrowers shall pay interest on past due amounts under this Agreement at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand to the fullest extent permitted by and subject to applicable Laws, including in relation to any required additional agreements.

(c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

Section 2.09. Fees~~.~~ .

(a) The Borrowers shall pay to the Agents such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever (except as expressly agreed between the Borrowers and the applicable Agent).

Section 2.10. Computation of Interest and Fees . All computations of interest for Base Rate Loans when the Base Rate is determined by the Prime Rate shall be made on the basis of a year of three hundred sixty five (365) days or three hundred sixty six (366) days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a three hundred sixty (360) day year and actual days elapsed. Interest shall accrue on each Loan for the day on which such Loan is made, and shall not accrue on such Loan, or any portion thereof, for the day on which such Loan or such portion is paid; provided that any such Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one (1) day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

Section 2.11. Evidence of Indebtedness~~.~~ .

(a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by one or more entries in the Register. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the Register, the Register shall be conclusive in the absence of demonstrable error. Upon the request of any Lender made through the Administrative Agent, the Borrowers shall execute and deliver to such Lender (through the Administrative Agent) a Term Note payable to such Lender or its registered assigns, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Term Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

Section 2.12. Payments Generally~~.~~ .

(a) All payments to be made by the Borrowers shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein all payments by the Borrowers hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in Dollars. Except as otherwise expressly provided herein, all payments by the Borrowers hereunder with respect to principal of and interest on Loans denominated in Dollars shall be made to the Administrative Agent, for the account of the respective

Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in Dollars. Without limiting the generality of the foregoing, the Administrative Agent may require that any payments due under this Agreement be made in the United States. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Applicable Lending Office. All payments received by the Administrative Agent after 3:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.

(b) If any payment to be made by the Borrowers shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be; provided that, if such extension would cause payment of interest on or principal of Term Benchmark Loans to be made in the next succeeding calendar month, such payment shall be made on the immediately preceding Business Day.

(c) Unless the Borrowers or any Lender has notified the Administrative Agent, prior to the date any payment is required to be made by it to the Administrative Agent hereunder, that the Borrowers or such Lender, as the case may be, will not make such payment, the Administrative Agent may assume that the Borrowers or such Lender, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Administrative Agent in immediately available funds, then:

(i) if the Borrowers failed to make such payment, then the applicable Lender agrees to pay to the Administrative Agent forthwith on demand the portion of such assumed payment that was made available to such Lender in immediately available funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent in immediately available funds at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, it being understood that nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Administrative Agent or the Borrowers may have against any Lender as a result of any default by such Lender hereunder; and

(ii) if any Lender failed to make such payment, such Lender shall forthwith on demand pay to the Administrative Agent the amount thereof in immediately available funds, together with interest thereon for the period from the date such amount was made available by the Administrative Agent to the Borrowers to the date such amount is recovered by the Administrative Agent (the “Compensation Period”) at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. When such Lender makes payment to the Administrative Agent (together with all accrued interest thereon), then such payment amount (excluding the amount of any interest which may have accrued and been paid in respect of such late payment) shall constitute such Lender’s Loan included in the applicable Borrowing. If such Lender does not pay such amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent may make a demand therefor upon the Borrowers, and the Borrowers shall pay such amount to the Administrative Agent, together with interest thereon for the Compensation Period at the interest rate applicable to such Loan. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Administrative Agent or the Borrowers may have against any Lender as a result of any default by such Lender hereunder.

A notice of the Administrative Agent to any Lender or the Borrowers with respect to any amount owing under this Section 2.12(c) shall be conclusive, absent demonstrable error.

(d) If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II~~,~~ and such funds are not made available to the Borrowers by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(e) The obligations of the Lenders hereunder to make Loans are several and not joint. The failure of any Lender to make any Loan or to fund any such participation on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or purchase its participation.

(f) Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

(g) Whenever any payment received by the Administrative Agent under this Agreement or any of the other Loan Documents is insufficient to pay in full all amounts due and payable to the Administrative Agent and the Lenders under or in respect of this Agreement and the other Loan Documents on any date, such payment shall be distributed by the Administrative Agent and applied by the Administrative Agent and the Lenders in the order of priority set forth in Section 8.04. If the Administrative Agent receives funds for application to the Obligations of the Loan Parties under or in respect of the Loan Documents under circumstances for which the Loan Documents do not specify the manner in which such funds are to be applied, the Administrative Agent may, but shall not be obligated to, elect to distribute such funds to each of the Lenders in accordance with such Lender’s Applicable Percentage of the Outstanding Amount of all Loans outstanding at such time, in repayment or prepayment of such of the outstanding Loans or other Obligations then owing to such Lender.

Section 2.13. Sharing of Payments. If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the Loans made by it, any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other Lenders such participations in the Loans made by them as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such Loans or such participations, as the case may be, pro rata with each of them; provided that (x) if all or any portion of such excess payment is thereafter recovered from the purchasing Lender under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the purchasing Lender in its discretion), such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender’s ratable share (according to the proportion of (i) the amount of such paying Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered, without further interest thereon, (y) the provisions of this Section 2.13 shall not be construed to apply to any payment made by the Borrowers pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans and (z) the provisions of this Section 2.13 shall not be construed to apply to any disproportionate payment obtained by a Lender of any Class as a result of the extension by Lenders of the maturity date or expiration date of some but not all Loans or Commitments of that Class or any amendment to the Applicable Rate (or other pricing term, including any fee, discount or premium) and/or any other amendment in respect of Loans or Commitments of Lenders that have consented to any such amendment. The Borrowers agree that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by applicable Law, exercise all its rights of payment (including the right of setoff, but subject to Section 10.09) with respect to such participation as fully as if such Lender were the direct creditor of the Borrowers in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of demonstrable error) of participations purchased under this Section 2.13 and will in each case notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section 2.13 shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.

Section 2.14. Incremental Credit Extensions~~.~~ .

(a) At any time and from time to time, subject to the terms and conditions set forth herein, the Borrowers may, by notice to the Administrative Agent (whereupon the Administrative Agent shall promptly deliver a copy to each of the Lenders), request (1) ~~to increase the amount of Term A Loans or add one or more additional tranches of “term a” loans (any such Term A Loans, or additional tranche of “term a” loans, the “Incremental Term A Loans”)~~[reserved] and/or (2) to increase the amount of Term B Loans or add one or more additional tranches of “term b” loans (any such Term B Loans, or additional tranche of “term b” loans, the “Incremental Term B Loans”~~and together with the Incremental Term A Loans, collectively~~,or the “Incremental Term Loans”). Notwithstanding anything to contrary herein, the aggregate principal amount of all Incremental Term Loans (other than Refinancing Term Loans) (determined at the time of incurrence), together with the aggregate principal amount of all Incremental Equivalent Debt, shall not exceed (i) ~~the Unrestricted Incremental Amount minus the aggregate principal amount of Incremental Revolving Credit Commitments (as defined in the Existing OMI Credit Agreement) that is incurred on or prior to the date of the incurrence of any such Incremental Term Loans in reliance on the Unrestricted Incremental First Lien Amount (as defined in the Existing OMI Credit Agreement)~~[reserved] plus (ii) the amount of any voluntary prepayments, repurchases, redemptions or other retirements of the Term Loans and voluntary permanent reductions of any revolving credit facility effected after the Closing Date (including pursuant to debt buy-backs made by the Parent Borrower or any Restricted Subsidiary pursuant to “Dutch Auction” procedures and open market purchases permitted hereunder, in an amount equal to the discounted amount actually paid in respect thereof, but excluding (A) any prepayment of Term Loans with the proceeds of substantially concurrent borrowings of new Loans hereunder, (B) any reduction of Revolving Credit Loans or Term Loans in connection with a substantially concurrent issuance of new revolving commitments hereunder and (C) prepayments with the proceeds of substantially concurrent incurrence of other long term Indebtedness (other than borrowings under any revolving Indebtedness without a substantially concurrent permanent commitment reduction) (this clause (ii), the “Voluntary Prepayment Amount”) plus (iii) unlimited additional Incremental Term Loans and Incremental

Equivalent Debt so long as, after giving Pro Forma Effect thereto and after giving effect to any Permitted Acquisition or permitted Investment consummated in connection therewith and all other appropriate Pro Forma Adjustments (but excluding the cash proceeds of any such Incremental Term Loans or Incremental Equivalent Debt, as the case may be), (A) [reserved], (B) if such Incremental Term Loans are secured by a Lien on the Collateral that is ~~pari passu with~~junior to the Liens securing ~~the Initial Term A-1 Term Loans and~~ the Initial Term B-1 Term Loans, either (x) the ~~First Lien~~Secured Leverage Ratio for the most recently ended Test Period does not exceed  ~~2.05~~3.00 :1.00 (or, to the extent such Incremental Term Loans are incurred in connection with any Permitted Acquisition or similar Investment not prohibited by the Loan Documents, the ~~First Lien~~Secured Leverage Ratio for the most recently ended Test Period does not exceed the greater of ~~2.05~~3.00 :1.00 and the ~~First Lien~~Secured Leverage Ratio immediately prior to such Permitted Acquisition or permitted Investment), ~~(B) if such Incremental Term Loans are secured by a Lien on the Collateral that is junior to the Liens securing the Initial Term A-1 Term Loans and the Initial Term B-1 Term Loans, the Secured Leverage~~ or (y) the Consolidated Interest Coverage Ratio for the most recently ended Test Period ~~does~~is not ~~exceed 2.80:~~less than 2.00:1.00 (or, to the extent such Incremental Term Loans are incurred in connection with any Permitted Acquisition or similar Investment not prohibited by the Loan Documents, the ~~Secured Leverage~~Consolidated Interest Coverage Ratio for the most recently ended Test Period ~~does~~is not ~~exceed~~less than the ~~greater~~lower of ~~2.80~~2.00 :1.00 and the ~~Secured Leverage Ratio~~Consolidated Interest Coverage Ratio immediately prior to such Permitted Acquisition or permitted Investment) or (C) if such Incremental Term Loans are unsecured ~~or secured solely by assets that do not constitute Collateral,~~, either (x) the Total Leverage Ratio for the most recently ended Test Period does not exceed ~~4.10~~ 4.00:1.00 (or, to the extent such Incremental Term Loans are incurred in connection with any Permitted Acquisition or similar Investment not prohibited by the Loan Documents, the Total Leverage Ratio for the most recently ended Test Period does not exceed the greater of ~~4.10~~4.00:1.00 and the Total Leverage Ratio immediately prior to such Permitted Acquisition or permitted Investment) or (y) the Consolidated Interest Coverage Ratio for the most recently ended Test Period is not less than 2.00:1.00 (or, to the extent such Incremental Term Loans are incurred in connection with any Permitted Acquisition or similar Investment not prohibited by the Loan Documents, the Consolidated Interest Coverage Ratio for the most recently ended Test Period is not less than the lower of 2.00:1.00 and the Consolidated Interest Coverage Ratio immediately prior to such Permitted Acquisition or permitted Investment), it being understood and agreed that Incremental Term Loans may be incurred pursuant to this clause (iii) prior to utilization of the ~~Unrestricted Incremental Amount and~~ the Voluntary Prepayment Amount and assuming for purposes of such calculation that the full committed amount of any Incremental Term Loans or Incremental Equivalent Debt constituting a revolving credit commitment then being incurred shall be treated as outstanding Indebtedness (this clause (iii), the “Incremental Incurrence Test”). Each Incremental Term Loan (i) shall be in Dollars or in another currency that is administratively feasible for the Administrative Agent and (ii) shall be in an integral multiple of $1,000,000 and be in an aggregate principal amount that is not less than $10,000,000 in case of Incremental Term Loans; provided that such amount may be less than the applicable minimum amount if such amount represents all the remaining availability hereunder as set forth above. Each Incremental Term Loan (i) shall, if guaranteed, be guaranteed by the Guarantors that guarantee the other Obligations hereunder and (ii) if secured, will be secured by a Lien on the Collateral securing all of the other Obligations hereunder.

(b) Any Incremental Term Loans (other than Refinancing Term Loans) (i) for purposes of mandatory prepayments, shall be treated substantially the same as (and in any event no more favorably than) (x) ~~in the case of Incremental Term A Loans, Initial Term A-1 Term Loans,~~[reserved], or (y) in the case of Incremental Term B Loans, Initial Term B-1 Term Loans, (ii) shall have interest rate margins, amortization schedule (subject to clauses (iii) and (iv)), optional prepayment or redemption terms and other terms as determined by the Borrowers and the lenders thereunder (provided that in the case of any Incremental Term Loans that are (A) secured by the Collateral on a pari passu basis with the Initial Term B-1 Term Loans in right of payment and with respect to security (excluding any Qualifying Bridge Facility), (B) denominated in Dollars, (C) in an aggregate principal amount in excess of the greater of (I) $330,000,000 and (II) 50% of Consolidated EBITDA as of the most recent Test Period, (D) incurred during the first twenty-four (24) months after the Closing Date, (E) scheduled to mature prior to the date that is one (1) year after the Maturity Date applicable to the Initial Term B-1 Term Loans, (F) not incurred to finance a Permitted Acquisition or other similar Investment and (G) syndicated ~~“~~“ term b~~”~~” loans (any such Term Loans meeting the criteria of clauses (A) through (G) and the following proviso, “Qualifying Term Loans”), if the All-In Yield for any such Incremental Term Loan exceeds the All-In Yield of the Initial Term B-1 Term Loans immediately prior to the effectiveness of the applicable Incremental Facility Amendment by more than 0.50% per annum, the Applicable Rate and/or, as set forth below, the interest rate floor relating to the Initial Term B-1 Term Loans shall be adjusted such that the All-In Yield of the Initial Term B-1 Term Loans is equal to the All-In Yield of such Incremental Term Loans minus 0.50% per annum, it being understood and agreed that the relative rate differentials in any pricing grid specified in the Applicable Rate shall continue to be maintained (the foregoing, including all qualifications and exceptions thereto, collectively, the “MFN Adjustment”); provided, further, that any increase in All-In Yield with respect to the Initial Term B-1 Term Loans due to the application of an interest rate floor to any Incremental Term Loan greater than the interest rate floor applicable to the Initial Term B-1 Term Loans shall be effected solely through an increase in the interest rate floor applicable to the Initial Term B-1 Term Loans), (iii) other than with respect to any ~~Inside Maturity Debt and any~~ Qualifying Bridge Facility, any Incremental Term Loan shall not have a final maturity date earlier than the Maturity Date applicable to the Initial Term ~~A-1 Term Loans (if such Incremental Term Loans are Incremental Term A Loans) or Initial Term~~ B-1 Term Loans ~~(if such Incremental Term Loans are Incremental Term B Loans), as applicable~~, (iv) other than with respect to ~~any Inside Maturity Debt and~~ any Qualifying Bridge Facility, any Incremental Term Loan shall not have a Weighted Average Life to Maturity that is shorter than the Weighted Average Life to Maturity of the Initial Term ~~A-1 Term Loans (if such Incremental Term Loans are Incremental Term A Loans) or Initial Term~~ B-1 Term Loans ~~(if such Incremental Term Loans are Incremental Term B Loans), as applicable~~, and (v) except to the extent otherwise permitted by this Section 2.14, shall have the same terms and conditions as the Initial Term ~~A-1 Term Loans (if such Incremental Term Loans are Incremental Term A Loans) or Initial Term~~ B-1 Term Loans ~~(if such Incremental Term Loans are Incremental Term B Loans)~~, as applicable, or such terms as are reasonably satisfactory to the Administrative Agent, it being understood that no consent shall be required from the Administrative Agent for terms and conditions that are more restrictive than the Initial Term ~~A-1 Term Loans (if such Incremental Term Loans are Incremental Term A Loans) or Initial Term~~ B-1 Term Loans ~~(if such Incremental Term Loans are Incremental Term B Loans), as applicable,~~ to the extent that they apply to periods after the then applicable Latest Maturity Date with respect to the Term ~~A Loans (if such Incremental Term Loans are Incremental Term A Loans) or Term B Loans (if such Incremental Term Loans are Incremental Term B Loans), as applicable,~~B Loans or are otherwise added for the benefit of the Term Lenders holding Term ~~A Loans (if such Incremental Term Loans are Incremental Term A Loans) or Term Lenders holding Term B Loans (if such Incremental Term Loans are Incremental Term B Loans), as applicable,~~B Loans hereunder.

(c) [Reserved].

(d) Each notice from the Borrowers pursuant to this Section 2.14 shall set forth the requested amount and proposed terms of the relevant Incremental Term Loans. Any additional bank, financial institution, existing Lender or other Person that elects to extend Incremental Term Loans shall be reasonably satisfactory to the Borrowers and, solely to the extent Administrative

~~Agent’s~~Agent’s consent would be required an assignment pursuant to Section 10.07, the Administrative Agent (any such bank, financial institution, existing Lender or other Person being called an “Additional Lender”) and, if not already a Lender, shall become a Lender under this Agreement pursuant to an amendment (an “Incremental Facility Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by Parent Borrower, the Borrowers and such Additional Lender. No Incremental Facility Amendment shall require the consent of any Lenders other than the Additional Lenders with respect to such Incremental Facility Amendment. No Lender shall be obligated to provide any Incremental Term Loans, unless it so agrees. Commitments in respect of any Incremental Term Loans shall become Commitments under this Agreement. An Incremental Facility Amendment may, without the consent of any other Lenders, effect such amendments to any Loan Documents as may be necessary or appropriate, in the opinion of the Borrowers and the Administrative Agent, to effect the provisions of this Section 2.14. Any Incremental Facility Amendment shall be pursuant to documentation to be mutually agreed.

(e) The effectiveness of any Incremental Facility Amendment shall, unless otherwise agreed to by the Administrative Agent and the Additional Lenders, be subject to the satisfaction on the date thereof (each, an “Incremental Facility Closing Date”) of each of the conditions set forth in Section 4.02 (it being understood that (i) the representations and warranties of each Loan Party set forth in Section 4.02 being true and correct in all material respect (although any representations and warranties which expressly relate to a given date or period shall be true and correct in all material respects as of the respective date or for the respective period, as the case may be) and all references to “such date of such Credit Extension” shall be deemed to refer to the Incremental Facility Closing Date) and (ii) no Event of Default shall exist, or would result from such issuance of the Incremental Term Loans; provided in the case of Incremental Term Loans the proceeds of which will be used to finance a Limited Condition Transaction, (1) governed by the laws of the United States, (X) the only representations and warranties that will be required to be true and correct in all material respects as of the applicable Incremental Facility Closing Date shall be the Specified Representations and (Y) Section 4.02(b) shall be limited to Specified Events of Default and (2) governed by laws other than the laws of the United States, only customary “certain funds” conditions for the applicable jurisdiction or as required by the terms of the documentation governing such Limited Condition Transaction will be required to be satisfied. The proceeds of any Incremental Term Loans will be used for general corporate purposes (including (without limitation) Permitted Acquisitions) and for any other purpose not prohibited hereunder. The Administrative Agent and the Lenders hereby agree that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement shall not apply to the transactions effected pursuant to the immediately preceding sentence.

(f) Any portion of any Incremental Term Loans incurred other than under the Incremental Incurrence Test may be reclassified at any time, as the Parent Borrower may elect from time to time, as incurred under the Incremental Incurrence Test if the Parent Borrower meets the applicable ratio under the Incremental Incurrence Test at such time on a Pro Forma Basis at any time subsequent to the incurrence of such Incremental Term Loans (or would have met such ratio, in which case, such reclassification shall be deemed to have automatically occurred if not elected by the Parent Borrower).

Section 2.15. Extensions of Term Loans~~.~~ .

(a) Notwithstanding anything to the contrary in this Agreement, pursuant to one or more offers (each, an “Extension Offer”) made from time to time by the Borrowers to all Lenders of any Class of Term Loans on a pro rata basis (based on the aggregate outstanding principal amount of the respective Term Loans of the applicable Class) and on the same terms to each such Lender, the Borrowers are hereby permitted to consummate from time to time transactions with individual Lenders that accept the terms contained in such Extension Offers to extend the maturity date of each such Lender’s Term Loans of the applicable Class and otherwise modify the terms of such Term Loans pursuant to the terms of the relevant Extension Offer (including, without limitation, by increasing the interest rate or fees payable in respect of such Term Loans (and related outstandings) and/or modifying the amortization schedule in respect of such Lender’s Term Loans, and which such extensions shall not be subject to any “no default” requirement, pro forma compliance with any leverage ratio or other financial tests or “most favored nations provisions”) (each, an “Extension,” and each group of Term Loans in each case as so extended, as well as the original Term Loans (in each case not so extended), being a separate Class of Term Loans from the Class of Term Loans from which they were converted, and it being understood that an Extension may be in the form of an increase in the amount of any other outstanding Class of Term Loans otherwise satisfying the criteria set forth below), so long as the following terms are satisfied: (i) except as to interest rates, fees and final maturity (which shall be determined by the Parent Borrower and set forth in the relevant Extension Offer), (ii) except as to interest rates, fees, amortization, final maturity date, premium, required prepayment dates and participation in prepayments (which shall, subject to immediately succeeding clauses (iii), (iv) and (v), be determined by the Parent Borrower and set forth in the relevant Extension Offer), the Term Loans of any Term Lender that agrees to an extension with respect to such Term Loans extended pursuant to any Extension (“Extended Term Loans”) shall have the same terms as the Class of Term Loans subject to such Extension Offer other than with respect to covenants or other provisions applicable to periods after the Latest Maturity Date, (iii) the final maturity date of any Extended Term Loans shall be no earlier than the then latest maturity date hereunder and the amortization schedule applicable to Term Loans pursuant to Section 2.07(a) for periods prior to the Maturity Date for Term Loans may not be increased, (iv) the Weighted Average Life to Maturity of any Extended Term Loans shall be no shorter than the remaining Weighted Average Life to Maturity of the Term Loans extended thereby, (v) any Extended Term Loans may participate (A) on a pro rata basis or a less than pro rata basis (but not a greater than pro rata basis) in any voluntary repayments or prepayments hereunder and (B) on a pro rata basis or a less than pro rata basis (but not greater than a pro rata basis) in any mandatory repayments or prepayments hereunder, in each case as specified in the respective Extension Offer, (vi) if the aggregate principal amount of the class of Term Loans (calculated on the face amount thereof) in respect of which Term Lenders of such Class, as the case may be, shall have accepted the relevant Extension Offer shall exceed the maximum aggregate principal amount of Term Loans of such Class, as the case may be, offered to be extended by the Borrowers pursuant to such Extension Offer, then the Term Loans of such Class, as the case may be, of such Term Lenders shall be extended ratably up to such maximum amount based on the respective principal amounts (but not to exceed actual holdings of record) with respect to which such Term Lenders have accepted such Extension Offer, (vii) all documentation in respect of such Extension shall be consistent with the foregoing, (viii) any applicable Minimum Extension Condition shall be satisfied unless waived by the Borrowers and (ix) the Minimum Tranche Amount shall be satisfied unless waived by the Administrative Agent. No Lender shall be obligated to extend its Term Loans unless it so agrees.

(b) With respect to all Extensions consummated by the Borrowers pursuant to this Section 2.15, (i) such Extensions shall not constitute voluntary or mandatory payments or prepayments for purposes of Section 2.05 and (ii) no Extension Offer is required to be in any minimum amount or any minimum increment; provided that (x) the Borrowers may at their election specify as a condition (a “Minimum Extension Condition”) to consummating any such Extension that a minimum amount (to be determined and specified in the relevant Extension Offer in the Borrowers’ sole discretion and may be waived by the Borrowers) of Term Loans of any or all applicable Classes be tendered and (y) no Class of Extended Term Loans shall be in an amount of less than $10,000,000 (the “Minimum Tranche Amount”), unless such Minimum Tranche Amount is waived by the Administrative Agent. The Administrative Agent and the Lenders hereby consent to the transactions contemplated by this Section 2.15 (including, for the avoidance of doubt, payment of any interest, fees or premium in respect of any Extended Term Loans on the such terms as may be set forth in the relevant Extension Offer) and hereby waive the requirements of any provision of this Agreement (including, without limitation, Sections 2.05, 2.12 and 2.13) or any other Loan Document that may otherwise prohibit any such Extension or any other transaction contemplated by this Section 2.15.

(c) No consent of any Lender or the Administrative Agent shall be required to effectuate any Extension, other than the consent of each Lender agreeing to such Extension with respect to one or more of its Term Loans (or a portion thereof); provided that any Lender that elects not to agree to such Extension (such Lender being, a “Non-Extending Lender”) may be replaced by the Borrowers pursuant to Section 3.06. All Extended Term Loans and all obligations in respect thereof shall be Obligations under this Agreement and the other Loan Documents that are secured by the Collateral on a pari passu basis with all other applicable Obligations under this Agreement and the other Loan Documents. The Lenders hereby irrevocably authorize the Administrative Agent to enter into amendments to this Agreement and the other Loan Documents with the Borrowers as may be necessary in order to establish new Classes in respect of Term Loans so extended and such technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Borrowers in connection with the establishment of such new Classes, in each case on terms consistent with this Section 2.15. ~~Without limiting the foregoing, in connection with any Extensions the respective Loan Parties shall (at their expense) amend (and the Administrative Agent is hereby directed to amend) any Mortgage that has a maturity date prior to the then Latest Maturity Date so that such maturity date is extended to the then Latest Maturity Date (or such later date as may be advised by local counsel to the Administrative Agent).~~

(d) In connection with any Extension, the Borrowers shall provide the Administrative Agent at least five (5) Business Days’ (or such shorter period as may be agreed by the Administrative Agent) prior written notice thereof, and shall agree to such procedures (including, without limitation, regarding timing, rounding and other adjustments and to ensure reasonable administrative management of the credit facilities hereunder after such Extension), if any, as may be established by, or acceptable to, the Administrative Agent, in each case acting reasonably to accomplish the purposes of this Section 2.15.

Section 2.16. Defaulting Lenders~~Defaulting Lenders~~. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a) [reserved];

(b) the Commitment, Outstanding Amount of Term Loans of such Defaulting Lender shall not be included in determining whether all Lenders, the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 10.01); provided that (x) any waiver, amendment or modification of the type described in clause (a), (b) or (c) of the first proviso in Section 10.01 that would apply to the Obligations owing to such Defaulting Lender or (y) any waiver, amendment or modification (other than as described in the forgoing clause (x) requiring the consent of all Lenders or each affected Lender) which affects such Defaulting Lender disproportionally when compared to other affected Lenders, in each case, shall require the consent of such Defaulting Lender with respect to the effectiveness of such waiver, amendment or modification with respect to the Obligations owing to such Defaulting Lender;

(c) any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article IX or otherwise), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, as the Borrowers may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; fourth, so long as no Default or Event of Default exists, to the payment of any amounts owing to any Loan Party as a result of any judgment of a court of competent jurisdiction obtained by any Loan Party against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and fifth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that, if such payment is a payment of the principal amount of any Loans, such payment shall be applied solely to pay the relevant Loans of the relevant non-Defaulting Lenders on a pro rata basis prior to being applied in the manner set forth in this clause (c).

Section 2.17. Permitted Debt Exchange~~.~~ .

(a) Notwithstanding anything to the contrary contained in this Agreement, pursuant to one or more offers (each, a “Permitted Debt Exchange Offer”) made from time to time by the Borrowers to all Lenders (other than, with respect to any Permitted Debt Exchange Offer that constitutes an offering of securities, any Lender that, if requested by the Parent Borrower, is unable to certify that it is (i) a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act), (ii) an institutional “accredited investor” (as defined in Rule 501 under the Securities Act) or (iii) not a “U.S. person” (as defined in Rule 902 under the Securities Act)) with outstanding Term ~~A-1 Loans of a particular Class or Term~~ B-1 Loans of a particular Class, the Borrowers may from time to time consummate one or more exchanges of such Term Loans for Indebtedness (in the form of senior secured, senior unsecured, senior subordinated, or subordinated notes or loans) (such Indebtedness, “Permitted Debt Exchange Notes” and each such exchange, a “Permitted Debt Exchange”), so long as the following conditions are satisfied:

(i) each such Permitted Debt Exchange Offer shall be made on a pro rata basis to the Lenders (other than, with respect to any Permitted Debt Exchange Offer that constitutes an offering of securities, any Lender that, if requested by the Borrowers, is unable to certify that it is (i) a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act), (ii) an institutional “accredited investor” (as defined in Rule 501 under the Securities Act) or (iii) not a “U.S. person” (as defined in Rule 902 under the Securities Act)) of each applicable Class based on their respective aggregate principal amounts of outstanding Term ~~A-1 Loans under each such Class or Term~~ B-1 Loans under each such Class~~, as applicable~~;

(ii) the aggregate principal amount (calculated on the face amount thereof) of such Permitted Debt Exchange Notes shall not exceed the aggregate principal amount (calculated on the face amount thereof) of Term Loans so refinanced, except to the extent a different incurrence basket pursuant Section 7.01 is utilized and with respect to an amount equal to any fees, expenses, commissions, underwriting discounts and premiums payable in connection with such Permitted Debt Exchange;

(iii) the stated final maturity of such Permitted Debt Exchange Notes is not earlier than the latest Maturity Date for the Class or Classes of Term ~~A-1 Loans or Term~~ B-1 Loans being exchanged, as applicable, and such stated final maturity is not subject to any conditions that could result in such stated final maturity occurring on a date that precedes such latest maturity date (it being understood that acceleration or mandatory repayment, prepayment, redemption or repurchase of such Permitted Debt Exchange Notes upon the occurrence of an event of default, a change in control, an event of loss or an asset disposition shall not be deemed to constitute a change in the stated final maturity thereof);

(iv) such Permitted Debt Exchange Notes are not required to be repaid, prepaid, redeemed, repurchased or defeased, whether on one or more fixed dates, upon the occurrence of one or more events or at the option of any holder thereof (except, in each case, upon the occurrence of an event of default, a change in control, an event of loss or an asset disposition) prior to the latest Maturity Date for the Class or Classes of Term ~~A-1 Term Loans or Term~~ B-1 Term Loans, as applicable, being exchanged; provided that, notwithstanding the foregoing, scheduled amortization payments (however denominated, including scheduled offers to repurchase) of such Permitted Debt Exchange Notes shall be permitted so long as the Weighted Average Life to Maturity of such Indebtedness shall be longer than the remaining Weighted Average Life to Maturity of the Class or Classes of Term ~~A-1 Term Loans or Term~~ B-1 Term Loans, as applicable, being exchanged;

(v) no Restricted Subsidiary is a borrower or guarantor with respect to such Indebtedness unless such Restricted Subsidiary is or substantially concurrently becomes a Loan Party;

(vi) if such Permitted Debt Exchange Notes are secured, such Permitted Debt Exchange Notes are secured on a pari passu basis or junior priority basis to the Obligations and (A) such Permitted Debt Exchange Notes are not secured by any assets not securing the Obligations unless such assets substantially concurrently secure the Obligations and (B) the beneficiaries thereof (or an agent on their behalf) shall have entered into an Acceptable Intercreditor Agreement;

(vii) the terms and conditions of such Permitted Debt Exchange Notes (excluding pricing and optional prepayment or redemption terms or covenants or other provisions applicable only to periods after the Maturity Date of the Class or Classes of Term ~~A-1 Term Loans or Term~~ B-1 Term Loans~~, as applicable,~~ being exchanged) reflect market terms and conditions at the time of incurrence or issuance as reasonably determined by the Parent Borrower in good faith; provided that if such Permitted Debt Exchange Notes contain any financial maintenance covenants, such covenants shall not be more restrictive than (or in addition to) those contained in this Agreement (unless such covenants are also added for the benefit of the Lenders under this Agreement, in which case any requirement to so comply shall not require the consent of any Lender or Agent hereunder);

(viii) all ~~Term A-1 Term Loans or~~ Term B-1 Term Loans~~, as applicable,~~ exchanged under each applicable Class by the Borrowers pursuant to any Permitted Debt Exchange shall automatically be canceled and retired by the Borrowers on date of the settlement thereof (and, if requested by the Administrative Agent, any applicable exchanging Lender shall execute and deliver to the Administrative Agent an Assignment and Assumption, or such other form as may be reasonably requested by the Administrative Agent, in respect thereof pursuant to which the respective Lender assigns its interest in the Term ~~A-1 Term Loans or Term~~ B-1 Term Loans~~, as applicable,~~ being exchanged pursuant to the Permitted Debt Exchange to the Borrowers for immediate cancellation), and accrued and unpaid interest on such Term ~~A-1 Term Loans or Term~~ B-1 Term Loans~~, as applicable,~~ shall be paid to the exchanging Lenders on the date of consummation of such Permitted Debt Exchange, or, if agreed to by the Borrowers and the Administrative Agent, the next scheduled Interest Payment Date with respect to such ~~Term A-1 Term Loans~~ or Term B-1 Term Loans~~, as applicable,~~ (with such interest accruing until the date of consummation of such Permitted Debt Exchange);

(ix) if the aggregate principal amount of all Term ~~A-1 Term Loans or Term~~ B-1 Term Loans (calculated on the face amount thereof)~~, as applicable and in each case,~~ of a given Class tendered by Lenders in respect of the relevant Permitted Debt Exchange Offer (with no Lender being permitted to tender a principal amount of Term ~~A-1 Term Loans or Term~~ B-1 Term Loans~~, as applicable,~~ which exceeds the principal amount thereof of the applicable Class actually held by it) shall exceed the maximum aggregate principal amount of Term ~~A-1 Term Loans or Term~~ B-1 Term Loans~~, as applicable and in each case,~~ of such Class offered to be exchanged by the Borrowers pursuant to such Permitted Debt Exchange Offer, then the Borrowers shall exchange Term ~~A-1 Term Loans or Term~~ B-1 Term Loans~~, as applicable and in each case,~~ under the relevant Class tendered by such Lenders ratably up to such maximum based on the respective principal amounts so tendered, or, if such Permitted Debt Exchange Offer shall have been made with respect to multiple Classes without specifying a maximum aggregate principal amount offered to be exchanged for each Class, and the aggregate principal amount of all Term ~~A-1 Term Loans or Term~~ B-1 Term Loans (calculated on the face amount thereof)~~, as applicable and in each case,~~ of all Classes tendered by Lenders in respect of the relevant Permitted Debt Exchange Offer (with no Lender being permitted to tender a principal amount of Term ~~A-1 Term Loans or Term~~ B-1 Term Loans~~, as applicable,~~ which exceeds the principal amount thereof actually held by it) shall exceed the maximum aggregate principal amount of Term Loans of all relevant Classes offered to be exchanged by the Borrowers pursuant to such Permitted Debt Exchange Offer, then the Borrowers shall exchange Term ~~A-1 Term Loans or Term~~ B-1 Term Loans~~, as applicable and in each case,~~ across all Classes subject to such Permitted Debt Exchange Offer tendered by such Lenders ratably up to such maximum amount based on the respective principal amounts so tendered;

(x) all documentation in respect of such Permitted Debt Exchange shall be consistent with the foregoing, and all written communications generally directed to the Lenders in connection therewith shall be in form and substance consistent with the foregoing and made in consultation with the Borrower and the Administrative Agent;

(xi) any applicable Minimum Tender Condition or Maximum Tender Condition, as the case may be, shall be satisfied or waived by the Borrowers; and

(xii) such Permitted Debt Exchange Notes shall have the same lien priority or junior priority as the Indebtedness being exchanged or unsecured.

Notwithstanding anything to the contrary herein, no Lender shall have any obligation to agree to have any of its Loans or Commitments exchanged pursuant to any Permitted Debt Exchange Offer.

(b) With respect to all Permitted Debt Exchanges effected by the Borrowers pursuant to this Section 2.17, such Permitted Debt Exchange Offer shall be made for not less than $10,000,000 in aggregate principal amount of the applicable Term Loans; provided that subject to the foregoing the Borrowers may at its election specify (A) as a condition (a “Minimum Tender Condition”) to consummating any such Permitted Debt Exchange that a minimum amount (to be determined and specified in the relevant Permitted Debt Exchange Offer in the Borrowers’ discretion) of Term ~~A-1 Term Loans or Term~~ B-1 Term Loans~~, as applicable and in each case,~~ of any or all applicable Classes be tendered and/or (B) as a condition (a “Maximum Tender Condition”) to consummating any such Permitted Debt Exchange that no more than a maximum amount (to be determined and specified in the relevant Permitted Debt Exchange Offer in the Borrowers’ discretion) of Term ~~A-1 Term Loans or Term~~ B-1 Term Loans~~, as applicable and in each case,~~ of any or all applicable Classes will be accepted for exchange. The Administrative Agent and the Lenders hereby acknowledge and agree that the provisions of ~~Sections~~Section 2.05, Section 2.06 and Section 2.13 do not apply to the Permitted Debt Exchange and the other transactions contemplated by this Section 2.17 and hereby agree not to assert any Default or Event of Default in connection with the implementation of any such Permitted Debt Exchange or any other transaction contemplated by this Section 2.17.

(c) In connection with each Permitted Debt Exchange, the Borrowers shall provide the Administrative Agent at least five (5) Business Days’ (or such shorter period as may be agreed by the Administrative Agent) prior written notice thereof, and the Borrowers and the Administrative Agent, acting reasonably, shall mutually agree to such procedures as may be necessary or advisable to accomplish the purposes of this Section 2.17; provided that the terms of any Permitted Debt Exchange Offer shall provide that the date by which the relevant Lenders are required to indicate their election to participate in such Permitted Debt Exchange shall be not less than five (5) Business Days following the date on which the Permitted Debt Exchange Offer is made. The Borrowers shall provide the final results of such Permitted Debt Exchange to the Administrative Agent no later than three (3) Business Days prior to the proposed date of effectiveness for such Permitted Debt Exchange (or such shorter period agreed to by the Administrative Agent in its sole discretion) and the Administrative Agent shall be entitled to conclusively rely on such results.

(d) The Borrowers shall be responsible for compliance with, and hereby agrees to comply with, all applicable securities and other laws in connection with each Permitted Debt Exchange, it being understood and agreed that (i) neither the Administrative Agent nor any Lender assumes any responsibility in connection with the Borrowers’ compliance with such laws in connection with any Permitted Debt Exchange and (ii) each Lender shall be solely responsible for its compliance with any applicable “insider trading” laws and regulations to which such Lender may be subject under the Exchange Act.

Section 2.18. Parent Borrower as Agent. The Borrowers hereby appoint the Parent Borrower to act as their agent for all purposes under this Agreement (including, without limitation, with respect to all matters related to the borrowing and repayment of Loans) and the other Loan Documents and agree that (i) the Parent Borrower may execute such documents on behalf of the Borrowers as the Parent Borrower deems appropriate in its sole discretion and the Borrowers shall be obligated by all of the terms of any such document executed on their behalf, (ii) any notice or communication delivered by the Administrative Agent or any Lender to Parent Borrower shall be deemed delivered to all Borrowers and (iii) the Administrative Agent and the Lenders may accept, and be permitted to rely on, any document, instrument or agreement executed by the Parent Borrower on behalf of the Borrowers. For the avoidance of doubt, each Borrower shall be jointly and severally liable with the other Borrowers for all Obligations hereunder.

ARTICLE III

TAXES, INCREASED COSTS PROTECTION AND ILLEGALITY

Section 3.01. Taxes~~.~~ .

(a) Except as provided in this Section 3.01, any and all payments by the Borrowers or any Guarantor to or for the account of any Agent or any Lender under any Loan Document shall be made free and clear of and without deduction for any Taxes unless required by applicable Law. If any applicable withholding agent (as determined in the good faith discretion of an applicable withholding agent) shall be required by any Laws to deduct any Taxes from or in respect of any sum payable under any Loan Document to any Agent or any Lender, (i) if such Taxes are Indemnified Taxes, the sum payable by the Borrowers or applicable Guarantor shall be increased as necessary so that after all required deductions have been made (including deductions applicable to additional sums payable under this Section 3.01), each of such Agent and such Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) such applicable withholding agent shall make such deductions, (iii) such applicable withholding agent shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Laws, and (iv) within thirty (30) days after the date of such payment by such applicable withholding agent (or, if receipts or evidence are not available within thirty (30) days, as soon as possible thereafter), such applicable withholding agent shall furnish to Borrowers and such Agent or Lender (as the case may be) the original or a facsimile copy (which may be delivered via email) of a receipt evidencing payment thereof to the extent such a receipt is issued therefor, or other written proof of payment thereof that is reasonably satisfactory to the Administrative Agent.

(b) The Borrowers shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c) The Borrowers agree to indemnify each Agent and each Lender for (i) the full amount of Indemnified Taxes (including any Indemnified Taxes imposed or asserted by any jurisdiction in respect of amounts payable under this Section 3.01) payable by such Agent and such Lender and (ii) any reasonable and documented out-of-pocket expenses arising therefrom or with respect thereto, in each case whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Such Agent or Lender, as the case may be, will, at the Borrowers’ request, provide the Borrowers with a written statement thereof setting forth in reasonable detail the basis and calculation of such amounts which shall be conclusive absent manifest error. Payment under this Section 3.01(c) shall be made within ten (10) days after the date such Lender or such Agent makes a demand therefor.

(d) If any Lender or Agent determines, in its reasonable discretion, that it has received a refund in respect of any Taxes as to which indemnification or additional amounts have been paid to it by the Borrowers or any Guarantor pursuant to this Section 3.01, it shall promptly remit an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrowers or any Guarantor under this Section 3.01 with respect to the Taxes giving rise to such refund to the Borrowers, net of all reasonable and documented out-of-pocket expenses (including any Taxes) of the Lender or Agent, as the case may be and without interest (other than any interest paid by the relevant taxing authority with respect to such refund); provided that the Borrowers, upon the request of the Lender or Agent, as the case may be, agree promptly to return an amount equal to such refund (plus any applicable interest, additions to tax or penalties) to such party in the event such party is required to repay such refund to the relevant taxing authority. Nothing herein contained shall interfere with the right of a Lender or Agent to arrange its Tax affairs in whatever manner it thinks fit nor oblige any Lender or Agent to claim any Tax refund or to make available its Tax returns or disclose any information relating to its Tax affairs or any computations in respect thereof or require any Lender or Agent to do anything that would prejudice its ability to benefit from any other refunds, credits, reliefs, remissions or repayments to which it may be entitled.

(e) Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 3.01(a) or (c) with respect to such Lender it will, if requested by the Borrowers, use commercially reasonable efforts (subject to legal and regulatory restrictions), at Borrowers’ expense, to designate another Applicable Lending Office for any Loan affected by such event; provided that such efforts are made on terms that, in the judgment of such Lender, cause such Lender and its Applicable Lending Office(s) to suffer no material economic, legal or regulatory disadvantage, and provided, further, that nothing in this Section 3.01(e) shall affect or postpone any of the Obligations of the Borrowers or the rights of such Lender pursuant to Section 3.01(a) or (c).

(f) Each Lender shall, at such times as are reasonably requested by the Borrowers or the Administrative Agent, provide the Borrowers and the Administrative Agent with any documentation prescribed by law, or reasonably requested by the Borrowers or the Administrative Agent, certifying as to any entitlement of such Lender to an exemption from, or reduction in, any withholding Tax with respect to any payments to be made to such Lender under any Loan Document. Each such Lender shall, whenever a lapse in time or change in circumstances renders such documentation (including any documentation specifically referenced below) expired, obsolete or inaccurate in any material respect, deliver promptly to the Borrowers and the Administrative Agent updated or other appropriate documentation (including any new documentation reasonably requested by the applicable withholding agent) or promptly notify the Borrowers and the Administrative Agent in writing of its inability to do so.

Without limiting the generality of the foregoing:

(i) Each Lender that is a “United States person” (as defined in Section 7701(a)(30) of the Code) shall deliver to the Borrowers and the Administrative Agent on or before the date on which it becomes a party to this Agreement two properly completed and a duly signed original of Internal Revenue Service Form W-9 (or any successor form) certifying that such Lender is exempt from U.S. federal backup withholding;

(ii) Each Lender that is not a “United States person” (as defined in Section 7701(a)(30) of the Code) shall deliver to the Borrowers and the Administrative Agent on or before the date on which it becomes a party to this Agreement (and from time to time thereafter when required by Law or upon the reasonable request of the Borrowers or the Administrative Agent) whichever of the following is applicable:

(A) a duly completed copy of Internal Revenue Service Form W-8BEN or W-8BEN-E, as applicable (or any successor forms) claiming eligibility for benefits of an income tax treaty to which the United States is a party,

(B) a duly completed copy of Internal Revenue Service Form W-8ECI (or any successor forms),

(C) in the case of a Lender claiming the benefits of the exemption for portfolio interest under Section 871(h) or 881(c) or the Code, (x) a certificate, in substantially the form of Exhibit H-1 (any such certificate a “United States Tax Compliance Certificate”), or any other form approved by the Administrative Agent, to the effect that such Lender is not (A) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Parent Borrower within the meaning of Section 881(c)(3)(B) of the Code or (C) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code and that no payments in connection with the Loan Documents are effectively connected with such Lender’s conduct of a U.S. trade or business, and (y) a duly completed copy of Internal Revenue Service Form W-8BEN or W-8BEN-E, as applicable (or any successor forms),

(D) to the extent a Lender is not the beneficial owner (for example, where the Lender is a partnership), Internal Revenue Service Form W-8IMY (or any successor forms) of the Lender, accompanied by a Form W-8ECI, W-8BEN or W-8BEN-E, as applicable (or any successor forms), a United States Tax Compliance Certificate substantially the form of Exhibit H-2 or Exhibit H-3, Form W-9, Form W-8IMY (or other successor forms) and/or any other required information from each beneficial owner, as applicable (provided that, if the Lender is a partnership and one or more direct or indirect partners are claiming the portfolio interest exemption, the United States Tax Compliance Certificate may be provided by such Lender substantially in the form of Exhibit H-4 on behalf of such direct or indirect partner(s)), or

(E) a duly completed copy of any other form prescribed by applicable U.S. federal income tax laws (including the Treasury regulations) as a basis for claiming a complete exemption from, or a reduction in, U.S. federal withholding tax on any payments to such Lender under the Loan Documents.

(iii) If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Sections 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrowers and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrowers or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrowers or the Administrative Agent as may be necessary for the Borrowers and the Administrative Agent to comply with their FATCA obligations, to determine whether such Lender has or has not complied with such Lender’s FATCA obligations and to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this Section 3.01(f)(iii), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Notwithstanding any other provision of this clause (f), a Lender shall not be required to deliver any form that such Lender is not legally eligible to deliver.

Each Lender hereby authorizes the Administrative Agent to deliver to the Loan Parties and to any successor Administrative Agent any documentation provided by such Lender to the Administrative Agent pursuant to this Section 3.01(f).

(g) On or before the date that it becomes a party to this Agreement, the Administrative Agent shall provide the Borrowers with a duly completed copy of, if it is a United States person (as defined in Section 7701(a)(30) of the Code), Internal Revenue Service Form W-9 certifying that it is exempt from U.S. federal backup withholding, and, if it is not a United States person, (1) Internal Revenue Service Form W-8ECI with respect to payments to be received by it as a beneficial owner and (2) Internal Revenue Service Form W-8IMY (together with required accompanying documentation) with respect to payments to be received by it on behalf of the Lenders, and shall update such forms periodically upon the reasonable request of the Borrowers. Notwithstanding any other provision of this clause (g), the Administrative Agent shall not be required to deliver any form that such Administrative Agent is not legally eligible to deliver.

(h) For the avoidance of doubt, the term~~”~~“ applicable law~~”~~” shall, for purposes of this Section 3.01, include FATCA.

(i) Each party’s obligations under this Section 3.01 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

Section 3.02. [Reserved]~~.~~ .

Section 3.03. Alternate Rate of Interest~~.~~ .

(a) Subject to clauses (b), (c), (d), (e) and (f) of this Section 3.03 if (i) the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) (A) prior to commencement of any Interest Period for a Term Benchmark Borrowing, that adequate and reasonable means do not exist for ascertaining the Adjusted Term SOFR Rate or the Term SOFR Rate, as applicable (including, because the Term SOFR Reference Rate is not available or published on a current basis) for such Interest Period or (B) at any time, that adequate and reasonable means do not exist for ascertaining the applicable Adjusted Daily Simple SOFR or Daily Simple SOFR or (ii) the Administrative Agent is advised by the Required Lenders that (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, the Adjusted Term SOFR Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period or (B) at any applicable time as a result of the application of this Section 3.03, Adjusted Daily Simple SOFR will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing, then the Administrative Agent shall give notice thereof to the Parent Borrower and the Lenders through Electronic System as provided in Section 10.01 as promptly as practicable thereafter and, until (x) the Administrative Agent notifies the Parent Borrower and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Parent Borrower delivers a new Committed Loan Notice in accordance with the terms of Section 2.02, any Committed Loan Notice that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Term Benchmark Borrowing and any Committed Loan Notice that requests a Term Benchmark Borrowing shall instead be deemed to be a Committed Loan Notice or a Committed Loan Notice to be repaid or converted into a Base Rate Borrowing if the Adjusted Daily Simple SOFR also is the subject of this Section 3.03(a); provided that if the circumstances giving rise to such notice affect only one Type of Borrowings, then all other Types of Borrowings shall be permitted. Furthermore, if any Term Benchmark Loan is outstanding on the date of the Parent Borrower’s receipt of the notice from the Administrative Agent referred to in this Section ~~2.14~~3.03(a) with respect to a Relevant Rate applicable to such Term Benchmark Loan, then until

(x) the Administrative Agent notifies the Parent Borrower and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Parent Borrower delivers a new Committed Loan Notice in accordance with the terms of Section 2.02 or a new Committed Loan Notice in accordance with the terms of Section 2.02, any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day), be converted by the Administrative Agent to, and shall constitute, a Base Rate Loan if the Adjusted Daily Simple SOFR also is the subject of Section  ~~2.14~~3.03 (a)(i) or (ii) above, on such day.

(b) Notwithstanding anything to the contrary herein or in any other Loan Document, (and any Swap Contract evidencing Obligations shall be deemed not to be a “Loan Document” for purposes of this Section 3.03), if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders and the Parent Borrower without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.

(c) Notwithstanding anything to the contrary herein or in any other Loan Document, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time in consultation with the Parent Borrower and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(d) The Administrative Agent will promptly notify the Parent Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (f) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent, or, if applicable, any Lender (or group of Lenders) pursuant to this Section 3.03, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 3.03.

(e) Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(f) Upon the Parent ~~Borrower’s~~Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Parent Borrower may revoke any request for a Term Benchmark Borrowing of, conversion to or continuation of Term Benchmark Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Parent Borrower will be deemed to have converted any request for a Term Benchmark Borrowing into a request for a Borrowing of or conversion to a Base Rate Borrowing if the Adjusted Daily Simple SOFR is the subject of a Benchmark Transition Event. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of Base Rate. Furthermore, if any Term Benchmark Loan is outstanding on the date of the Parent ~~Borrower’s~~Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a Relevant Rate applicable to such Term Benchmark Loan, then until such time as a Benchmark Replacement is implemented pursuant to this Section 3.03, any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day), be converted by the Administrative Agent to, and shall constitute, Base Rate Loan if the Adjusted Daily Simple SOFR is the subject of a Benchmark Transition Event, on such day.

Section 3.04. Funding Losses ~~Funding Losses~~. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrowers shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a) any continuation, conversion, payment or prepayment of any Eurocurrency Rate Loan on a day other than the last day of the Interest Period for such Loan;

(b) any failure by the Borrowers (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan (other than a Base Rate Loan) on the date or in the amount notified by the Borrowers; or

(c) any payment by the Borrowers of any Loan (or interest due thereon or drawings under any Letter of Credit) denominated in Euro or an Alternative Currency in a different currency;

including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained.

For purposes of calculating amounts payable by the Borrowers to the Lenders under this Section 3.04, each Lender shall be deemed to have funded each Eurocurrency Rate Loan made by it at the Eurocurrency Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for such currency for a comparable amount and for a comparable period, whether or not such Eurocurrency Rate Loan was in fact so funded.

Section 3.05. Matters Applicable to All Requests for Compensation~~.~~ .

(a) Any Agent or any Lender claiming compensation under this Article III shall deliver a certificate to the Parent Borrower setting forth in reasonable detail the calculation of the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of demonstrable error. In determining such amount, such Agent or such Lender may use any reasonable and customary averaging and attribution methods.

(b) With respect to any Lender’s claim for compensation for any amounts under Sections 3.01, 3.02, 3.03 or 3.04 the Borrowers shall not be required to compensate such Lender for any amount incurred more than one hundred eighty (180) days prior to the date that such Lender notifies the Borrowers of the event that gives rise to such claim; provided, that if the circumstance giving rise to such claim is retroactive, then such 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

(c) If the obligation of any Lender to make or continue any Term Benchmark Loan or to convert Base Rate Loans into Term Benchmark Loans shall be suspended pursuant to Section 3.06(b) hereof, such Lender’s applicable Term Benchmark Loans or shall be automatically converted into Base Rate Loans denominated in Dollars (or, if such conversion is not possible, repaid) on the last day(s) of the then current Interest Period(s) for such Term Benchmark Loans (or, in the case of an immediate conversion required by Section 3.02, on such earlier date as required by Law) and, unless and until such Lender gives notice as provided below that the circumstances specified in Sections 3.02 or 3.03 hereof that gave rise to such conversion no longer exist:

(i) to the extent that such Lender’s Term Benchmark Loans have been so converted, all payments and prepayments of principal that would otherwise be applied to such Lender’s applicable Term Benchmark Loans shall be applied instead to its Base Rate Loans; and

(ii) all Loans that would otherwise be made or continued from one Interest Period to another by such Lender as Term Benchmark Loans shall be made or continued instead as Base Rate Loans (if possible), and all Base Rate Loans of such Lender that would otherwise be converted into Term Benchmark Loans shall remain as Base Rate Loans.

(d) If any Lender gives notice to the Parent Borrower (with a copy to the Administrative Agent) that the circumstances specified in ~~Sections~~Section 3.03 hereof that gave rise to the conversion of any of such Lender’s Term Benchmark Loans pursuant to this Section 3.05 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Term Benchmark Loans made by other Lenders under the applicable Term Facility are outstanding, if applicable, such Lender’s Base Rate Loans shall be automatically converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Term Benchmark Loans to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding Term Benchmark Loans under such Facility and by such Lender are held pro rata (as to principal amounts, interest rate basis, and Interest Periods) in accordance with their respective Commitments for the applicable Term Facility.

(e) Notwithstanding anything to the contrary in this Article III, no Lender shall demand compensation pursuant to Sections 3.01 or 3.03 if it shall not at the time be the general policy or practice of such Lender to demand such compensation in substantially the same manner as applied to other similarly situated borrowers under comparable syndicated credit facilities.

(f) Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Sections 3.01, 3.02 or 3.03 with respect to such Lender, it will, if requested by the Parent Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event; provided that such designation is made on such terms that such Lender and its lending office suffer no material disadvantage (as reasonably determined by such Lender in good faith), with the object of avoiding the consequence of the event giving rise to the operation of any such section.

Section 3.06. Replacement of Lenders under Certain Circumstances~~.~~ .

(a) If at any time (i) any Lender requests reimbursement for amounts owing pursuant to Section 3.01 or Section 3.03 as a result of any condition described in such Sections and Lender has declined or is unable to designate a different lending office in accordance with Section 3.01(e) or any Lender ceases to make Term Benchmark Loans as a result of any condition described in Section ~~3.02 or Section~~ 3.03, (ii) any Lender becomes a Defaulting Lender, (iii) any Lender becomes a Non-Consenting Lender or (iv) any Lender becomes a Non-Extending Lender, then the Borrowers may, on prior written notice to the Administrative Agent and such Lender, replace such Lender by requiring such Lender to (and such Lender shall be obligated to) assign pursuant to Section 10.07(b) (with the assignment fee to be paid by the Borrowers in such instance) all of its rights and obligations under this Agreement (or, with respect to clause (iii) and clause (iv) above, all of its rights and obligations with respect to the Class of Loans or Commitments that is the subject of the related consent, waiver or amendment) to one or more Eligible Assignees (provided that neither the Administrative Agent nor any Lender shall have any obligation to the Borrowers to find a replacement Lender or other such Person; and provided, further, that (A) in the case of any such assignment resulting from a claim for compensation under Section 3.03 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments and (B) in the case of any such assignment resulting from a Lender becoming a Non-Consenting Lender or a Non-Extending Lender, the applicable Eligible Assignees shall have agreed to the applicable departure, waiver or amendment of the Loan Documents).

(b) Any Lender being replaced pursuant to Section 3.06(a) above shall (i) execute and deliver an Assignment and Assumption with respect to such Lender’s Commitment and outstanding Loans (provided that the failure of any such Lender to execute an Assignment and Assumption shall not render such assignment invalid and such assignment shall be recorded in the Register) and (ii) deliver Notes, if any, evidencing such Loans to the Borrowers or Administrative Agent. Pursuant to such Assignment and Assumption, (A) the assignee Lender shall acquire all or a portion, as the case may be, of the assigning Lender’s Commitments and outstanding Loans, (B) all obligations of the Loan Parties owing to the assigning Lender relating to the Loan Documents and participations so assigned shall be paid in full by the assignee Lender or the Loan Parties (as applicable) to such assigning Lender concurrently with such assignment and assumption, together with any amounts owing to the assigning Lender (other than a Defaulting Lender) under Section 3.04 as a consequence of such assignment and (C) upon such payment and, if so requested by the assignee Lender, the assignor Lender shall deliver to the assignee Lender the appropriate Notes executed by the Borrowers, the assignee Lender shall become a Lender hereunder and the assigning Lender shall cease to constitute a Lender hereunder with respect to such assigned Loans, Commitments and participations, except with respect to indemnification provisions under this Agreement, which shall survive as to such assigning Lender.

(c) [Reserved]

(d) In the event that (i) the Borrowers or the Administrative Agent have requested that the Lenders consent to a departure or waiver of any provisions of the Loan Documents or agree to any amendment thereto, (ii) the consent, waiver or amendment in question requires the agreement of all affected Lenders in accordance with the terms of Section 10.01 or all the Lenders with respect to a certain Class of the Loans and (iii) the Required Lenders have agreed to such consent, waiver or amendment, then any Lender who does not agree to such consent, waiver or amendment shall be deemed a “Non-Consenting Lender.”

(e) Notwithstanding anything herein to the contrary, each party hereto agrees that any assignment pursuant to the terms of this Section 3.06 may be effected pursuant to an Assignment and Assumption executed by the Borrowers, the Administrative Agent and the assignee and that the Lender making such assignment need not be a party thereto.

Section 3.07. Illegality~~.~~ . If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its Applicable Lending Office to perform any of its obligations hereunder or make, maintain or fund or charge interest with respect to any Credit Extension or to determine or charge interest rates based upon the Term Benchmark or Adjusted Daily Simple SOFR or Daily Simple SOFR, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the applicable interbank market, then, on notice thereof by such Lender to the Borrowers through the Administrative Agent, (i) any obligation of such Lender to issue, make, maintain, fund or charge interest with respect to any such Credit Extension or continue Term Benchmark Loans or to convert Base Rate Loans to Term Benchmark Loans shall be suspended, and (ii) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Term Benchmark component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Term Benchmark component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrowers that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (x) the Borrowers shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Term Benchmark Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Term Benchmark component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Term Benchmark Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Term Benchmark Loans and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Term Benchmark, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Term Benchmark component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Term Benchmark. Upon any such prepayment or conversion, the Borrowers shall also pay accrued interest on the amount so prepaid or converted.

Section 3.08. Survival ~~Survival~~. All of the Borrowers’ obligations under this Article III shall survive termination of the Term Commitments and repayment of all other Obligations hereunder and any assignment of rights by or replacement of a Lender.

ARTICLE IV

CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

Section 4.01. Conditions to Closing Date. The obligation of each Lender to make its initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent (or waiver thereof in accordance with Section 10.01):

(a) The Administrative Agent’s receipt of the following, each of which shall be originals or facsimiles (which may be delivered via email) (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party (other than in respect of (a)(i)(v) below), each in form and substance reasonably satisfactory to the Administrative Agent and its legal counsel:

(i) executed counterparts of this Agreement and the Guaranty from each of the Loan Parties listed on the signature pages thereto;

(ii) a Note executed by the Borrowers in favor of each Lender that has requested a Note at least five (5) Business Days in advance of the Closing Date;

(iii) each Collateral Document set forth on Schedule 1.01A required to be executed on the Closing Date as indicated on such schedule, duly executed by each Loan Party party thereto, together with (except as provided in such Collateral Documents or, in the case of clause (A) below, the Closing Date Intercreditor Agreement (as defined in this Agreement prior to giving effect to Amendment No. 2));

(A) certificates, if any, representing the pledged equity referred to therein, accompanied by undated stock powers, if applicable, executed in blank and (if applicable) instruments evidencing the pledged debt referred to therein endorsed in blank; and

(B) evidence that all other actions, recordings and filings that the Administrative Agent or Collateral Agent may deem reasonably necessary to satisfy the Collateral and Guarantee Requirement shall have been taken, completed or otherwise provided for in a manner reasonably satisfactory to the Administrative Agent and Collateral Agent;

(iv) such certificates, copies of Organization Documents of the Loan Parties, resolutions or other action and incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party or is to be a party on the Closing Date;

(v) legal opinions, in customary form, from (i) Kirkland & Ellis LLP, as New York and Delaware counsel to the Loan Parties, (ii) Greenbaum, Rowe, Smith & Davis LLP, as special New Jersey counsel to the Loan Parties, and (iii) Hunton Andrews Kurth LLP, as special Virginia and North Carolina counsel to the Loan Parties;

(vi) a certificate signed by a Responsible Officer of the Parent Borrower certifying that the conditions set forth in clause (h) below is satisfied; and

(vii) a certificate attesting to the Solvency of the Parent Borrower and its Subsidiaries (on a consolidated basis) on the Closing Date after giving effect to the Transactions, from Parent Borrower’s chief financial officer or other officer with equivalent duties.

(b) The Parent Borrower shall have paid all fees and other amounts due and payable to the Lead Arrangers and the Administrative Agent in connection with this Agreement, including reimbursement or payment of reasonable and documented costs and expenses actually incurred by the Lead Arranger or Administrative Agent in connection with this Agreement, including the reasonable fees, expenses and disbursements of counsel for the Lead Arrangers and the Administrative Agent, in the case of expenses, to the extent invoiced at least three (3) Business Days prior to the Closing Date.

(c) The Closing Date Intercreditor Agreement (as defined in this Agreement prior to giving effect to Amendment No. 2) shall have been duly executed and delivered by each Loan Party thereto.

(d) The Lead Arrangers shall have received Audited Parent Borrower Financial Statements and the Unaudited Parent Borrower Financial Statements.

(e) Prior to or substantially simultaneously with the initial Borrowing hereunder on the Closing Date, the Refinancing shall have occurred.

(f) The Administrative Agent and the Lead Arrangers shall have received at least three (3) Business Days prior to the Closing Date all documentation and other information about the Borrowers and the Guarantors as has been reasonably requested in writing at least ten (10) Business Days prior to the Closing Date by the Administrative Agent or the Lead Arrangers that they reasonably determine is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the PATRIOT Act and, to the extent required by the Beneficial Ownership Regulation, a Beneficial Ownership Certification.

(g) Prior to or substantially concurrently with the initial Borrowing hereunder, the Merger shall be consummated, in all material respects in accordance with the terms of the Merger Agreement as in effect on January 7, 2022, without giving effect to any amendments, consents or waivers that are materially adverse to the Lenders or the Lead Arrangers, without the prior consent of the Lead Arrangers (such consent not to be unreasonably withheld, delayed, denied or conditioned and provided that the Lead Arrangers shall be deemed to have consented to such amendment, consent or waiver unless they shall object thereto within three (3) Business Days after written notice of such amendment, consent or waiver) (it being understood that (a) any increase in the purchase price of, or consideration for, the Merger is not materially adverse to the interests of the Lenders or the Lead Arrangers to the extent any such increase is pursuant to a working capital or other purchase price adjustment or not funded by additional indebtedness (other than permitted Revolving Credit Loans), (b) any reduction of 10% or less of the purchase price of, or consideration for, the Merger is deemed to be not materially adverse to the interests of the Lenders and the Lead

Arrangers, (c) any reduction of more than 10% of the purchase price of, consideration for, the Merger is deemed to be not materially adverse to the interests of the Lenders and the Lead Arrangers so long as any such reduction above 10% of the purchase price of, or consideration for, the Merger is pursuant to a working capital or other purchase price adjustment or reduces dollar-for-dollar the commitments under the Term Facility and (d) any amendment to the definition of “Material Adverse Effect” is materially adverse to the interests of the Lenders and the Lead Arrangers).

(h)(i) The Specified Merger Agreement Representations shall be true and correct in all material respects to the extent required by the terms of the definitions thereof and (ii) the Specified Representations shall be true and correct in all material respects on the Closing Date, in each case, and unless such representations relate to an earlier date, in which case, such representations shall have been true and correct in all material respects as of such earlier date.

(i) Since the date of the Merger Agreement there shall have been no effect, change, event, fact, circumstance or occurrence that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect (as defined in the Merger Agreement as in effect on January 7, 2022) and is continuing on the Closing Date.

For purposes of determining whether the Closing Date has occurred, each Lender that has executed this Agreement shall be deemed to have consented to, approved or accepted, or to be satisfied with, each document or other matter required hereunder to be consented to or approved by or acceptable or satisfactory to the Administrative Agent or such Lender, as the case may be, unless such Lender has notified the Administrative Agent of any disagreement prior to the Closing Date.

Notwithstanding anything herein to the contrary, it is understood that, other than with respect to (a) the execution and delivery by the Borrowers and the Guarantors of the Security Agreement and (b) Filing Collateral or Stock Certificates (each as defined below), to the extent any Lien on any Collateral is not or cannot be provided and/or perfected on the Closing Date after the Borrowers~~’~~’ use of commercially reasonable efforts to do so or without undue burden or expense, the provision and/or perfection of a Lien on such Collateral shall not constitute a condition precedent for purposes of this Section 4.01, but instead shall be required to be perfected after the Closing Date in accordance with Section 6.12; provided that the Borrowers shall have delivered all Stock Certificates (with respect to Apria and its Subsidiaries, to the extent received from Apria after the ~~Borrower’s~~Borrower’s use of commercially reasonable efforts to receive such certificates or otherwise without undue burden or expense). For purposes of this paragraph, “Filing Collateral” means Collateral, including Collateral constituting investment property, for which a security interest can be perfected by filing a UCC. “Stock Certificates” means certificates representing Capital Stock of the Borrowers, and the Wholly Owned Subsidiaries of the Loan Parties (other than Excluded Subsidiaries) (provided that the Borrowers shall not be required to deliver Stock Certificates constituting Excluded Property or Excluded Equity) for which a security interest can be perfected by delivering such certificates, together with undated stock powers or other appropriate instruments of transfer executed in blank for each such certificate.

Section 4.02. Conditions to All Credit Extensions. The obligation of each Lender to honor any Request for Credit Extension after the Closing Date (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Term Benchmark Loans) is subject to the following conditions precedent:

(a) The representations and warranties of the Borrowers and each other Loan Party contained in Article V or any other Loan Document shall be true and correct in all material respects on and as of the date of such Credit Extension; provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided, further, that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates; provided, further, that in the case of an Incremental Term Commitment the proceeds of which will be used to finance a Limited Condition Transaction for which an LCT Election has been made, the foregoing will be limited to the Specified Representations.

(b) No Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds therefrom; provided, that, in the case of any Incremental Term Commitments, the proceeds of which will be used to finance a Limited Condition Transaction for which an LCT Election has been made, this clause (b) shall be limited to Specified Events of Default.

Each Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type or a continuation of Term Benchmark Loans) submitted by the Borrowers shall be subject to applicable delivery requirements in Section 2.02, and be deemed to be a representation and warranty that the applicable conditions specified in Section 4.02(a) and, if applicable, Section ~~4.02~~4.02(b) have been satisfied on and as of the date of the applicable Credit Extension.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

The Borrowers represent and warrant to the Agents and the Lenders on the Closing Date and on the date of each subsequent Credit Extension that:

Section 5.01. Existence, Qualification and Power; Compliance with Laws. Each Loan Party and each other Restricted Subsidiary (a) is a Person duly incorporated, organized or formed, and validly existing and, where applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and, where applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, (d) is in material compliance with all Laws ~~(including applicable portions of the USA PATRIOT Act and applicable anti-money laundering laws),~~, orders, writs, injunctions and orders and (e) has all requisite governmental licenses, authorizations, consents and approvals to operate its business as currently conducted; except in each case referred to in clause (a) (other than with respect to the Parent Borrower), (b~~)~~)(i), (c), (d) or (e), to the extent that failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 5.02. Authorization; No Contravention~~Authorization; No Contravention~~. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is a party, and the consummation of the ~~Transaction~~Transactions , (a) have been duly authorized by all necessary corporate or other organizational action and (b) do not and will not (i) contravene the terms of any of such Person’s Organization Documents, (ii) conflict with or result in any breach or contravention of, or require any payment to be made under (A) any Contractual Obligation exceeding the Threshold Amount to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (B) any material order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject, (iii) result in the creation of any Lien (other than under the Loan Documents and Liens subject to the ~~Closing Date~~Pari Passu First Lien Intercreditor Agreement, the Junior Lien Intercreditor Agreement or any other Acceptable Intercreditor Agreement) or (iv) violate any material Law; except (in the case of clauses (b~~)~~) (ii) and (b~~)~~) (iv)), to the extent that such conflict, breach, contravention, payment or violation could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 5.03. Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (a) the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, or for the consummation of the Transaction, (b) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (c) the perfection or maintenance of the Liens created under the Collateral Documents (including the priority thereof) or (d) the exercise by the Administrative Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, except for (i) filings necessary to perfect the Liens on the Collateral granted by the Loan Parties in favor of the Secured Parties, (ii) the approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect and (iii) those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 5.04. Binding Effect~~Binding Effect~~. This Agreement and each other Loan Document has been duly executed and delivered by each Loan Party that is party thereto. This Agreement and each other Loan Document constitutes a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity.

Section 5.05. Financial Statements; No Material Adverse Effect~~.~~ .

(a) The Audited Parent Borrower Financial Statements fairly present in all material respects the consolidated financial condition of the Parent Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby, except as otherwise disclosed to the Administrative Agent prior to the Closing Date, and in the case of the Audited Parent Borrower Financial Statements, prepared in accordance with GAAP consistently applied throughout the periods covered thereby.

(b) Since ~~December 31, 2021~~the Amendment No. 2 Effective Date, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

Section 5.06. Litigation~~Litigation~~. Except as set forth on Schedule 5.06, there are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Parent Borrower, threatened in writing or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against the Parent Borrower or any Restricted Subsidiary or against any of their properties or revenues that either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

Section 5.07. Ownership of Property; Liens~~.~~ .

(a) Each Loan Party and each of its Subsidiaries has good and valid title to, or valid leasehold interests in, or easements or other limited property interests in, all property material to the ordinary conduct of its business, free and clear of all Liens other than Permitted Liens, except where the failure to have such title or other interest could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b) Other than as set forth in Schedule 1.01E, there are no fee-owned real properties owned by any Loan Party as of the Closing Date and located in the United States with a fair market value, as of the Closing Date, in excess of $15,000,000 individually.

Section 5.08. Environmental Matters~~Environmental Matters~~. Except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect:

(a) there are no pending or, to the knowledge of the Parent Borrower, threatened claims, actions, suits, notices of violation, notices of potential responsibility, disputes or proceedings by or involving any Loan Party or any of their Subsidiaries alleging potential liability or responsibility for violation of~~, or otherwise relating to,~~ any Environmental Law;

(b)(i) there is no asbestos or asbestos-containing material on any property currently owned, leased or operated by any Loan Party or any of their Subsidiaries; and (ii) there has been no Release of Hazardous Materials at, on, under or from any such property, in each case of (i) and (ii) which would reasonably be expected to give rise to any Environmental Liability of any Loan Party or any of their Subsidiaries;

(c) neither any Loan Party nor any of their Subsidiaries is undertaking, either individually or together with other persons, any investigation or response action relating to any actual or threatened Release of Hazardous Materials at any location, ~~either voluntarily or~~ pursuant to the order of any Governmental Authority or the requirements of any Environmental Law;

(d) all Hazardous Materials transported from any property currently or, to the knowledge of the Parent Borrower or its Subsidiaries, formerly owned, leased or operated by any Loan Party or any of their Subsidiaries for off-site disposal have been disposed of in compliance with all Environmental Laws;

(e) none of the Loan Parties nor any of their Subsidiaries is subject to or has contractually or by operation of Law assumed any Environmental Liability of any third party; and

(f) the Loan Parties and each of their Subsidiaries and their respective businesses, operations and properties are in compliance with all Environmental Laws.

Section 5.09. Taxes~~Taxes~~. The Parent Borrower and each Restricted Subsidiary have timely filed all federal, provincial, state, municipal, foreign and other Tax returns and reports required to be filed, and have timely paid all federal, provincial, state, municipal, foreign and other Taxes levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP and, except for failures to file or pay as could not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. There are no Tax audits, deficiencies, assessments or other claims with respect to the Parent Borrower or any Restricted Subsidiary that could, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

Section 5.10. Compliance with ERISA~~.~~ .

(a) Except as could not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, each Plan is in compliance with the applicable provisions of ERISA, the Code and other federal or state Laws and applicable foreign laws, respectively.

(b)(i) No ERISA Event or similar event with respect to a Foreign Plan has occurred or is reasonably expected to occur; (ii) neither any Loan Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 et seq. or 4243 of ERISA with respect to a Multiemployer Plan; and (iii) neither any Loan Party nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA, except, with respect to each of the foregoing clauses of this Section 5.10, as could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(c) As of the Closing Date, no Loan Party is and no Loan Party will become (1) an employee benefit plan subject to Title I of ERISA, (2) a plan or account subject to Section 4975 of the Code, (3) an entity deemed to hold Plan Assets of any such plans or accounts, or (4) a “governmental plan” within the meaning of Section 3(32) of ERISA.

Section 5.11. Subsidiaries; Equity Interests. As of the ~~Closing~~Amendment No. 2 Effective Date, neither the Parent Borrower nor any other Loan Party has any Subsidiaries other than those specifically disclosed in Schedule 5.11, and all of the outstanding Equity Interests in the Borrowers and the Subsidiaries of the Parent Borrower have been validly issued, are fully paid and, in the case of Equity Interests representing corporate interests, nonassessable and, on the ~~Closing~~Amendment No. 2 Effective Date, all Equity Interests owned directly or indirectly by the Parent Borrower or any other Loan Party are owned free and clear of all Liens except (i) those created under the Collateral Documents, and (ii) those Liens permitted under Section 7.02. As of the ~~Closing~~Amendment No. 2 Effective Date, Schedule 5.11 (a) sets forth the name and jurisdiction of organization or incorporation of each Subsidiary, (b) sets forth the ownership interest of the Parent Borrower, the Borrowers and any of their Subsidiaries in each of their Subsidiaries, including the percentage of such ownership and (c) identifies each Person the Equity Interests of which are required to be pledged on the ~~Closing~~Amendment No. 2 Effective Date pursuant to the Collateral and Guarantee Requirement.

Section 5.12. Margin Regulations; Investment Company Act~~.~~ .

(a) No Loan Party is engaged nor will it engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of any Borrowings will be used for any purpose that violates Regulation U or Regulation X of the FRB.

(b) ~~None of the Parent Borrower or any Restricted Subsidiary~~No Loan Party is or is required to be registered as an “investment company” under the Investment Company Act of 1940, as amended.

Section 5.13. Disclosure~~Disclosure~~. No report, financial statement, certificate or other written information furnished by or on behalf of any Loan Party to any Agent, any Lead Arranger or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or any other Loan Document (as modified or supplemented by other information so furnished) when taken as a whole contains when furnished any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made (giving effect to all supplements and updates thereto); provided that, with respect to projected financial information, the Parent Borrower and the Borrowers represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time of preparation; it being understood that (i) such projections are as to future events and are not to be viewed as facts and are subject to significant uncertainties and contingencies, many of which are beyond the control of the Parent Borrower and the Borrowers, (ii) no assurance can be given that any particular projections will be realized and that actual results during the period or periods covered by any such projections may differ significantly from the projected results and (iii) such differences may be material.

Section 5.14. Intellectual Property; Licenses, Etc.

Each of the Loan Parties and the other Restricted Subsidiaries own, license or possess the right to use, all of the trademarks, service marks, trade names, domain names, copyrights, patents, patent rights, technology, software, know-how, database rights, design rights and other intellectual property rights, including registrations and applications for registration thereof, all rights of priority thereto, and all rights to sue for any infringement, misappropriation or violation, and all income, royalties, damages and payments due or payable, therefore (collectively, “IP Rights”) that are used in or reasonably necessary for the operation of their respective businesses as currently conducted, and, to the knowledge of the Parent Borrower, without violation of the rights of any Person, except to the extent such violation or failure to own, license, or possess, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. No claim or litigation regarding any such IP Rights, is pending or, to the knowledge of the Parent Borrower, threatened against any Loan Party or Subsidiary, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

Section 5.15. Solvency~~Solvency~~. On the Closing Date after giving effect to the ~~Transaction~~Transactions, the Parent Borrower and its Subsidiaries, on a consolidated basis, are Solvent.

Section 5.16. Collateral Documents~~Collateral Documents~~. The Collateral Documents are effective to create in favor of the Collateral Agent for the benefit of the Secured Parties legal, valid and enforceable Liens on and security interests in, the Collateral described therein and to the extent intended to be created thereby, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity, and (i) when all appropriate filings or recordings are made in the appropriate offices as may be required under applicable Laws (which filings or recordings shall be made to the extent required by any Collateral Document) and (ii) upon the taking of possession or control by the Collateral Agent of such Collateral with respect to which a security interest may be perfected only by possession or control (which possession or control shall be given to the Collateral Agent to the extent required by any Collateral Document or the ~~Closing Date~~Pari Passu First Lien Intercreditor Agreement, the Junior Lien Intercreditor Agreement or any other Acceptable Intercreditor Agreement, as applicable), the Liens created by such Collateral Documents will constitute so far as possible under relevant Law fully perfected Liens on (with the priority set forth in the ~~Closing Date~~Pari Passu First Lien Intercreditor Agreement~~)~~, the Junior Lien

Intercreditor Agreement or any other Acceptable Intercreditor Agreement, as applicable), and security interests in, all right, title and interest of the Loan Parties in such Collateral to the extent perfection can be obtained by filing financing statements or upon the taking of possession or control, in each case subject to no Liens other than Permitted Liens.

Section 5.17. Use of Proceeds~~Use of Proceeds~~. The proceeds of the Term Loans and other Credit Extensions made on the Closing Date shall be used on the Closing Date solely (i) to consummate the Transactions, (ii) to pay the Transaction Expenses and (iii) for the Refinancing.

Section 5.18. Sanctions Laws and Regulations and Anti-Corruption Laws~~.~~ .

(a) Each of the Parent Borrower and its Subsidiaries is in compliance, in all material respects, with the Sanctions Laws and Regulations, the FCPA and other applicable anti-corruption laws. No Borrowing or use of proceeds of any Borrowing will violate or result in the violation of any Sanctions Laws and Regulations applicable to any party hereto.

(b) None of (I) the Borrowers or any other Loan Party or (II) a Restricted Subsidiary that is not a Loan Party or, to the knowledge of the Parent Borrower, any director, manager, officer, agent or employee of the Parent Borrower or any of its Restricted Subsidiaries, in each case, is (i) a Person (or owned 50% or more by one or more Persons or under Control of a Person) on the list of “Specially Designated Nationals and Blocked Persons” or the target of the limitations or prohibitions under any Sanctions Laws and Regulations, or (ii) a Person located, organized, or resident in a country or territory that is the subject of comprehensive sanctions under Sanctions Laws and Regulations (currently, Crimea, Cuba, Iran, North Korea, ~~Syria,~~ the so-called Donetsk People’s Republic and the so-called Luhansk People’s Republic).

(c) No part of the proceeds of any Loan will be used for any improper payments, directly or, to the knowledge of the Parent Borrower, indirectly, to any governmental official or employee, political party, official of a political party, candidate for political office, or any other party (if applicable) in order to obtain, retain or direct business or obtain any improper advantage, in each case in violation of the FCPA or any applicable similar laws, rules or regulations issued, administered or enforced by any Governmental Authority having jurisdiction over the Parent Borrower or the Borrowers.

~~Section 5.19. Closing Date LCT Representations.~~

~~The Parent Borrower represents that, to the extent required, (i) it has made a “limited conditionality election in accordance with the 2021 Indenture with respect to the Transactions and the LCT Test Date (as defined in the 2021 Indenture) shall be the date of the Merger Agreement and (ii) after giving effect to the preceding clause (i), the Term Facility (and any Senior Notes issued pursuant to the 2022 Indenture) is permitted under the Indentures and the Existing OMI Credit Agreement (collectively, the “LCT Representations”).~~

ARTICLE VI

AFFIRMATIVE COVENANTS

From and after the Closing Date and for so long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder which is accrued and payable shall remain unpaid or unsatisfied (other than contingent indemnification obligations not yet due), the Parent Borrower shall, and shall (except in the case of the covenants set forth in Section 6.01, Section 6.02 and Section 6.03) cause each Restricted Subsidiary to:

Section 6.01. Financial Statements ~~Financial Statements~~. Deliver to the Administrative Agent for prompt further distribution to each Lender:

(a) as soon as available, but in any event not to exceed the later of (i) ninety (90) days after the end of each fiscal year of the Parent Borrower and (ii) the date required by the SEC reporting requirements (as such may be extended by the SEC), a consolidated balance sheet of the Parent Borrower and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, stockholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of an independent registered public accounting firm of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit (other than as a result of (x) ~~current~~ debt maturity ~~in the final year~~ of any Indebtedness permitted under Section 7.01 or (y) a prospective or actual default in respect of any financial maintenance covenant in any agreement governing Indebtedness of the Parent Borrower or any Restricted Subsidiary);

(b) as soon as available, but in any event not to exceed the later of (i) forty-five (45) days after the end of each of the first three (3) fiscal quarters of each fiscal year of the Parent Borrower and (ii) the date required by the SEC reporting requirements (as such may be extended by the SEC), a consolidated balance sheet of the Parent Borrower and its Subsidiaries as at the end of such fiscal quarter, and the related (i) consolidated statements of income or operations for such fiscal quarter and for the portion of the fiscal year then ended and (ii) consolidated statements of cash flows for the portion of the fiscal year then ended, setting forth in comparative form the income statement figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of the Parent Borrower as fairly presenting in all material respects the financial condition, results of operations, stockholders’ equity and cash flows of the Parent Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end adjustments and the absence of footnotes; and

(c) simultaneously with the delivery of each set of consolidated financial statements referred to in Sections 6.01(a) and (b) above (i) the related consolidating financial statements reflecting the adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) from such consolidated financial statements and (ii) a customary management discussion and analysis of operating results.

Notwithstanding the foregoing, the obligations in paragraphs (a), (b) and (c) of this Section 6.01 may be satisfied with respect to financial information of the Parent Borrower and its Subsidiaries by furnishing the Parent Borrower’s Form 10-K or 10-Q, as applicable, filed with the SEC; provided that, to the extent such information is in lieu of information required to be provided under Section 6.01(a), such materials are accompanied by a report and opinion of an independent registered public accounting firm of nationally recognized standing, which report and opinion, subject to the same exceptions set forth above, shall be prepared in accordance with generally accepted auditing standards.

Section 6.02. Certificates; Other Information~~Certificates; Other Information~~. Deliver to the Administrative Agent for prompt further distribution to each Lender:

(a) no later than five (5) Business Days after the delivery of the financial statements referred to in Section 6.01(a) and (b), a duly completed Compliance Certificate signed by a Responsible Officer of the Parent Borrower;

(b) promptly after the same are publicly available, copies of all annual, regular, periodic and special reports and registration statements which the Parent Borrower files with the SEC or with any Governmental Authority that may be substituted therefor (other than amendments to any registration statement (to the extent such registration statement, in the form it became effective, is delivered), exhibits to any registration statement and, if applicable, any registration statement on Form S-8) and in any case not otherwise required to be delivered to the Administrative Agent pursuant hereto;

(c) promptly after the furnishing thereof, copies of any material requests or material notices received by any Loan Party or any of its Restricted Subsidiaries (other than in the ordinary course of business) that would reasonably be expected to result in a Material Adverse Effect;

(d) together with the delivery of the Compliance Certificate pursuant to Section 6.02(a), (i) a report setting forth the information required by Section 3.03 of the Security Agreement or confirming that there has been no change in such information since the Closing Date or the date of the last Compliance Certificate, (ii) [reserved], (iii) a list of Subsidiaries that identifies each Subsidiary as a Material Subsidiary, Unrestricted Subsidiaries or an Immaterial Subsidiary as of the last day of the period covered by such Compliance Certificate or a confirmation that there is no change in such information since the later of the Closing Date or the date of the last such list and (iv) such other information required by the Compliance Certificate; provided that delivery of the items listed in clauses (i) and (iii) above shall not be require to extent there have been no changes with respect thereto since such items were last delivered;

(e) promptly, (x) such additional information regarding the business, legal, financial or corporate affairs of any Loan Party or any Material Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender through the Administrative Agent may from time to time reasonably request and (y) information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act and 31 C.F.R. § 1010.230 (to the extent applicable).

Documents required to be delivered pursuant to Section 6.01(a), (b) and (c), ~~, or~~ Section 6.02(a), Section 6.02(b) or Section 6.02(c) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Parent Borrower posts such documents, or provides a link thereto, on the website of the Parent Borrower at ~~http~~https://~~owens-minor~~www.accendrahealth .com or any other website address provided to the Administrative Agent by the Parent Borrower; (ii) on which such documents are posted on EDGAR or (ii) on which such documents are posted on the Parent Borrower’s behalf on IntraLinks/IntraAgency or another relevant website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) upon written request by the Administrative Agent, the Parent Borrower shall deliver paper copies of such documents to the Administrative Agent for further distribution to each Lender until a written request to cease delivering paper copies is given by the Administrative Agent and (ii) the Parent Borrower shall notify (which may be by facsimile or electronic mail) the Administrative

Agent of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Each Lender shall be solely responsible for timely accessing posted documents or requesting delivery of paper copies of such documents from the Administrative Agent and maintaining its copies of such documents.

The Parent Borrower and the Borrowers hereby acknowledge that (a) the Administrative Agent and/or the Lead Arrangers will make available to the Lenders materials and/or information provided by or on behalf of any Borrower hereunder (collectively, the “Borrower Materials”) by posting such Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrowers or their Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Borrowers hereby agree that they will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrowers shall be deemed to have authorized the Administrative Agent, the Lead Arrangers and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Borrowers or their securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.08); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) the Administrative Agent and the Lead Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.”

Section 6.03. Notices ~~Notices~~. Promptly after a Responsible Officer obtains actual knowledge thereof, notify the Administrative Agent for prompt further distribution to each Lender:

(a) of the occurrence of any Default, which notice shall specify the nature thereof, the period of existence thereof and what action the Parent Borrower proposes to take with respect thereto;

(b) of any litigation or governmental proceeding (including, without limitation, pursuant to any Environmental Laws) pending against the Parent Borrower or any of the Restricted Subsidiaries that could reasonably be expected to be determined adversely and, if so determined, to result in a Material Adverse Effect; and

(c) of the occurrence of any ERISA Event or similar event with respect to a Foreign Plan that could reasonably be expected to have a Material Adverse Effect.

Section 6.04. Maintenance of Existence . (a) Preserve, renew and maintain in full force and effect its legal existence under the Laws of the jurisdiction of its organization or incorporation and (b) take all reasonable action to maintain all rights (including IP Rights), privileges (including its good standing), permits, licenses and franchises necessary or desirable in the normal conduct of its business, except in the case of clauses (a) (other than with respect to the Parent Borrower) and (b), (i) to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect or (ii) pursuant to a transaction permitted by Section 7.04 or Section 7.05.

Section 6.05. Maintenance of Properties . Except if the failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (a) maintain, preserve and protect ~~the Mortgaged Property and~~ all property and equipment material to the operation of its business in good working order, repair and condition, ordinary wear and tear excepted and casualty or condemnation excepted, and (b) make all necessary renewals, replacements, modifications, improvements, upgrades, extensions and additions thereof or thereto in accordance with prudent industry practice.

Section 6.06. Maintenance of Insurance . Maintain with financially sound and reputable insurance companies, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts (after giving effect to any self-insurance reasonable and customary for similarly situated Persons engaged in the same or similar businesses as the Parent Borrower and its Restricted Subsidiaries) as are customarily carried under similar circumstances by such other Persons. ~~If any portion of any Mortgaged Property is at any time located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a special flood hazard area with respect to which flood insurance has been made available under the Flood Insurance Laws, then, to the extent required by the Flood Insurance Laws, the Parent Borrower shall, or shall cause each Loan Party to, (i) maintain, or cause to be maintained, with a financially sound and reputable insurer, flood insurance in an amount sufficient to comply with all applicable rules and regulations promulgated pursuant to the Flood Insurance Laws and (ii) deliver to the Administrative Agent evidence of such compliance in form reasonably acceptable to the Administrative Agent. Except as otherwise contemplated by an Acceptable Intercreditor Agreement, any such insurance (excluding business interruption insurance) maintained in the United States shall name the Collateral Agent as additional insured and lenders loss payable, as applicable. As a condition precedent to any amendment to this Agreement pursuant to which any increase, extension, or renewal of Loans is contemplated, the Parent Borrower shall cause to be delivered to the Administrative Agent for any Mortgaged Property, a completed “life of the loan” Federal Emergency Management Agency Standard Flood Hazard Determination, duly executed and acknowledged by the appropriate Loan Parties, and evidence of flood insurance as required by this Section 6.06.~~

Section 6.07. Compliance with Laws . Comply in all respects with the requirements of all Laws and all orders, writs, injunctions, decrees and judgments applicable to it or to its business or property (including without limitation Environmental Laws, ERISA, Sanctions Laws and Regulations and FCPA and other applicable anti-corruption laws), except if the failure to comply therewith could not, individually or in the aggregate reasonably be expected to have a Material Adverse Effect.

Section 6.08. Books and Records . Maintain proper books of record and account, in which entries that are full, true and correct in all material respects and are in conformity with GAAP consistently applied shall be made of all material financial transactions and matters involving the assets and business of the Parent Borrower or such Restricted Subsidiary, as the case may be.

Section 6.09. Inspection Rights ~~Inspection Rights~~. Permit representatives and independent contractors of the Administrative Agent and each Lender to visit and visually inspect any of its properties and to discuss its affairs, finances and accounts with its directors, managers, officers, and independent public accountants, all at the reasonable expense of the Borrowers and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrowers; provided that, excluding any such visits and inspections during the continuation of an Event of Default, only the Administrative Agent on behalf of the Lenders may exercise rights of the Administrative Agent and the Lenders under this Section 6.09 and the Administrative Agent shall not exercise such rights more often than two (2) times during any calendar year absent the existence of an Event of Default and only one (1) such time shall be at the Borrowers’ expense; provided, further, that when an Event of Default exists, the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrowers at any time during normal business hours and upon reasonable advance notice. The Administrative Agent and the Lenders shall give the Borrowers the opportunity to participate in any discussions with the Borrowers’ independent public accountants. Notwithstanding anything to the contrary in this Section 6.09, none of the Parent Borrower or any Restricted Subsidiary will be required to disclose or permit the inspection or discussion of, any document, information or other matter (i) that constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by Law or any binding agreement or (iii) that is subject to attorney client or similar privilege or constitutes attorney work product.

Section 6.10. Covenant to Guarantee Obligations and Give Security . At the Borrowers’ expense, take all action necessary or reasonably requested by the Administrative Agent to ensure that the Collateral and Guarantee Requirement continues to be satisfied, including:

(a) upon the formation or acquisition of any new direct or indirect Wholly Owned Subsidiary (in each case, other than an Excluded Subsidiary) by any Loan Party, the designation in accordance with Section 6.13 of any existing direct or indirect Wholly Owned Subsidiary as a Restricted Subsidiary or any Excluded Subsidiary ceasing to be an Excluded Subsidiary or designation of any Subsidiary as a Guarantor pursuant to the definition of Guarantors:

(i) within sixty (60) days after such formation, acquisition, designation or occurrence or such longer period as the Administrative Agent may agree in its reasonable discretion:

(A) cause each such Restricted Subsidiary to duly execute and deliver to the Administrative Agent or the Collateral Agent (as appropriate) pledges, guarantees, assignments, Security Agreement Supplements and other security agreements and documents or joinders or supplements thereto, as reasonably requested by and in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent (to the extent applicable, consistent with the Security Agreement and other Collateral Documents in effect on the Closing Date), in each case granting Liens required by the Collateral and Guarantee Requirement;

(B) cause each such Restricted Subsidiary to deliver any and all certificates representing Equity Interests (to the extent certificated) that are required to be pledged pursuant to the Collateral and Guarantee Requirement, accompanied by undated stock powers or other appropriate instruments of transfer executed in blank and (if applicable) instruments evidencing the Indebtedness held by such Restricted Subsidiary and required to be pledged pursuant to the Collateral Documents, indorsed in blank to the Collateral Agent (or such other applicable Person in accordance with an Acceptable Intercreditor Agreement); and

(C) take and cause such Restricted Subsidiary and each direct or indirect parent of such Restricted Subsidiary that is required to become a Guarantor pursuant to the Collateral and Guarantee Requirement to take whatever action (including the ~~recording of Mortgages, the~~ filing of financing statements and delivery of stock and membership interest certificates) may be necessary in the reasonable opinion of the Collateral Agent to vest in the Collateral Agent (or in any representative of the Collateral Agent designated by it) valid and perfected Liens with the priority required by the Collateral and Guarantee Requirement, enforceable against all third parties in accordance with their terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity (regardless of whether enforcement is sought in equity or at law); and

(ii) within thirty (30) days after such formation, acquisition, designation or occurrence (or such longer period as the Administrative Agent may agree in its reasonable discretion), cause each such Restricted Subsidiary to furnish to the Administrative Agent a description of the Material Real Properties owned by such Restricted Subsidiary in detail reasonably satisfactory to the Administrative Agent;

(iii) as promptly as practicable after the request therefor by the Collateral Agent and to the extent in the Borrowers’ possession, deliver to the Collateral Agent with respect to each Material Real Property, any title reports, title insurance policies and surveys or applicable environmental assessment reports; provided that with respect to any Foreign Subsidiary the requirements of this Section 6.10 shall be satisfied prior to it becoming a Guarantor; and

(iv) within ninety (90) days after such formation, acquisition, designation or occurrence (or such longer period as the Administrative Agent may agree in its reasonable discretion), or, if flood due diligence and flood compliance has not been completed within such period, upon confirmation from the Administrative Agent and the Lenders that flood due diligence and flood compliance as required by Section 6.06 has been completed, with respect to any Material Real Property required to be identified pursuant to the foregoing clause (ii), cause each such Restricted Subsidiary to subject such Material Real Property to a Lien to the extent required by the Collateral and Guarantee Requirement and take all actions referred to in paragraph (f) of the definition of “Collateral and Guarantee Requirement” and such other actions as shall be necessary or reasonably requested by the Administrative Agent or the Collateral Agent to grant and perfect or record such Lien or otherwise in connection therewith.

(b) after the Closing Date, promptly after the acquisition of any Material Real Property by any Loan Party, if such Material Real Property shall not already be subject to a perfected Lien (subject to Permitted Liens) under the Collateral Documents with the priority required pursuant to the Collateral and Guarantee Requirement and is required to be, the Borrowers shall promptly give notice thereof to the Administrative Agent and within ninety (90) days (or such longer period as the Administrative Agent may agree in its reasonable discretion) of the date of such acquisition, or, if flood due diligence and flood compliance has not been completed within such period, upon confirmation from the Administrative Agent and the Lenders that flood due diligence and flood compliance as required by Section 6.06 has been completed, shall cause such Material Real Property to be subjected to a Lien to the extent required by the Collateral and Guarantee Requirement and will take, or cause the relevant Loan Party to take, all actions referred to in paragraph (f) of the definition of “Collateral and Guarantee Requirement” and such other actions as shall be necessary or reasonably requested by the Administrative Agent or the Collateral Agent to grant and perfect or record such Lien or otherwise in connection therewith.

Section 6.11. Use of Proceeds ~~Use of Proceeds~~. The proceeds of the Term Loans made on the Closing Date shall be used on the Closing Date solely (i) to consummate the Transactions, (ii) to pay the Transaction Expenses and (iii) for the Refinancing. Thereafter, the proceeds of the other Credit Extensions shall be used from time to time to finance working capital, capital expenditures and other general corporate purposes (including, without limitation, Permitted Acquisitions) of the Parent Borrower and its Subsidiaries (to the extent not inconsistent with the Loan Parties~~’~~’ covenants and obligations under this Agreement and the other Loan Documents).

Section 6.12. Further Assurances and Post-Closing Covenants~~.~~ .

(a) Promptly upon reasonable request by the Administrative Agent or the Collateral Agent (i) correct any material defect or error that may be discovered in the execution, acknowledgment, filing or recordation of any Collateral Document or other document or instrument relating to any Collateral, and (ii) subject to the limitations set forth in the Collateral and Guarantee Requirement, do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent or the Collateral Agent may reasonably request from time to time in order to carry out more effectively the purposes of this Agreement and the Collateral Documents; provided, however, that notwithstanding anything to the contrary contained in this Agreement or any other Collateral Document, nothing in this Agreement or any other Collateral Document shall require any Borrower or Loan Party to make any filings or take any actions to record or to perfect the Collateral Agent’s security interest in (i) any IP Rights other than UCC filings and the filing of documents effecting the recordation of security interests in the United States Copyright Office or United States Patent and Trademark Office, or (ii) any non-United States IP Rights;

(b) Within the time periods specified on Schedule 6.12 hereto (as each may be extended by the Administrative Agent in its reasonable discretion), complete such undertakings as are set forth on Schedule 6.12 hereto.

Section 6.13. Designation of Subsidiaries~~.~~ .

(a) Subject to Section 6.13(b) below, the Parent Borrower may at any time designate (i) any Restricted Subsidiary (other than a Borrower) as an Unrestricted Subsidiary ~~or~~only with the prior written consent of the Required Lenders or (ii) any Unrestricted Subsidiary as a Restricted Subsidiary; provided that immediately before and after such designation, no Event of Default shall have occurred and be continuing (including without limitation as a result of the Investment and incurrence of Indebtedness and Liens as described below in this clause (a)). The designation of any Restricted Subsidiary as an Unrestricted Subsidiary shall constitute an Investment by the Parent Borrower or the Borrowers, as applicable, therein at the date of designation in an amount equal to the fair market value of the Parent Borrower’s or the Borrowers’ investment therein. The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute the incurrence at the time of designation of any Indebtedness, Liens or Investments of such Subsidiary existing at such time. For the avoidance of doubt, the Parent Borrower may not designate any Restricted Subsidiary to be an Unrestricted Subsidiary, and may not otherwise permit any Subsidiary (including any Subsidiary existing on the Amendment No. 2 Effective Date) to be an Unrestricted Subsidiary, in each case, without the prior written consent of the Required Lenders.

(b)(i) ~~The Parent Borrower may not designate a~~No Restricted Subsidiary may be designated as an Unrestricted Subsidiary ~~unless~~if such Restricted Subsidiary ~~does not have~~has legal or beneficial ownership of, or an exclusive license to, any ~~IP Rights constituting~~ Collateral (other than cash and Cash Equivalents), in each case, that is material to the business of the Borrowers and ~~its~~their Restricted Subsidiaries, taken as a whole and (ii) the Borrowers and ~~its~~their Restricted Subsidiaries shall not be permitted to transfer to any Unrestricted Subsidiary or Non-Loan Party legal or beneficial ownership of, or an exclusive license to, any ~~IP Rights constituting~~ Collateral (other than cash and Cash Equivalents), in each case, that is material to the business of the Borrowers and ~~its~~their Restricted Subsidiaries, taken as a whole; provided, that the foregoing shall not be deemed or interpreted to restrict (i) any exclusive IP Rights licenses granted to a such Restricted Subsidiary for a legitimate business purpose that is only exclusive with respect to a particular type or field (or types or fields) of usage or a certain territory or group of territories, in each case that does not effectively result in the transfer of beneficial ownership of such IP Rights or (ii) any non-exclusive license.

Section 6.14. Payment of Taxes . The Parent Borrower will pay and discharge, and will cause each of the Restricted Subsidiaries to pay and discharge, all Taxes imposed upon it or upon its income or profits, or upon any properties belonging to it, in each case on a timely basis, and all lawful claims which, if unpaid, may reasonably be expected to become a lien or charge upon any properties of the Parent Borrower or any of the Restricted Subsidiaries not otherwise permitted under this Agreement; provided that neither the Parent Borrower nor any of the Restricted Subsidiaries shall be required to pay any such Tax or claim which is being contested in good faith and by proper proceedings if it has maintained adequate reserves with respect thereto in accordance with GAAP or which would not reasonably be expected, individually or in the aggregate, to constitute a Material Adverse Effect.

Section 6.15. Nature of Business . The Parent Borrower and its Restricted Subsidiaries will engage only in material lines of business substantially similar to those lines of business conducted by the Parent Borrower and its Restricted Subsidiaries on the Closing Date or any business reasonably related, complementary or ancillary thereto.

Section 6.16. Maintenance of Ratings . The Parent Borrower shall use commercially reasonable efforts to maintain (x) a public rating (but no specific rating) for the Term Facility from each of Moody’s and S&P and (y) a public corporate family rating and a public corporate credit rating (but, in each case, not a specific rating) from each of Moody’s and S&P, respectively, in respect of the Parent Borrower.

ARTICLE VII

NEGATIVE COVENANTS

From and after the Closing Date and so long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder which is accrued and payable shall remain unpaid or unsatisfied (other than contingent indemnification obligations not yet due and payable), the Parent Borrower and the Borrowers shall not, nor shall they permit any of their Restricted Subsidiaries to:

Section 7.01. Indebtedness ~~Indebtedness~~. Create, incur, assume or permit to exist any Indebtedness except:

(a) Indebtedness arising under this Agreement and the other Loan Documents;

(b)(i) Surviving Indebtedness, that, to the extent in excess of $5,000,000, is listed on Schedule 7.01(b) and (ii) any Permitted Refinancing of any of the foregoing;

(c) Indebtedness (including purchase money Indebtedness and obligations under Capitalized Leases) incurred to finance the purchase or lease of fixed assets; provided that the aggregate principal amount of all such Indebtedness at any one time outstanding shall not exceed an amount equal to the greater of (x)  $~~230,000,000~~35,000,000 and (y)  ~~35.0~~10.0 % of Consolidated EBITDA of the Parent Borrower for the most recently ended Test Period calculated on a Pro Forma Basis; provided that the Indebtedness incurred pursuant to this clause (c) may not be incurred in connection with any Liability Management Transaction;

(d) Indebtedness (other than for borrowed money) secured by Permitted Liens;

(e)(i) intercompany Indebtedness permitted pursuant to Section 7.03; provided that in the case of such Indebtedness owing by a Loan Party to a Subsidiary that is not a Loan Party, or in the case of such Indebtedness owing by any Domestic Loan Party to any Foreign Subsidiary, in each case, such Indebtedness shall be subordinated to the Obligations in a manner and to the extent acceptable to the Administrative Agent; ~~and~~ (ii)Guarantee Obligations with respect to Indebtedness permitted under this Section 7.01; provided that (A) such Guarantee Obligations are permitted pursuant to Section 7.03, and (B) if the Indebtedness for which the Guarantee Obligations are provided is subordinated to the Obligations, the Guarantee Obligations shall be subordinated to the guarantee provided pursuant to the Guaranty Agreement on terms at least as favorable to the Lenders as those contained in the subordination of such Indebtedness; and (iii) intercompany Indebtedness permitted pursuant to Section 7.03(aa); provided further that the Indebtedness incurred pursuant to this clause (e) may not be incurred in connection with any Liability Management Transaction.

(f) Indebtedness ~~of Securitization Subsidiaries~~ under Qualified Securitization Transactions; provided, that, the aggregate principal amount of all such Indebtedness at any one time outstanding shall not exceed ~~the greater of (x)~~ $~~725,000,000 and (y) an amount equal to 85% of the gross book value of~~200,000,000; provided further that following the consummation of a Permitted Acquisition or similar Investment, such amount shall be increased by an additional $50,000,000 with respect to any Receivables, Receivables Related Assets and/or  Securitization Receivables ~~subject to such Qualified Securitization Transactions at such time~~acquired in such Permitted Acquisition or similar Investment;

(g) Hedging Obligations and obligations (contingent or otherwise) existing or arising under any Swap Contract; provided that (i) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for purposes of speculation or taking a “market view;” and (ii) such Swap Contract does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party;

(h) Indebtedness under (A) the ~~2014 Indenture, which Indebtedness is outstanding as of the date hereof, (B) the~~ 2021 Indenture and the 2022 Indenture, in each case which Indebtedness is outstanding as of the ~~date hereof and (C) the Existing OMI Credit Agreement by the Credit Parties in an aggregate outstanding principal amount at any time outstanding not to exceed, in the case of this sub-clause (C), the sum of $450,000,000, plus the aggregate principal amount of any Incremental Revolving Commitment, Refinancing Revolving Commitments or Extended~~

~~Revolving Credit Commitments incurred under (and as defined in) the Existing OMI Credit Agreement after the Closing Date in an aggregate amount permitted to be incurred under the Existing OMI Credit Agreement as in effect on the Closing Date~~Amendment No. 2 Effective Date after giving effect to the Amendment No. 2 Transactions, (B) the First Lien Revolving Credit Facility Agreement, (C)the 2026 First Lien Indenture, (D) the 2026 Second Lien Indenture and~~,~~ (E) in each case of clauses (A) through (~~C~~D), any Permitted Refinancing thereof (or successive Permitted Refinancings thereof);

(i) Indebtedness consisting of (a) the financing of insurance premiums or (b) take or pay obligations contained in supply arrangements, in each case, in the ordinary course of business;

(j) other Indebtedness of any member of the Parent Borrower or any Restricted Subsidiary; provided that the aggregate principal amount of all such Indebtedness at any one time outstanding shall not exceed the greater of (x) $~~265,000,000~~170,000,000 and (y)  ~~40~~50% of Consolidated EBITDA of the Parent Borrower for the most recently ended Test Period calculated on a Pro Forma Basis;

(k) Indebtedness assumed in connection with a Permitted Acquisition or other similar Investment not prohibited hereunder and not created in contemplation thereof, so long as such Indebtedness would have been permitted to have been incurred under Section 7.01(n);

(l) Indebtedness incurred by the Parent Borrower or any of its Restricted Subsidiaries in respect of letters of credit, bank guarantees, bankers’ acceptances, warehouse receipts or similar instruments issued or created in the ordinary course of business, including in respect of workers’ compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement-type obligations regarding workers compensation claims;

(m) Contribution Indebtedness (and any Permitted Refinancing thereof);

(n) (i) so long as no Event of Default has occurred and is continuing, other Indebtedness of the Parent Borrower or any Restricted Subsidiary in an unlimited amount (including Indebtedness incurred to finance a Permitted Acquisition or any other similar Investment not prohibited hereunder or of Persons that are acquired by the Parent Borrower or any Restricted Subsidiary or merged into, amalgamated or consolidated with the Parent Borrower or a Restricted Subsidiary in accordance with the terms of this Agreement (including designating an Unrestricted Subsidiary as a Restricted Subsidiary)), so long as (A) the Consolidated Interest Coverage Ratio (calculated on a Pro Forma Basis) as of the last day of the most recently ended Test Period is not less than 2.00:1.00, (B) if such Indebtedness is ~~secured by any Liens on the Collateral (other than Liens that are junior to the Liens securing the Obligations), the First Lien~~incurred to finance a Permitted Acquisition or any other similar Investment not prohibited hereunder, either (I) the Total Leverage Ratio (calculated on a Pro Forma Basis but excluding ~~the~~any cash proceeds therefrom) as of the last day of the most recently ended Test Period is not greater than either (x)  ~~2.05~~4.00 :1.00 or (y) ~~if such Indebtedness is incurred to finance a Permitted Acquisition or any other similar Investment not prohibited hereunder, the First Lien~~the Total Leverage Ratio (calculated on a Pro Forma Basis but excluding ~~the~~any cash proceeds therefrom) immediately prior to the consummation of such Permitted Acquisition or other similar Investment and the incurrence of such Indebtedness~~; provided, that if such Indebtedness is in the form of Qualifying Term Loans, it shall be subject to the MFN Adjustment (if any, and other than to the extent such Indebtedness constitutes a customary bridge facility, so long as the long-term Indebtedness into which such customary bridge facility is to be converted or exchanged would not otherwise be subject to the~~

~~MFN Adjustments), (B) if such Indebtedness is secured by a Lien on the Collateral that is junior to the Liens securing the Obligations, the Secured Leverage~~, or (II) the Consolidated Interest Coverage Ratio (calculated on a Pro Forma Basis ~~but excluding the cash proceeds therefrom~~) as of the last day of the most recently ended Test Period is not ~~greater than either (x) 2.80:1.00 or (y) if such Indebtedness is incurred to finance a Permitted Acquisition or any other similar Investment not prohibited hereunder, the Secured Leverage~~less than the Consolidated Interest Coverage Ratio (calculated on a Pro Forma Basis ~~but excluding the cash proceeds therefrom) immediately prior to the consummation of such Permitted Acquisition or other similar Investment and the incurrence of such Indebtedness and (C) if such Indebtedness is unsecured or secured solely by assets that do not constitute Collateral, the Total Leverage Ratio (calculated on a Pro Forma Basis but excluding the cash proceeds therefrom) as of the last day of the most recently ended Test Period is not greater than either (x) 4.10:1.00 or (y) if such Indebtedness is incurred to finance a Permitted Acquisition or any other similar Investment not prohibited hereunder, the Total Leverage Ratio (calculated on a Pro Forma Basis but excluding the cash proceeds therefrom~~) immediately prior to the consummation of such Permitted Acquisition or other similar Investment and the incurrence of such Indebtedness (provided that, with respect to all Indebtedness of ~~this clause~~these clauses (n)(i)(A) and (n)(i)(B), (1) such Indebtedness shall mature no earlier than the Latest Maturity Date or have a Weighted Average Life to Maturity less than the Weighted Average Life to Maturity of the Initial Term B-1 Term Loans; provided that the foregoing requirements of this clause (1) shall not apply to any ~~Inside Maturity Debt and~~ Qualifying Bridge Facility (provided that the terms of such bridge loans provide for automatic extension of the maturity date thereof to a date that is not earlier than~~, in the case of Incremental Term Loans that are Term A Loans,~~ the stated maturity date of the Term ~~A~~ Loans with the latest Maturity Date at such time) and ~~in the case of Incremental Term Loans other than Term A Loans, the stated maturity date of the Term Loans (other than Term A Loans) with the latest Maturity Date at such time),~~ (2)the other terms and conditions of such Indebtedness (excluding pricing and optional prepayment or redemption terms) reflect market terms and conditions at the time of incurrence or issuance of such Indebtedness (as reasonably determined by the Parent Borrower in good faith)), ~~(3) upon the effectiveness of any such~~or (C) such Indebtedness constitutes Acquired Indebtedness (other than Indebtedness incurred ~~pursuant to Section 7.01(n)(i), except in connection with a Limited Condition Transaction (in which case no Specified Event of Default shall have occurred and is continuing or would result therefrom), no Event of Default has occurred and is continuing or shall result therefrom and (4) the maximum aggregate principal amount of Indebtedness that may be incurred pursuant to this Section 7.01(n) by Non-Loan Parties shall not exceed the greater of (x) $130,000,000 and (y) 20.0% of Consolidated EBITDA of the Parent Borrower for the most recently ended Test Period at any one time outstanding~~in contemplation of the transaction or series of related transactions pursuant to which such Person became a Restricted Subsidiary or was otherwise acquired by the Parent Borrower or a Restricted Subsidiary) (provided that, with respect to all Indebtedness pursuant to this clause (n)(i)(C), the only obligors with respect to such Indebtedness shall be those Persons who were obligors of such Indebtedness prior to such Permitted Acquisition or other similar Investment or merger, amalgamation or consolidation, as applicable); and (ii) any Permitted Refinancing of Indebtedness incurred under the foregoing clause (n)(i);

~~(o) Indebtedness incurred by a Non-Loan Party (which may be secured, if at all, solely by assets of such Non-Loan Party and which in any event are not Collateral), and guarantees thereof by a Non-Loan Party, in an aggregate principal amount not to exceed the greater of (x) $130,000,000 and (y) 20.0% of Consolidated EBITDA of the Parent Borrower for the most recently ended Test Period at any one time outstanding;~~

(o) [reserved];

(p)(i) Indebtedness incurred by the Borrowers (which Indebtedness may be secured by a Lien on the Collateral that is pari passu with, or junior to, the Liens securing the Loans) pursuant to an Acceptable Intercreditor Agreement, to the extent that the Borrowers shall have been permitted to incur the amount of such Indebtedness pursuant to Section 2.14; provided that (A) subject to Section 1.09, no Specified Event of Default has occurred and is continuing or shall result therefrom, (B) such Indebtedness (x) ~~if such Indebtedness is in the form of Term A Loans, shall mature no earlier than the Latest Maturity Date of the Term A Loans or have a Weighted Average Life to Maturity less than the Weighted Average Life to Maturity of the Initial Term A-1 Loans, and (y) if such Indebtedness is in the form of Indebtedness other than Term A Loans, such Indebtedness~~[reserved], and (y) shall mature no earlier than the Latest Maturity Date of the Term Loans ~~(other than Term A Loans)~~ or have a Weighted Average Life to Maturity less than the Weighted Average Life to Maturity of the Initial Term B-1 Loans; provided that the foregoing requirements of this clause (B) shall not apply to any ~~Inside Maturity Debt or any~~ Qualifying Bridge Facility (provided that the terms of such bridge loans provide for automatic extension of the maturity date thereof to a date that is not earlier than~~, in the case of Incremental Term Loans that are Term A Loans, the stated maturity date of the Term A Loans with the latest Maturity Date at such time and in the case of Incremental Term Loans other than Term A Loans,~~ the stated maturity date of the Term Loans ~~(other than Term A Loans)~~ with the latest Maturity Date at such time), (C) no Restricted Subsidiary is a guarantor with respect to such Indebtedness unless such Restricted Subsidiary is a Subsidiary Guarantor which shall have previously or substantially concurrently guaranteed the Obligations and (D) ~~if such Indebtedness is secured by the Collateral on a pari passu basis with the Initial Term Loans with respect to security and is pari passu in right of payment, it shall be subject to the MFN Adjustment (if any) (to the extent such Indebtedness constitutes a Qualifying Term Loan) (~~[reserved] (such Indebtedness incurred pursuant to this clause (p) being referred to as “Incremental Equivalent Debt”) and (ii) any Permitted Refinancing of Indebtedness incurred under the foregoing clause (p)(i);

(q) (x) Cash Management Obligations, (y) Cash Management Obligations (as defined in the ~~Existing OMI Credit~~First Lien Revolving Credit Facility Agreement) and (z) other Indebtedness in respect of netting services, automatic clearinghouse arrangements, overdraft protections and similar arrangements in each case incurred in the ordinary course;

(r) Indebtedness to current or former officers, directors, partners, managers, consultants and employees, their respective estates, spouses or former spouses to finance the purchase or redemption of Equity Interests of Parent Borrower permitted by Section 7.06 in an aggregate amount not to exceed $3,000,000 at any one time outstanding;

(s) Indebtedness supported by a Letter of Credit (under and as defined in the ~~Existing OMI Credit~~First Lien Revolving Credit Facility Agreement) in a principal amount not to exceed the face amount of such Letter of Credit;

(t) obligations in respect of performance, bid, appeal and surety bonds and performance and completion guarantees and similar obligations provided by the Parent Borrower or any of its Restricted Subsidiaries or obligations in respect of letters of credit, bank guarantees or similar instruments related thereto, in each case in the ordinary course of business or consistent with past practice;

(u) (i) Indebtedness (in the form of senior secured, senior unsecured, senior subordinated, or subordinated notes or loans) incurred by the Borrowers or any of their Restricted Subsidiaries to the extent that 100% of the Net Cash Proceeds therefrom are, immediately after the receipt thereof, applied solely to the prepayment of Term Loans in accordance with Section 2.05(b)(iii); provided that (A) such Indebtedness shall not mature earlier than the Maturity Date with respect to the relevant Term Loans being refinanced, provided that the foregoing requirements of this clause (A) shall not apply to any ~~Inside Maturity Debt and any~~ Qualifying Bridge Facility (provided that the terms of such bridge loans provide for automatic extension of the maturity date thereof to a date that is not earlier than~~, in the case of Incremental Term Loans that are Term A Loans, the stated maturity date of the Term A Loans with the latest Maturity Date at such time and in the case of Incremental Term Loans other than Term A Loans,~~ the stated maturity date of the Term Loans ~~(other than Term A Loans)~~ with the latest Maturity Date at such time), (B) as of the date of the incurrence of such Indebtedness, the Weighted Average Life to Maturity of such Indebtedness shall not be shorter than that of then-remaining Term Loans being refinanced, provided that the foregoing requirements of this clause (B) shall not apply to any ~~Inside Maturity Debt and any~~ Qualifying Bridge Facility (provided that the terms of such bridge loans provide for automatic extension of the maturity date thereof to a date that is not earlier than~~, in the case of Incremental Term Loans that are Term A Loans, the stated maturity date of the Term A Loans with the latest Maturity Date at such time and in the case of Incremental Term Loans other than Term A Loans,~~ the stated maturity date of the Term Loans ~~(other than Term A Loans)~~ with the latest Maturity Date at such time), (C) no Restricted Subsidiary is a borrower or guarantor with respect to such Indebtedness unless such Restricted Subsidiary is a Subsidiary Guarantor which shall have previously or substantially concurrently guaranteed the Obligations, (D)(i) any Lien on the Collateral securing such Indebtedness shall not be senior in priority to the Lien on the Collateral securing the Term Loans being refinanced and (ii) the other terms and conditions of such Indebtedness (excluding pricing and optional prepayment or redemption terms or covenants or other provisions applicable only to periods after the maturity date of the Term Loans being refinanced) reflect market terms and conditions on the date of incurrence or issuance of such Indebtedness, as reasonably determined by the Parent Borrower in good faith, and such Indebtedness shall not participate in mandatory prepayments on a greater than pro rata basis with the Term Loans and (E) the Parent Borrower has delivered to the Administrative Agent a certificate of a Responsible Officer of the Parent Borrower, together with all relevant financial information reasonably requested by the Administrative Agent, including reasonably detailed calculations demonstrating compliance with clauses (A), (B), (C) and (D) and (ii) any Permitted Refinancing of Indebtedness incurred under the foregoing clause (u)(i);

(v) Bilateral Letters of Credit;

(w) Indebtedness consisting of obligations of the Parent Borrower or any of its Restricted Subsidiaries under deferred compensation or other similar arrangements incurred by such Person in connection with the Permitted Acquisitions or any other Investment expressly permitted hereunder;

(x) Indebtedness representing deferred compensation to employees of the Parent Borrower (or any direct or indirect parent of the Parent Borrower) and its Restricted Subsidiaries incurred in the ordinary course of business;

(y) Indebtedness incurred by the Parent Borrower or any of its Restricted Subsidiaries in the Transactions, the Amendment No. 2 Transactions, a Permitted Acquisition, any other Investment expressly permitted hereunder or any Disposition, in each case to the extent constituting indemnification obligations or obligations in respect of purchase price (including earn-outs) or other similar adjustments;

(z) all premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in clauses (a) through (y) above or clauses (aa) through (cc) below; ~~and~~

(aa) Indebtedness in respect of Permitted Debt Exchange Notes incurred pursuant to a Permitted Debt Exchange in accordance with Section 2.17 and any Permitted Refinancing thereof;

(bb) obligations in respect of Disqualified Equity Interests; provided that the aggregate principal amount of all such Indebtedness at any one time outstanding shall not exceed the greater of (x) $35,000,000 and (y) 10% of Consolidated EBITDA of the Parent Borrower for the most recently ended Test Period calculated on a Pro Forma Basis; and

(cc) Indebtedness in respect of Sale Leasebacks; provided that the aggregate principal amount of all such Indebtedness at any one time outstanding shall not exceed the greater of (x) $35,000,000 and (y) 10% of Consolidated EBITDA of the Parent Borrower for the most recently ended Test Period calculated on a Pro Forma Basis; provided further that the Indebtedness incurred pursuant to this clause (cc) may not be incurred in connection with any Liability Management Transaction.

Notwithstanding anything to the contrary in this Agreement, (a) the aggregate principal amount of all Indebtedness for borrowed money incurred pursuant to Section 7.01(a) or Section 7.01(h)(B), Section 7.01(h)(C) that is secured by a Lien on the Collateral that is pari passu with the Liens securing the Loans shall not, at any one time outstanding, exceed $1,351,000,000 plus, with respect to any Permitted Refinancing thereof (or successive Permitted Refinancings thereof), any increase permitted under clause (a) of the definition thereof, (b) the aggregate principal amount of all Indebtedness for borrowed money incurred pursuant to Section 7.01(a) or Section 7.01(h)(B), Section 7.01(h)(C) or Section 7.01(h)(D) that is secured by a Lien on the Collateral that is pari passu with the Liens securing the Loans or the 2026 Second Lien Notes (to the extent then outstanding) shall not, at any one time outstanding, exceed $2,053,000,000 plus, with respect to any Permitted Refinancing thereof (or successive Permitted Refinancings thereof), any increase permitted under clause (a) of the definition thereof, and (c) the aggregate principal amount of all Indebtedness for borrowed money incurred by Non-Loan Parties pursuant to Section 2.14(a), Section 7.01(h)(B), Section 7.01(h)(C), Section 7.01(h)(D), Section 7.01(j), Section 7.01(n)(i) (other than Section 7.01(n)(i)(C)) and Section 7.01(p) shall not, at any one time outstanding, exceed the greater of (x) $35 million and (y) 10.0% of LTM EBITDA of the Parent Borrower for the most recently ended Test Period calculated on a Pro Forma Basis, plus with respect to any Permitted Refinancing thereof (or successive Permitted Refinancings thereof), any increase permitted under clause (a) of the definition thereof; provided that the Indebtedness described in this clause (c) may not be incurred in connection with any Liability Management Transaction.

For purposes of determining compliance with this Section 7.01, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Indebtedness described in clauses (a) through (~~aa~~cc) above, the Borrowers may, in their sole discretion, classify and reclassify or later divide, classify or reclassify such item of Indebtedness (or any portion thereof) and will only be required to include the amount and type of such Indebtedness in one or more of the above clauses; provided that (~~x~~w) all Indebtedness outstanding under the Loan Documents will be deemed to have been incurred in reliance only on the exception in clause (a) of this Section 7.01, (~~y~~x) all Indebtedness under the Indentures outstanding as of the ~~date hereof~~Closing Date or the Amendment No. 2 Effective Date, as applicable, will be deemed to have been incurred in reliance only on the exception set forth in clause (h) ~~on the Closing Date~~ of this Section 7.01 ~~and~~on the Amendment No. 2 Effective Date, (~~z~~y) all Indebtedness under the ~~Existing OMI Credit~~First Lien Revolving

Credit Facility Agreement will be deemed to have been incurred in reliance only on the exception set forth in clause (h) ~~on the Closing Date~~ of this Section 7.01 on the Amendment No. 2 Effective Date and (z) all Indebtedness under the Existing Qualified Securitization outstanding as of the Amendment No. 2 Effective Date will be deemed to have been incurred in reliance only on the exception set forth in clause (f) of this Section 7.01 on the Amendment No. 2 Effective Date . The accrual of interest, the accretion of accreted value, the amortization of original issue discount and the payment of interest in the form of additional Indebtedness shall not be deemed to be an incurrence of Indebtedness for purposes of this Section 7.01.

Section 7.02. Liens~~Liens.~~. Contract, create, incur, assume or permit to exist any Lien with respect to any of its property, whether now owned or after acquired, except for Permitted Liens.

Section 7.03. Investments~~Investments~~. Make any Investments, except:

(a) Investments by the Parent Borrower or a Restricted Subsidiary in assets that were Cash Equivalents when such Investment was made;

(b) loans or advances to officers, directors, managers, partners and employees of Parent Borrower and any Borrower or Restricted Subsidiary in an aggregate principal amount outstanding not to exceed $3,000,000;

(c) asset purchases (including purchases of inventory, supplies and materials) and the licensing or contribution of intellectual property ~~pursuant to joint marketing arrangements~~ with other Persons, in each case in the ordinary course of business;

(d) Investments (i) by any Loan Party in any other Loan Party, (ii) by any Non-Loan Party in any Loan Party, (iii) by any Non-Loan Party in any other Non-Loan Party and (iv) by any Loan Party in any Non-Loan Party; provided that the aggregate amount of such Investments by Loan Parties in Non-Loan Parties pursuant to clause (iv) shall not exceed in an aggregate amount, as valued at cost at the time each such Investment is made and including all related commitments for future Investments, ~~(A)~~ the greater of (x)  $~~165,000,000~~50,000,000 and (y)  ~~25.0~~15.0 % of Consolidated EBITDA of the Parent Borrower for the most recently ended Test Period calculated on a Pro Forma Basis (excluding any Investments received in respect of, or consisting of, the transfer or contribution of Equity Interests in or Indebtedness of any Foreign Subsidiary to any other Foreign Subsidiary)~~, plus (B) an amount equal to any returns of capital or sale proceeds actually received in cash in respect of any such Investments (which amount shall not exceed the amount of such Investment valued at cost at the time such Investment was made); provided that any such amounts under this clause (B) shall not increase the Available Amount, it being understood that any returns of capital or sale proceeds actually received in cash in respect of any such Investments in excess of the amount of such Investment valued at cost at the time such Investment was made shall increase the Available Amount (to the extent such excess amount of returns or proceeds would otherwise increase the Available Amount pursuant to the definition thereof);~~;

(e) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors and other credits to suppliers in the ordinary course of business;

(f) Investments consisting of Liens, Indebtedness, fundamental changes, Dispositions and Restricted Payments (other than, in each case, by reference to this Section 7.03) permitted under Section 7.01, Section 7.02, Section 7.04, Section 7.05 and Section 7.06, respectively;

(g) Investments existing on the ~~Closing~~Amendment No. 2 Effective Date (to the extent in excess of $~~5,000,000~~2,500,000, set forth on Schedule 7.03(g)) and any modification, replacement, renewal, reinvestment or extension of any such Investments; provided that the amount of any Investment permitted pursuant to this Section 7.03(g) is not increased from the amount of such Investment on the ~~Closing~~Amendment No. 2 Effective Date except pursuant to the terms of such Investment as of the ~~Closing~~Amendment No. 2 Effective Date or as otherwise permitted by this Section 7.03;

(h) Investments in Swap Contracts permitted under Section 7.01(g);

(i) promissory notes and other noncash consideration received in connection with Dispositions permitted by Section 7.05;

(j) the purchase or other acquisition of property and assets or businesses of any Person or of assets constituting a business unit, a line of business or division of such Person, or Equity Interests in a Person that, upon the consummation thereof, will be (or such assets will be contributed to) a Restricted Subsidiary of the Parent Borrower (including as a result of a merger or consolidation) (each, a “Permitted Acquisition”) and together with any Investments in Restricted Subsidiaries necessary to consummate a transaction otherwise permitted by this clause (j); provided that (i) except in the case of a Limited Condition Transaction (in which case, compliance with this clause (~~i~~j) shall be determined in accordance with Section 1.09(a)), immediately before and immediately after giving Pro Forma Effect to any such purchase or other acquisition, no Event of Default shall have occurred and be continuing, (ii) after giving effect to any such purchase or other acquisition, the Parent Borrower shall be in compliance with the covenants in Section 6.15 and (iii) to the extent required by the Collateral and Guarantee Requirement, (A) the property, assets and businesses acquired in such purchase or other acquisition shall become Collateral and (B) any such newly created or acquired Restricted Subsidiary (other than an Excluded Subsidiary) shall become Guarantors, in each case in accordance with Section 6.10;

(k) [reserved];

(l) Investments in the ordinary course of business consisting of endorsements for collection or deposit and customary trade arrangements with customers consistent with past practices;

(m) Investments (including debt obligations and Equity Interests) received in connection with the bankruptcy, insolvency or reorganization of suppliers and customers or in settlement of delinquent obligations of, or other disputes with, customers and suppliers arising in the ordinary course of business or upon the foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment;

(n) Investments (as valued at cost at the time each such Investment is made in the case of Investments made using assets other than cash) and including all related commitments for future Investments, in an amount not exceeding, without duplication, (i) the Available Amount and/or (ii) the Excluded Contribution Amount;

(o) advances of payroll payments to employees in the ordinary course of business;

(p) [reserved];

(q) Investments held by a Restricted Subsidiary acquired after the Closing Date or of a corporation or company merged into the Parent Borrower or merged or consolidated with a Restricted Subsidiary in accordance with Section 7.04 after the Closing Date to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation;

(r) Guarantee Obligations of the Parent Borrower or any Restricted Subsidiary in respect of leases (other than Capitalized Leases) or of other obligations that do not constitute Indebtedness, in each case entered into in the ordinary course of business;

(s) Investments to the extent that payment for such Investments is made solely with Qualified Equity Interests (other than any ~~Cure Amount,~~ RCF Cure Amount~~,~~ or any Excluded Contribution Amount);

(t) other Investments in an aggregate amount, as valued at cost at the time each such Investment is made and including all related commitments for future Investments, not exceeding ~~(i)~~ the greater of (x) $~~330,000,000~~35,000,000 and (y)  ~~50.0~~10.0 % of Consolidated EBITDA of the Parent Borrower for the most recently ended Test Period calculated on a Pro Forma Basis~~, plus (ii) an amount equal to any returns of capital or sale proceeds actually received in cash in respect of any such Investments (which amount shall not exceed the amount of such Investment valued at cost at the time such Investment was made); provided that any such amounts under this clause (ii) shall not increase the Available Amount, it being understood that any returns of capital or sale proceeds actually received in cash in respect of any such Investments in excess of the amount of such Investment valued at cost at the time such Investment was made shall increase the Available Amount (to the extent such excess amount of returns or proceeds would otherwise increase the Available Amount pursuant to the definition thereof);~~;

~~(u) Investments in JV Entities and Unrestricted Subsidiaries in an aggregate amount, as valued at cost at the time each such Investment is made and including all related commitments for future Investments, not exceeding (i) the greater of (x) 165,000,000 and (y) 25.0% of Consolidated EBITDA of the Parent Borrower for the most recently ended Test Period calculated on a Pro Forma Basis, plus (ii) an amount equal to any returns of capital or sale proceeds actually received in cash in respect of any such Investments (which amount shall not exceed the amount of such Investment valued at cost at the time such Investment was made); provided that any such amounts under this clause (ii) shall not increase the Available Amount, it being understood that any returns of capital or sale proceeds actually received in cash in respect of any such Investments in excess of the amount of such Investment valued at cost at the time such Investment was made shall increase the Available Amount (to the extent such excess amount of returns or proceeds would otherwise increase the Available Amount pursuant to the definition thereof);~~

(u) [reserved];

(v) Investments in connection with a Qualified Securitization Transaction;

(w) contributions to a “rabbi” trust for the benefit of employees or other grantor trust subject to claims of creditors in the case of a bankruptcy or insolvency of either the Borrowers or any Restricted Subsidiary;

(x) Investments by an Unrestricted Subsidiary entered into prior to the day such Unrestricted Subsidiary is redesignated as a Restricted Subsidiary pursuant to the definition of “Unrestricted Subsidiary”; provided that such Investments were not incurred in contemplation of such redesignation;

(y) other Investments; provided that, at the time of such Investment, (i) no ~~Specified~~ Event of Default has occurred and is continuing and (ii) the Total Leverage Ratio ~~of the Parent Borrower~~ as of the end of the most recently ended Test Period, on a Pro Forma Basis, would be no greater than 2.75:1.00; ~~and~~

(z) Investments utilizing any unused amounts available under ~~Sections~~Section 7.06(j) ~~or 7.08(a)(iii)(A).~~; and

(aa) Investments by or in any Captive Insurance Subsidiary in connection with the provision of insurance to the Parent Borrower or any Subsidiaries, which Investment is made in the ordinary course of business or consistent with past practice of such Captive Insurance Subsidiary, or by reason of applicable law, rule or regulation or order, or that is required or approved by any regulatory authority having jurisdiction over such Captive Insurance Subsidiary or its business, as applicable.

Section 7.04. Fundamental Changes~~Fundamental Changes~~. Merge, amalgamate, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that:

(a) any Restricted Subsidiary may merge or amalgamate with (i) the Parent Borrower (provided that the resulting entity shall succeed as a matter of law to all of the Obligations of the Parent Borrower), or (ii) any one or more other Restricted Subsidiaries (provided that when any Restricted Subsidiary that is a Loan Party is merging or amalgamating with another Restricted Subsidiary, a Loan Party shall be a continuing or surviving Person, as applicable, or the resulting entity shall succeed as a matter of law to all of the Obligations of such Loan Party (including, without limitation, as a Borrower, as applicable));

(b)(i) any Restricted Subsidiary that is not a Loan Party may merge, amalgamate or consolidate with or into any other Restricted Subsidiary that is not a Loan Party, (ii) (A) any Restricted Subsidiary may liquidate, dissolve or wind up, or (B) any Restricted Subsidiary may change its legal form, in each case, if the Borrowers determine in good faith that such action is in the best interests of the Parent Borrower and its Subsidiaries and is not materially disadvantageous to the Lenders and (iii) the Borrowers may change their legal form if they determine in good faith that such action is in the best interests of the Parent Borrower and its Subsidiaries, and the Administrative Agent reasonably determines it is not disadvantageous to the Lenders;

(c) any Restricted Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to another Restricted Subsidiary; provided that if the transferor in such a transaction is a Loan Party, then either (i) the transferee must be a Loan Party or (ii) to the extent constituting an Investment, such Investment must be a permitted Investment in or Indebtedness of a Restricted Subsidiary that is not a Loan Party in accordance with Section 7.02 and Section 7.03, respectively;

(d) so long as no Event of Default exists or would result therefrom, any Borrower may merge or amalgamate with any other Person (1) in a transaction in which such Borrower is the continuing or surviving entity of such transaction or (2) in a transaction in which such other Person is the surviving or continuing entity of such transaction (such person, the “Successor Borrower”); provided that, in the case of this clause (2), (i) such Successor Borrower is organized under the laws of the United States; (ii) such Successor Borrower shall assume the Obligations of such Borrower under the Loan Documents; (iii) each Guarantor shall have confirmed that its Guaranty shall apply to the Successor Borrower’s obligations under the Loan Documents; (iv) each Guarantor shall have by a supplement to the Security Agreement and other applicable Collateral Documents confirmed that its obligations thereunder shall apply to the Successor Borrower’s obligations under the Loan Documents; (v) ~~if requested by the Administrative Agent, each mortgagor of a Mortgaged Property shall have by an amendment to or restatement of the applicable Mortgage (or other instrument reasonably satisfactory to the Administrative Agent) confirmed that its obligations thereunder shall apply to the Successor Borrower’s obligations under the Loan Documents~~[reserved]; (vi) such Borrower shall have delivered information reasonably requested in writing by the Administrative Agent (or any Lender through the Administrative Agent) reasonably required by regulatory authorities under “know your customer” and anti-money laundering rules and regulations, including without limitation the USA PATRIOT Act of the type delivered on the Closing Date pursuant to Section 4.01(f) and (vii) such Borrower shall have delivered of an officer’s certificate certifying the compliance with the foregoing;

(e) so long as no Default exists or would result therefrom, any Restricted Subsidiary may merge or amalgamate with any other Person in order to effect an Investment permitted pursuant to Section 7.03; provided that the continuing or surviving Person shall be a Restricted Subsidiary, which together with each of its Restricted Subsidiaries, shall have complied with the requirements of Section 6.10;

(f) so long as no Default exists or would result therefrom, a merger, amalgamation, dissolution, winding up, liquidation, consolidation or Disposition, the purpose of which is to effect a Disposition permitted pursuant to Section 7.05, may be effected.

Section 7.05. Dispositions~~Dispositions~~. Make any Disposition, except:

(a) Dispositions of obsolete, worn out or surplus property, whether now owned or hereafter acquired, in the ordinary course of business and Dispositions of property no longer used or useful in the conduct of the business of the Parent Borrower and its Restricted Subsidiaries;

(b) Dispositions of inventory and immaterial assets in the ordinary course of business (including allowing any registrations or any applications for registration of any immaterial IP Rights to lapse or go abandoned in the ordinary course of business);

(c) Dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property that is promptly purchased or (ii) the proceeds of such Disposition are promptly applied to the purchase price of such replacement property (which replacement property is actually promptly purchased);

(d) Dispositions of property to the Parent Borrower or a Restricted Subsidiary for a bona fide business purpose or in the ordinary course of business or consistent with past practice; provided that if the transferor of such property is a Loan Party (i) the transferee thereof must be a Loan Party, (ii) to the extent such transaction constitutes an Investment, such transaction is permitted under Section 7.03, or (iii) such Disposition shall consist of the transfer of Equity Interests in or Indebtedness of any Foreign Subsidiary to any other Foreign Subsidiary; provided that Dispositions made in reliance on this clause (d) may not be made in connection with any Liability Management Transaction;

(e) Dispositions permitted by Section 7.03, Section 7.04 and Section 7.06 and Liens permitted by Section 7.02 (other than, in each case, by reference to this Section 7.05);

(f) Dispositions in the ordinary course of business of Cash Equivalents;

(g) leases, subleases, licenses or sublicenses, in each case in the ordinary course of business and which do not materially interfere with the business of the Parent Borrower and its Restricted Subsidiaries, taken as a whole;

(h) transfers of property subject to Casualty Events;

(i) Dispositions of Investments in JV Entities or non-Wholly Owned Restricted Subsidiaries; provided that no Dispositions may be made pursuant to this Section 7.05(i) to the extent such JV Entity or non-Wholly Owned Restricted Subsidiary was, prior to a previous Disposition of Equity Interests in such JV Entity or non-Wholly Owned Restricted Subsidiary made pursuant to another provision of this Section 7.05, a Wholly Owned Restricted Subsidiary, and such Dispositions pursuant to such other provision of this Section 7.05 and this Section 7.05(i) were part of a single Disposition or series of related Disposition, other than to the extent required by, or made pursuant to, customary buy/sell arrangements between the parties to such JV Entity or shareholders of such non-Wholly Owned Restricted Subsidiary set forth in the shareholders agreements, joint venture agreements, organizational documents or similar binding agreements relating to such JV Entity or non-Wholly Owned Restricted Subsidiary.

(j) Dispositions of accounts receivable in the ordinary course of business in connection with the collection or compromise thereof or pursuant to factoring arrangements, in each case to the extent not constituting a receivables financing;

(k) the unwinding of any Swap Contract pursuant to its terms;

(l) Dispositions not otherwise permitted pursuant to this Section 7.05; provided that (i) such Disposition shall be for fair market value as reasonably determined by the Parent Borrower in good faith and (ii) the Parent Borrower or the applicable Restricted Subsidiary shall receive not less than 75.0% of such consideration in the form of cash or Cash Equivalents (provided, however, that for the purposes of this sub-clause the following shall be deemed to be cash: (A) the assumption by the transferee of Indebtedness or other liabilities contingent or otherwise of the Parent Borrower or any of its Restricted Subsidiaries (other than Subordinated Debt) and the valid release of the Parent Borrower or such Restricted Subsidiary, by all applicable creditors in writing, from all liability on such Indebtedness or other liability in connection with such Disposition, (B) securities, notes or other obligations received by the Parent Borrower or any of its Restricted Subsidiaries from the transferee that are converted by the Parent Borrower or any of its Restricted Subsidiaries into cash or Cash Equivalents within 180 days following the closing of such Disposition, (C) Indebtedness (other than Subordinated Debt) of any Restricted Subsidiary that is no longer a Restricted Subsidiary as a result of such Disposition, to the extent that the Parent Borrower and each other Restricted Subsidiary are released from any Guarantee of payment of such Indebtedness in connection with such Disposition and (D) the aggregate Designated Non-Cash Consideration received by the Parent Borrower and its Restricted Subsidiaries for all Dispositions under this clause (l) having an aggregate fair market value (determined as of the closing of the applicable Disposition for which such Designated Non-Cash Consideration is received) not to exceed the greater of (x) $~~100,000,000~~35,000,000 and (y) ~~15.0~~10.0% of Consolidated EBITDA of the Parent Borrower for the most recently ended Test Period at any time outstanding (net of any Designated Non-Cash Consideration converted into cash and Cash Equivalents received in respect of any such Designated Non-Cash Consideration and calculated on a Pro Forma Basis);

(m) the Parent Borrower and its Restricted Subsidiaries may surrender or waive contractual rights and settle or waive contractual or litigation claims in the ordinary course of business;

(n) Dispositions of non-core or obsolete assets, or other dispositions required by applicable law, acquired in connection with Permitted Acquisitions;

(o) any swap of assets in exchange for services or other assets in the ordinary course of business of comparable or greater fair market value of usefulness to the business of the Parent Borrower and its Restricted Subsidiaries as a whole, as determined in good faith by the Parent Borrower;

(p) any sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary so long as the primary assets of such Unrestricted Subsidiary are not cash or Cash Equivalents;

(q) [reserved]; ~~and~~

(r) Dispositions for Cash Equivalents (other than in connection with the capitalization of any special purpose entity used to effect any such Qualified Securitization Transaction) of Receivables and Receivables Related Assets in connection with any Qualified Securitization Transaction~~.~~; and

(s) Sale Leasebacks having an aggregate fair market value (determined as of the closing of the applicable Disposition) not to exceed the greater of (x) $35,000,000 and (y) 10.0% of Consolidated EBITDA of the Parent Borrower for the most recently ended Test Period calculated on a Pro Forma Basis at any time outstanding; provided that Sale Leasebacks made in reliance on this clause (s) may not be made in connection with any Liability Management Transaction.

To the extent any Collateral is disposed of as expressly permitted by this Section 7.05 to any Person other than the Borrowers or any Subsidiary Guarantor, such Collateral shall be sold free and clear of the Liens created by the Loan Documents and, if requested by the Administrative Agent, upon the certification by the Parent Borrower that such Disposition is permitted by this Agreement, the Administrative Agent or the Collateral Agent, as applicable, shall be authorized to take and shall take any actions deemed appropriate in order to effect the foregoing.

Section 7.06. Restricted Payments~~Restricted Payments~~. Declare or make any Restricted Payment, except:

(a) each Restricted Subsidiary may make Restricted Payments to the Parent Borrower and to other Restricted Subsidiaries (and, in the case of a Restricted Payment by a non-Wholly Owned Restricted Subsidiary, to the Parent Borrower and any other Restricted Subsidiary and to each other owner of Equity Interests of such Restricted Subsidiary based on their relative ownership interests of the relevant class of Equity Interests);

(b) (i) the Parent Borrower may (or may make Restricted Payments to permit any direct or indirect parent thereof to) redeem in whole or in part any of its Equity Interests for another class of its (or such parent’s) Equity Interests or rights to acquire its Equity Interests or with proceeds from substantially concurrent equity contributions or issuances of new Equity Interests; provided that any terms and provisions material to the interests of the Lenders, when taken as a whole, contained in such other class of Equity Interests are at least as advantageous to the Lenders as those contained in the Equity Interests redeemed thereby and (ii) the Parent Borrower may declare and make dividend payments or other distributions payable solely in Qualified Equity Interests (to the extent not utilized in connection with any other transactions permitted pursuant to Section 7.01, Section 7.03, Section 7.06 or Section 7.08 (or to build the Available Amount or Excluded Contribution Amount));

(c)

(i) to pay any franchise, excise and similar taxes and other fees and expenses required of the Parent Borrower and/or any of its Subsidiaries to maintain their corporate or other legal existence;

(ii) for any taxable period in which Parent Borrower and/or any of its Subsidiaries is a member of a consolidated, combined or similar income tax group for U.S. federal or applicable foreign, state or local income tax purposes of which a parent entity of any Borrower is the common parent (a “Tax Group”), to pay any U.S. federal, foreign, state and local income taxes of such Tax Group for such taxable period that are attributable to the taxable income of the Borrowers and/or their Subsidiaries; provided, that for each taxable period, the amount of such payments made in respect of such taxable period in the aggregate shall not exceed the amount that the Borrowers and their Subsidiaries would have been required to pay as a stand-alone Tax Group; and

(iii) Restricted Payments not to exceed the greater of (x) $10,000,000 and (y) 2.0% of Consolidated EBITDA of the Parent Borrower for the most recently ended Test Period calculated on a Pro Forma Basis per calendar year; provided that, at the time of such Restricted Payment, no Event of Default has occurred and is continuing;

(d) to the extent constituting Restricted Payments, the Parent Borrower and its Restricted Subsidiaries may enter into and consummate (i) transactions expressly permitted by any provision of Section 7.03, Section 7.04 or Section 7.07 (other than, in each case, by reference to this Section 7.06) or (ii) the Amendment No. 2 Transactions;

(e) repurchases of Equity Interests in the ordinary course of business in the Parent Borrower (or any direct or indirect parent thereof) or any Restricted Subsidiary deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

(f) the Parent Borrower or any Restricted Subsidiary may, in good faith, pay for the repurchase, retirement or other acquisition or retirement for value of Equity Interests of it held by any future, present or former employee, director, manager, officer or consultant (or any Affiliates, spouses, former spouses, other Immediate Family Members, successors, executors, administrators, heirs, legatees or distributees of any of the foregoing) of the Parent Borrower or any of its Subsidiaries pursuant to any employee, management, director or manager equity plan, employee, management, director or manager stock option plan or any other employee, management, director or manager benefit plan or any agreement (including any stock subscription or shareholder agreement) with any employee, director, manager, officer or consultant of the Parent Borrower or any Subsidiary; provided that such payments do not to exceed $10,000,000 in any calendar year; provided ~~that any unused portion of the preceding basket for the two preceding calendar years may be carried forward to succeeding calendar years;~~further that, at the time of such Restricted Payment, no Event of Default has occurred and is continuing;

(g) [reserved];

(h) the Parent Borrower or any Restricted Subsidiary may pay any dividend or distribution within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of this Agreement (it being understood that a distribution pursuant to this Section 7.06(h) shall be deemed to have utilized capacity under such other provision of this Agreement);

(i) the Parent Borrower or any Restricted Subsidiary may (a) pay cash in lieu of fractional Equity Interests in connection with any dividend, split or combination thereof or any Permitted Acquisition and (b) honor any conversion request by a holder of convertible Indebtedness and make cash payments in lieu of fractional shares in connection with any such conversion and may make payments on convertible Indebtedness in accordance with its terms;

(j) the Parent Borrower or any Restricted Subsidiary may make additional Restricted Payments in an amount not to exceed the greater of (x) $~~130,000,000~~35,000,000 and (y) ~~20.0~~10.0% of Consolidated EBITDA of the Parent Borrower for the most recently ended Test Period calculated on a Pro Forma Basis; provided that, at the time of such Restricted Payment, no Event of Default has occurred and is continuing;

(k) the Parent Borrower or any Restricted Subsidiary may make additional Restricted Payments in an amount not to exceed, without duplication, (i) the Available Amount and/or (ii) the Excluded Contribution Amount; provided that at the time of any such Restricted Payment in reliance on the Available Amount, (A) no Specified Event of Default shall have occurred and be continuing or would result therefrom and (B) the Total Leverage Ratio ~~of the Parent Borrower~~ as of the end of the most recently ended Test Period, on a Pro Forma Basis, would be no greater than 3.00:1.00;

(l) the declaration and payment by the Parent Borrower of Restricted Payments in an aggregate amount not to exceed for any calendar year, ~~(i)~~ 6.00% of the Market Capitalization of the Parent Borrower ~~plus (ii) 6.00% of the Net Cash Proceeds received by (or contributed to) the Parent Borrower from the issuance of Qualified Equity Interests of the Parent Borrower after the Closing Date;~~; provided that, at the time of such Restricted Payment, no Event of Default has occurred and is continuing;

(m) ~~the distribution, by dividend or otherwise, of Equity Interests or Indebtedness owed to the Parent Borrower or a Restricted Subsidiary of an Unrestricted Subsidiary (or a Restricted Subsidiary that owns an Unrestricted Subsidiary; provided that such Restricted Subsidiary has no independent operations or business and owns no assets other than Equity Interests of an Unrestricted Subsidiary), in each case, so long as the primary assets of such Unrestricted Subsidiary are not cash or cash equivalents; and~~[reserved]; and

(n) the Parent Borrower or any Restricted Subsidiary may make additional Restricted Payments; provided that, at the time of such Restricted Payment, (i) no ~~Specified~~ Event of Default has occurred and is continuing and (ii) the Total Leverage Ratio ~~of the Parent Borrower~~ as of the end of the most recently ended Test Period, on a Pro Forma Basis, would be no greater than 2.50:1.00.

Section 7.07. Transactions with Affiliates. Enter into any transaction of any kind with any Affiliate of the Parent Borrower with a fair market value in excess of $12,500,000, whether or not in the ordinary course of business, other than:

(a) transactions between or among the Parent Borrower or any Restricted Subsidiary or any entity that becomes a Restricted Subsidiary as a result of such transaction;

(b) transactions on terms not less favorable to the Parent Borrower or such Restricted Subsidiary as would be obtainable by the Parent Borrower or such Restricted Subsidiary at the time in a comparable arm’s-length transaction with a Person other than an Affiliate;

(c) the Transactions and the Amendment No. 2 Transactions and the payment of fees and expenses related to the Transactions and the Amendment No. 2 Transactions;

(d) the issuance of Equity Interests to any officer, director, manager, employee or consultant of the Parent Borrower or any of its Subsidiaries or any direct or indirect parent of the Parent Borrower in connection with the Transaction;

(e) transactions relating to a Qualified Securitization Transaction;

(f) equity issuances, repurchases, redemptions, retirements or other acquisitions or retirements of Equity Interests by the Parent Borrower or any Restricted Subsidiary permitted under Section 7.06;

(g) loans and other transactions by and among the Parent Borrower and/or one or more Subsidiaries to the extent permitted under this Article VII;

(h) employment and severance arrangements between the Parent Borrower or any of its Subsidiaries and their respective officers and employees in the ordinary course of business and transactions pursuant to stock option plans and employee benefit plans and arrangements;

(i) [reserved];

(j) the payment of customary fees and reasonable out-of-pocket costs to, and indemnities provided on behalf of, directors, managers, officers, employees and consultants of the Parent Borrower and its Restricted Subsidiaries in the ordinary course of business;

(k) transactions pursuant to agreements in existence on the ~~Closing~~Amendment No. 2 Effective Date and set forth on Schedule 7.07 or any amendment thereto to the extent such an amendment is not adverse to the Lenders in any material respect;

(l) dividends and other distributions permitted under Section 7.06;

(m) [reserved]

(n) transactions entered into by an Unrestricted Subsidiary with an Affiliate prior to the redesignation of any such Unrestricted Subsidiary as a Restricted Subsidiary pursuant to the definition of “Unrestricted Subsidiary”; provided that such transactions were not entered into in contemplation of such redesignation;

(o) Dispositions for Cash Equivalents (other than in connection with the capitalization of any special purpose entity used to effect any such Qualified Securitization Transaction) of Receivables and Receivables Related Assets in connection with any Qualified Securitization Transaction; and

(p) [reserved].

Section 7.08. Prepayments, Etc., of Indebtedness~~.~~ .

(a) Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner any ~~Subordinated~~Restricted Debt (it being understood that payments of regularly scheduled interest, regularly scheduled principal, AHYDO Payments and mandatory prepayments under any such ~~Subordinated~~Restricted Debt Documents shall not be prohibited by this clause), except for (i) the refinancing thereof with, or the exchange thereof for, of any Indebtedness (to the extent such Indebtedness constitutes a Permitted Refinancing), (ii) the conversion thereof to Equity Interests (other than Disqualified Equity Interests) of the Parent Borrower or any of its direct or indirect ~~parent~~parents, (iii) prepayments, redemptions, purchases, defeasances and other payments thereof prior to their scheduled maturity in an aggregate amount not to exceed (A) ~~the greater of (x) $130,000,000 and (y) 20.0% of Consolidated EBITDA of the Parent Borrower for the most recently ended Test Period calculated on a Pro Forma Basis~~[reserved], plus (B) the Available Amount, (provided that at the time of any such prepayment, redemption, purchase, defeasance and other payment in reliance on clause (b) of the definition of “Available Amount”, (A) no Specified Event of Default shall have occurred and be continuing or would result therefrom and (B) the Total Leverage Ratio ~~of the Parent Borrower~~ as of the end of the most recently ended Test Period, on a Pro Forma Basis, would be no greater than 3.00:1.00 ~~(excluding any such prepayment, redemption, purchase, defeasance and other payment made in reliance on clause (a) of the definition of “Available Amount”~~), plus (C) without duplication, the Excluded Contribution Amount (provided that at the time of any such prepayment, redemption, purchase, defeasance and other payment in reliance on the definition of “Excluded Contribution Amount~~)~~”, no Specified Event of Default shall have occurred and be continuing or would result therefrom), (iv) payments and prepayments utilizing amounts otherwise available pursuant to Section 7.06(j) ~~and~~, (v) other prepayments, redemptions, purchases, defeasances and other payments thereof prior to their scheduled maturity (provided that, at the time of such prepayments, redemptions, purchases, defeasances or other payments, (x) no ~~Specified~~ Event of Default has occurred and is continuing and (y) the Total Leverage Ratio ~~of the Parent Borrower~~ as of the end of the most recently ended Test Period, on a Pro Forma Basis, would be no greater than 2.50:1.00)~~.~~, (vi) any prepayment, redemption, purchase, defeasance and other payment of Senior Notes made (A) for cash (other than with the proceeds of an Equity Offering) at a purchase price not to exceed, (x) with respect to the 2021 Indenture Notes, 75.0% of the principal amount thereof or (y) with respect to the 2022 Indenture Notes, 77.0% of the principal amount thereof, in each case, plus accrued and unpaid interest, (B) in exchange for Indebtedness incurred pursuant to Section 7.01(h)(E) at a purchase price not to exceed, (x) with respect to the 2021 Indenture Notes, 83.5% of the principal amount thereof or (y) with respect to the 2022 Indenture Notes, 84.5% of the principal amount thereof, in each case, plus accrued and unpaid interest; provided that, for the avoidance of doubt, any such accrued and unpaid interest in the case of the foregoing clause (B) may be paid in cash, or (C) with the proceeds of an Equity Offering, for cash at a purchase price not to exceed the principal amount thereof, plus accrued and unpaid interest, (vii) other prepayments, repurchases, exchanges, redemptions, defeasances, discharges or other acquisitions or retirements of Restricted Debt in anticipation of satisfying a sinking fund obligation, principal installment, or final maturity due within one year of the date of prepayment, repurchase, exchange, redemption, defeasance, discharge or other acquisition or retirement, (viii) any prepayment, purchase, repurchase, exchange, redemption, defeasance, discharge or other acquisition or retirement of Restricted Debt to the extent required by the agreement governing such Restricted Debt, following the occurrence of a Disposition (or other similar event described therein as an “asset disposition” or “asset sale”), but only if the Parent Borrower shall have first complied with Section 2.05(b)(ii), and prepaid all Loans required thereby, prior to purchasing, repurchasing, redeeming, defeasing or otherwise acquiring or retiring such Restricted Debt and (ix) in connection with the Amendment No. 2 Transactions.

(b) Amend, modify or change in any manner materially adverse to the interests of the Lenders any term or condition of any Subordinated Debt Documents without the consent of the Required Lenders (not to be unreasonably withheld or delayed).

Section 7.09. [Reserved]~~.~~ .

Section 7.10. Subsidiary Distributions~~Subsidiary Distributions~~. Enter into any agreement, instrument, deed or lease which prohibits or limits the ability of any Restricted Subsidiary to pay dividends or other distributions with respect to any of its Equity Interests; provided that the foregoing shall not apply to:

(a) restrictions and conditions imposed by (A) law or (B) any Loan Document;

(b) restrictions and conditions existing on the ~~Closing~~Amendment No. 2 Effective Date (including the Indentures or the ~~Existing OMI Credit~~First Lien Revolving Credit Facility Agreement) or to any extension, renewal, amendment, modification or replacement thereof, except to the extent any such amendment, modification or replacement expands the scope of any such restriction or condition;

(c) customary restrictions and conditions arising in connection with any Disposition permitted by Section 7.05;

(d) customary provisions in leases, licenses and other contracts restricting the assignment thereof;

(e) restrictions imposed by any agreement relating to secured Indebtedness permitted by this Agreement to the extent such restriction applies only to the property securing such Indebtedness;

(f) any restrictions or conditions set forth in any agreement in effect at any time any Person becomes a Restricted Subsidiary (but not any modification or amendment expanding the scope of any such restriction or condition); provided that such agreement was not entered into in contemplation of such Person becoming a Restricted Subsidiary and the restriction or condition set forth in such agreement does not apply to the Parent Borrower or any other Restricted Subsidiary;

(g) any restrictions or conditions in any Indebtedness permitted pursuant to Section 7.01 or by the definition of ~~“~~“Refinancing Term Loans~~”~~” hereof to the extent such restrictions or conditions are no more restrictive than the restrictions and conditions in the Loan Documents or, in the case of Subordinated Debt, are market terms at the time of issuance or, in the case of Indebtedness of any Non-Loan Party, are imposed solely on such Non-Loan Party and its Subsidiaries; provided that any such restrictions or conditions permit compliance with the Collateral and Guarantee Requirement and Section 6.10;

(h) any restrictions on cash or other deposits imposed by agreements entered into in the ordinary course of business;

(i) customary provisions in shareholders agreements, joint venture agreements, organizational documents or similar binding agreements relating to any JV Entity or non-Wholly Owned Restricted Subsidiary and other similar agreements applicable to JV Entities and non-Wholly Owned Restricted Subsidiaries permitted under Section 7.03 and applicable solely to such JV Entity or non-Wholly Owned Restricted Subsidiary and the Equity Interests issued thereby;

(j) customary restrictions in leases, subleases, licenses or asset sale agreements and other similar contracts otherwise permitted hereby so long as such restrictions relate only to the assets subject thereto;

(k) customary provisions restricting assignment of any agreement entered into in the ordinary course of business;

(l) customary net worth provisions contained in real property leases entered into by Subsidiaries of the Parent Borrower, so long as the Parent Borrower has determined in good faith that such net worth provisions could not reasonably be expected to impair the ability of the Parent Borrower and its Subsidiaries to meet their ongoing obligation; and

(m) restrictions imposed by any agreement governing Indebtedness entered into on or after the Closing Date and permitted under Section 7.01.

Section  7.11. [Reserved]~~Financial Covenants. Solely with respect to the Term A-1 Term Facility, except with the written consent of the Required Term A-1 Lenders:~~

Section 7.12. Liability Management Transactions. Consummate a Liability Management Transaction.

 ~~(a) Total Leverage Ratio. As of the last day of (i) each fiscal quarter of the Parent Borrower beginning with the fiscal quarter ending June 30, 2022 until the fiscal quarter ending March 31, 2024, the Parent Borrower shall cause the Total Leverage Ratio to be less than or equal to 5.00:1.00 and (ii) each fiscal quarter of the Parent Borrower ending after March 31, 2024, the Parent Borrower shall cause the Total Leverage Ratio to be less than or equal to 4.50:1.00. Notwithstanding the foregoing, commencing with the fiscal quarter of the Parent Borrower ending June 30, 2024, at the election of the Parent Borrower (the notice of which election shall be given within thirty (30) days after consummating the relevant Qualified Acquisition), the applicable level set forth in clause (ii) above shall be increased to 5.00:1.00 in connection with a Qualified Acquisition for four consecutive Test Periods (and no other Test Periods), starting with the Test Period in which such Qualified Acquisition is consummated (a “Qualified Acquisition Election”). Upon the return to a Total Leverage Ratio of 4.50:1.00 after any Qualified Acquisition Election, such level must be maintained for at least two Test Periods before the Parent Borrower may elect to increase such level for a subsequent time pursuant to any Qualified Acquisition Election.~~

~~(b) Consolidated Interest Coverage Ratio. As of the end of each fiscal quarter of the Parent Borrower, the Parent Borrower and the Borrowers shall cause the Consolidated Interest Coverage Ratio to be greater than or equal to 2.00:1.00.~~

ARTICLE VIII

EVENTS OF DEFAULT AND REMEDIES

Section 8.01. Events of Default. Any of the following events referred to in any of clauses (a) through (l) inclusive of this Section 8.01 shall constitute an “Event of Default”:

(a) Non-Payment. Any Loan Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan or (ii) within five (5) Business Days after the same becomes due, any interest on any Loan or any other amount payable hereunder or with respect to any other Loan Document; or

(b) Specific Covenants. The Parent Borrower fails to perform or observe any term, covenant or agreement contained in any of Section 6.03(a) or Section 6.04 (solely with respect to the Parent Borrower), Section 6.12(b) or Article VII; provided (i) that an Event of Default arising from a failure to comply with Section 6.03(a) shall be deemed to be no longer continuing automatically upon and simultaneously with the underlying Default ceasing to be continuing so long as the Parent Borrower has provided notice to the Administrative Agent promptly after a Responsible Officer obtains knowledge of such underlying Default, and (ii) ~~that a Default or an Event of Default in respect of Section 7.11 (a “Financial Covenant Event of Default”) shall not occur until the start of the tenth (10th) Business Day subsequent to the date the financial statements for the applicable fiscal quarter or fiscal year are required to be delivered pursuant to Section 6.01(a) or 6.01(b), and then shall occur only if the Cure Amount has not been received after the end of such fiscal quarter or on or prior to such date; provided further that a Financial Covenant Event of Default shall not constitute an Event of Default with respect to any Term Loans (other than Term A Loans) unless and until the Required Term A-1 Lenders have declared all amounts outstanding under the Term A-1 Facility to be immediately due and payable~~[reserved], in each case in accordance with this Agreement and such declaration has not been rescinded on or before such date; or

(c) Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in Section 8.01(a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for thirty (30) days after the earlier of (x) knowledge thereof by a Responsible Officer or (y) receipt by the Borrowers of written notice thereof by the Administrative Agent or the Required Lenders; or

(d) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of any Loan Party herein, in any other Loan Document, or in any document required to be delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made and such incorrect or misleading representation, warranty, certification or statement of fact, if capable of being cured, remains so incorrect or misleading for thirty (30) days after the earlier of (x) knowledge thereof by a Responsible Officer or (y) receipt by the Borrowers of written notice thereof by the Administrative Agent or the Required Lenders; or

(e) Cross-Default. Any Loan Party or any Restricted Subsidiary (A) fails to make any payment beyond the applicable grace period with respect thereto, if any (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness (other than Indebtedness hereunder) having an aggregate principal amount exceeding the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness, or any other event occurs (other than (i) with respect to Indebtedness consisting of Swap Contracts, termination events or equivalent events pursuant to the terms of such Swap

Contracts and (ii) any event requiring prepayment pursuant to customary asset sale events, insurance and condemnation proceeds events, change of control offers events and excess cash flow and indebtedness sweeps), the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, all such Indebtedness to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem all such Indebtedness to be made, prior to its stated maturity; provided that this clause (e~~)~~)(B) shall not apply to secured Indebtedness that becomes due (or requires an offer to purchase) as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, if such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness; provided, further, that (x) such failure or breach is unremedied and is not waived by the required holders of such Indebtedness and (y) for the avoidance of doubt, any event or condition set forth under this paragraph (e) shall not, until the expiration of any applicable grace period or the delivery of notice by the applicable holder or holders of such Indebtedness, constitute a Default or an Event of Default for purposes of this Agreement; provided, further, that for any Term Loan ~~other than Term A Loans~~, with respect to any of the events described in clause (B) above in respect of the ~~Existing OMI Credit~~First Lien Revolving Credit Facility Agreement and arising from a breach of Section 7.11 thereunder (or any similar financial maintenance covenant added to the ~~Existing OMI Credit~~First Lien Revolving Credit Facility Agreement from time to time), such event shall only constitute an Event of Default under this Agreement if (x) Indebtedness under the ~~Existing OMI Credit~~First Lien Revolving Credit Facility Agreement has been accelerated in accordance with its terms and (y) the Required Revolving Credit Lenders have terminated the Revolving Credit Commitments; or

(f) Insolvency Proceedings, Etc. Any Loan Party or any of the Restricted Subsidiaries institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, interim receiver, receiver and manager, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer for it or for all or any material part of its property; or any receiver, interim receiver, receiver and manager, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty (60) calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty (60) calendar days; or an order for relief is entered in any such proceeding; or

(g) Inability to Pay Debts; Attachment. (i) Any Loan Party or any Restricted Subsidiary becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of the Loan Parties, taken as a whole, and is not released, vacated or fully bonded within sixty (60) days after its issue or levy; or

(h) Judgments. There is entered against any Loan Party or any Restricted Subsidiary a final judgment or order for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not covered by independent third-party insurance) and such judgment or order shall not have been satisfied, vacated, discharged or stayed or bonded pending an appeal for a period of sixty (60) consecutive days; or

(i) Invalidity of Collateral Documents. Any material provision of any Collateral Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder (including as a result of a transaction permitted under Section 7.04 or Section 7.05) or solely as a result of acts or omissions by the Administrative Agent or any Lender or the satisfaction in full of all the Obligations, ceases to be in full force and effect or ceases to create a valid and perfected lien, with the priority set forth in the Collateral and Guarantee Requirement, on a material portion of the Collateral covered thereby; or any Loan Party contests in writing the validity or enforceability of any material provision of any Collateral Document; or any Loan Party denies in writing that it has any or further liability or obligation under any Collateral Document (other than as a result of repayment in full of the Obligations and termination of the Term Commitments), or purports in writing to revoke or rescind any Collateral Document; or

(j) Invalidity of Guarantees. Any Guarantee, after its execution and delivery, provided by any Guarantor that is a Material Subsidiary, or any material provision thereof, ceases to be in full force and effect (other than pursuant to the terms hereof or thereof) or any Loan Party denies or disaffirms in writing any such Guarantor’s material obligations under its Guarantee (other than as a result of repayment in full of the Obligations and terminations of the Commitments); or

(k) Change of Control. There occurs any Change of Control; or

(l) ERISA. (i) An ERISA Event or similar event with respect to a Foreign Plan occurs which, individually or together with other similar events which have occurred, has resulted or could reasonably be expected to result in a Material Adverse Effect, or (ii) a Loan Party or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its Withdrawal Liability under Section 4201 of ERISA under a Multiemployer Plan the remaining balance of which could reasonably be expected to result in a Material Adverse Effect.

Section 8.02. Remedies Upon Event of Default. If any Event of Default ~~(other than a Term A Event of Default)~~ occurs and is continuing, the Administrative Agent, at the request of the Required Lenders ~~(and if a Term A Event of Default occurs and is continuing, the Administrative Agent may, and shall, at the request of the Required Term A-1 Lenders, and in such case only with respect to the Term A-1 Commitments and Term A-1 Term Loans)~~, shall take any or all of the following actions:

(a) declare the commitment of each Lender to make Loans to be terminated, whereupon such commitments and obligation shall be terminated;

(b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers;

(c) [reserved];

(d) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable Law;

provided that upon the occurrence of an Event of Default under Section 8.01(f) or (g) with respect to any Borrower, the obligation of each Lender to make Loans shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of the Administrative Agent or any Lender.

Section 8.03. Exclusion of Immaterial Subsidiaries. Solely for the purpose of determining whether a Default has occurred under clause (f) or (g) of Section 8.01, any reference in any such clause to any Restricted Subsidiary or Loan Party shall be deemed not to include any Subsidiary that is an Immaterial Subsidiary or at such time could, upon designation by the Parent Borrower, become an Immaterial Subsidiary affected by any event or circumstances referred to in any such clause unless the Consolidated EBITDA of such Subsidiary together with the Consolidated EBITDA of all other Subsidiaries affected by such event or circumstance referred to in such clause, shall exceed 7.5% of the Consolidated EBITDA of the Parent Borrower and its Restricted Subsidiaries.

Section 8.04. Application of Funds. If the circumstances described in Section 2.12(g) have occurred, or after the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable as set forth in the proviso to Section 8.02), including in any bankruptcy or insolvency proceeding, any amounts received on account of the Obligations shall be applied by the Administrative Agent, subject to the ~~Closing Date~~Pari Passu First Lien Intercreditor Agreement or any other Acceptable Intercreditor Agreement then in effect, in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (other than principal and interest, but including Attorney Costs payable under Section 10.04 and amounts payable under Article III) payable to each Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including Attorney Costs payable under Section 10.04 and amounts payable under Article III), ratably among them in proportion to the amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid interest (including, but not limited to, post-petition interest), ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans, Swap Termination Value under Secured Hedge Agreements and Cash Management Obligations, ratably among the Secured Parties in proportion to the respective amounts described in this clause Fourth held by them;

Fifth, to the payment of all other Obligations of the Loan Parties that are due and payable to the Administrative Agent and the other Secured Parties on such date, ratably based upon the respective aggregate amounts of all such Obligations owing to the Administrative Agent and the other Secured Parties on such date; and

Last, the balance, if any, after all of the Obligations have been paid in full, to the Borrowers or as otherwise required by Law.

~~Section 8.05. Right to Cure.~~

~~(a) Notwithstanding anything to the contrary contained in Section 8.01(b), in the event that the Parent Borrower fails to comply with the requirement of the Financial Covenants as of the last day of the Test Period, the Parent Borrower shall have the right, during the period beginning at the start of any fiscal quarter in which the Parent Borrower determines that a breach of the Financial Covenants may occur, until the expiration of the tenth Business Day (the “Cure Period”) after the~~

~~date on which financial statements with respect to the Test Period in which the Financial Covenants are being measured are required to be delivered pursuant to Section 6.01, to issue common Equity Interests (or other Qualified Equity Interests or Subordinated Debt on terms reasonably acceptable to the Administrative Agent) for net cash proceeds (the “Cure Right”), and upon the receipt by the Parent Borrower of net cash proceeds pursuant to the exercise of the Cure Right (the “Cure Amount”), the Financial Covenants shall be recalculated, giving effect to a pro forma increase to Consolidated EBITDA for such Test Period in an amount equal to such Cure Amount; provided that such pro forma adjustment to Consolidated EBITDA shall be given solely for the purpose of determining the existence of a Default or an Event of Default under the Financial Covenants with respect to any Test Period that includes the fiscal quarter for which such Cure Right was exercised and not for any other purpose under any Loan Document (including for purposes of determining pricing, mandatory prepayments and the availability or amount permitted pursuant to any covenant under Article VII).~~

~~(b) If, after the exercise of the Cure Right and the recalculations pursuant to clause (a) above, the Parent Borrower shall then be in compliance with the requirements of the Financial Covenants during such Test Period (including for purposes of Section 4.02), the Parent Borrower shall be deemed to have satisfied the requirements of the Financial Covenants as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable Default or Event of Default under Section 8.01 that had occurred shall be deemed cured; provided that (i) the Cure Right may be exercised on no more than five (5) occasions, (ii) in each four (4) consecutive fiscal quarter period, there shall be at least two (2) fiscal quarters in respect of which no Cure Right is exercised, (iii) with respect to any exercise of the Cure Right, the Cure Amount shall not be given effect in an amount greater than the amount required to cause the Parent Borrower to be in compliance with the Financial Covenants (such amount, the “Necessary Cure Amount”) (provided that if the Cure Right is exercised prior to the date financial statements are required to be delivered for such fiscal quarter then the Cure Amount shall be equal to the amount reasonably determined by the Parent Borrower in good faith that is required for purposes of complying with the Financial Covenants for such fiscal quarter (such amount, the “Expected Cure Amount”) and (iv) the net cash proceeds from the Cure Right may not reduce the amount of Consolidated Total Debt for purposes of calculating compliance with the Financial Covenants for the fiscal quarter with respect to such Cure Right was made.~~

~~(c) Notwithstanding anything herein to the contrary, (A) to the extent that the Expected Cure Amount is (i) greater than the Necessary Cure Amount, then such difference may be used for the purposes of determining any baskets (other than any previously contributed Cure Amounts), with respect to the covenants contained in the Loan Documents and (ii) less than the Necessary Cure Amount, then not later than the expiration of the applicable Cure Period, the Borrowers must receive a direct or indirect equity investment in cash in the form of common Equity Interests (or other Qualified Equity Interests or Subordinated Debt on terms reasonably acceptable to the Administrative Agent), which cash proceeds received by Borrowers shall be equal to the shortfall between such Expected Cure Amount and such Necessary Cure Amount and (B) prior to the expiration of the Cure Period (x) the Lenders shall not be permitted to exercise any rights then available as a result of an Event of Default under Section 8.01(b) on the basis of a breach of the Financial Covenants so as to enable the Borrowers to consummate their Cure Rights as permitted under this Section 8.05 and (y) the Lenders shall not be required to make any Credit Extension unless and until the Borrowers have received the Cure Amount required to cause the Parent to be in compliance with the Financial Covenants.~~

ARTICLE IX

ADMINISTRATIVE AGENT AND OTHER AGENTS

Section 9.01. Appointment and Authorization of Agents~~.~~ .

(a) Each Lender hereby irrevocably appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. In addition, to the extent required under the laws of any jurisdiction other than within the United States, each Lender hereby grants to the Administrative Agent any required powers of attorney to execute and enforce any Collateral Document governed by the laws of such jurisdiction on such Lender’s behalf. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, the Administrative Agent shall have no duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in the other Loan Documents with reference to any Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

(b) [Reserved].

(c) The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders (in its capacities as a Lender, a potential Hedge Bank or Cash Management Bank) hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of (and to hold any security interest, charge or other Lien created by the Collateral Documents for and on behalf of or on trust for) such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as “collateral agent” (and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.02 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of this Article IX (including Section 9.07, as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto. Without limiting the generality of the foregoing, the Lenders hereby expressly authorize the Administrative Agent to execute any and all documents (including releases) with respect to the Collateral and the rights of the Secured Parties with respect thereto, as contemplated by and in accordance with the provisions of the Loan Documents and the Collateral Documents and acknowledge and agree that any such action by any Agent shall bind the Lenders.

Section 9.02. Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document (including for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents or of exercising any rights and remedies thereunder) by or through Affiliates, agents, employees or attorneys-in-fact, such sub-agents as shall be deemed necessary by the Administrative Agent, and shall be entitled to advice of counsel, both internal and external, and other consultants or experts concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or sub-agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.

Section 9.03. Liability of Agents. No Agent-Related Person shall (a) be liable to any Lender for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby, including their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent (except for its own gross negligence or willful misconduct, as determined by the final and non-appealable judgment of a court of competent jurisdiction, in connection with its duties expressly set forth herein), (b) be responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by any Loan Party or any officer thereof, contained herein or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or the validity, perfection or priority of any Lien or security interest created or purported to be created under the Collateral Documents, the value or sufficiency of any Collateral or the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent, or for any failure of any Loan Party or any other party to any Loan Document to perform its obligations hereunder or thereunder or (c) be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Lenders; further, without limiting the generality of the foregoing clause (c), no Agent-Related Person shall (x) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Disqualified Lender or (y) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information, to any Disqualified Lender. No Agent-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party or any Affiliate thereof. No Agent shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that such Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that such Agent shall not be required to take any action that, in its judgment or the judgment of its counsel, may expose such Agent to liability or that is contrary to any Loan Document or applicable Law. No Agent shall be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), or in the absence of its own gross negligence or willful misconduct, as determined by the final and non-appealable judgment of a court of competent jurisdiction, in connection with its duties expressly set forth herein.

Section 9.04. Reliance by Agents~~.~~ .

(a) Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, request, consent, certificate, instrument, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Loan Party), independent accountants and other experts selected by such Agent and shall not incur any liability for relying thereon. Each Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders (or such greater number of Lenders as may be expressly required hereby in any instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

(b) For purposes of determining compliance with the conditions specified in Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

Section 9.05. Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or the Borrowers referring to this Agreement, describing such Default and stating that such notice is a “notice of default.” The Administrative Agent will promptly notify the Lenders of its receipt of any such notice. Subject to the other provisions of this Article IX, the Administrative Agent shall take such action with respect to any Event of Default as may be directed by the Required Lenders~~, or with respect to any Term A Event of Default, the Administrative Agent shall take such action as directed by the Required Term A-1 Lenders, in each case,~~ in accordance with Article VIII; provided that unless and until the Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default as it shall deem advisable or in the best interest of the Lenders ~~(or in the case of Term A Event of Default, advisable or in the best interest of the Term A-1 Lenders)~~.

Section 9.06. Credit Decision; Disclosure of Information by Agents. Each Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by any Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Lender represents to each Agent that (i) the Loan Documents set forth the terms of a commercial lending facility, (ii) it is engaged in making, acquiring or holding commercial loans and in providing other facilities set forth herein as may be applicable to such Lender in each case in the ordinary course of business, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument (and each Lender agrees not to assert a claim in contravention of the foregoing), (iii) it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender, and (iv) it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of an investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their respective Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrowers and the other Loan Parties hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Parent Borrower, the Borrowers and the other Loan Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by any Agent herein, such Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates which may come into the possession of any Agent-Related Person.

Section 9.07. Indemnification of Agents. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of any Loan Party and without limiting the obligation of any Loan Party to do so), pro rata, and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities incurred by it in its capacity as an Agent-Related Person; provided that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities resulting from such Agent-Related Person’s own gross negligence or willful misconduct, as determined by the final and non-appealable judgment of a court of competent jurisdiction; provided that no action taken in accordance with the directions of the Required Lenders (or such other number or percentage of the Lenders as shall be required by the Loan Documents) shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section 9.07. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Liabilities, this Section 9.07 applies whether any such investigation, litigation or proceeding is brought by any Lender or any other Person. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Borrowers; provided that such reimbursement by the Lenders shall not affect the Borrowers’ continuing reimbursement obligations with respect thereto, if any. The undertaking in this Section 9.07 shall survive termination of the Term Commitments, the payment of all other Obligations and the resignation of the Administrative Agent.

Section 9.08. Agents in their Individual Capacities. JPMorgan Chase Bank, N.A. and its Affiliates may make loans to, accept deposits from, acquire Equity Interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each of the Loan Parties and their respective Affiliates as though JPMorgan Chase Bank, N.A. were not the Administrative Agent hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, JPMorgan Chase Bank, N.A. or its Affiliates may receive information regarding any Loan Party or any Affiliate of a Loan Party (including information that may be subject to confidentiality obligations in favor of such Loan Party or such Affiliate) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them. With respect to its Loans, JPMorgan Chase Bank, N.A. shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not the Administrative Agent, and the terms “Lender” and “Lenders” include JPMorgan Chase Bank, N.A. in its individual capacity.

Section 9.09. Successor Agents~~Successor Agents~~. The Administrative Agent may resign as the Administrative Agent and Collateral Agent upon thirty (30) days’ notice to the Lenders and the Borrowers. If the Administrative Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which appointment of a successor agent shall require the consent of the Borrowers at all times other than during the existence of an Event of Default under Section 8.01(f) or (g) (which consent of the Borrowers shall not be unreasonably withheld or delayed). If no successor agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and the Borrowers, a successor agent from among the Lenders. Upon the acceptance of its appointment as successor agent hereunder, the Person acting as such successor agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and Collateral Agent and the term “Administrative Agent” shall mean such successor administrative agent and/or supplemental administrative agent, as the case may be (and the term “Collateral Agent” shall mean such successor collateral agent, as described in this Section 9.09 and/or supplemental agent, as described in Section 9.02), and the retiring Administrative Agent’s appointment, powers and duties as the Administrative Agent and Collateral Agent shall be terminated. After the retiring Administrative Agent’s resignation hereunder as the Administrative Agent and Collateral Agent, the provisions of this Article IX and Section 10.04 and Section 10.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent and Collateral Agent under this Agreement. If no successor agent has accepted appointment as the Administrative Agent and Collateral Agent by the date which is thirty (30) days following the retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent and Collateral Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above (except that in the case of any collateral security held by the Collateral Agent on behalf of the Lenders under any of the Loan Documents, the retiring Collateral Agent shall continue to hold such collateral security until such time as a successor Collateral Agent is appointed). Upon the acceptance of any appointment as the Administrative Agent and Collateral Agent hereunder by a successor and upon the execution and filing or recording of such financing statements, or amendments thereto, and such ~~amendments or supplements to the Mortgages, and such~~ other instruments or notices, as may be necessary or desirable, or as the Required Lenders may reasonably request, in order to (a) continue the perfection of the Liens granted or purported to be granted by the Collateral Documents or (b) otherwise ensure that the Collateral and Guarantee Requirement is satisfied, the Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges, and duties of the retiring Administrative Agent and Collateral Agent, and the retiring Administrative Agent and Collateral Agent shall, to the extent not previously discharged, be discharged from its duties and obligations under the Loan Documents.

Section 9.10. Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrowers) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Section 2.09 and Section 10.04) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and

(c) any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Agents and their respective agents and counsel, and any other amounts due to the Administrative Agent under Section 2.09 and Section 10.04.

The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including accepting some or all of the Collateral in satisfaction of some or all of the Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code, including under Sections 363, 1123 or 1129 of the Bankruptcy Code, or any similar Laws in any other jurisdictions to which a Loan Party is subject, (b) at any other sale or foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable Law. In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that would vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) in the asset or assets so purchased (or in the Equity Interests or debt instruments of the acquisition vehicle or vehicles that are used to consummate such purchase). In connection with any such bid (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles to make a bid, (ii) to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or Equity Interests thereof shall be governed, directly or indirectly, by the vote of the Required Lenders, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in clauses (a) through (g) of Section 10.01), (iii) the Administrative Agent shall be authorized to assign the relevant Obligations to any such acquisition vehicle pro rata by the Lenders, as a result of which each of the Lenders shall be deemed to have received a pro rata portion of any Equity Interests and/or debt instruments issued by such an acquisition vehicle on account of the assignment of the Obligations to be credit bid, all without the need for any Secured Party or acquisition vehicle to take any further action, and (iv) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of debt credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Lenders pro rata and the Equity Interests and/or debt instruments issued by any acquisition vehicle on account of the Obligations that had been assigned to the acquisition vehicle shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

Section 9.11. Collateral and Guaranty Matters~~. The Lenders irrevocably agree:~~ The Lenders irrevocably agree:

(a) that any Lien on any property granted to or held by the Administrative Agent or the Collateral Agent under any Loan Document shall be automatically released (i) upon termination of the Term Commitments and payment in full of all Obligations (other than contingent indemnification obligations and other contingent obligations not yet accrued and payable), (ii) at the time the property subject to such Lien is transferred or to be transferred as part of or in connection with any transfer permitted hereunder or under any other Loan Document to any Person other than any other Loan Party, (iii) subject to Section 10.01, if the release of such Lien is approved, authorized or ratified in writing by the Required Lenders, (iv) if the property subject to such Lien is owned by a Loan Party, upon release of such Loan Party from its obligations under its Guaranty pursuant to clause (c) ~~or (d)~~ below or (v) if the property subject to such Lien becomes Excluded Property;

(b) the Administrative Agent is authorized to release or subordinate any Lien on any property granted to or held by the Administrative Agent or the Collateral Agent under any Loan Document to the holder of any Lien on such property that is permitted by clauses (i) and (dd) of the definition of “Permitted Liens”; and

(c) if any Subsidiary Guarantor or Borrower (other than the Parent Borrower) ceases to be a Restricted Subsidiary, or becomes an Excluded Subsidiary, in each case as a result of a transaction or designation permitted hereunder (as certified in writing delivered to the Administrative Agent by a Responsible Officer of the Parent Borrower), (x) such Subsidiary shall be automatically released from its obligations under the Guaranty and all other Loan Documents and (y) any Liens granted by such Subsidiary or Liens on the Equity Interests of such Subsidiary (to the extent such Equity Interests have become Excluded Property or are being transferred to a Person that is not a Loan Party) shall be automatically released; provided that no such automatic release shall occur if (w) such transaction or designation is in connection with any Liability Management Transaction, (x) such Subsidiary Guarantor or Borrower (other than the Parent Borrower) continues to be a guarantor or co-borrower, as applicable, in respect of any Incremental Equivalent Debt or any other Indebtedness of a Loan Party, in each case, with an aggregate outstanding principal amount in excess of the Threshold Amount ~~or~~, (y) such Subsidiary Guarantor or Borrower (other than the Parent Borrower) becomes an Excluded Subsidiary solely under clause (h) of the definition of “Excluded Subsidiary” unless in connection with a bona fide Disposition of the Equity Interests of such Subsidiary Guarantor or Borrower (other than the Parent Borrower) to a Person that is not a Loan Party or an Affiliate of a Loan Party that is permitted hereunder~~.~~, or (z) such Subsidiary Guarantor or Borrower (other than the Parent Borrower) becomes an Excluded Subsidiary solely under clause (k) of the definition of “Excluded Subsidiary” unless in connection with a bona fide Disposition of the Equity Interests of such Subsidiary Guarantor or Borrower (other than the Parent Borrower) to a Foreign Subsidiary that is permitted hereunder.

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Loan Party (other than the Parent Borrower) from its obligations under the Guaranty and all other Loan Documents pursuant to this Section 9.11. In each case as specified in this Section 9.11, the Administrative Agent will promptly (and each Lender irrevocably authorizes the Administrative Agent to), at the Borrowers’ expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release or subordination of such item of Collateral from the assignment and security interest granted under the Collateral Documents, or to evidence the release of such Loan Party (other than the Parent Borrower) from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 9.11. Prior to releasing or subordinating its interest in particular types or items of property, or to release any Loan Party (other than the Parent Borrower) from its obligations under the Guaranty and all other Loan Documents pursuant to this Section 9.11, the Administrative Agent and/or the Collateral Agent shall be entitled to receive a certificate of a Responsible Officer of the Parent Borrower stating that such actions are permitted under this Agreement. Neither the Administrative Agent nor the Collateral Agent shall be liable for any such release undertaken in reliance upon any such certificate of a Responsible Officer of the Parent Borrower.

The Collateral Agent shall have no obligation whatsoever to the Lenders or to any other Person to assure that the Collateral exists or is owned by any Loan Party or is cared for, protected or insured or that the Liens granted to the Collateral Agent herein or pursuant hereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise or to continue exercising at all or in any manner or under any duty of care, disclosure or fidelity any of the rights, authorities and powers granted or available to the Collateral Agent in this Section 9.11 or in any of the Collateral Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Collateral Agent may act in any manner it may deem appropriate, in its sole discretion, given the Collateral Agent’s own interest in the Collateral as one of the Lenders and that the Collateral Agent shall have no duty or liability whatsoever to the Lenders, except for its gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).

Section 9.12. Other Agents; Arrangers and Managers . None of the Lenders, the Agents, the Lead Arrangers or other Persons identified on the facing page or signature pages of this Agreement as a “joint lead arranger and bookrunner” or “co-arranger” shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

Section 9.13. Appointment of Supplemental Administrative Agents~~.~~ .

(a) It is the purpose of this Agreement and the other Loan Documents that there shall be no violation of any Law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as agent or trustee in such jurisdiction. It is recognized that in case of litigation under this Agreement or any of the other Loan Documents, and in particular in case of the enforcement of any of the Loan Documents, or in case the Administrative Agent deems that by reason of any present or future Law of any jurisdiction it may not exercise any of the rights, powers or remedies granted herein or in any of the other Loan Documents or take any other action which may be desirable or necessary in connection therewith, the Administrative Agent is hereby authorized to appoint an additional individual or institution selected by the Administrative Agent in its sole discretion as a separate trustee, co-trustee, administrative agent, collateral agent, administrative sub-agent or administrative co-agent (any such additional individual or institution being referred to herein individually as a “Supplemental Administrative Agent” and, collectively, as “Supplemental Administrative Agents”).

(b) In the event that the Administrative Agent appoints a Supplemental Administrative Agent with respect to any Collateral, (i) each and every right, power, privilege or duty expressed or intended by this Agreement or any of the other Loan Documents to be exercised by or vested in or conveyed to the Administrative Agent with respect to such Collateral shall be exercisable by and vest in such Supplemental Administrative Agent to the extent, and only to the extent, necessary to enable such Supplemental Administrative Agent to exercise such rights, powers and privileges with respect to such Collateral and to perform such duties with respect to such Collateral, and every covenant and obligation contained in the Loan Documents and necessary to the exercise or performance thereof by such Supplemental Administrative Agent shall run to and be enforceable by either the Administrative Agent or such Supplemental Administrative Agent, and (ii) the provisions of this Article IX and of Section 10.04 and Section 10.05 that refer to the Administrative Agent shall inure to the benefit of such Supplemental Administrative Agent and all references therein to the Administrative Agent shall be deemed to be references to the Administrative Agent and/or such Supplemental Administrative Agent, as the context may require.

(c) Should any instrument in writing from any Loan Party be required by any Supplemental Administrative Agent so appointed by the Administrative Agent for more fully and certainly vesting in and confirming to him or it such rights, powers, privileges and duties, the Borrowers shall, or shall cause such Loan Party to, execute, acknowledge and deliver any and all such instruments promptly upon request by the Administrative Agent. In case any Supplemental Administrative Agent, or a successor thereto, shall die, become incapable of acting, resign or be removed, all the rights, powers, privileges and duties of such Supplemental Administrative Agent, to the extent permitted by Law, shall vest in and be exercised by the Administrative Agent until the appointment of a new Supplemental Administrative Agent.

Section 9.14. Withholding Tax ~~Withholding Tax.~~. To the extent required by any applicable Law, the Administrative Agent may deduct or withhold from any payment to any Lender under any Loan Document an amount equivalent to any applicable withholding Tax. If the Internal Revenue Service or any other Governmental Authority asserts a claim that the Administrative Agent did not properly withhold Tax from amounts paid to or for the account of any Lender for any reason (including because the appropriate form was not delivered or was not properly executed or because such Lender failed to notify the Administrative Agent of a change in circumstance that rendered the exemption from, or reduction of, withholding Tax ineffective), such Lender shall indemnify and hold harmless the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as Tax or otherwise, and shall make payable in respect thereof within ten (10) days after demand therefore including any penalties, additions to Tax or interest and together with all expenses (including legal expenses, allocated internal costs and out-of-pocket expenses) incurred, whether or not such Tax was correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due the Administrative Agent under this Section 9.14. The agreements in this Section 9.14 shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender, the termination of this Agreement and the repayment, satisfaction or discharge of all other obligations. For the avoidance of doubt, (1) the term ~~“~~“ applicable Law~~”~~” shall, for purposes of this Section 9.14, include FATCA and (2) this Section 9.14 shall not limit or expand the obligations of the Borrowers or any Guarantor under Section 3.01 or any other provision of this Agreement.

Section 9.15. Recovery of Erroneous Payments~~.~~ .

(a) Each Lender hereby agrees that (x) if the Administrative Agent notifies such Lender that the Administrative Agent has determined in its sole discretion that any funds received by such Lender from the Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Lender (whether or not known to such Lender), and demands the return of such Payment (or a portion thereof), such Lender shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (y) to the extent permitted by applicable law, such Lender shall not assert, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine. A notice of the Administrative Agent to any Lender under this Section 9.15(a) shall be conclusive, absent manifest error.

(b) Each Lender hereby further agrees that if it receives a Payment from the Administrative Agent or any of its Affiliates (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (y) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment. Each Lender agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.

(c) Each Borrower and each other Loan Party hereby agrees that (x) in the event an erroneous Payment (or portion thereof) are not recovered from any Lender that has received such Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by any Borrower or any other Loan Party.

(d) Each party’s obligations under this Section 9.14 shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations under any Loan Document.

(e) Nothing in this Section 9.15 shall be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the Obligations of the Borrowers relative to the amount (and/or timing for payment) of the Obligations that would have been payable had such Payment not been made by the Administrative Agent; provided, further, that for the avoidance of doubt, Sections 9.15(c) and (d) shall not apply to the extent any such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrowers for the purpose of making such Erroneous Payment.

ARTICLE X

MISCELLANEOUS

Section 10.01. Amendments, Etc.

Except as otherwise set forth in this Agreement, no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrowers or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrowers or the applicable Loan Party, as the case may be, acknowledged by the Administrative Agent (such acknowledgment not to be unreasonably withheld or delayed) and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that no such amendment, waiver or consent shall:

(a) extend or increase the Commitment of any Lender without the written consent of each Lender directly and adversely affected thereby (it being understood that a waiver of any condition precedent set forth in Section 4.02 or the waiver of any Default, mandatory prepayment or mandatory reduction of the Commitments shall not constitute an extension or increase of any Commitment of any Lender);

(b) postpone any date scheduled for, or reduce the amount of, any payment of principal or interest under Section 2.07 or Section 2.08, fees or other amounts without the written consent of each Lender directly and adversely affected thereby, it being understood that the waiver of (or amendment to the terms of) any mandatory prepayment of the Term Loans shall not constitute a postponement of any date scheduled for the payment of principal or interest;

(c) reduce the principal of, or the rate of interest specified herein on, any Loan or (subject to clause (iii) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly and adversely affected thereby, it being understood that any change to the definition of First Lien Leverage Ratio, Secured Leverage Ratio or Total Leverage Ratio or in the component definitions thereof shall not constitute a reduction in the rate of interest or fees; provided that only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrowers to pay interest at the Default Rate;

(d) change any provision of this Section 10.01 or change any provision of Section 2.13 or Section 8.04 that would alter the pro rata sharing of payments without the written consent of each Lender directly and adversely affected thereby;

(e) release all or substantially all of the Collateral in any transaction or series of related transactions, without the written consent of each Lender; provided that any transaction permitted under Section 7.04 or Section 7.05 shall not be subject to this clause (e) to the extent such transaction does not result in the release of all or substantially all of the Collateral;

(f) release all or substantially all of the value of the Guarantees in any transaction or series of related transactions, without the written consent of each Lender; provided that any transaction permitted under Section 7.04 or Section 7.05 shall not be subject to this clause (f) to the extent such transaction does not result in the release of all or substantially all of the Guarantees;

(g) other than in connection with a debtor-in-possession financing or use of cash collateral in any proceeding under any Debtor Relief Law permitted under any Acceptable Intercreditor Agreement, or except as otherwise expressly permitted by this Agreement or the other Loan Documents, (x) subordinate the Liens on all or substantially all of the Collateral securing the Obligations or the payment of the Obligations to other Indebtedness or (y) subordinate the Liens securing the Obligations, or the payment of the Obligations, in respect of one Class of Term Loans to the Liens securing the Obligations, or the payment of the Obligations, in respect of any other Class of Term Loans (unless, in the case of clause (x), the opportunity to participate in the priming debt giving rise to such subordination is offered to all of the Lenders of each Class on a pro rata basis), without the written consent of each Lender directly and adversely affected thereby;

(h) change the definition of ~~(x)~~ “Required Lenders” without the written consent of each Lender ~~and (y) “Required Term A-1 Term Lenders” without the written consent of each Term A-1 Term Lender~~; and

~~(i) waive or otherwise modify any Term A Loan Specific Provision or any other provision in this Agreement or any other Loan Document that expressly provides for the consent of the Required Term Loan A Lenders without the written consent of the Required Term Loan A Lenders; provided, however, that the amendments, modifications, waivers and consents described in this clause (i) shall not require the consent of any Lenders other than the Required Term Loan A Lenders;~~

(i) [reserved];

and provided, further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of, or any fees or other amounts payable to, the Administrative Agent under this Agreement or any other Loan Document; (ii)Section 10.07(h) may not be amended, waived or otherwise modified without the consent of each Granting Lender all or any part of whose Loans are being funded by an SPC at the time of such amendment, waiver or other modification and (iii) (A) any amendment or waiver that by its terms affects the rights or duties of Lenders holding Loans or Commitments of a particular Class (but not the Lenders holding Loans or Commitments of any other Class) will require only the requisite percentage in interest of the affected Class of Lenders that would be required to consent thereto if such Class of Lenders were the only Class of Lenders and (B) in determining whether the requisite percentage of Lenders have consented to any amendment, modification, waiver or other action, any Defaulting Lenders or Affiliated Lenders (other than Affiliated Debt Funds) shall be deemed to have voted in the same proportion as those Lenders who are not Defaulting Lenders or Affiliated Lenders, except with respect to (x) any amendment, waiver or other action which by its terms requires the consent of all Lenders or each affected Lender and (y) any amendment, waiver or other action that by its terms adversely affects any such Affiliated Lender or Defaulting Lender in its capacity as a Lender in a manner that differs in any material respect from other affected Lenders, in which case the consent of such Affiliated Lender or Defaulting Lender, as applicable, shall be required. Notwithstanding the foregoing, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Borrowers and the Administrative Agent (a) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Term Loans, and the accrued interest and fees in respect thereof and (b) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders.

Notwithstanding anything to the contrary contained in this Section 10.01, (1) any guarantees, collateral security documents and related documents executed by Subsidiaries in connection with this Agreement may be in a form reasonably determined by the Administrative Agent and may be, together with this Agreement, amended, supplemented and waived with the consent of the Administrative Agent at the request of the Borrowers without the need to obtain the consent of any Lender if such amendment, supplement or waiver is delivered in order (i) to comply with local Law or advice of local counsel, (ii) to cure ambiguities, omissions, mistakes or defects and (iii) to cause such guarantee, collateral security document or other document to be consistent with this Agreement and the other Loan Documents and (2) any Acceptable Intercreditor Agreement or Loan Document may be amended, supplemented or otherwise modified in accordance with its terms and subject only to the consent of the parties thereto that are expressly required to make such amendments, supplements or other modifications. Furthermore, with the consent of the Administrative Agent at the request of the Borrowers (without the need to obtain any consent of any Lender), any Loan Document may be amended to cure ambiguities, inconsistencies, omissions, mistakes or defects.

Notwithstanding anything in this Section 10.01 to the contrary, (a) technical and conforming modifications to the Loan Documents may be made with the consent of the Borrowers and the Administrative Agent to the extent necessary (i) to integrate any Incremental Term Loans, Refinancing Term Loans or Extended Term Loans, (ii) [reserved], (iii) to integrate and terms or conditions from any Incremental Facility Amendment that are more restrictive than this Agreement in accordance with Section 2.14(d) and (iv) to make any amendments permitted by Section 1.03 and (b) without the consent of any Lender, the Loan Parties and the Administrative Agent or any collateral agent may (in their respective sole discretion, or shall, to the extent required by any Loan Document) enter into (x) any amendment, modification or waiver of any Loan Document, or enter into any new agreement or instrument, to effect the granting, perfection, protection, expansion or enhancement of any security interest in any Collateral or additional property to become Collateral for the benefit of the Secured Parties or as required by local law to give effect to, or protect any security interest for benefit of the Secured Parties, in any property or so that the security interests therein comply with applicable law or this Agreement or in each case to otherwise enhance the rights or benefits of any Lender under any Loan Document or (y) any Acceptable Intercreditor Agreement pursuant to the terms thereof, in each case with the holders of Indebtedness permitted by this Agreement to be secured by the Collateral. Without limitation of the foregoing, the Borrowers may, without the consent of any Lenders, upon delivery to the Administrative Agent increase the interest rates (including any interest rate margins or interest rate floors), fees and other amounts payable to any Class or Classes of Lenders hereunder.

Section 10.02. Notices and Other Communications; Facsimile Copies~~.~~ .

(a) General. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder or under any other Loan Document shall be in writing (including by email or facsimile transmission). All such written notices shall be mailed, faxed or delivered to the applicable address, facsimile number or electronic mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i) if to any Borrower or the Administrative Agent, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 10.02 or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties; and

(ii) if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a written notice to the Borrowers and the Administrative Agent.

All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the relevant party hereto and (ii) (A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto; (B) if delivered by mail, four (4) Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail (which form of delivery is subject to the provisions of Section 10.02(b)), when delivered; provided that notices and other communications to the Administrative Agent pursuant to Article II shall not be effective until actually received by such Person during the person’s normal business hours. In no event shall a voice mail message be effective as a notice, communication or confirmation hereunder.

(b) Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrowers may, in their discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c) The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent, Lead Arrangers or any of their respective Agent-Related Persons (collectively, the “Agent Parties”) have any liability to the Loan Parties, any Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrowers’ or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to any Loan Party, any Lender or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(d) Change of Address, Etc. Each of the Parent Borrower, the Borrowers, the Administrative Agent may change its address, electronic mail address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, electronic mail address, facsimile or telephone number for notices and other communications hereunder by notice to the Borrowers and the Administrative Agent. In addition, each Lender agrees to notify the Administrative Agents from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrowers or their securities for purposes of United States Federal or state securities laws.

(e) Reliance by Agents and Lenders. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices) purportedly given by or on behalf of the Borrowers even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrowers shall indemnify each Agent-Related Person and Lender from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of any Borrower in the absence of gross negligence or willful misconduct. All telephonic notices to the Administrative Agent may be recorded by the Administrative Agent and each of the parties hereto hereby consents to such recording.

(f) Notice to other Loan Parties. The Borrowers agree that notices to be given to any other Loan Party under this Agreement or any other Loan Document may be given to the Borrowers in accordance with the provisions of this Section 10.02 with the same effect as if given to such other Loan Party in accordance with the terms hereunder or thereunder.

(g) Communications. Each Loan Party hereby agrees that it will provide to the Administrative Agent all information, documents and other materials that it is obligated to furnish to the Administrative Agent pursuant to this Agreement and any other Loan Document, including all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication (unless otherwise approved in writing by the Administrative Agent) that (i) relates to a request for a new, or a conversion of an existing, Borrowing or other extension of credit (including any election of an interest rate or interest period relating thereto), (ii) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor, (iii) ~~provides a notice of intent to exercise a Cure Right~~[reserved], (iv) provides notice of any Default under this Agreement or (v) is required to be delivered to satisfy any condition precedent to the effectiveness of this Agreement and/or any borrowing or other extension of credit hereunder (all such non excluded communications, collectively, the “Specified Communications”; and all such excluded and non-excluded communications, the “Communications”), by transmitting the Specified Communications in an electronic/soft medium in a format reasonably acceptable to the Administrative Agent at such e-mail address(es) provided to the Borrowers from time to time or in such other form, including hard copy delivery thereof, as the Administrative Agent shall require. In addition, each Loan Party agrees to continue to provide the Specified Communications to the Administrative Agent in the manner specified in this Agreement or any other Loan Document or in such other form, including hard copy delivery thereof, as the Administrative Agent shall reasonably request. Nothing in this Section 10.02 shall prejudice the right of the Agents, any Lender or any Loan Party to give any notice or other communication pursuant to this Agreement or any other Loan Document in any other manner specified in this Agreement or any other Loan Document or as any such Agent shall require.

Section 10.03. No Waiver; Cumulative Remedies. No failure by any Lender or the Administrative Agent or Collateral Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law.

Section 10.04. Attorney Costs and Expenses. The Borrowers agree (a) if the Closing Date occurs, to pay or reimburse the Administrative Agent and the Lead Arrangers for all reasonable and documented or invoiced out-of-pocket costs and expenses associated with the syndication of the Loans and Commitments and the preparation, execution and delivery, administration, amendment, modification, waiver and/or enforcement of this Agreement and the other Loan Documents, and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated thereby are consummated), including all Attorney Costs of Davis Polk & Wardwell LLP (and any other counsel retained with the Borrowers’ consent (such consent not to be unreasonably withheld or delayed)) and one local and foreign counsel in each relevant jurisdiction, and (b) to pay or reimburse the Administrative Agent, the Lead Arrangers and each Lender for all reasonable and documented out-of-pocket costs and expenses incurred in connection with the enforcement of any rights or remedies under this Agreement or the other Loan Documents (including all costs and expenses incurred in connection with any workout or restructuring in respect of the Loans, all such costs and expenses incurred during any legal proceeding, including any proceeding under any Debtor Relief Law, and including all Attorney Costs of one counsel for all such Persons (and, in the case of an actual or perceived conflict of interest, where such Person affected by such conflict informs the Borrowers of such conflict and thereafter retains its own counsel, of another firm of counsel for such affected Person)). The foregoing costs and expenses shall include all reasonable search, filing, recording and title insurance charges and fees related thereto, and other reasonable and documented out-of-pocket expenses incurred by any Agent. The agreements in this Section 10.04 shall survive the termination of the Term Commitments and repayment of all other Obligations. All amounts due under this Section 10.04 shall be paid promptly upon receipt by the Borrowers of an invoice relating thereto setting forth such expenses in reasonable detail. If any Loan Party fails to pay when due any costs, expenses or other amounts payable by it hereunder or under any Loan Document, such amount may be paid on behalf of such Loan Party by the Administrative Agent in its sole discretion.

Section 10.05. Indemnification by the Borrowers ~~Indemnification by the Borrowers~~. Whether or not the transactions contemplated hereby are consummated, the Borrowers shall indemnify and hold harmless each Agent-Related Person, each Lender, each Lead Arranger and their respective Affiliates and their and their Affiliates’ respective partners, directors, officers, employees, counsel, agents, advisors, and other representatives (collectively, the “Indemnitees”) from and against any and all losses, liabilities, damages, claims, and reasonable and documented or invoiced out-of-pocket fees and expenses (including reasonable Attorney Costs of one counsel for all Indemnitees and, if necessary, one firm of local counsel in each appropriate jurisdiction (which may include a single special counsel acting in multiple jurisdictions) for all Indemnitees (and, in the case of an actual or perceived conflict of interest, where the Indemnitee affected by such conflict informs the Borrowers of such conflict and thereafter retains its own counsel, of another firm of counsel for such affected Indemnitee)) of any such Indemnitee arising out of or relating to any claim or any litigation or other proceeding (regardless of whether such Indemnitee is a party thereto and whether or not such proceedings are brought by any Borrower, its equity holders, its Affiliates, creditors or any other third person) that relates to the ~~Transaction~~Transactions , including the financing contemplated hereby, of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with (a) the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, (b) any Commitment, Loan or the use or proposed use of the proceeds therefrom, or (c) any actual or alleged presence or Release or threat of Release of Hazardous Materials on, at, under or from any property currently or, to the extent caused by any Borrower, any other Loan Party or any of their respective Subsidiaries, formerly owned, leased or operated by any Borrower, any other Loan Party or any of their respective Subsidiaries, or any Environmental Liability of any Borrower, any other Loan Party or any of their respective Subsidiaries, or (d) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) (all the foregoing, collectively, the “Indemnified Liabilities”), in all cases, whether or not caused by or arising, in whole or in part, out of the negligence of the Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements resulted from (x) the gross negligence, bad faith or willful misconduct of such Indemnitee or of any of its controlled Affiliates or controlling Persons or any of the partners, officers, directors, employees, agents, advisors or members of any of the foregoing, in each case who are involved in or aware of the ~~Transaction (~~Transactions or the Amendment No. 2 Transactions, as applicable (in each case as determined by a court of competent jurisdiction in a final and non-appealable decision), (y) a material breach of the Loan Documents by such Indemnitee or one of its Affiliates (as determined by a court of competent jurisdiction in a final and non-appealable decision) or (z) disputes solely between and among such Indemnitees to the extent such disputes do not arise from any act or omission of the Borrowers or any of their Affiliates (other than with respect to a claim against an Indemnitee acting in its capacity as an Agent or Lead Arranger or similar role under the Loan Documents unless such claim arose from the gross negligence, bad faith or willful misconduct of such Indemnitee (as determined by a court of competent jurisdiction in a final and non-appealable decision)). No Agent-Related Person shall be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks or other similar information transmission systems in connection with this Agreement, nor shall any Agent-Related Person or any Loan Party have any liability for any special, punitive, indirect or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date); provided that the foregoing shall not limit any Loan Party’s indemnification obligations hereunder. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 10.05 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Loan Party, its directors, managers, partners, stockholders or creditors or an Indemnitee or any other Person, whether or not any Indemnitee is otherwise a party thereto and whether or not any of the transactions contemplated hereunder or under any of the other Loan Documents is consummated. All amounts due under this Section 10.05 shall be paid within ten (10) Business Days after demand therefor; provided, however, if the Borrowers have reimbursed any Indemnitee for any legal or other expenses in connection with any Indemnified Liabilities and there is a final non-appealable judgment of a court of competent jurisdiction that the Indemnitee was not entitled to indemnification or contribution with respect to such Indemnified Liabilities pursuant to the express terms of this Section 10.05, then the Indemnitee shall promptly refund such expenses paid by the Borrowers to the Indemnitee. The agreements in this Section 10.05 shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Term Commitments and the repayment, satisfaction or discharge of all the other Obligations. For the avoidance of doubt, this Section 10.05 shall not apply to Taxes other than Taxes that represent liabilities, obligations, losses, damages, etc., with respect to a non-Tax claim.

Section 10.06. Payments Set Aside. To the extent that any payment by or on behalf of the Borrowers is made to any Agent or any Lender, or any Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by any Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Effective Rate (or if the Federal Funds Effective Rate is not available, a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation).

Section 10.07. Successors and Assigns~~.~~ .

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except as otherwise provided herein (including without limitation as permitted under Section 7.04), neither the Parent Borrower nor any of its Subsidiaries may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee, (ii) by way of participation in accordance with the provisions of Section 10.07(e), (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 10.07(g) or (iv) to an SPC in accordance with the provisions of Section 10.07(h) (and any other attempted assignment or transfer by any party hereto (other than to any Disqualified Lender) shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 10.07(e) and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)(i) Subject to the conditions set forth in paragraph (b~~)~~)(ii) below, any Lender may assign to one or more assignees (“Eligible Assignees”) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:

(A) the Parent Borrower; provided that, (I) no consent of the Parent Borrower shall be required for an assignment (1) to any other Lender or any Affiliate or Approved Fund of a Lender or (2) if a Specified Event of Default has occurred and is continuing, to any Assignee and (II) the Parent Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof; and

(B) the Administrative Agent; provided that no consent of the Administrative Agent shall be required for any assignment of all or a portion of a Term Loan to another Lender, Affiliate of a Lender or an Approved Fund.

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $1,000,000 unless the Parent Borrower and the Administrative Agent otherwise consent; provided that (1) no such consent of the Parent Borrower shall be required if a Specified Event of Default has occurred and is continuing and (2) such amounts shall be aggregated in respect of each Lender and its Affiliates or Approved Funds, if any;

(B) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption;

(C)(1) the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire and any documentation required by Section 3.01(f) and (2) the Assignee shall have delivered to the Administrative Agent all documentation and other information that the Administrative Agent reasonably requests in order to comply with its ongoing obligations under applicable “know your customer”, and anti-money laundering rules and regulations, including the USA Patriot Act;

(D) the Assignee shall not be a natural person, or a Disqualified Lender (and such Assignee shall be required to represent that it is not a Disqualified Lender or an Affiliate of a Disqualified Lender that would constitute a Disqualified Lender but for the fact that it is not readily identifiable as such on the basis of the similarity of its name); provided that whether a prospective assignee is a Disqualified Lender may be communicated to a Lender upon request but the list of Disqualified Lenders shall not be posted or otherwise distributed to the Lenders, prospective Lenders and prospective assignees; provided, further, that it is agreed that the Parent Borrower may withhold its consent to an assignment to any person that is known by it to be an affiliate of a Disqualified Lender (regardless of whether it is readily identifiable as an Affiliate by virtue of its name (other than such Affiliates that are Bona Fide Debt Funds)).

(E) the Assignee shall not be a Defaulting Lender;

(F) in case of an assignment to an Affiliated Lender, (1) after giving effect to such assignment and to all other assignments with all Affiliated Lenders, the aggregate principal amount (without duplication) of all Term Loans and Term Commitments then held by all Affiliated Lenders (other than Affiliated Debt Funds) shall not exceed 25% of the aggregate unpaid principal amount of the Term Loans then outstanding (determined at the time of such purchase), (2) [reserved], (3) any Loans and Commitments assigned to, or purchased by, the Parent Borrower or its Restricted Subsidiaries shall be canceled promptly upon such assignment and, in the case of any Loans or Commitments assigned to an Unrestricted Subsidiary, such Unrestricted Subsidiary shall be deemed to be an Affiliated Lender hereunder to the extent it does not cause such Loans or Commitments to be canceled, (4) in the event that any proceeding under the Bankruptcy Code shall be instituted by or against the Borrowers or any other Guarantor, each Affiliated Lender shall acknowledge and agree that they are each “insiders” under Section 101(31) of the Bankruptcy Code and, as such, the claims associated with the Loans and Commitments owned by it shall not be included in determining whether the applicable class of creditors holding such claims has voted to accept a proposed plan for purposes of Section 1129(a)(10) of the Bankruptcy Code, or, alternatively, to the extent that the foregoing designation is deemed unenforceable for any reason, each Affiliated Lender shall vote in such proceedings in the same proportion as the allocation of voting with respect to such matter by those Lenders who are not Affiliated Lenders, except to the extent that any plan of reorganization proposes to treat the Obligations held by such Affiliated Lender in a manner that is less favorable in any material respect to such Affiliated Lender than the proposed treatment of similar Obligations held by Lenders that are not Affiliated Lenders; provided that this clause (4) shall not apply to Affiliated Debt Funds, (5) [reserved], (6) such Affiliated Lender (other than Affiliated Debt Fund) will not receive information provided solely to Lenders and will not be permitted to attend or participate in (or receive any notice of) Lender meetings or conference calls and will not be entitled to challenge the Administrative Agent’s and the Lenders’ attorney-client privilege as a result of their status as Affiliated Lenders, (7) [reserved] and (8) notwithstanding anything to the contrary contained herein, any such Loans acquired by an Affiliated Lender (other than any Borrower) may, with the consent of the Parent Borrower, be contributed to the Borrowers (whether through any of its direct or indirect parent entities or otherwise) and exchanged for debt or equity securities of Ultimate Parent Entity or such other direct or indirect parent that are otherwise permitted to be issued at such time;

(G) [reserved];

(H) the Parent Borrower and its Subsidiaries may not purchase any Loans or Commitments so long as any Event of Default has occurred and is continuing;

(I) any purchases by Affiliated Lenders shall require that such Affiliated Lender clearly identify itself as an Affiliated Lender in any Assignment and Assumption executed in connection with such purchases or sales and each such Assignment and Assumption shall contain customary “big boy” representations but no requirement to make representations as to the absence of any material non-public information; and

(J) notwithstanding anything in Section 10.01 or the definition of “Required Lenders” to the contrary, for purposes of determining whether the Required Lenders have (i) consented (or not consented) to any amendment, modification, waiver, consent or other action with respect to any of the terms of any Loan Document or any departure by any Loan Party therefrom (unless the action in question affects any Affiliated Lenders (other than Affiliated Debt Funds) in a disproportionately adverse manner than its effect on the other Lenders), or any plan of reorganization pursuant to the Bankruptcy Code, (ii) otherwise acted on any matter related to any Loan Document, or (iii) directed or required the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) with respect to or under any Loan Document, all Loans and Commitments held by Affiliated Debt Funds may not account for more than 49.9% (pro rata among such Affiliated Debt Funds) of the Loans and Commitments (without duplication) of consenting Lenders included in determining whether the Required Lenders have consented to any action pursuant to Section 10.01, and no Affiliated Lender (other than Affiliated Debt Fund) shall have any right to consent (or not consent), otherwise act or direct or require the Administrative Agent or any Lender to take (or refrain from taking) any such action and:

(1) all Loans and Commitments held by any Affiliated Lenders (other than Affiliated Debt Funds) shall be deemed to be not outstanding for all purposes of calculating whether the Required Lenders have taken any actions; and

(2) all Loans and Commitments held by Affiliated Lenders (other than Affiliated Debt Funds) shall be deemed to be not outstanding for all purposes of calculating whether all Lenders have taken any action unless the action in question affects such Affiliated Lender in a disproportionately adverse manner than its effect on other Lenders.

(K) Notwithstanding anything to the contrary contained herein, if any Loans or Commitments are assigned or participated (x) to a Disqualified Lenders or (y) without complying with the Parent Borrower consent or notice requirements of this Section 10.07, then: (I) the Parent Borrower may require such Person to assign its rights and obligations to one or more Eligible Assignees at a price equal to the lesser of (X) the current trading price of the Loans, (Y) par and (Z) the amount such Person paid to acquire such Loans or Commitments, in each case, without premium, penalty, prepayment fee or breakage (which assignment shall not be subject to any processing and recordation fee) and if such Person does not execute and deliver to the Administrative Agent a duly executed Assignment and Assumption reflecting such assignment within three (3) Business Days of the date on which the assignee Lender executes and delivers such Assignment and Assumption to such Person, then such Person shall be deemed to have executed and delivered such Assignment and Assumption without any action on its part, (II) no such Person shall receive any information or reporting provided by the Parent Borrower, the Administrative Agent or any Lender, (III) for purposes of voting, any Loans or Commitments held by such person shall be deemed not to be outstanding, and such person shall have no voting or consent rights with respect to “Required Lender” or Class votes or consents, (IV) for purposes of any matter requiring the vote or consent of each Lender affected by any amendment or waiver, such Person shall be deemed to have voted or consented to approve such amendment or waiver if a majority of the affected Class (giving effect to clause (III) above) so approves, and (V) such Person shall not be entitled to any expense reimbursement or indemnification rights under any Loan Documents (including Sections 10.04 and 10.05) and the Parent Borrower expressly reserves all rights against such person under contract, tort or any other theory and shall be treated in all other respects as a Defaulting Lender; it being understood and agreed that the foregoing provisions shall not apply to any assignee of a Disqualified Lender that becomes a Lender so long as such assignee is not a Disqualified Lender or an Affiliate thereof.

This paragraph (b) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate Facilities on a non-pro rata basis.

(c) Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 10.07(d) and receipt by the Administrative Agent from the parties to each assignment of a processing and recordation fee of $3,500 (provided that (x) the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment and (y) such processing and recordation fee shall not be payable in the case of assignments by any Affiliate of the Lead Arrangers), from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.03, 3.04, 10.04 and 10.05 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, and the surrender by the assigning Lender of its Note (if any), the Borrowers (at their expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this clause (c) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.07(e). For greater certainty, any assignment by a Lender pursuant to this Section 10.07 shall not in any way constitute or be deemed to constitute a novation, discharge, recession, extinguishment or substitution of the existing Indebtedness and any Indebtedness so assigned shall continue to be the same obligation and not a new obligations.

(d) The Administrative Agent, acting solely for this purpose as an agent of the Borrowers, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and related interest amounts) of the Loans, owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent demonstrable error, and the Borrowers, the Agents and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers, any Agent and any Lender at any reasonable time and from time to time upon reasonable prior notice.

(e) Any Lender may at any time, without the consent of, or notice to, the Parent Borrower, the Borrowers or the Administrative Agent, sell participations to any Person (other than a natural person, an Affiliated Lender (but excluding Affiliated Debt Funds) or, so long as whether a prospective participant is a Disqualified Lender may be provided to a Lender upon request, a Disqualified Lender) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement or the other Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in Section 10.01(a), (b), (c), (d), (e) or (f) that directly affects such Participant. Subject to Section 10.07(f), the Borrowers agree that each Participant shall be entitled to the benefits of Sections 3.01, 3.03 and 3.04 (through the applicable Lender), subject to the requirements and limitations of such Sections (including Section 3.01(f)) and Sections 3.05 and 3.06, to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.07(b) (provided that any documentation required to be provided under Section 3.01(f) shall be provided solely to the participating Lender). To the extent permitted by applicable Law, each Participant also shall be entitled to the benefits of Section 10.09 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.13 as though it were a Lender. Any Lender that sells participations shall maintain a register on which it enters the name and the address of each Participant and the principal amounts and related interest amounts of each Participant’s participation interest in the Commitments and/or Loans (or other rights or obligations) held by it (the “Participant Register”). The entries in the Participant Register shall be conclusive, absent demonstrable error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation interest as the owner thereof for all purposes notwithstanding any notice to the contrary. In maintaining the Participant Register, such Lender shall be acting as the non-fiduciary agent of the Borrowers solely for this purpose and undertakes no duty, responsibility or obligation to the Borrowers (without limitation, in no event shall such Lender be a fiduciary of the Borrowers for any purpose). No

Lender shall have any obligation to disclose all or any portion of a Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, or its other obligations under this Agreement) except to the extent that such disclosure is necessary to establish that such commitment, loan, or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations or, if different, under Sections 871(h) or 881(c) of the Code.

(f) A Participant shall not be entitled to receive any greater payment under ~~Section~~Sections 3.01, 3.03 and 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrowers’ prior written consent and such consent explicitly acknowledges such participant’s right to receive greater payment or except to the extent such entitlement to a greater payment results from a Change in Law after such Participant became a Participant.

(g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or other central bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(h) Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrowers (an “SPC”) the option to provide all or any part of any Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Loan and (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. Each party hereto hereby agrees that (i) an SPC shall be entitled to the benefit of Sections 3.01, 3.03 and 3.04, subject to the requirements and limitations of such Sections (including ~~Section~~Sections 3.01(e) and (f) and Sections 3.05 and 3.06), to the same extent as if such SPC were a Lender, but neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrowers under this Agreement (including its obligations under Section 3.01, 3.03 and 3.04) except to the extent any entitlement to greater amounts results from a Change in Law after the grant to the SPC occurred, (ii) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable and such liability shall remain with the Granting Lender, and (iii) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the lender of record hereunder. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Notwithstanding anything to the contrary contained herein, any SPC may (i) with notice to, but without prior consent of the Borrowers and the Administrative Agent, assign all or any portion of its right to receive payment with respect to any Loan to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its funding of Loans to any rating agency, commercial paper dealer or provider of any surety or Guarantee Obligation or credit or liquidity enhancement to such SPC.

(i) Notwithstanding anything to the contrary contained herein, (1) any Lender may in accordance with applicable Law create a security interest in all or any portion of the Loans owing to it and the Note, if any, held by it and (2) any Lender that is a Fund may create a security interest in all or any portion of the Loans owing to it and the Note, if any, held by it to the trustee for holders of obligations owed, or securities issued, by such Fund as security for such obligations or securities; provided that unless and until such trustee actually becomes a Lender in compliance with the other provisions of this Section 10.07, (i) no such pledge shall release the pledging Lender from any of its obligations under the Loan Documents and (ii) such trustee shall not be entitled to exercise any of the rights of a Lender under the Loan Documents even though such trustee may have acquired ownership rights with respect to the pledged interest through foreclosure or otherwise.

(j) Notwithstanding anything to the contrary herein, so long as no Specified Event of Default ~~pursuant~~ exists, any Lender may assign all or any portion of its Term Loans, Incremental Term Loans and Extended Term Loans hereunder to the Parent Borrower or any of its Subsidiaries, but only if:

(i)(A) such assignment is made pursuant to Section 2.05(d) or (B) such assignment is made as an open market purchase;

(ii) any such Term Loans shall be promptly and permanently cancelled upon acquisition thereof by the Parent Borrower or any of its Subsidiaries; and

(iii) no proceeds of the ~~Existing OMI Credit~~First Lien Revolving Credit Facility Agreement will be used to fund such assignment or purchase.

(k) No Agent-Related Person shall be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Lenders; further, without limiting the generality of the foregoing clause, no Agent-Related Person shall (x) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Disqualified Lender or (y) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information, to any Disqualified Lender.

Section 10.08. Confidentiality ~~Confidentiality~~. Each of the Agents and the Lenders agrees to maintain the confidentiality of the Information and to not use or disclose such information, except that Information may be disclosed (a) to its Affiliates and its and its Affiliates’ partners, directors, officers, employees, trustees, investment advisors, professionals and other experts or agents, including accountants, legal counsel, independent auditors and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent requested by any Governmental Authority, to any pledgee referred to in Section 10.07(g); (c) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process; (d) to any other party to this Agreement; (e) subject to an agreement containing provisions substantially the same as those of this Section 10.08 (or as may otherwise be reasonably acceptable to the Borrowers), to any pledgee referred to in Section 10.07(i), counterparty to a Swap Contract, Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Agreement; (f) with the written consent of the Borrowers; (g) to the extent such Information becomes publicly available other than as a result of a breach of this Section 10.08; (h) to any Governmental Authority or examiner regulating any Lender; (i) to any rating agency when required by it (it being understood that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Information relating to the Loan Parties received by it from such Lender); (j) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this

Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder; (k) to the extent that such Information is received by such Lender or any of its Affiliates from a third party that is not, to such Lender’s knowledge, subject to any contractual or fiduciary confidentiality obligations owing to the Borrowers or any of their Affiliates; (l) to the extent that such Information is independently developed by such Lender or any of its Affiliates~~,~~; (m) to the extent consisting of customary disclosure regarding portfolio holdings in any public filing by such Lender or (n) upon the request or demand of any Governmental Authority or other regulatory authority having jurisdiction over the Agent or Lenders, as applicable, (in which case the Agent or Lenders, as applicable, agree (except with respect to any audit or examination conducted by bank accountants or any regulatory authority exercising examination or regulatory authority), to the extent practicable and not prohibited by applicable law, rule or regulation, to inform the Borrowers promptly thereof prior to disclosure). In addition, the Agents and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Agents and the Lenders in connection with the administration and management of this Agreement, the other Loan Documents, the Commitments, and the Credit Extensions. For the purposes of this Section 10.08, “Information” means all information received from any Loan Party or its Affiliates or its Affiliates’ directors, managers, officers, employees, trustees, investment advisors or agents, relating to the Parent Borrower, the Borrowers or any of their Subsidiaries or their business, other than any such information that is available to any Agent or any Lender on a nonconfidential basis and other than information pertaining to this Agreement routinely provided by arrangers to data service providers, including league table providers, that serve the lending industry prior to disclosure by any Loan Party other than as a result of a breach of this Section 10.08, including, without limitation, information delivered pursuant to Section 6.01, 6.02 or 6.03 hereof.

Section 10.09. Setoff ~~Setoff~~. In addition to any rights and remedies of the Lenders provided by Law, upon the occurrence and during the continuance of any Event of Default, each Agent and its Affiliates, each Lender and its Affiliates is authorized at any time and from time to time, without prior notice to the Borrowers or any other Loan Party, any such notice being waived by the Borrowers (on their own behalf and on behalf of each Loan Party and its Subsidiaries) to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other Indebtedness (in any currency) (other than any payroll, trust and tax accounts) at any time owing by, such Agent and its Affiliates or such Lender and its Affiliates, as the case may be, to or for the credit or the account of the respective Loan Parties and their Subsidiaries against any and all Obligations owing to such Agent and its Affiliates, such Lender and its Affiliates or under any other Loan Document, now or hereafter existing, irrespective of whether or not such Agent, such Lender such Affiliate shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or Indebtedness. Notwithstanding anything to the contrary contained herein, none of each Agent and its Affiliates, each Lender and its Affiliates shall have a right to set off and apply any deposits held or other Indebtedness owing by such Agent or its Affiliates, such Lender or its Affiliates, as the case may be, to or for the credit or the account of any Subsidiary of a Loan Party that is a Foreign Subsidiary or a Domestic Foreign Holding Company. Each Lender agrees promptly to notify the Borrowers and the Administrative Agent after any such set off and application made by such Lender; provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Agent, each Lender under this Section 10.09 are in addition to other rights and remedies (including other rights of setoff) that such Agent, such Lender may have.

Section 10.10. Counterparts~~Counterparts~~ . This Agreement and each other Loan Document may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by telecopier or other electronic transmission of an executed counterpart of a signature page to this Agreement and each other Loan Document shall be effective as delivery of an original executed counterpart of this Agreement and such other Loan Document. The Agents may also require that any such documents and signatures delivered by telecopier or other electronic transmission be confirmed by a manually signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any document or signature delivered by telecopier or other electronic transmission.

Section 10.11. Integration~~Integration~~. This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Agents or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

Section 10.12. Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by each Agent and each Lender, regardless of any investigation made by any Agent or any Lender or on their behalf and notwithstanding that any Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied. The provisions of Sections 10.14 and 10.15 shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied.

Section 10.13. Severability~~Severability~~. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 10.14. GOVERNING LAW, JURISDICTION, SERVICE OF PROCESS~~.~~ .

(a) THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (EXCEPT AS OTHERWISE EXPRESSLY PROVIDED THEREIN).

(b) EXCEPT AS SET FORTH IN THE FOLLOWING PARAGRAPH, ANY LEGAL ACTION OR PROCEEDING ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE (PROVIDED THAT IF NONE OF SUCH

COURTS CAN AND WILL EXERCISE SUCH JURISDICTION, SUCH EXCLUSIVITY SHALL NOT APPLY), AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWERS, THE PARENT BORROWER, EACH AGENT AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THOSE COURTS. THE BORROWERS, THE PARENT BORROWER, EACH AGENT AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO.

NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION (I) FOR PURPOSES OF ENFORCING A JUDGMENT, (II) IN CONNECTION WITH EXERCISING REMEDIES AGAINST THE COLLATERAL IN A JURISDICTION IN WHICH SUCH COLLATERAL IS LOCATED, (III) IN CONNECTION WITH ANY PENDING BANKRUPTCY, INSOLVENCY OR SIMILAR PROCEEDING IN SUCH JURISDICTION OR (IV) TO THE EXTENT THE COURTS REFERRED TO IN THE PREVIOUS PARAGRAPH DO NOT HAVE JURISDICTION OVER SUCH LEGAL ACTION OR PROCEEDING OR THE PARTIES OR PROPERTY SUBJECT THERETO.

Section 10.15. WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 10.15 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

Section 10.16. Binding Effect~~Binding Effect~~. This Agreement shall become effective when it shall have been executed by each of the Borrowers and the Parent Borrower and the Administrative Agent shall have been notified by each Lender that each such Lender has executed it and thereafter shall be binding upon and inure to the benefit of the Borrowers, each Agent and each Lender and their respective successors and assigns, except that the Borrowers shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders except as permitted by Section 7.04.

Section 10.17. Judgment Currency~~Judgment Currency~~. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Borrowers in respect of any such sum due from it to the Administrative Agent or the Lenders hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent from the Borrowers in the Agreement Currency, the Borrowers agree, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or the Person to whom such obligation was owing against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent in such currency, the Administrative Agent agrees to return the amount of any excess to the Borrowers (or to any other Person who may be entitled thereto under applicable Law).

Section 10.18. Lender Action~~Lender Action~~. Each Lender agrees that it shall not take or institute any actions or proceedings, judicial or otherwise, for any right or remedy against any Loan Party or any other obligor under any of the Loan Documents or the Secured Hedge Agreements (including the exercise of any right of setoff, rights on account of any banker’s lien or similar claim or other rights of self-help), or institute any actions or proceedings, or otherwise commence any remedial procedures, with respect to any Collateral or any other property of any such Loan Party, without the prior written consent of the Administrative Agent. The provisions of this Section 10.18 are for the sole benefit of the Lenders and shall not afford any right to, or constitute a defense available to, any Loan Party.

Section 10.19. Know-Your-Customer, Etc.~~Know-Your-Customer, Etc..~~ Each Lender shall, promptly following a request by the Administrative Agent, provide all documentation and other information that the Administrative Agent reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act.

Section 10.20. USA PATRIOT Act. Each Lender hereby notifies the Borrowers that, pursuant to the requirements of the USA PATRIOT Act and the Beneficial Ownership Regulation, it is required to obtain, verify and record information that identifies the Borrowers and the Guarantors, which information includes the name and address of the Borrowers and the Guarantors and other information that will allow such Lender to identify the Borrowers and the Guarantors in accordance with the USA PATRIOT Act and the Beneficial Ownership Regulation.

Section 10.21. ~~Closing Date~~ Intercreditor ~~Agreement.~~ Agreements.

(a) Notwithstanding anything to the contrary in this Agreement or in any other Loan Document: (i) the Liens granted to the Collateral Agent in favor of the Secured Parties pursuant to the Loan Documents and the exercise of any right related to any Collateral shall be subject, in each case, to the terms of the ~~Closing Date~~Pari Passu First Lien Intercreditor Agreement, the Junior Lien Intercreditor Agreement and any other Acceptable Intercreditor Agreement then in effect, (ii) in the event of any conflict between the express terms and provisions of this Agreement or any other Loan Document, on the one hand, and the ~~Closing Date~~Pari Passu First Lien Intercreditor Agreement, the Junior Lien Intercreditor Agreement and/or such other Acceptable Intercreditor Agreement, on the other hand, the terms and provisions of the ~~Closing Date~~Pari Passu First Lien

Intercreditor Agreement, the Junior Lien Intercreditor Agreement and/or such other Acceptable Intercreditor Agreement, shall control, and (iii) each Lender (and, by its acceptance of the benefits of any Collateral Document, each other Secured Party) hereunder authorizes and instructs the Administrative Agent and Collateral Agent to execute the ~~Closing Date~~Pari Passu First Lien Intercreditor Agreement, the Junior Lien Intercreditor Agreement and any other Acceptable Intercreditor Agreement from time to time on behalf of such Lender, and such Lender agrees to be bound by the terms thereof.

(b) Each Lender (and, by its acceptance of the benefits of any Collateral Document, each other Secured Party) hereunder authorizes and instructs the Collateral Agent, as Collateral Agent and on behalf of such Lender or other Secured Party, to enter into one or more Acceptable Intercreditor Agreements from time to time and agrees that it will be bound by and will take no actions contrary to the provisions thereof.

(c) Notwithstanding anything under any Loan Document to the contrary, until such time as the Discharge of the First Lien Obligations (each, as defined in the First Lien Pari Passu Intercreditor Agreement) or the Discharge of Senior Obligations (each, as defined in the Junior Lien Intercreditor Agreement) has occurred, (i) any covenant under any Loan Document requiring (or any representation or warranty hereunder to the extent that it would have the effect of requiring) the delivery of possession or control to the Administrative Agent or the Collateral Agent of the Shared Collateral (as defined in the First Lien Pari Passu Intercreditor Agreement) or Senior Collateral (as defined in the Junior Lien Intercreditor Agreement) shall be deemed to have been satisfied (or, in the case of any representation and warranty, shall be deemed to be true) if, prior to the Discharge of the First Lien Obligations (each, as defined in the First Lien Pari Passu Intercreditor Agreement) or the Discharge of Senior Obligations (each, as defined in the Junior Lien Intercreditor Agreement), such possession or control shall have been, subject to and in accordance with the First Lien Pari Passu Intercreditor Agreement or the Junior Lien Intercreditor Agreement, delivered to the Bailee Agent (as defined in the First Lien Pari Passu Intercreditor Agreement) and (ii) any covenant under any Loan Document requiring (or any representation or warranty hereunder to the extent it would have the effect of requiring) the giving of any notice to the Administrative Agent or the Collateral Agent or any other Person, the provision of voting rights or the obtaining of any consent of the Collateral Agent or any Person, in each case, solely in connection with any Shared Collateral or any Senior Collateral, shall be deemed to be satisfied if the applicable grantor complies with the requirements of the similar provision of the RCF Security Agreement (or any replacement thereof in respect of the RCF Obligations or, following the Discharge of the RCF Obligations, the equivalent Security Document that the Controlling Collateral Agent is party to) (each, as defined in the First Lien Pari Passu Intercreditor Agreement) or the RCF Security Agreement (or any replacement thereof in respect of the RCF Obligations or, following the Discharge of the RCF Obligations, the equivalent Security Document that the Controlling Collateral Agent is party to) (each, as defined in the Junior Lien Intercreditor Agreement). For the avoidance of doubt, no right, power or remedy granted to the Collateral Agent under any Loan Document shall be exercised by the Collateral Agent, and no direction shall be given by the Collateral Agent, in contravention of any of the First Lien Pari Passu Intercreditor Agreement, the Junior Lien Intercreditor Agreement or any other Acceptable Intercreditor Agreement.

(d) It is understood and agreed that, prior to the Discharge of the First Lien Obligations (each, as defined in the First Lien Pari Passu Intercreditor Agreement), notwithstanding anything contained in any Loan Document to the contrary, to the extent that the First Lien Revolving Credit Facility Collateral Agent is satisfied with, or agrees to any deliveries or documents required to be provided in respect of any matters relating to, the Shared Collateral or makes any administrative determination in respect of any matters relating to the Shared Collateral (including, without limitation, reasonable extensions of time or waivers for the creation and perfection of security interests in, or the obtaining of title insurance, legal opinions or other deliverables with respect to, particular assets (including extensions beyond the Amendment No. 2 Effective Date or in connection with assets acquired, or Subsidiaries formed or acquired, after the Amendment No. 2 Effective Date, and any determination that the cost, burden, difficulty, or consequence of obtaining or perfecting a security interest in a particular asset outweighs the benefit of a security interest to the relevant Secured Parties (as defined in the First Lien Pari Passu Intercreditor Agreement) afforded thereby)), the Administrative Agent and the Collateral Agent (without any independent review, verification or determination) shall be deemed to be satisfied with such deliveries and/or documents and the judgment of the First Lien Revolving Credit Facility Collateral Agent in respect of any such matters shall be deemed to be the judgment of the Administrative Agent and the Collateral Agent in respect of such matters under this Agreement and the other Loan Documents and the Administrative Agent and the Collateral Agent shall have no responsibility or liability relating thereto. Following the Discharge of the RCF Obligations (each, as defined in the First Lien Pari Passu Intercreditor Agreement), any determination under the Loan Documents that is stated to be or is required to be made by the First Lien Revolving Credit Facility Collateral Agent shall be made by the Controlling Collateral Agent (as defined in the First Lien Pari Passu Intercreditor Agreement) provided that if the Controlling Collateral Agent is the Collateral Agent, any such determination shall be made by the Parent Borrower in good faith.

Section 10.22. Obligations Absolute~~Obligations Absolute~~. To the fullest extent permitted by applicable Law, all obligations of the Loan Parties hereunder shall be absolute and unconditional irrespective of:

(a) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of any Loan Party;

(b) any lack of validity or enforceability of any Loan Document or any other agreement or instrument relating thereto against any Loan Party;

(c) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from any Loan Document or any other agreement or instrument relating thereto;

(d) any exchange, release or non-perfection of any other Collateral, or any release or amendment or waiver of or consent to any departure from any guarantee, for all or any of the Obligations;

(e) any exercise or non-exercise, or any waiver of any right, remedy, power or privilege under or in respect hereof or any Loan Document; or

(f) any other circumstances which might otherwise constitute a defense available to, or a discharge of, the Loan Parties.

Section 10.23. No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each of the Borrowers and the Parent Borrower acknowledge and agree, and acknowledge their Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent and the Lead Arrangers are arm’s-length commercial transactions between the Borrowers, the

Parent Borrower and their respective Affiliates, on the one hand, and the Administrative Agent and the Lead Arrangers, on the other hand, (B) each of the Borrowers and the Parent Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) each of the Borrowers and the Parent Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent, each Lender and each Lead Arrangers each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrowers, the Parent Borrower or any of their respective Affiliates, or any other Person and (B) neither the Administrative Agent, nor any Lender or Lead Arrangers has any obligation to the Borrowers, the Parent Borrower or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, each Lender and each Lead Arranger and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrowers, the Parent Borrower and their respective Affiliates, and neither the Administrative Agent nor any Lead Arranger has any obligation to disclose any of such interests to the Borrowers, the Parent Borrower or any of their respective Affiliates. To the fullest extent permitted by law, each of the Borrowers and the Parent Borrower hereby waives and releases any claims that it may have against the Administrative Agent, each Lender and each Lead Arranger with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

Section 10.24. Electronic Execution of Assignments and Certain Other Documents. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation Assignment and Assumptions, amendments or other Committed Loan Notices, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it.

Section 10.25. Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.

Section 10.26. Lender Representation~~Lender Representation~~. Each Lender as of the Closing Date represents and warrants as of the Closing Date that such Lender is not and will not be (a) an employee benefit plan subject to Title I of ERISA, (b) a plan or account subject to Section 4975 of the Code, (c) an entity deemed to hold Plan Assets of any such plans or accounts or (d) a “governmental plan” within the meaning of Section 3(32) of ERISA. No portion of any Loan shall be funded or held with Plan Assets.

Section 10.27. Acknowledgement Regarding any Supported QFCs . To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Secured Hedge Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and, each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a) In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b) As used in this Section 10.27, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following:

(a) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(b) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(c) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

[~~THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK~~SIGNATURE

PAGES NOT RESTATED AS OF THE AMENDMENT NO.2 EFFECTIVE DATE.]

~~IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.~~

~~OWENS & MINOR, INC. as the Parent Borrower~~

~~By:~~
~~Name:~~
~~Title:~~

~~OWENS & MINOR DISTRIBUTION, INC., as a Borrower~~

~~By:~~
~~Name:~~
~~Title:~~

~~OWENS & MINOR MEDICAL, INC., as a Borrower~~

~~By:~~
~~Name:~~
~~Title:~~

~~BARISTA ACQUISITION I, LLC, as a Borrower~~

~~By:~~
~~Name:~~
~~Title:~~

~~BARISTA ACQUISITION II, LLC, as a Borrower~~

~~By:~~
~~Name:~~
~~Title:~~

~~O&M HALYARD, INC., as a Borrower~~

~~By:~~
~~Name:~~
~~Title:~~

~~[Signature Page To Term Loan Credit Aggrement]~~

~~BYRAM HEALTHCARE CENTERS, INC., as a Borrower~~

~~By:~~
~~Name:~~
~~Title:~~

~~[Signature Page To Term Loan Credit Aggrement]~~

~~JPMORGAN CHASE, N.A., as Administrative Agent and Collateral Agent~~

~~By:~~
~~Name:~~
~~Title:~~

~~[Signature Page To Term Loan Credit Aggrement]~~

~~[LENDER] as a Lender~~

~~By:~~
~~Name:~~
~~Title:~~

~~[Signature Page To Term Loan Credit Aggrement]~~

EXHIBIT E

to Amendment No. 2 to Term Loan Credit Agreement and Consent

First Lien Intercreditor Agreement

[See attached.]

Execution Version

AMENDED AND RESTATED

FIRST LIEN PARI PASSU INTERCREDITOR AGREEMENT

dated as of June 15, 2026

among

BANK OF AMERICA, N.A.,

as RCF Collateral Agent,

JPMORGAN CHASE BANK, N.A.,

as TLB Collateral Agent,

REGIONS BANK,

as First Lien Notes Collateral Agent,

and

each Additional Collateral Agent from time to time party hereto,

and

acknowledged and agreed by

ACCENDRA HEALTH, INC.,

as the Parent Borrower,

BARISTA ACQUISITION I, LLC,

BARISTA ACQUISITION II, LLC

APRIA, INC.,

and

BYRAM HEALTHCARE CENTERS, INC.,

as Borrowers

and

the other Grantors from time to time party hereto

This AMENDED AND RESTATED FIRST LIEN PARI PASSU INTERCREDITOR AGREEMENT dated as of June 15, 2026 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”), among BANK OF AMERICA, N.A., in its capacity, together with its successors in such capacity, as RCF Collateral Agent (as defined below) under the RCF Credit Agreement (as defined below), JPMORGAN CHASE BANK, N.A., in its capacity, together with its successors in such capacity, as the TLB Collateral Agent (as defined below) under the TLB Credit Agreement (as defined below), REGIONS BANK, in its capacity, together with its successors in such capacity, as the First Lien Notes Collateral Agent (as defined below) under the First Lien Notes Indenture (as defined below), and each Additional Collateral Agent (as defined below) from time to time party hereto as collateral agent for any First Lien Obligations (as defined below) of any other Class (as defined below), and acknowledged and agreed by ACCENDRA HEALTH, INC., a Virginia corporation (the “Parent Borrower”), BARISTA ACQUISITION I, LLC, a Virginia limited liability company (“Barista I”), BARISTA ACQUISITION II, LLC, a Virginia limited liability company (“Barista II”), APRIA, INC., a Delaware corporation (“Apria”), BYRAM HEALTHCARE CENTERS, INC., a New Jersey corporation, (“Byram”, and together with the Parent Borrower, Barista I, Barista II and Apria, the “Borrowers”) and the other Grantors (as defined below) party hereto.

The RCF Collateral Agent and the TLB Collateral Agent entered into that certain First Lien Pari Passu Intercreditor Agreement dated as of March 29, 2022 (as amended, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Intercreditor Agreement”).

Pursuant to Section 10.02(b) of the Existing Intercreditor Agreement, the RCF Collateral Agent and the TLB Collateral Agent desire to amend and restate the Existing Intercreditor Agreement to, among other things, (i) add Regions Bank, as First Lien Notes Collateral Agent, as a party, (ii) designate the First Lien Notes Obligations as First Lien Obligations hereunder, and (iii) amend the rights, remedies and other agreements of the parties hereto in respect of the Shared Collateral (as defined herein) as set forth in this Agreement.

The parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01 Certain Defined Terms. Capitalized terms used but not otherwise defined herein, if defined in the New York UCC, have the meanings specified therein. As used in this Agreement, the following terms have the meanings specified below.

“Additional Collateral Agent” has the meaning assigned to such term in Article IX.

“Additional First Lien Obligations” means all obligations of the Borrowers and the other Grantors that shall have been designated as such pursuant to Article IX, together with any Refinancing thereof; provided, that the holders of any such Refinancing debt (or the applicable Collateral Agent on their behalf) shall, to the extent not already party hereto in such capacity, bind themselves in writing to the terms of this Agreement.

“Additional First Lien Obligations Documents” means the notes, the indentures, security documents or any other agreements or instruments under which Additional First Lien Obligations of any Series are issued or incurred and all other instruments, agreements and other documents evidencing or governing Additional First Lien Obligations of such Series or providing any guarantee, Lien or other right in respect thereof.

“Additional Secured Parties” means the holders of any Additional First Lien Obligations and any collateral agent named as authorized representative for such Series in the Collateral Agent Joinder Agreement.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified. For purposes of this definition, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise, and “controlling” and “controlled” have meanings correlative thereto.

“Agents/Trustees” means the RCF Administrative Agent, the TLB Administrative Agent, the First Lien Notes Trustee, and any administrative agent or trustee (in its capacity as such) for any Additional First Lien Obligations of any Series.

“Agreement” has the meaning assigned to such term in the preamble hereto.

“Amend” means, in respect of any agreement, to amend, restate, supplement, waive or otherwise modify such agreement, in whole or in part. The terms “Amended” and “Amendment” shall have correlative meanings.

“Authorized Officer” means, with respect to any Person, the chief executive officer, the chief financial officer, principal accounting officer, the president, any vice president, treasurer, general counsel, secretary or another executive officer of such Person.

“Bailee Agent” means, (a) prior to the Discharge of the RCF Obligations, the RCF Collateral Agent, and (b) following the Discharge of the RCF Obligations, the Controlling Collateral Agent.

“Bankruptcy Case” has the meaning assigned to such term in Section 5.01(b).

“Bankruptcy Code” means Title 11 of the United States Code, as amended.

“Bankruptcy Law” means the Bankruptcy Code and any similar Federal, state or foreign law for the relief of debtors.

“Borrowers” has the meaning assigned to such term in the preamble hereto.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City or the place of payment are authorized or required by law to remain closed.

“Class”, when used in reference to:

(a) any First Lien Obligations, refers to whether such First Lien Obligations are the RCF Obligations, the TLB Obligations, the First Lien Notes Obligations or the Additional First Lien Obligations of any Series;

(b) any Agent/Trustee refers to whether such Agent/Trustee is the RCF Administrative Agent, the TLB Administrative Agent, the First Lien Notes Trustee, or the administrative agent or trustee (in its capacity as such) for any Additional First Lien Obligations of any Series;

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(c) any Collateral Agent, refers to whether such Collateral Agent is the RCF Collateral Agent, the TLB Collateral Agent, the First Lien Notes Collateral Agent or the Additional Collateral Agent with respect to the Additional First Lien Obligations of any Series;

(d) any Secured Parties, refers to whether such Secured Parties are the RCF Secured Parties, the TLB Secured Parties, the First Lien Notes Secured Parties or the holders of the Additional First Lien Obligations of any Series;

(e) any Secured Credit Documents, refers to whether such Secured Credit Documents are the RCF Documents, the TLB Documents, the First Lien Notes Documents, or the Additional First Lien Obligations Documents with respect to Additional First Lien Obligations of any Series; and

(f) any Security Documents, refers to whether such Security Documents are the RCF Security Agreement (and the other Collateral Documents (as defined in the RCF Credit Agreement)), the TLB Security Agreement (and the other Collateral Documents (as defined in the TLB Credit Agreement)), the First Lien Notes Security Documents, or the security documents with respect to Additional First Lien Obligations of any Series.

“Collateral” means all assets of any of the Borrowers or any of the Grantors now or hereafter subject to a Lien securing any First Lien Obligation.

“Collateral Agent Joinder Agreement” means a supplement to this Agreement substantially in the form of Exhibit I.

“Collateral Agents” means the RCF Collateral Agent, the TLB Collateral Agent, the First Lien Notes Collateral Agent and each Additional Collateral Agent.

“Common Currency” means U.S. dollars.

“Controlling Class” means, at any time, the Class of First Lien Obligations that, at such time, constitutes the largest outstanding principal amount of any outstanding Class of First Lien Obligations.

“Controlling Collateral Agent” means, with respect to any Shared Collateral, (a) until the occurrence of the Non-Controlling Collateral Agent Enforcement Date, the Collateral Agent for the Controlling Class (which, as of the date hereof, is the First Lien Notes Collateral Agent) with respect to such Shared Collateral provided that, following the Discharge of either the TLB Obligations or the First Lien Notes Obligations (other than, in each case, in connection with a Refinancing (or successive Refinancings) thereof), the Controlling Collateral Agent shall act at the direction of the Required Secured Parties of each Class of First Lien Obligations that remains outstanding and (b) on and after the Non-Controlling Collateral Agent Enforcement Date, the Major Non-Controlling Collateral Agent with respect to such Shared Collateral. At or prior to becoming the Controlling Collateral Agent, the applicable Collateral Agent shall become party to the Junior Lien Intercreditor Agreement.

“Controlling Secured Parties” means, with respect to any Shared Collateral, the Secured Parties whose Collateral Agent is the Controlling Collateral Agent with respect to such Shared Collateral.

“Credit Participation” means in relation to any Class of First Lien Obligations, as applicable, the aggregate amount of drawn and undrawn commitments under any credit agreement or similar instrument in respect thereof, the principal amount of outstanding notes in respect thereof, or the principal amount otherwise outstanding in respect thereof, in each case, calculated in accordance with the terms of the applicable Secured Credit Document.

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“Default” means a “Default” (or similar event, however denominated) as defined in any Secured Credit Document.

“DIP Financing” has the meaning assigned to such term in Section 5.01(b).

“DIP Financing Liens” has the meaning assigned to such term in Section 5.01(b).

“DIP Lenders” has the meaning assigned to such term in Section 5.01(b).

“Discharge” means, with respect to any Shared Collateral and any Class of First Lien Obligations, the date on which such Class of First Lien Obligations is no longer secured by such Shared Collateral. The term “Discharged” shall have a corresponding meaning.

“Event of Default” means an “Event of Default” (or similar event, however denominated) as defined in any Secured Credit Document.

“First Lien Obligations” means (a) all the RCF Obligations, (b) all the TLB Obligations, (c) all the First Lien Notes Obligations and (d) all the Additional First Lien Obligations.

“First Lien Notes Collateral Agent” means the “Notes Collateral Agent” as defined in the First Lien Notes Indenture which, as of the date hereof, is Regions Bank.

“First Lien Notes Documents” means the “Note Documents” as defined in the First Lien Notes Indenture.

“First Lien Notes Indenture” means that certain Indenture relating to those certain 9.000% Senior Secured First Lien Notes due 2032, dated as of the date hereof, among the Parent Borrower, the guarantors party thereto, and Regions Bank, as trustee and notes collateral agent, and one or more other financing arrangements (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, together with any Refinancing thereof; provided (a) that in the case of any Refinancing, the collateral agent for any such other financing arrangement or agreement becomes a party hereto by executing and delivering a Collateral Agent Joinder Agreement and (b) that in the case of any Refinancing, the Parent Borrower designates the applicable agreements as the “First Lien Notes Indenture” (and not an Additional First Lien Obligations Document) hereunder.

“First Lien Notes Obligations” means the “Notes Obligations” as such term is defined in the First Lien Notes Indenture, together with any Refinancing thereof.

“First Lien Notes Secured Parties” means the “Notes Secured Parties” as defined in the First Lien Notes Indenture.

“First Lien Notes Security Documents” means the “Notes Security Documents” as defined in the First Lien Notes Indenture.

“First Lien Notes Trustee” means the “Trustee” as defined in the First Lien Notes Indenture which, as of the date hereof, is Regions Bank.

“First Non-Controlling Class” has the meaning assigned to such term in the definition of “Major Non-Controlling Collateral Agent”.

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“Grantor Joinder Agreement” means a supplement to this Agreement substantially in the form of Exhibit II.

“Grantors” means, at any time, each Borrower and each Subsidiary of the Parent Borrower that, at such time, pursuant to Security Documents of any Class have granted a Lien on any of its assets to secure any First Lien Obligations of such Class (including any Subsidiary which becomes a party to this Agreement as contemplated by Section 10.12).

“Impairment” has the meaning assigned to such term in Section 2.02.

“Indebtedness” has the meaning assigned to such term in the RCF Credit Agreement, TLB Credit Agreement or the First Lien Notes Indenture, as applicable.

“Insolvency or Liquidation Proceeding” means:

(a) any case or proceeding commenced by or against any Borrower or any other Grantor under any Bankruptcy Law, any other proceeding for the reorganization, receivership, recapitalization or adjustment or marshalling of the assets or liabilities of any Borrower or any other Grantor, any receivership or assignment for the benefit of creditors relating to the Borrowers or any other Grantor or its assets or any similar case or proceeding relative to any Borrower or any other Grantor or its creditors or its assets, as such, in each case whether or not voluntary;

(b) any liquidation, dissolution, marshalling of assets or liabilities, assignment for the benefit of creditors or other winding up of or relating to any Borrower or any other Grantor or its assets, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency and whether or not in a court supervised proceeding; or

(c) any other proceeding of any type or nature in which substantially all claims of creditors of the Borrowers or any other Grantor are determined and any payment or distribution is or may be made on account of such claims.

“Intervening Creditor” has the meaning assigned to such term in Section 2.02.

“Intervening Lien” has the meaning assigned to such term in Section 2.02.

“Lien” means, with respect to any asset, any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any Capitalized Lease (as defined in the RCF Credit Agreement) having substantially the same economic effect as any of the foregoing).

“Major Non-Controlling Collateral Agent” means, with respect to any Shared Collateral, at any time, the Collateral Agent of the Class of First Lien Obligations that, at such time, constitutes the second-largest outstanding principal amount of any outstanding Class of First Lien Obligations (such Class, the “First Non-Controlling Class”) with respect to such Shared Collateral.

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

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“Non-Controlling Collateral Agent” means, at any time, any Collateral Agent that is not the Controlling Collateral Agent.

“Non-Controlling Collateral Agent Enforcement Date” means, with respect to any Non-Controlling Collateral Agent, the date which is 180 days (throughout which 180 day period such Non-Controlling Collateral Agent was the Major Non-Controlling Collateral Agent) after the occurrence of both (a) an Event of Default (under and as defined in the Secured Credit Documents under which such Non-Controlling Collateral Agent is the Collateral Agent) that has not been cured or waived and (b) the Controlling Collateral Agent’s and each other Collateral Agent’s receipt of written notice from such Non-Controlling Collateral Agent certifying that (x) such Non-Controlling Collateral Agent is the Major Non-Controlling Collateral Agent and that an Event of Default (under and as defined in the Secured Credit Documents under which such Non-Controlling Collateral Agent is the Collateral Agent) has occurred and is continuing and has not been cured or waived and (y) the First Lien Obligations of the Class with respect to which such Non-Controlling Collateral Agent is the Collateral Agent are currently due and payable in full (whether as a result of acceleration thereof or otherwise) in accordance with the terms of the applicable Secured Credit Documents; provided that the Non-Controlling Collateral Agent Enforcement Date shall be stayed and shall not occur and shall be deemed not to have occurred with respect to any Shared Collateral (1) at any time the Controlling Collateral Agent has commenced and is diligently pursuing any enforcement action with respect to such Shared Collateral or (2) at any time the Grantor that has granted a security interest in such Shared Collateral is then a debtor under or with respect to (or otherwise subject to) any Insolvency or Liquidation Proceeding.

“Non-Controlling Secured Parties” means, at any time, the Related Secured Parties of any Non-Controlling Collateral Agent.

“Parent Borrower” has the meaning assigned to such term in the preamble hereto.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, governmental authority or other entity.

“Plan of Reorganization” means any plan of reorganization, plan of liquidation, agreement for composition, or other type of plan of arrangement proposed in or in connection with any Insolvency or Liquidation Proceeding under the Bankruptcy Code or any other Bankruptcy Law.

“Possessory Collateral” means any Shared Collateral in the possession of a Collateral Agent (or its agents or bailees), to the extent that possession thereof perfects a Lien thereon under the Uniform Commercial Code of any jurisdiction. Possessory Collateral includes, without limitation, any Certificated Securities, Promissory Notes, Instruments, and Chattel Paper, in each case, delivered to or in the possession of any Collateral Agent under the terms of the Security Documents.

“Post-Petition Interest” means any interest or entitlement to fees or expenses or other charges that accrue after the commencement of any Insolvency or Liquidation Proceeding, whether or not allowed or allowable as a claim in any such Insolvency or Liquidation Proceeding.

“Proceeds” has the meaning assigned to such term in Section 2.01(b).

“Purchase Event” has the meaning assigned to such term in Section 7.06.

“Purchase Event Date” means, in relation to any Purchase Event, each of the Second Purchase Event, the Third Purchase Event and the Fourth Purchase Event.

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“Purchase Event Expiration Date” means, in relation to any Purchase Event, the latest date on which a Purchase Event Date occurs.

“Purchasing Secured Parties” means:

(a) on and from any Purchase Event to and including the date falling ten (10) Business Days thereafter (such date, the “Second Purchase Event”), all or a portion of the Secured Parties that constitute the Controlling Class;

(b) after and excluding such Second Purchase Event to and including the date falling ten (10) Business Days thereafter (such date, the “Third Purchase Event”), all or a portion of the Secured Parties that constitute the First Non-Controlling Class; and

(c) after and excluding such Third Purchase Event to and including the date falling ten (10) Business Days thereafter (such date, the “Fourth Purchase Event”), all or a portion of the Secured Parties that constitute the Second Non-Controlling Class.

“RCF Administrative Agent” means the “Administrative Agent” as defined in the RCF Credit Agreement which, as of the date hereof, is Bank of America, N.A.

“RCF Credit Agreement” means that certain Credit Agreement, dated as of March 10, 2021 (as amended pursuant to that certain Amendment No. 1 to Credit Agreement, dated as of February 22, 2022, that certain Joinder to Credit Agreement, Amendment No. 2 to Credit Agreement, Amendment No. 1 to Security Agreement and Amendment No. 1 to Guaranty, dated as of March 29, 2022, that certain Amendment No. 3 to Credit Agreement, dated as of November 8, 2024 and that certain Amendment No. 4 to Credit Agreement and Consent dated as of the date hereof), by and among the Borrowers, the lenders party thereto from time to time, Bank of America, N.A., as administrative agent and collateral agent, and one or more other financing arrangements (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, together with any Refinancing thereof; provided (a) that in the case of any Refinancing, the collateral agent for any such other financing arrangement or agreement becomes a party hereto by executing and delivering a Collateral Agent Joinder Agreement and (b) that in the case of any Refinancing, the Parent Borrower designates the applicable agreements as the “RCF Credit Agreement” (and not an Additional First Lien Obligations Document) hereunder.

“RCF Collateral Agent” means the “Collateral Agent” as defined in the RCF Credit Agreement which, as of the date hereof, is Bank of America, N.A.

“RCF Documents” means the “Loan Documents” as defined in the RCF Credit Agreement.

“RCF Obligations” means the “Obligations” as defined in the RCF Credit Agreement, together with any Refinancing thereof.

“RCF Secured Parties” means the “Secured Parties” as defined in the RCF Credit Agreement.

“RCF Security Agreement” means the “Security Agreement” as defined in the RCF Credit Agreement, as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time.

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“Related Secured Credit Documents” means, with respect to the Collateral Agent or Secured Parties of any Class, the Secured Credit Documents of such Class.

“Related Secured Parties” means, with respect to the Collateral Agent of any Class, the Secured Parties of such Class.

“Refinance” means, in respect of any Indebtedness, to refinance, extend, exchange, renew, refund, repay, prepay, redeem, purchase, defease, retire, restructure, amend, increase, modify, supplement or replace, or to issue other Indebtedness or enter alternative financing arrangements in exchange or replacement for, such Indebtedness, in whole or in part, including by adding or replacing lenders, creditors, agents, borrowers and/or guarantors, and including, in each case, but not limited to, after the original instrument giving rise to such indebtedness has been terminated and including, in each case, through any credit agreement, indenture or other agreement. “Refinanced” and “Refinancing” shall have correlative meanings.

“Required Secured Parties” means, with respect to any Class at any time, holders of more than 50% of the aggregate outstanding principal amount of the Indebtedness of such Class at such time.

“Junior Lien Intercreditor Agreement” means that certain Junior Lien Intercreditor Agreement, dated as of the date hereof, as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time, among the Collateral Agents, Regions Bank as the Initial Junior Lien Collateral Agent thereunder, the Borrowers, and the other Grantors party thereto.

“Second Non-Controlling Class” means, at any time, the Class of First Lien Obligations that, at such time, constitutes the third-largest outstanding principal amount of any outstanding Class of First Lien Obligations.

“Secured Credit Documents” means, collectively, (a) the RCF Documents, (b) the TLB Documents, (c) First Lien Notes Documents and (d) the Additional First Lien Obligations Documents.

“Secured Parties” means (a) the RCF Secured Parties, (b) the TLB Secured Parties, (c) the First Lien Notes Secured Parties and (d) the Additional Secured Parties.

“Security Documents” means (a) the RCF Security Agreement and the other Collateral Documents (as defined in the RCF Credit Agreement), (b) the TLB Security Agreement and the other Collateral Documents (as defined in the TLB Credit Agreement), (c) the First Lien Notes Security Documents and (d) any other agreement entered into in favor of the Collateral Agent of any other Class for the purpose of securing the First Lien Obligations of such Class.

“Series”, when used in reference to Additional First Lien Obligations, refers to such Additional First Lien Obligations as shall have been issued or incurred pursuant to the same credit agreements, indentures or other agreements and with respect to which the same Person acts as the Additional Collateral Agent.

“Shared Collateral” means, at any time, Collateral on which Collateral Agents or Secured Parties of any two or more Classes have at such time a Lien (including as a result of the agreements set forth in Section 4.01). If First Lien Obligations of more than two Classes are outstanding at any time, then any Collateral shall constitute Shared Collateral with respect to First Lien Obligations of any Class only if the Collateral Agent or Secured Parties of such Class have at such time a Lien on such Collateral.

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“Subsidiary” of a Person means a corporation, company, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly or indirectly, through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Parent Borrower.

“TLB Administrative Agent” means the “Administrative Agent” as defined in the TLB Credit Agreement which, as of the date hereof, is JPMorgan Chase Bank, N.A.

“TLB Credit Agreement” means that certain Term Loan Credit Agreement, dated as of March 29, 2022 (as amended pursuant to that certain Amendment No. 1 to Credit Agreement, dated as of November 8, 2024 and that certain Amendment No. 2 to Term Loan Credit Agreement and Consent dated as of the date hereof), by and among the Borrowers, the lenders party thereto from time to time, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time, together with any Refinancing thereof; provided (a) that in the case of any Refinancing, the collateral agent for any such other financing arrangement or agreement becomes a party hereto by executing and delivering a Collateral Agent Joinder Agreement and (b) that in the case of any Refinancing, the Parent Borrower designates the applicable agreements as the “TLB Credit Agreement” (and not an Additional First Lien Obligations Document) hereunder.

“TLB Documents” means the “Loan Documents” as defined in the TLB Credit Agreement.

“TLB Obligations” means the “Obligations” as such term is defined in the TLB Credit Agreement, together with any Refinancing thereof.

“TLB Secured Parties” means the TLB Collateral Agent and the holders of the TLB Obligations issued pursuant to the TLB Credit Agreement.

“TLB Security Agreement” means the “Security Agreement” as defined in the TLB Credit Agreement, as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time.

SECTION 1.02 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument, other document, statute or regulation herein shall be construed as referring to such agreement, instrument, other document, statute or regulation as from time to time amended, supplemented or otherwise modified, (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, but shall not be deemed to include the subsidiaries of such Person unless express reference is made to such subsidiaries, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections and Exhibits shall be construed to refer to Articles, and Sections of, and Exhibits to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

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SECTION 1.03 Concerning the Collateral Agents.

(a) Each acknowledgement, agreement, consent and waiver (whether express or implied) in this Agreement made by the RCF Collateral Agent, whether on behalf of itself or any of its Related Secured Parties, is made in reliance on the authority granted to the RCF Collateral Agent pursuant to the authorization thereof under the RCF Credit Agreement and the RCF Security Agreement. It is understood and agreed that the RCF Collateral Agent shall not be responsible for or have any duty to ascertain or inquire into whether any of its Related Secured Parties is in compliance with the terms of this Agreement, and no party hereto or any other Secured Party shall have any right of action whatsoever against the RCF Collateral Agent for any failure of any of its Related Secured Parties to comply with the terms hereof or for any of its Related Secured Parties taking any action contrary to the terms hereof.

(b) Each acknowledgement, agreement, consent and waiver (whether express or implied) in this Agreement made by the TLB Collateral Agent, whether on behalf of itself or any of its Related Secured Parties, is made in reliance on the authority granted to the TLB Collateral Agent pursuant to the authorization thereof under the TLB Credit Agreement. It is understood and agreed that the TLB Collateral Agent shall not be responsible for or have any duty to ascertain or inquire into whether any of its Related Secured Parties is in compliance with the terms of this Agreement, and no party hereto or any other Secured Party shall have any right of action whatsoever against the TLB Collateral Agent for any failure of any of its Related Secured Parties to comply with the terms hereof or for any of its Related Secured Parties taking any action contrary to the terms hereof.

(c) Each acknowledgement, agreement, consent and waiver (whether express or implied) in this Agreement made by the First Lien Notes Collateral Agent, whether on behalf of itself or any of its Related Secured Parties, is made in reliance on the authority granted to the First Lien Notes Collateral Agent pursuant to the authorization thereof under the First Lien Notes Indenture. It is understood and agreed that the First Lien Notes Collateral Agent shall not be responsible for or have any duty to ascertain or inquire into whether any of its Related Secured Parties is in compliance with the terms of this Agreement, and no party hereto or any other Secured Party shall have any right of action whatsoever against the First Lien Notes Collateral Agent for any failure of any of its Related Secured Parties to comply with the terms hereof or for any of its Related Secured Parties taking any action contrary to the terms hereof.

(d) Each acknowledgement, agreement, consent and waiver (whether express or implied) in this Agreement made by any Additional Collateral Agent, whether on behalf of itself or any of its Related Secured Parties, is made in reliance on the authority granted to such Additional Collateral Agent pursuant to the authorization thereof under the Additional First Lien Obligations Documents relating to such Class of First Lien Obligations. It is understood and agreed that no Additional Collateral Agent shall be responsible for or have any duty to ascertain or inquire into whether any of its Related Secured Parties is in compliance with the terms of this Agreement, and no party hereto or any other Secured Party shall have any right of action whatsoever against the Additional Collateral Agent for any failure of any of its Related Secured Parties to comply with the terms hereof or for any of its Related Secured Parties taking any action contrary to the terms hereof.

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ARTICLE II

Lien Priorities; Proceeds

SECTION 2.01 Relative Priorities .

(a) Notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Lien on any Shared Collateral securing any First Lien Obligation, and notwithstanding any provision of the Uniform Commercial Code of any jurisdiction, any other applicable law or any Secured Credit Document, or any other circumstance whatsoever (but, in each case, subject to Section 2.01(b) and Section 2.02 of this Agreement), the Collateral Agent under each Class, for itself and on behalf of its Related Secured Parties, agrees that Liens on any Shared Collateral securing First Lien Obligations of such Class shall be of equal priority.

(b) Each Collateral Agent, for itself and on behalf of its Related Secured Parties, agrees that, notwithstanding (x) any provision of any Secured Credit Document to the contrary (but subject to Section 2.02 of this Agreement) and (y) the date, time, method, manner or order of grant, attachment or perfection of any Lien on any Shared Collateral securing any Class of First Lien Obligation, and notwithstanding any provision of the Uniform Commercial Code of any jurisdiction, any other applicable law or any Secured Credit Document, or any other circumstance whatsoever (but, in each case, subject to Section 2.02 of this Agreement), if an Event of Default has occurred and is continuing and (i) such Collateral Agent or any of its Related Secured Parties takes any action to enforce rights or exercise remedies in respect of any Shared Collateral (including any such action referred to in Section 3.01(a) of this Agreement), (ii) any distribution is made in respect of any Shared Collateral in any Insolvency or Liquidation Proceeding of any Borrower or any other Grantor (including any adequate protection payments) or (iii) such Collateral Agent or any of its Related Secured Parties receives any payment with respect to any Shared Collateral pursuant to any intercreditor agreement (other than this Agreement), then the proceeds or distributions of any sale, collection or other liquidation of any Shared Collateral obtained by such Collateral Agent or any of its Related Secured Parties on account of such enforcement of rights or exercise of remedies, and any such distributions or payments received by such Collateral Agent or any of its Related Secured Parties (all such proceeds, distributions and payments being collectively referred to as “Proceeds”), shall be applied as follows:

(i) FIRST, to the payment of all amounts owing to and all costs and expenses incurred by any Collateral Agent or any Agents/Trustees (in each case, in their capacities as such), pursuant to the terms of any Secured Credit Document or in connection with any enforcement of rights or exercise of remedies pursuant thereto, including all court costs and the reasonable documented fees and expenses of agents and legal counsel and, in each case, including all costs and expenses incurred in enforcing its rights to obtain such payment;

(ii) SECOND, subject to Section 2.02 of this Agreement, to the payment in full of all First Lien Obligations of each Class secured by a Lien on such Shared Collateral at the time due and payable (the amounts so applied to be distributed, as among such Classes of First Lien Obligations, ratably in accordance with the amounts of the First Lien Obligations of each such Class on the date of such application); provided that following the commencement of any Insolvency or Liquidation Proceeding with respect to any Grantor, solely as among the holders of First Lien Obligations and solely for purposes of this clause SECOND and not any other documents governing First Lien Obligations, in the event the value of the Shared Collateral is not sufficient for the entire amount of Post-Petition Interest on the First Lien Obligations to be allowed under Section 506(a) and (b) of the Bankruptcy Code or any other applicable provision of the Bankruptcy Code or other Bankruptcy Law in such Insolvency or Liquidation Proceeding, the amount of First Lien Obligations of each Class of First Lien Obligations shall include only the maximum amount of Post-Petition Interest on the First Lien Obligations allowable under Section 506(a) and

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(b) of the Bankruptcy Code or any other applicable provision of the Bankruptcy Code or other Bankruptcy Law in such Insolvency or Liquidation Proceeding; and

(iii) THIRD, after payment in full of all the First Lien Obligations, to the Borrowers and the other Grantors or their successors or assigns, as their interests may appear, or as a court of competent jurisdiction may direct.

(c) For the avoidance of doubt, any amounts to be distributed pursuant to this Section 2.01 shall be distributed by the Controlling Collateral Agent to each Non-Controlling Collateral Agent for further distribution to its Related Secured Parties.

(d) It is acknowledged that the First Lien Obligations of any Class may, subject to the limitations set forth in the then extant Secured Credit Documents, be increased, extended, renewed, replaced, restated, supplemented, restructured, repaid, refunded, Refinanced or otherwise amended or modified from time to time, all without affecting the priorities set forth in Section 2.01(b) of this Agreement or the provisions of this Agreement defining the relative rights of the Secured Parties of any Class.

SECTION 2.02 Impairments. It is the intention of the parties hereto that the Secured Parties of any given Class of First Lien Obligations (and not the Secured Parties of any other Class of First Lien Obligations) bear the risk of any determination by a court of competent jurisdiction that (i) any First Lien Obligations of such Class of First Lien Obligations are unenforceable under applicable law or are subordinated to any other obligations (other than to any First Lien Obligations), (ii) the Secured Parties of such Class of First Lien Obligations do not have a Lien on any of the Collateral securing any First Lien Obligations of any other Class of First Lien Obligations and/or (iii) any Person (other than any Collateral Agent or Secured Party) has a Lien on any Shared Collateral that is senior in priority to the Lien on such Shared Collateral securing First Lien Obligations of such Class of First Lien Obligations, but junior to the Lien on such Shared Collateral securing any other Class of First Lien Obligations (any such Lien being referred to as an “Intervening Lien”, and any such Person being referred to as an “Intervening Creditor”) (any condition with respect to First Lien Obligations of such Class of First Lien Obligations being referred to as an “Impairment” of such Class); provided that the existence of a maximum claim with respect to any real property subject to a mortgage that applies to all First Lien Obligations shall not be deemed to be an Impairment of any Class of First Lien Obligations. In the event an Impairment exists with respect to First Lien Obligations of any Class, the results of such Impairment shall be borne solely by the Secured Parties of such Class of First Lien Obligations, and the rights of the Secured Parties of such Class of First Lien Obligations (including the right to receive distributions in respect of First Lien Obligations of such Class of First Lien Obligations pursuant to Section 2.01(b) of this Agreement) set forth herein shall be modified to the extent necessary so that the results of such Impairment are borne solely by the Secured Parties of such Class. In furtherance of the foregoing, in the event First Lien Obligations of any Class of First Lien Obligations shall be subject to an Impairment in the form of an Intervening Lien of any Intervening Creditor, the value of any Shared Collateral or Proceeds that are allocated to such Intervening Creditor shall be deducted solely from the Shared Collateral or Proceeds to be distributed in respect of First Lien Obligations of such Class.

SECTION 2.03 Payment Over. Each Collateral Agent of each Class, on behalf of itself and its Related Secured Parties, agrees that if such Collateral Agent or any of its Related Secured Parties shall at any time obtain possession of any Shared Collateral or receive any Proceeds (other than as a result of any application of Proceeds pursuant to Section 2.01(b) of this Agreement), then it shall hold such Shared Collateral or Proceeds in trust for the other Secured Parties and promptly transfer such Shared Collateral or Proceeds, as the case may be, to the Controlling Collateral Agent, to be distributed in accordance with the provisions of Section 2.01(b) hereof.

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SECTION 2.04 Determinations with Respect to Amounts of Obligations and Liens. Whenever the Collateral Agent of any Class shall be required, in connection with the exercise of its rights or the performance of its obligations hereunder, to determine the existence or amount of any First Lien Obligations of any other Class, or the Shared Collateral subject to any Lien securing the First Lien Obligations of any other Class (and whether such Lien constitutes a valid and perfected Lien), it may request that such information be furnished to it in writing by the Collateral Agent of such other Class and shall be entitled to make such determination on the basis of the information so furnished; provided that if, notwithstanding the request of the Collateral Agent of such Class, the Collateral Agent of such other Class shall fail or refuse reasonably promptly to provide the requested information, the Collateral Agent of such Class shall be entitled to make any such determination by such method as it may, in the exercise of its good faith judgment, determine, including by reliance upon a certificate of an Authorized Officer of the Parent Borrower. Each Collateral Agent may rely conclusively, and shall be fully protected in so relying, on any determination made by it in accordance with the provisions of the preceding sentence (or as otherwise directed by a court of competent jurisdiction) and shall have no liability to any Grantor, any Secured Party or any other Person as a result of such determination or any action taken or not taken pursuant thereto.

SECTION 2.05 Exculpatory Provisions. Without limitation of Article VI, none of the Collateral Agents or any Secured Parties shall be liable for any action taken or omitted to be taken by any Collateral Agent or Secured Party with respect to any Shared Collateral in accordance with the provisions of this Agreement.

ARTICLE III

Rights and Remedies; Matters Relating to Shared Collateral

SECTION 3.01 Exercise of Rights and Remedies.

(a) Only the Controlling Collateral Agent shall act or refrain from acting with respect to any Shared Collateral (including with respect to any intercreditor agreement with respect to any junior Liens on Shared Collateral). No Non-Controlling Collateral Agent nor any Non-Controlling Secured Party shall commence any judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power as a secured creditor with respect to, or otherwise take any action to enforce its security interest in or realize upon, or take any other action available to it in respect of, any Shared Collateral (including with respect to any intercreditor agreement with respect to junior Liens on any Shared Collateral), whether under any Secured Credit Document, applicable law or otherwise, it being agreed that only the Controlling Collateral Agent, acting in accordance with the applicable Secured Credit Documents, shall be entitled to take any such actions or exercise any such remedies with respect to Shared Collateral at any time. Without limitation of the foregoing, (A) in any Insolvency or Liquidation Proceeding commenced by or against any Borrower or any other Grantor, each Collateral Agent or any of its Related Secured Parties may file a proof of claim or statement of interest with respect to the applicable obligations thereto, (B) in any Insolvency or Liquidation Proceeding commenced by or against any Borrower or any other Grantor, each Collateral Agent or its Related Secured Parties may file any necessary or appropriate responsive pleadings in opposition to any motion, adversary proceeding or other pleading filed by any Person objecting to or otherwise seeking disallowance of the claim or Lien of such Collateral Agent or Related Secured Party, (C) except as otherwise set forth in this Agreement, each Collateral Agent or its Related Secured Parties may file any pleadings, objections, motions, or agreements which assert rights available to unsecured creditors of any Borrower or any other Grantor arising under any Insolvency or Liquidation Proceeding or applicable non-bankruptcy law, (D) subject to clause (E) of this section 3.01(a), each Collateral Agent and its

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Related Secured Parties may propose, support, vote in favor of or otherwise directly or indirectly support any Plan of Reorganization, plan support agreement, restructuring support agreement, or similar arrangement relating to any Borrower or any other Grantor, in each case (A) through (D) above to the extent such action is not inconsistent with, or could not result in a resolution inconsistent with, the terms of this Agreement or the terms of the Security Documents applicable to such Collateral Agent (it being understood that, with respect to clause (D), providing non-ratable allocation of consideration to any Class of First Lien Obligations then outstanding (as compared to any other Class of First Lien Obligations) under a Plan of Reorganization, plan support agreement, restructuring support agreement or similar arrangement would be inconsistent with the terms of this Agreement) and (E) no Collateral Agent nor any of its Related Secured Parties may propose, support, vote in favor of or otherwise directly or indirectly support any Plan of Reorganization, plan support agreement, restructuring support agreement, or similar arrangement relating to any Borrower or any other Grantor, in each case, that provides for non-ratable allocation of consideration to any Class of First Lien Obligations then outstanding (as compared to any other Class of First Lien Obligations) or is otherwise inconsistent with the terms of this Agreement, in each case, unless the Required Secured Parties in respect of such differently and adversely treated Class(es) of First Lien Obligations consents.

(b) Notwithstanding the equal priority of the Liens securing each Class of First Lien Obligations with respect to the Shared Collateral, the Controlling Collateral Agent may deal with the Shared Collateral as if such Controlling Collateral Agent had a senior Lien on such Collateral. No Non-Controlling Collateral Agent or Non-Controlling Secured Party will contest, protest or object to any foreclosure proceeding or action brought by the Controlling Collateral Agent or any Controlling Secured Party or any other exercise by the Controlling Collateral Agent or any Controlling Secured Party of any rights and remedies relating to the Shared Collateral. The foregoing shall not be construed to: (i) limit the rights and priorities of any Secured Party or any Collateral Agent with respect to any Collateral not constituting Shared Collateral, (ii) impair any rights available to them as unsecured creditors or (iii) impair the rights of any Non-Controlling Collateral Agent or any Non-Controlling Secured Party to enforce this Agreement.

SECTION 3.02 Prohibition on Contesting Liens and Obligations. Each Collateral Agent agrees, on behalf of itself and its Related Secured Parties, that neither such Collateral Agent nor any of its Related Secured Parties will, and each hereby waives any right to, contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the perfection, priority, validity, attachment or enforceability of a Lien held by or on behalf of any other Collateral Agent or any of its Related Secured Parties in all or any part of the Shared Collateral, the enforceability or payment priority of any of the First Lien Obligations, or the provisions of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any such Collateral Agent or any of its Related Secured Parties to enforce this Agreement.

SECTION 3.03 Prohibition on Challenging this Agreement. Each Collateral Agent agrees, on behalf of itself and its Related Secured Parties, that neither such Collateral Agent nor any of its Related Secured Parties will attempt, directly or indirectly, whether by judicial proceedings or otherwise, to challenge the enforceability of any provision of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any such Collateral Agent or any of its Related Secured Parties to enforce this Agreement.

SECTION 3.04 Release of Liens. The parties hereto agree and acknowledge that the release of Liens on any Shared Collateral securing First Lien Obligations of any Class, whether in connection with a sale, transfer or other disposition of such Shared Collateral or otherwise, shall be governed by and subject to the Secured Credit Documents of such Class, and that nothing in this Agreement shall be deemed to

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amend or affect the terms of the Secured Credit Documents of such Class with respect thereto; provided that if, at any time any Shared Collateral is transferred to a third party or otherwise disposed of, in each case, in connection with any enforcement by the Controlling Collateral Agent in accordance with the provisions of this Agreement, then (whether or not any Insolvency or Liquidation Proceeding is pending at the time) the Liens in favor of the other Collateral Agents for the benefit of each Class of Secured Parties upon such Shared Collateral will automatically be released and discharged upon final conclusion of foreclosure proceeding as and when, but only to the extent, such Liens on the Shared Collateral of the Controlling Collateral Agent are released and discharged; provided that any proceeds of any Shared Collateral realized therefrom shall be applied pursuant to Section 2.01(b) hereof. Each Collateral Agent agrees, in accordance with the terms of the Secured Credit Documents of such Class, to execute and deliver (at the sole cost and expense of the Grantors) all such authorizations and other instruments as shall reasonably be requested by the any other Collateral Agent to evidence and confirm any release of Shared Collateral provided for in this Section 3.04.

ARTICLE IV

Collateral

SECTION 4.01 Bailment for Perfection of Security Interests.

(a) The Possessory Collateral shall be delivered to the Bailee Agent and by accepting such Possessory Collateral such Bailee Agent agrees to hold any Shared Collateral constituting Possessory Collateral that is part of the Collateral in its possession or control (or in the possession or control of its agents or bailees) as gratuitous bailee for the benefit of each other Secured Party and any assignee solely for the purpose of perfecting the security interest granted in such Possessory Collateral, if any, pursuant to the applicable Security Documents, in each case, subject to the terms and conditions of this Section 4.01.

(b) The Bailee Agent shall (at the sole cost and expense of the Grantors), upon the Discharge of the First Lien Obligations with respect to which such Collateral Agent is the Collateral Agent, transfer the possession and control of the Possessory Collateral, together with any necessary endorsements but without recourse or warranty, to the successor Bailee Agent. In connection with any transfer under the foregoing sentence by any Collateral Agent, such transferor Collateral Agent agrees to take all actions in its power as shall be necessary or reasonably requested by the transferee Collateral Agent to permit the transferee Collateral Agent to obtain, for the benefit of its Related Secured Parties, a first priority security interest in the applicable Possessory Collateral. The Borrowers and the other Grantors shall take such further action as is required to effectuate the transfer contemplated hereby and shall indemnify each Collateral Agent for loss or damage suffered by such Collateral Agent as a result of such transfer, except for loss or damage suffered by such Collateral Agent as a result of its own willful misconduct or gross negligence, as determined by a final, non-appealable judgment of a court of competent jurisdiction.

(c) Each Collateral Agent agrees to hold any Shared Collateral constituting Possessory Collateral, from time to time in its possession, as gratuitous bailee for the benefit of each other Secured Party and any assignee, solely for the purpose of perfecting the security interest granted in such Possessory Collateral, if any, pursuant to the applicable Security Documents, in each case, subject to the terms and conditions of this Section 4.01.

(d) The duties or responsibilities of each Collateral Agent under this Section 4.01 shall be limited solely to holding any Shared Collateral constituting Possessory Collateral as gratuitous bailee for the benefit of each other Secured Party for purposes of perfecting the Lien held by such Secured Parties thereon.

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SECTION 4.02 Delivery of Documents. Promptly after the execution and delivery to any Collateral Agent by any Grantor of any Security Document (other than (a) any Security Document in effect on the date hereof and (b) any Additional First Lien Obligations Document referred to in paragraph (b) of Article IX, but including any amendment, amendment and restatement, waiver or other modification of any such Security Document or Additional First Lien Obligations Document), the Parent Borrower shall deliver to each Collateral Agent party hereto at such time a copy of such Security Document.

ARTICLE V

Certain Agreements With Respect to Bankruptcy or Insolvency Proceedings

SECTION 5.01 Certain Agreements With Respect to Bankruptcy or Insolvency Proceedings.

(a) This Agreement shall continue in full force and effect notwithstanding the commencement of any Insolvency or Liquidation Proceeding against any Borrower or any other Grantor, and the parties hereto acknowledge that this Agreement is intended to be and shall be enforceable as a “subordination” agreement under Bankruptcy Code Section 510(a) or any equivalent provision of any other Bankruptcy Law. All references herein to any Grantor shall apply to any trustee for such Person and such Person as a debtor-in-possession.

(b) If any Borrower and/or any other Grantor shall become subject to a case (a “Bankruptcy Case”) under the Bankruptcy Code or other applicable Bankruptcy Law, the following provisions shall apply with respect to any debtor-in-possession financing (“DIP Financing”) to be provided by one or more lenders (the “DIP Lenders”) under Section 364 of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law and any use of cash collateral under Section 363 of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law:

(i) each Secured Party must be offered the right to participate ratably (based on the proportion that the outstanding principal amount of First Lien Obligations held by such Secured Party bears to the aggregate outstanding principal amount of all First Lien Obligations) in any DIP Financing on the same terms (including economics and adequate protection) and conditions as any DIP Lender, other than reasonable and customary bona fide backstop fees and reimbursement of counsel fees and other expenses in connection with the negotiation of the terms of such DIP Financing;

(ii) the Parent Borrower shall provide notice of such DIP Financing to each Collateral Agent at least five business days before entry into such DIP Financing, which notice shall include a reasonably detailed summary of such DIP Financing;

(iii) no First Lien Obligations may be “rolled up” into or refinanced with any DIP Financing on a greater than 1:1 basis (measured by the ratio of the aggregate principal amount of First Lien Obligations being rolled up or refinanced to the aggregate principal amount of new money being provided in connection with such DIP Financing) without the consent of the Required Secured Parties of each Class of First Lien Obligations then outstanding;

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(iv) except as otherwise provided in this Section 5.01(b), any provision of any DIP Financing that provides adverse and different treatment with respect to any Class of First Lien Obligations compared to any other Class of First Lien Obligations (or otherwise in an adverse manner that is inconsistent with this Agreement) shall require the consent of the Required Secured Parties of such adversely and differently treated Class;

(v) each of the Collateral Agents (other than, in each case, the Collateral Agent that is the Controlling Collateral Agent) agrees (on behalf of itself and its Related Secured Parties) that it will raise no objection to any DIP Financing or to the Liens on the Shared Collateral securing the same (“DIP Financing Liens”) unless the Controlling Collateral Agent shall then oppose or object to such DIP Financing and/or such DIP Financing Liens, or such DIP Financing does not otherwise comply with this Section 5.01(b) (and (i) to the extent that such DIP Financing Liens are senior to the Liens on any such Shared Collateral for the benefit of the Controlling Secured Parties, each Non-Controlling Collateral Agent agrees (on behalf of itself and its Related Secured Parties) that it will subordinate its Liens with respect to such Shared Collateral on the same terms as the Liens of the Controlling Secured Parties (other than any Liens of any Secured Parties constituting DIP Financing Liens) are subordinated thereto, and (ii) to the extent that such DIP Financing Liens rank pari passu with the Liens on any such Shared Collateral granted to secure the First Lien Obligations of the Controlling Secured Parties, each Non-Controlling Collateral Agent will confirm the priorities with respect to such Shared Collateral as set forth herein); provided, in each case, that (A) the Secured Parties of each Class retain the benefit of their Liens on all such Shared Collateral pledged to the DIP Lenders, including proceeds thereof arising after the commencement of such proceeding, with the same priority vis-à-vis all the other Secured Parties (other than any Liens of the Secured Parties constituting DIP Financing Liens) as existed prior to the commencement of the Bankruptcy Case, (B) the Secured Parties of each Class are granted Liens on any additional collateral pledged to any Secured Parties as adequate protection or otherwise in connection with such DIP Financing, with the same priority vis-à-vis the Secured Parties as set forth in this Agreement (other than any Liens of the Secured Parties constituting DIP Financing Liens), (C) except as permitted by clause (iii) above, if any amount of such DIP Financing is applied to repay any of the First Lien Obligations, such amount is applied pursuant to Section 2.01 of this Agreement, and (D) if any Secured Parties are granted adequate protection, including in the form of periodic payments, in connection with such DIP Financing, the proceeds of such adequate protection are applied pursuant to Section 2.01 of this Agreement; provided, further, that this Agreement shall not limit the right of the Secured Parties of each Class to object to the grant of a Lien to secure the DIP Financing over any Collateral subject to Liens in favor of the Secured Parties of such Class or the Collateral Agent with respect thereto that shall not constitute Shared Collateral; and provided, further, however, that each Collateral Agent agrees (on behalf of itself and its Related Secured Parties) not to object to any other Secured Party receiving adequate protection comparable to any adequate protection granted to such Secured Parties in connection with a DIP Financing permitted by this paragraph; and

(vi) in respect of the use of cash collateral under Section 363 of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law, to the extent that such cash collateral constitutes Shared Collateral (for the avoidance of doubt, other than the cash proceeds of any DIP Financing or any post-petition cash receipts, which shall be subject to the preceding clauses of this Section 5.01(b), mutatis mutandis), shall be subject to the consent of the Required Secured Parties of each Class of First Lien Obligations then outstanding.

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ARTICLE VI

The Controlling Collateral Agent

SECTION 6.01 The Controlling Collateral Agent

(a) Each of the Secured Parties hereby irrevocably appoints and authorizes the Controlling Collateral Agent to take such actions on its behalf and to exercise such powers as are delegated to the Controlling Collateral Agent by the terms hereof, including for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any Grantors to secure any of the First Lien Obligations, together with such powers and discretion as are reasonably incidental thereto. Each of Secured Parties hereby agrees to provide such cooperation and assistance as may be reasonably requested by the Controlling Collateral Agent to facilitate and effect actions taken or intended to be taken by the Controlling Collateral Agent pursuant to this Article VI, such cooperation to include execution and delivery of notices, instruments and other documents as are reasonably deemed necessary by the Controlling Collateral Agent to effect such actions, and joining in any action, motion or proceeding initiated by the Controlling Collateral Agent for such purposes. Notwithstanding any other provision of this Agreement, nothing herein shall be construed to impose any fiduciary or other duty on any Controlling Collateral Agent to any Non-Controlling Secured Party or give any Non-Controlling Secured Party the right to direct any Controlling Collateral Agent, except that each Controlling Collateral Agent shall be obligated to distribute proceeds of any Shared Collateral in accordance with Section 2.01(b) hereof.

(b) In furtherance of the foregoing, each Non-Controlling Secured Party acknowledges and agrees that the Controlling Collateral Agent shall be entitled, for the benefit of the Secured Parties, to sell, transfer or otherwise dispose of or deal with any Shared Collateral as provided herein and in the Security Documents, as applicable, pursuant to which the Controlling Collateral Agent is the collateral agent for such Shared Collateral, without regard to any rights to which the Non-Controlling Secured Parties would otherwise be entitled as a result of the First Lien Obligations held by such Non-Controlling Secured Parties. Without limiting the foregoing, each Non-Controlling Secured Party agrees that none of the Controlling Collateral Agent or any other Controlling Secured Party shall have any duty or obligation first to marshal or realize upon any type of Shared Collateral (or any other Collateral securing any of the First Lien Obligations), or to sell, dispose of or otherwise liquidate all or any portion of such Shared Collateral (or any other Collateral securing any First Lien Obligations), in any manner that would maximize the return to the Non-Controlling Secured Parties, notwithstanding that the order and timing of any such realization, sale, disposition or liquidation may affect the amount of proceeds actually received by the Non-Controlling Secured Parties from such realization, sale, disposition or liquidation. Except with respect to any actions expressly prohibited or required to be taken by this Agreement, each Class of Secured Parties waives any claim it may now or hereafter have against any Collateral Agent or any other Secured Party of any other Class arising out of (i) any actions which any Collateral Agent or Secured Party takes or omits to take (including, actions with respect to the creation, perfection or continuation of Liens on any Collateral, actions with respect to the foreclosure upon, sale, release or depreciation of, or failure to realize upon, any of the Collateral and actions with respect to the collection of any claim for all or any part of the First Lien Obligations from any account debtor, guarantor or any other party) in accordance with the Security Documents or any other agreement related thereto or to the collection of the First Lien Obligations or the valuation, use, protection or release of any security for the First Lien Obligations, (ii) any election by any Collateral Agent or any holders of First Lien Obligations, in any Insolvency or Liquidation Proceeding of the application of Section 1111(b) of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law or (iii) subject to Section 5.01, any borrowing

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by, or grant of a security interest or administrative expense priority under Section 364 of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law, by the Parent Borrower or any of its Subsidiaries, as debtor-in-possession. Notwithstanding any other provision of this Agreement, the Controlling Collateral Agent shall not accept any Shared Collateral in full or partial satisfaction of any First Lien Obligations pursuant to Section 9-620 of the Uniform Commercial Code of any jurisdiction, without the consent of each Collateral Agent representing holders of First Lien Obligations for whom such Collateral constitutes Shared Collateral.

(c) Without limiting Section 6.01(a) above, upon request of the Parent Borrower or any Collateral Agent from time to time, in order to ascertain the Controlling Class or directions of the Required Secured Parties of each Class that remains outstanding, as applicable, at any such time, each Agent/Trustee shall certify (and each applicable Secured Party undertakes to direct the applicable Agent/Trustee to certify) to the Parent Borrower and each Collateral Agent (and the Parent Borrower and each Collateral Agent shall be entitled to conclusively rely on any such certification):

(i) the Credit Participations of First Lien Obligations of its Related Secured Parties (which shall be calculated at the time stipulated in such request); and

(ii) if applicable, (x) the details of the extent to which the Credit Participations of its Related Secured Parties have been voted for or against any matter specified in such request and (y) whether the Required Secured Parties of its Class have voted for or against any matter specified in such request.

(d) For the purpose of ascertaining any relevant amount or percentage of Credit Participations, the Agents/Trustees shall notionally convert the Credit Participations into the Common Currency at the rate for conversion into the Common Currency specified in the relevant Secured Credit Document.

(e) The Controlling Collateral Agent shall not have any duties or obligations to any Non-Controlling Secured Party except those expressly set forth herein. Without limiting the generality of the foregoing, the Controlling Collateral Agent:

(i) shall not be subject to any fiduciary or other implied duties, regardless of whether an Event of Default has occurred and is continuing;

(ii) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby; provided that the Controlling Collateral Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Controlling Collateral Agent to liability or that is contrary to this Agreement or applicable law;

(iii) shall not, except as expressly set forth herein, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to a Grantor or any of its Affiliates that is communicated to or obtained by the Person serving as the Controlling Collateral Agent or any of its Affiliates in any capacity;

(iv) shall not, except as expressly set forth herein, be liable for any action taken or not taken by it (1) in the absence of its own gross negligence or willful misconduct (as determined by a final non-appealable order of a court of competent jurisdiction) or (2) in reliance on a certificate from the Parent Borrower stating that such action is permitted by the terms of this Agreement. The Controlling Collateral Agent shall be deemed not to have knowledge of any Event of Default under any Class of First Lien Obligations unless and until notice describing such Event of Default and referencing the applicable Secured Credit Documents is given to the Controlling Collateral Agent;

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(v) shall not be responsible for or have any duty to ascertain or inquire into (1) any statement, warranty or representation made in or in connection with this Agreement or any other Secured Credit Document, (2) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (3) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (4) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Security Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Security Documents, (5) the value or the sufficiency of any Collateral for any Class of First Lien Obligations, or (6) the satisfaction of any condition set forth in any Secured Credit Document, other than to confirm receipt of items expressly required to be delivered to the Controlling Collateral Agent; and

(vi) need not segregate money held hereunder from other funds except to the extent required by law and shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing.

ARTICLE VII

Other Agreements

SECTION 7.01 Concerning Secured Credit Documents and Collateral.

(a) The Secured Credit Documents of any Class may be Amended, in whole or in part, in accordance with their terms, in each case without notice to or the consent of the Collateral Agent or any Secured Parties of any other Class; provided that nothing in this paragraph shall affect any limitation on any such Amendment that is set forth in the Secured Credit Documents of any such other Class.

(b) The Grantors agree that they shall not grant to any Person any Lien on any Shared Collateral securing First Lien Obligations of any Class other than through the Collateral Agent of such Class (it being understood that the foregoing shall not be deemed to prohibit grants of set-off rights to Secured Parties of any Class).

(c) The Grantors agree that they shall not, and shall not permit any Subsidiary to, grant or permit or suffer to exist any additional Liens (unless otherwise permitted under each Secured Credit Document) on any asset or property to secure any Class of First Lien Obligations unless it has granted a Lien on such asset or property to secure each other Class of First Lien Obligations; provided, that to the extent the foregoing is not complied with for any reason, without limiting any other rights and remedies available to the Secured Parties of any Class, each such Secured Party agrees that any amounts received by or distributed to any of them pursuant to or as a result of Liens granted in contravention of this Section 7.01(c) shall be subject to Article II.

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SECTION 7.02 Refinancings. The First Lien Obligations of any Class may be increased or Refinanced (including, for the avoidance of doubt, any additional Indebtedness incurred to pay premiums (including tender premiums), defeasance costs, and accrued interest, fees and expenses in connection with such Refinancing), in whole or in part, in each case, without notice to, or the consent of the Collateral Agent or any Secured Party of any other Class, all without affecting the priorities provided for herein or the other provisions hereof, so long as permitted by the terms of each Secured Credit Document; provided, that if any obligations of the Grantors in respect of such Refinancing indebtedness shall be secured by Liens on any Shared Collateral, such obligations and the holders thereof shall be subject to and bound by the provisions of this Agreement and, if not already, the collateral agent under such obligations shall become a party hereto by executing and delivering a Collateral Agent Joinder Agreement.

SECTION 7.03 Reinstatement. If, in any Insolvency or Liquidation Proceeding or otherwise, all or part of any payment with respect to the First Lien Obligations of any Class previously made shall be avoided or rescinded for any reason whatsoever (including an order or judgment for disgorgement of a preference, fraudulent transfer or other avoidance action under the Bankruptcy Code, other applicable Bankruptcy Law, or any similar law), then the terms and conditions of this Agreement shall be fully applicable thereto until all the First Lien Obligations of such Class shall again have been satisfied in full.

SECTION 7.04 Reorganization Modifications. In the event the First Lien Obligations of any Class are modified pursuant to applicable law, including Section 1129 of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law, any reference to the First Lien Obligations of such Class or the Secured Credit Documents of such Class shall refer to such obligations or such documents as so modified.

SECTION 7.05 Further Assurances. Each of the Collateral Agents and the Grantors agrees that it will execute, or will cause to be executed, such reasonable further documents, agreements and instruments, and take all such reasonable further actions, as may be required under any applicable law, or which any Collateral Agent may reasonably request, to effectuate the terms of this Agreement.

SECTION 7.06 Purchase Right. Following (a) the acceleration of all First Lien Obligations in accordance with the terms of the Secured Credit Documents or (b) the commencement of an Insolvency or Liquidation Proceeding (each, a “Purchase Event”), the applicable Purchasing Secured Parties in respect of such Purchase Event shall have the right to purchase, upon written notice to the applicable Selling Secured Parties, solely for so long as such Class of Secured Parties constitute the Purchasing Secured Parties, and the Secured Parties, of the other Classes (the “Selling Secured Parties”) hereby offer the applicable Purchasing Secured Parties the option, to purchase all, but not less than all, of the aggregate amount of outstanding First Lien Obligations of the Selling Secured Parties outstanding at the time of purchase at par, plus any premium, if any, that would be applicable upon prepayment of such First Lien Obligations and accrued and unpaid interest, fees, and expenses, without warranty or representation or recourse (except for representations and warranties required to be made by assigning lenders or noteholders pursuant to any Secured Credit Document); provided that no Secured Party shall have an obligation to participate in the making of such an offer to purchase the outstanding First Lien Obligations of the Selling Secured Parties. If such right is exercised, the parties shall endeavor to close promptly thereafter but in any event within ten (10) Business Days of the request. If one or more of the Secured Parties exercise such purchase right, it shall be exercised pursuant to documentation mutually acceptable to the applicable Purchasing Secured Parties, Selling Secured Parties and Collateral Agents. If none of the Purchasing Secured Parties exercise such right prior to the Purchase Event Expiration Date in respect of such Purchase Event, the Secured Parties shall have no further obligations pursuant to this Section 7.06 for such Purchase Event and may take any further actions in their sole discretion in accordance with the Secured Credit Documents and this Agreement.

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ARTICLE VIII

No Reliance; No Liability

SECTION 8.01 No Reliance; Information. Each Collateral Agent, on behalf of its Related Secured Parties, acknowledges that (a) its Related Secured Parties have, independently and without reliance upon any Collateral Agent or any Related Secured Parties, and based on such documents and information as they have deemed appropriate, made their own credit analysis and decision to enter into the Secured Credit Documents to which they are party and (b) its Related Secured Parties will, independently and without reliance upon any Collateral Agent or any of its Related Secured Parties, and based on such documents and information as they shall from time to time deem appropriate, continue to make their own credit decision in taking or not taking any action under this Agreement or any other Secured Credit Document. The Collateral Agent or Secured Parties of any Class shall have no duty to disclose to any Collateral Agent or any Secured Party of any other Class any information relating to any Borrower or any of the Grantors or their Subsidiaries, or any other circumstance bearing upon the risk of nonpayment of any of the First Lien Obligations, that is known or becomes known to any of them or any of their Affiliates. If the Collateral Agent or any Secured Party of any Class, in its sole discretion, undertakes at any time or from time to time to provide any such information to, as the case may be, the Collateral Agent or any Secured Party of any other Class, it shall be under no obligation (i) to make, and shall not be deemed to have made, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of the information so provided, (ii) to provide any additional information or to provide any such information on any subsequent occasion or (iii) to undertake any investigation.

SECTION 8.02 No Warranties or Liability.

(a) Each Collateral Agent, for itself and on behalf of its Related Secured Parties, acknowledges and agrees that no Collateral Agent or Secured Party of any other Class has made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability or enforceability of any of the Secured Credit Documents, the ownership of any Shared Collateral or the perfection or priority of any Liens thereon. The Collateral Agent and the Secured Parties of any Class will be entitled to manage and supervise their loans and other extensions of credit in the manner set forth in their Related Secured Credit Documents. No Collateral Agent of any Class shall, by reason of this Agreement, any other Security Document or any other document, have a fiduciary relationship or other implied duties in respect of any other Collateral Agent or any other Secured Party.

(b) No Collateral Agent or Secured Parties of any Class shall have any express or implied duty to the Collateral Agent or any Secured Party of any other Class to act or refrain from acting in a manner that allows, or results in, the occurrence or continuance of a Default or an Event of Default under any Secured Credit Document (other than, in each case, this Agreement), regardless of any knowledge thereof that they may have or be charged with.

SECTION 8.03 Rights of Collateral Agents. Notwithstanding anything contained herein to the contrary, each of (a) the RCF Collateral Agent shall be entitled to the same rights, protections, immunities and indemnities as set forth in the RCF Credit Agreement, (b) the TLB Collateral Agent shall be entitled to the same rights, protections, immunities and indemnities as set forth in the TLB Credit Agreement and (c) the First Lien Notes Collateral Agent is entering into this Agreement in its capacity as Notes Collateral Agent under the First Lien Notes Indenture and shall be entitled to the same rights, protections, immunities and indemnities as set forth in the First Lien Notes Indenture, in each case, as if the provisions setting forth those rights, protections, immunities and indemnities are fully set forth herein.

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ARTICLE IX

Additional First Lien Obligations

The Borrowers and the other Grantors may from time to time, subject to any limitations contained in any Secured Credit Documents in effect at such time, incur and designate additional indebtedness and related obligations that are, or are to be, secured by Liens on any assets of the Borrowers or any of the other Grantors that would, if such Liens were granted, constitute Shared Collateral as Additional First Lien Obligations by delivering to each Collateral Agent party hereto at such time a certificate of an Authorized Officer of the Parent Borrower:

(a) describing the indebtedness and other obligations being designated as Additional First Lien Obligations, and including a statement of the maximum aggregate outstanding principal amount of such indebtedness as of the date of such certificate;

(b) setting forth a summary of the Additional First Lien Obligations Documents under which such Additional First Lien Obligations are or will be issued or incurred or the guarantees of or Liens securing such Additional First Lien Obligations are, or are to be, granted or created, and attaching copies of such Additional First Lien Obligations Documents as each Grantor has executed and delivered to the Person that serves as the collateral agent, collateral trustee or a similar representative for the holders of such Additional First Lien Obligations (such Person being referred to as the “Additional Collateral Agent”) with respect to such Additional First Lien Obligations on the closing date of such Additional First Lien Obligations, certified as being true and complete in all material respects by an Authorized Officer of the Parent Borrower;

(c) identifying the Person that serves as the Additional Collateral Agent;

(d) certifying that the incurrence of such Additional First Lien Obligations, the creation of the Liens securing such Additional First Lien Obligations and the designation of such Additional First Lien Obligations as “Additional First Lien Obligations” hereunder do not or will not violate or result in a Default under any provision of any Secured Credit Document of any Class in effect at such time;

(e) certifying that the Additional First Lien Obligations Documents authorize the Additional Collateral Agent to become a party hereto by executing and delivering a Collateral Agent Joinder Agreement and provide that, upon such execution and delivery, such Additional First Lien Obligations and the holders thereof shall become subject to and bound by the provisions of this Agreement; and

(f) attaching a fully completed Collateral Agent Joinder Agreement executed and delivered by the Additional Collateral Agent.

Upon the delivery of such certificate and the related attachments as provided above and as so long as the statements made therein are true and correct as of the date of such certificate, the obligations designated in such notice shall become Additional First Lien Obligations for all purposes of this Agreement. Notwithstanding anything herein contained to the contrary, each Collateral Agent may conclusively rely on such certificate delivered by the Parent Borrower, and upon its receipt of such certificate, each Collateral Agent shall execute the Collateral Agent Joinder Agreement evidencing its acknowledgment thereof, and shall incur no liability to any Person for such execution.

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ARTICLE X

Miscellaneous

SECTION 10.01 Notices. All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile, as follows:

(a) if to the Borrowers or any Grantor, to the Parent Borrower, at its address at:

Accendra Health, Inc.

435 Waterfront Drive, Suite 300

Glen Allen, Virginia 23060

Attention: Jonathan A. Leon, Executive Vice President & Chief Financial Officer; Heath

H. Galloway, Executive Vice President, General Counsel & Corporate Secretary

Email: [***]

and a copy to (which shall not constitute notice):

Kirkland & Ellis LLP

333 West Wolf Point Plaza

Chicago, IL 60654

Attention: Thomas J. Dobleman, P.C.

Email: thomas.dobleman@kirkland.com

and a copy to (which shall not constitute notice):

Kirkland & Ellis LLP

601 Lexington Avenue

New York, NY 10022

Attention: Paul L. Sandler, P.C.

Email: paul.sandler@kirkland.com

(b) if to the RCF Collateral Agent, to it at:

Bank of America, N.A.

Agency Management

4500 Amon Carter Blvd.

Mail Code: TX2-979-02-22

Fort Worth, TX 76155

Attention: Jennifer Toney, Katie Pounds and Darren Merten

Telephone: (469) 201-9415

Facsimile: (214) 209-9581

Email: jennifer.toney@bofa.com; kathryn.pounds@bofa.com; darren.merten@bofa.com

(c) if to the TLB Collateral Agent, to it at:

JPMorgan Chase Bank, N.A.

WLS - Document Workflow Management

10 South Dearborn Street - Floor L2

Mail Code IL1-1190

Chicago, IL 60603

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(d) if to the First Lien Notes Collateral Agent, to it at:

Regions Bank

1180 West Peachtree Street NW, Suite 1400

Atlanta, GA 30309

Attention: Corporate Trust Department

(e) if to any Additional Collateral Agent, to it at the address set forth in the applicable Collateral Agent Joinder Agreement.

Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt (if a Business Day) and on the next Business Day thereafter (in all other cases) if delivered by hand or overnight courier service or sent by facsimile or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 10.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 10.01. As agreed to in writing by any party hereto from time to time, notices and other communications to such party may also be delivered by e-mail to the e-mail address of a representative of such party provided from time to time by such party.

SECTION 10.02 Waivers; Amendment; Joinder Agreements.

(a) No failure or delay on the part of any party hereto in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereto are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 10.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be waived, amended or otherwise modified except as contemplated by the Secured Credit Documents and then pursuant to an agreement or agreements in writing entered into by each Collateral Agent then party hereto and the Parent Borrower; provided that without any action or consent of any Collateral Agent (i) (A) this Agreement may be supplemented by a Collateral Agent Joinder Agreement, and an Additional Collateral Agent may become a party hereto, in accordance with Article IX and (B) this Agreement may be supplemented by a Grantor Joinder Agreement, and a Subsidiary may become a party hereto, in accordance with Section 10.12, (ii) in connection with any Refinancing of First Lien Obligations of any Class, the Collateral Agents then party hereto shall enter (and are hereby authorized to enter without the consent of any other Secured Party), at the request of any Collateral Agent or the Parent Borrower, into such amendments or modifications of this Agreement as are reasonably necessary to reflect such Refinancing; provided that such Collateral Agent shall not be required to enter into such amendments or modifications unless it shall have received a certificate of an Authorized Officer of the Parent Borrower certifying that such Refinancing is permitted

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hereunder and (iii) the Parent Borrower may amend this Agreement to reflect any technical changes to Section 7.06 and its component definitions that are necessary or appropriate to give effect to the designation of any Additional First Lien Obligations hereunder in a manner consistent with the definition of “Purchasing Secured Parties” as in effect as of the date hereof.

SECTION 10.03 Parties in Interest. This Agreement shall be binding upon and inure to the benefit of the parties hereto (and their Related Secured Parties) and their respective successors and assigns. No other Person shall have or be entitled to assert rights or benefits hereunder.

SECTION 10.04 Effectiveness; Survival. This Agreement shall become effective when executed and delivered by the parties hereto. All covenants, agreements, representations and warranties made by any party in this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement.

SECTION 10.05 Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile transmission or other electronic communication (including “.pdf” or “.tif” files) shall be as effective as delivery of a manually signed counterpart of this Agreement. The words “execution,” “signed,” “signature,” and words of similar import in this Agreement or any notice, certificate, document, agreement or instrument in respect thereof shall be deemed to include electronic or digital signatures or the keeping of records in electronic form, each of which shall be of the same effect, validity and enforceability as manually executed signatures or a paper-based recordkeeping system, as the case may be, to the extent and as provided for under applicable law, including the Electronic Signatures in Global and National Commerce Act of 2000, the Electronic Signatures and Records Act of 1999, or any other similar state laws based on the Uniform Electronic Transactions Act.

SECTION 10.06 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 10.07 Governing Law; Jurisdiction; Consent to Service of Process.

(a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

(b) Each party hereto irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in the Borough of Manhattan, New York County and of the United States District Court for the Southern District of New York sitting in the Borough of Manhattan, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each party hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party hereto or any Secured Party may otherwise have to bring any action or proceeding relating to this Agreement against any party hereto or its properties in the courts of any jurisdiction.

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(c) Each party hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section 10.07. Each party hereto irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 10.01, such service to be effective upon receipt. Nothing in this Agreement will affect the right of any party hereto or any Secured Party to serve process in any other manner permitted by law.

SECTION 10.08 WAIVER OF JURY TRIAL. EACH PARTY HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 10.09 Headings. Article and Section headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 10.10 Conflicts. In the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of any other Secured Credit Documents, the provisions of this Agreement shall control.

SECTION 10.11 Provisions Solely to Define Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the Secured Parties, the Borrowers and the Grantors in relation to one another. Nothing in this Agreement is intended to or shall impair the obligations of any Borrower or any other Grantor, which are absolute and unconditional, to pay the First Lien Obligations as and when the same shall become due and payable in accordance with their terms. For the avoidance of doubt, nothing contained herein shall be construed to constitute a waiver or an amendment of any covenant of any Borrower or any other Grantor contained in any Secured Credit Document, which restricts the incurrence of any Indebtedness or the grant of any Lien.

SECTION 10.12 Additional Grantors. In the event any Subsidiary shall have granted a Lien on any of its assets to secure any First Lien Obligations, the Parent Borrower shall cause such Subsidiary, if not already a party hereto, to become a party hereto as a “Grantor”. Upon the execution and delivery by any Subsidiary of a Grantor Joinder Agreement, any such Subsidiary shall become a party hereto and a Grantor hereunder with the same force and effect as if originally named as such herein. The execution and delivery of any such instrument shall not require the consent of any other party hereto. The rights and obligations of each party hereto shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.

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SECTION 10.13 Specific Performance . Each Collateral Agent of any Class, on behalf of itself and its Related Secured Parties, may demand specific performance of this Agreement. Each Collateral Agent of any Class, on behalf of itself and its Related Secured Parties, hereby irrevocably waives any defense based on the adequacy of a remedy at law and any other defense that might be asserted to bar the remedy of specific performance in any action which may be brought by the Secured Parties.

SECTION 10.14 Amendment and Restatement. This Agreement amends and restated the Existing Intercreditor Agreement in its entirety and on and from the date hereof, the Existing Intercreditor Agreement shall be read and construed for all purposes as set out in this Agreement.

SECTION 10.15 Integration. This Agreement, together with the other Secured Credit Documents, represents the agreement of each of the Grantors and the Secured Parties with respect to the subject matter hereof and there are no promises, undertakings, representations or warranties by any Grantor, any Collateral Agent or any other Secured Party relative to the subject matter hereof not expressly set forth or referred to herein or in the other Secured Credit Documents.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

BANK OF AMERICA, N.A.,
in its capacity as RCF Collateral Agent

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A., in its capacity as TLB Collateral Agent

By:
Name:
Title:

REGIONS BANK, in its capacity as First Lien Notes Collateral Agent

By:
Name:
Title:

ACKNOWLEDGED AND AGREED:

ACCENDRA HEALTH, INC., as the Parent Borrower

By:
Name: Heath H. Galloway
Title: Executive Vice President

APRIA, INC., BARISTA ACQUISITION I, LLC, BARISTA ACQUISITION II, LLC, each as a Borrower

By:
Name: Heath H. Galloway
Title: Executive Vice President

BYRAM HEALTHCARE CENTERS, INC., as a Borrower

By:
Name: Michelle Knowles
Title: Secretary

[Signature Page to Amended and Restated First Lien Pari Passu Intercreditor Agreement]

O&M BYRAM HOLDINGS, GP, as a Grantor

By:	Barista Acquisition I, LLC; and
Barista Acquisition II, LLC
Its:	Partners

By:
Name: Heath H. Galloway
Title: Executive Vice President

BYRAM HOLDINGS I, INC., as a Grantor

By:
Name: Michelle Knowles
Title: Secretary

APRIA HOLDCO LLC,
APRIA HEALTHCARE GROUP LLC,
APRIA HEALTHCARE LLC,
CPAP SLEEP STORE LLC,
HEALTHY LIVING HOME MEDICAL LLC, LOFTA, each as a Grantor

By:
Name: Heath H. Galloway
Title: Executive Vice President

[Signature Page to Amended and Restated First Lien Pari Passu Intercreditor Agreement]

EXHIBIT I

[FORM OF] COLLATERAL AGENT JOINDER AGREEMENT NO. [   ] dated as of [ ], 20[   ] (this “Joinder Agreement”) to the AMENDED AND RESTATED FIRST LIEN PARI PASSU INTERCREDITOR AGREEMENT dated as of [•], 2026 (the “Intercreditor Agreement”), BANK OF AMERICA, N.A., as the RCF Collateral Agent, JPMORGAN CHASE BANK, N.A., as the TLB Collateral Agent, REGIONS BANK, as the First Lien Notes Collateral Agent, and each Additional Collateral Agent from time to time party thereto and acknowledged and agreed by ACCENDRA HEALTH, INC., a Virginia corporation (the “Parent Borrower”), BARISTA ACQUISITION I, LLC, a Virginia limited liability company (“Barista I”), BARISTA ACQUISITION II, LLC, a Virginia limited liability company (“Barista II”), APRIA, INC., a Delaware corporation (“Apria”), BYRAM HEALTHCARE CENTERS, INC., a New Jersey corporation, (“Byram”, and together with the Parent Borrower, Barista I, Barista II and Apria, the “Borrowers”), and the other Grantors party thereto.

A.	Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Intercreditor Agreement.

B.

The Borrowers proposes to issue or incur Additional First Lien Obligations and the Person identified in the signature pages hereto as the “Additional Collateral Agent” (the “Additional Collateral Agent”) will serve as the collateral agent, collateral trustee or a similar representative for the Additional Secured Parties. The Additional First Lien Obligations are being designated as such by the Borrowers in accordance with Article IX of the Intercreditor Agreement.

C.

The Additional Collateral Agent wishes to become a party to the Intercreditor Agreement and to acquire and undertake, for itself and on behalf of the Additional Secured Parties, the rights and obligations of an “Additional Collateral Agent” thereunder. The Additional Collateral Agent is entering into this Joinder Agreement in accordance with the provisions of the Intercreditor Agreement in order to become an Additional Collateral Agent thereunder.

Accordingly, the Additional Collateral Agent and the Borrowers agree as follows, for the benefit of the Additional Collateral Agent, the Borrowers and each other party to the Intercreditor Agreement:

SECTION 1 Accession to the Intercreditor Agreement. The Additional Collateral Agent (a) hereby accedes and becomes a party to the Intercreditor Agreement as an Additional Collateral Agent for the Additional Secured Parties from time to time in respect of the Additional First Lien Obligations, (b) agrees, for itself and on behalf of the Additional Secured Parties from time to time in respect of the Additional First Lien Obligations, to all the terms and provisions of the Intercreditor Agreement and (c) shall have all the rights and obligations of an Additional Collateral Agent under the Intercreditor Agreement.

SECTION 2 Counterparts. This Joinder Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. This Joinder Agreement shall become effective when each Collateral Agent shall have received a counterpart of this Joinder Agreement that bears the signature of the Additional Collateral Agent. Delivery of an executed signature page to this Joinder Agreement by facsimile transmission or other electronic communication (including “.pdf” or “.tif” files) shall be as effective as delivery of a manually signed counterpart of this Joinder Agreement. The words “execution,” “signed,” “signature,” and words of similar import in this Joinder Agreement or any notice, certificate, document, agreement or instrument in respect thereof shall be deemed to include electronic or digital signatures or the keeping of records in electronic form, each of which shall be of the same effect, validity and enforceability as manually executed signatures or a paper-based recordkeeping system, as the case may be, to the extent and as provided for under applicable law, including the Electronic Signatures in Global and National Commerce Act of 2000, the Electronic Signatures and Records Act of 1999, or any other similar state laws based on the Uniform Electronic Transactions Act.

SECTION 3 Benefit of Agreement. The agreements set forth herein or undertaken pursuant hereto are for the benefit of, and may be enforced by, any party to the Intercreditor Agreement.

SECTION 4 Governing Law. THIS JOINDER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 5 Severability. In case any one or more of the provisions contained in this Joinder Agreement should be held invalid, illegal or unenforceable in any respect, none of the parties hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 6 Notices. All communications and notices hereunder shall be in writing and given as provided in Section 10.01 of the Intercreditor Agreement. All communications and notices hereunder to the Additional Collateral Agent shall be given to it at the address set forth under its signature hereto, which information supplements Section 10.01 of the Intercreditor Agreement.

SECTION 7 Expense Reimbursement. The Borrowers agree to reimburse each Collateral Agent for its reasonable and invoiced out-of-pocket expenses in connection with this Joinder Agreement, including the reasonable and invoiced fees, other charges and disbursements of counsel for each Collateral Agent.

IN WITNESS WHEREOF, the Additional Collateral Agent has duly executed this Joinder Agreement to the Intercreditor Agreement as of the day and year first above written.

[NAME OF ADDITIONAL COLLATERAL AGENT], as ADDITIONAL COLLATERAL AGENT for the ADDITIONAL SECURED PARTIES

By:
Name:
Title:

Address for notices:

attention of:
Telecopy:

ACKNOWLEDGED BY:

ACCENDRA HEALTH, INC., as the Parent Borrower

By:
Name:
Title:

APRIA, INC., as a Borrower

By:
Name:
Title:

BARISTA ACQUISITION I, LLC, as a Borrower

By:
Name:
Title:

BARISTA ACQUISITION II, LLC, as a Borrower

By:
Name:
Title:

BYRAM HEALTHCARE CENTERS, INC., as a Borrower

By:
Name:
Title:

O&M BYRAM HOLDINGS, GP, as a Grantor

By:
Name:
Title:

BYRAM HOLDINGS I, INC., as a Grantor

By:
Name:
Title:

APRIA HOLDCO LLC, as a Grantor

By:
Name:
Title:

APRIA HEALTHCARE GROUP LLC, as a Grantor

By:
Name:
Title:

APRIA HEALTHCARE LLC, as a Grantor

By:
Name:
Title:

CPAP SLEEP STORE LLC, as a Grantor

By:
Name:
Title:

HEALTHY LIVING HOME MEDICAL LLC, as a Grantor

By:
Name:
Title:

LOFTA, as a Grantor

By:
Name:
Title:

EXHIBIT II

[FORM OF] GRANTOR JOINDER AGREEMENT NO. [   ] dated as of [   ], 20[ ] (this “Grantor Joinder Agreement”) to the AMENDED AND RESTATED FIRST LIEN PARI PASSU INTERCREDITOR AGREEMENT dated as of May [•], 2026 (the “Intercreditor Agreement”), among BANK OF AMERICA, N.A., as the RCF Collateral Agent, JPMORGAN CHASE BANK, N.A., as the TLB Collateral Agent, REGIONS BANK, as the First Lien Notes Collateral Agent, and each Additional Collateral Agent from time to time party thereto and acknowledged and agreed by ACCENDRA HEALTH, INC., a Virginia corporation (the “Parent Borrower”), BARISTA ACQUISITION I, LLC, a Virginia limited liability company (“Barista I”), BARISTA ACQUISITION II, LLC, a Virginia limited liability company (“Barista II”), APRIA, INC., a Delaware corporation (“Apria”), BYRAM HEALTHCARE CENTERS, INC., a New Jersey corporation, (“Byram”, and together with the Parent Borrower, Barista I, Barista II and Apria, the “Borrowers”), and the other Grantors party thereto.

A. Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Intercreditor Agreement.

B. [   ], a Subsidiary of the Parent Borrower (the “Additional Grantor”), has granted a Lien on all or a portion of its assets to secure First Lien Obligations and such Additional Grantor is not a party to the Intercreditor Agreement.

C. The Additional Grantor wishes to become a party to the Intercreditor Agreement and to acquire and undertake the rights and obligations of a Grantor thereunder. The Additional Grantor is entering into this Grantor Joinder Agreement in accordance with the provisions of the Intercreditor Agreement in order to become a Grantor thereunder.

D. Accordingly, the Additional Grantor agrees as follows, for the benefit of the Collateral Agents, the Borrowers and each other party to the Intercreditor Agreement:

SECTION 1 Accession to the Intercreditor Agreement. In accordance with Section 10.12 of the Intercreditor Agreement, the Additional Grantor (a) hereby accedes and becomes a party to the Intercreditor Agreement as a Grantor with the same force and effect as if originally named therein as a Grantor, (b) agrees to all the terms and provisions of the Intercreditor Agreement and (c) shall have all the rights and obligations of a Grantor under the Intercreditor Agreement.

SECTION 2 Representations, Warranties and Acknowledgement of the Additional Grantor. The Additional Grantor represents and warrants to each Collateral Agent and each Secured Party that this Grantor Joinder Agreement has been duly authorized, executed and delivered by such Additional Grantor and constitutes the legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 3 Counterparts. This Grantor Joinder Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. This Grantor Joinder Agreement shall become effective when each Collateral Agent shall have received a counterpart of this Grantor Joinder Agreement that bears the signature of the Additional Grantor. Delivery of an executed signature page to this Grantor Joinder Agreement by facsimile transmission or other electronic communication (including “.pdf” or “.tif” files) shall be as effective as delivery of a manually signed counterpart of this Grantor Joinder Agreement. The words “execution,” “signed,” “signature,” and words of similar import in this Grantor Joinder Agreement or any notice, certificate,’

document, agreement or instrument in respect thereof shall be deemed to include electronic or digital signatures or the keeping of records in electronic form, each of which shall be of the same effect, validity and enforceability as manually executed signatures or a paper-based recordkeeping system, as the case may be, to the extent and as provided for under applicable law, including the Electronic Signatures in Global and National Commerce Act of 2000, the Electronic Signatures and Records Act of 1999, or any other similar state laws based on the Uniform Electronic Transactions Act.

SECTION 4 Benefit of Agreement. The agreements set forth herein or undertaken pursuant hereto are for the benefit of, and may be enforced by, any party to the Intercreditor Agreement.

SECTION 5 Governing Law. THIS GRANTOR JOINDER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 6 Severability. In case any one or more of the provisions contained in this Grantor Joinder Agreement should be held invalid, illegal or unenforceable in any respect, none of the parties hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7 Notices. All communications and notices hereunder shall be in writing and given as provided in Section 10.01 of the Intercreditor Agreement.

SECTION 8 Expense Reimbursement. The Additional Grantor agrees to reimburse each Collateral Agent for its reasonable and invoiced out-of-pocket expenses in connection with this Grantor Joinder Agreement, including the reasonable and invoiced fees, other charges and disbursements of counsel for each Collateral Agent.

IN WITNESS WHEREOF, the Additional Grantor has duly executed this Grantor Joinder Agreement to the Intercreditor Agreement as of the day and year first above written.

[NAME OF SUBSIDIARY]

By:
Name:
Title:

Acknowledged by:

BANK OF AMERICA, N.A., as RCF Collateral Agent

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A. , as TLB Collateral Agent

By:
Name:
Title:

REGIONS BANK, as First Lien Notes Collateral Agent

By:
Name:
Title:

[EACH OTHER ADDITIONAL COLLATERAL AGENT], as Additional Collateral Agent

By:
Name:
Title:

EXHIBIT F

to Amendment No. 2 to Term Loan Credit Agreement and Consent

Second Lien Intercreditor Agreement

[See attached.]

Execution Version

JUNIOR LIEN INTERCREDITOR AGREEMENT

dated as of June 15, 2026

among

BANK OF AMERICA, N.A.,

as RCF Collateral Agent,

JPMORGAN CHASE BANK, N.A.,

as TLB Collateral Agent,

REGIONS BANK,

as First Lien Notes Collateral Agent,

REGIONS BANK,

as Initial Junior Lien Collateral Agent,

and

each additional Representative from time to time party hereto,

and acknowledged and agreed by

ACCENDRA HEALTH, INC.,

as the Parent Borrower,

BARISTA ACQUISITION I, LLC,

BARISTA ACQUISITION II, LLC

APRIA, INC.,

and

BYRAM HEALTHCARE CENTERS, INC.,

as Borrowers

and

the other Grantors from time to time party hereto

JUNIOR LIEN INTERCREDITOR AGREEMENT dated as of June 15, 2026 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”), among BANK OF AMERICA, N.A., in its capacity, together with its successors in such capacity, as RCF Collateral Agent (as defined below) under the RCF Credit Agreement (as defined below), JPMORGAN CHASE BANK, N.A., in its capacity, together with its successors in such capacity, as the TLB Collateral Agent (as defined below) under the TLB Credit Agreement (as defined below), REGIONS BANK, in its capacity, together with its successors in such capacity, as the First Lien Notes Collateral Agent (as defined below) under the First Lien Notes Indenture (as defined below), REGIONS BANK, in its capacity, together with its successors in such capacity, as the Initial Junior Lien Collateral Agent (as defined below) under the Initial Junior Lien Agreement (as defined below), and each additional Junior Priority Representative and Senior Representative that from time to time becomes a party hereto pursuant to Section 8.09, and acknowledged and agreed by ACCENDRA HEALTH, INC., a Virginia corporation (the “Parent Borrower”), BARISTA ACQUISITION I, LLC, a Virginia limited liability company (“Barista I”), BARISTA ACQUISITION II, LLC, a Virginia limited liability company (“Barista II”), APRIA, INC., a Delaware corporation (“Apria”), BYRAM HEALTHCARE CENTERS, INC., a New Jersey corporation, (“Byram”, and together with Parent Borrower, Barista I, Barista II and Apria, the “Borrowers”), and the other Grantors (as defined below) party hereto.

In consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the RCF Collateral Agent (for itself and on behalf of the RCF Secured Parties), the TLB Collateral Agent (for itself and on behalf of the TLB Secured Parties), the First Lien Notes Collateral Agent (for itself and on behalf of the First Lien Notes Secured Parties), the Initial Junior Lien Collateral Agent (for itself and on behalf of the Initial Junior Lien Secured Parties), each additional Senior Representative (for itself and on behalf of the Additional Senior Debt Parties under the applicable Additional Senior Debt Facility) and each additional Junior Priority Representative (for itself and on behalf of the Junior Priority Debt Parties under the applicable Junior Priority Debt Facility) agree as follows:

ARTICLE I

Definitions

SECTION 1.01. Certain Defined Terms. Capitalized terms used but not otherwise defined herein, if defined in the New York UCC, have the meanings specified therein. As used in this Agreement, the following terms have the meanings specified below.

“Additional Junior Priority Debt” means any Indebtedness that is issued or guaranteed by the Borrowers and/or any other Grantor (other than Indebtedness constituting Initial Junior Lien Obligations), which Indebtedness and guarantees are secured by the Junior Priority Collateral (or any portion thereof) on a pari passu or junior basis (but without regard to control of remedies, other than as provided by the terms of the applicable Additional Junior Priority Debt Documents) with the Initial Junior Lien Obligations and any other Junior Priority Debt Obligations and which the applicable Additional Junior Priority Debt Documents provide that such Indebtedness and guarantees are to be secured by such Junior Priority Collateral on a subordinate basis to the Senior Obligations; provided, however, that (i) such Indebtedness is permitted to be incurred, secured and guaranteed on such basis by each then extant Senior Debt Document and Junior Priority Debt Document in effect at the time of such incurrence, security grant or guarantee and (ii) the Representative for the holders of such Indebtedness shall have (A) executed and

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delivered this Agreement as of the date hereof or become party to this Agreement pursuant to, and by satisfying the conditions set forth in, Section 8.09 hereof and (B) become a party to an Applicable Intercreditor Agreement (if relevant). Additional Junior Priority Debt shall include any Registered Equivalent Notes and guarantees thereof by the Guarantors issued in exchange therefor.

“Additional Junior Priority Debt Documents” means, with respect to any series, issue or class of Additional Junior Priority Debt, the promissory notes, loan agreements, indentures, the Junior Priority Collateral Documents or other operative agreements evidencing or governing such Indebtedness.

“Additional Junior Priority Debt Facility” means each indenture, loan agreement or other governing agreement with respect to any Additional Junior Priority Debt.

“Additional Junior Priority Debt Obligations” means, with respect to any series, issue or class of Additional Junior Priority Debt, all amounts owing pursuant to the terms of such Additional Junior Priority Debt, including, without limitation, the obligation (including guarantee obligations) to pay principal, interest, fees, expenses (including interest, fees, and expenses that accrue after the commencement of a Bankruptcy Case, regardless of whether such interest is an allowed claim under such Bankruptcy Case), letter of credit commissions, reimbursement obligations, charges, attorneys’ costs, indemnities and other amounts payable by a Grantor under any Additional Junior Priority Debt Document.

“Additional Junior Priority Debt Parties” means, with respect to any series, issue or class of Additional Junior Priority Debt, the holders of such Indebtedness, the Representative with respect thereto, any trustee or agent therefor under any related Additional Junior Priority Debt Documents and the beneficiaries of each indemnification obligation undertaken by the Borrowers or any other Grantor under any related Additional Junior Priority Debt Documents.

“Additional Senior Debt” means any Indebtedness that is issued or guaranteed by the Borrowers and/or any Grantor (other than Indebtedness constituting RCF Obligations, TLB Obligations or First Lien Notes Obligations) which Indebtedness and guarantees are secured by the Senior Collateral (or a portion thereof) on a basis that is senior to the Initial Junior Lien Obligations (but not senior to the RCF Obligations, TLB Obligations or First Lien Notes Obligations); provided, however, that (i) such Indebtedness is permitted to be incurred, secured and guaranteed on such basis by each then extant Senior Debt Document and Junior Priority Debt Document in effect at the time of such incurrence, security grant or guarantee and (ii) the Representative for the holders of such Indebtedness shall have (A) executed and delivered this Agreement as of the date hereof or become party to this Agreement pursuant to, and by satisfying the conditions set forth in, Section 8.09 hereof and (B) become a party to an Applicable Intercreditor Agreement (if relevant). Additional Senior Debt shall include any Registered Equivalent Notes and guarantees thereof by the Guarantors issued in exchange therefor.

“Additional Senior Debt Documents” means, with respect to any series, issue or class of Additional Senior Debt, the promissory notes, loan agreements, indentures, the Senior Collateral Documents or other operative agreements evidencing or governing such Indebtedness.

“Additional Senior Debt Facility” means each indenture, loan agreement or other governing agreement with respect to any Additional Senior Debt.

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“Additional Senior Debt Obligations” means, with respect to any series, issue or class of Additional Senior Debt, all amounts owing pursuant to the terms of such Additional Senior Debt, including, without limitation, the obligation (including guarantee obligations) to pay principal, interest, fees, expenses (including interest, fees, and expenses that accrue after the commencement of a Bankruptcy Case, regardless of whether such interest, fees, or expenses is an allowed claim under such Bankruptcy Case), letter of credit commissions, reimbursement obligations, charges, attorneys’ costs, indemnities and other amounts payable by a Grantor under any Additional Senior Debt Document.

“Additional Senior Debt Parties” means, with respect to any series, issue or class of Additional Senior Debt, the holders of such Indebtedness, the Representative with respect thereto, any trustee or agent therefor under any related Additional Senior Debt Documents and the beneficiaries of each indemnification obligation undertaken by the Borrowers or any Grantor under any related Additional Senior Debt Documents.

“Agreement” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Applicable Intercreditor Agreement” means the First Lien Pari Passu Intercreditor Agreement and/or any other intercreditor agreement entered into in accordance with the terms of the Senior Debt Documents and/or the Junior Priority Debt Documents, as applicable, as the context requires.

“Authorized Officer” means, with respect to any Person, the chief executive officer, the chief financial officer, principal accounting officer, the president, any vice president, treasurer, general counsel, secretary or another executive officer of such Person.

“Bailee Agent” means the “Bailee Agent” as defined in the First Lien Pari Passu Intercreditor Agreement.

“Bankruptcy Case” means a case under the Bankruptcy Code or any other Bankruptcy Law.

“Bankruptcy Code” means Title 11 of the United States Code, as amended.

“Bankruptcy Law” means the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors.

“Borrowers” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.

“Class Debt” has the meaning assigned to such term in Section 8.09.

“Class Debt Parties” has the meaning assigned to such term in Section 8.09.

“Class Debt Representatives” has the meaning assigned to such term in Section 8.09.

“Collateral” means the Senior Collateral and the Junior Priority Collateral.

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“Collateral Agents” means the RCF Collateral Agent, the TLB Collateral Agent, the First Lien Notes Collateral Agent, any collateral agent designated pursuant to any Additional Senior Debt Documents, the Initial Junior Lien Collateral Agent and any collateral agent designated pursuant to any Additional Junior Priority Debt Documents.

“Collateral Documents” means the Senior Collateral Documents and the Junior Priority Collateral Documents.

“Debt Facility” means any Senior Facility and any Junior Priority Debt Facility.

“Designated Junior Priority Representative” means (i) the Initial Junior Lien Collateral Agent, until such time as the Initial Junior Lien Agreement ceases to be the only Junior Priority Debt Facility under this Agreement and (ii) thereafter, the Junior Priority Representative designated from time to time by the Junior Priority Majority Representatives, in a notice to the Designated Senior Representative and the Borrowers hereunder, as the “Designated Junior Priority Representative” for purposes hereof.

“Designated Senior Representative” means the Controlling Collateral Agent (as defined in the First Lien Pari Passu Intercreditor Agreement, which, as of the date hereof, is the First Lien Notes Collateral Agent) as identified to the Parent Borrower and the Designated Junior Priority Representative, as applicable.

“DIP Financing” has the meaning assigned to such term in Section 6.01.

“Discharge” means, with respect to any Debt Facility, the date on which such Debt Facility and the Senior Obligations or Junior Priority Debt Obligations thereunder, as the case may be, are paid in full in cash or other consideration acceptable to the holders thereof (except for contingent indemnities and cost and reimbursement obligations to the extent no claim has been made), all commitments if any to extend credit are terminated (including letters of credit, the undrawn amount of which constitutes Senior Obligations, which shall be terminated), and no longer secured by Shared Collateral pursuant to the terms of the documentation governing such Debt Facility. The term “Discharged” shall have a corresponding meaning.

“Discharge of Senior Obligations” means the date on which the Discharge of Senior Obligations has occurred.

“First Lien Pari Passu Intercreditor Agreement” means that certain Amended and Restated First Lien Pari Passu Intercreditor Agreement, dated as of the date hereof, as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time, among the Collateral Agents, the Borrowers and the other Grantors party thereto.

“First Lien Notes Collateral Agent” means the “Notes Collateral Agent” as defined in the First Lien Notes Indenture which, as of the date hereof, is Regions Bank.

“First Lien Notes Documents” means the “Note Documents” as defined in the First Lien Notes Indenture.

“First Lien Notes Indenture” means that certain Indenture relating to those certain 9.000% Senior Secured First Lien Notes due 2032, dated as of the date hereof, among the Parent Borrower, the guarantors party thereto, and Regions Bank, as trustee and notes collateral agent, and one or more other financing arrangements (including, without limitation, any guarantee agreements

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and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, together with any Refinancing thereof; provided (a) that in the case of any Refinancing, the collateral agent for any such other financing arrangement or agreement becomes a party hereto by executing and delivering a Joinder Agreement and (b) that in the case of any Refinancing, the Parent Borrower designates the applicable agreements as the “First Lien Notes Indenture” (and not an Additional Senior Debt Document) hereunder.

“First Lien Notes Obligations” means the “Notes Obligations” as such term is defined in the First Lien Notes Indenture, together with any Refinancing thereof.

“First Lien Notes Secured Parties” means the “Notes Secured Parties” as defined in the First Lien Notes Indenture.

“First Lien Notes Security Documents” means the “Notes Security Documents” as defined in the First Lien Notes Indenture.

“Grantors” means the Borrowers, the other Guarantors, and each of their respective Subsidiaries or direct or indirect parent company of the Parent Borrower which has granted a security interest pursuant to any Collateral Document to secure any Secured Obligations. The Grantors existing on the date hereof are listed on the signature pages hereto as Grantors.

“Governmental Authority” means any nation or government, any state, provincial, country, territorial or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guarantors” means each Person that guarantees any Senior Obligations pursuant to any Senior Debt Documents.

“Indebtedness” has the meaning assigned to such term in the RCF Credit Agreement, TLB Credit Agreement, First Lien Notes Indenture or the Initial Junior Lien Agreement, as applicable.

“Initial Junior Lien Agreement” means that certain Indenture relating to those certain 9.750% Senior Secured Second Lien Notes due 2033, dated as of the date hereof, among the Parent Borrower, the guarantors party thereto, and Regions Bank, as trustee and notes collateral agent, and one or more other financing arrangements (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, together with any Refinancing thereof; provided (a) that the obligations in respect of any Refinancing are secured by Liens on the Shared Collateral that rank junior to the Liens securing the Senior Obligations, (b) that in the case of any Refinancing, the collateral agent for any such other financing arrangement or agreement becomes a party hereto by executing and delivering a Joinder Agreement and (c) that in the case of any Refinancing, the Parent Borrower designates the applicable agreements as the “Initial Junior Lien Agreement” (and not an Additional Junior Priority Debt Document) hereunder.

“Initial Junior Lien Collateral Agent” means the “Notes Collateral Agent” as defined in the Initial Junior Lien Agreement which, as of the date hereof, is Regions Bank.

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“Initial Junior Lien Debt Documents” means the “Note Documents” as defined in the Initial Junior Lien Agreement.

“Initial Junior Lien Obligations” means the “Notes Obligations” as such term is defined in the Initial Junior Lien Agreement, together with any Refinancing thereof.

“Initial Junior Lien Secured Parties” means the “Notes Secured Parties” as defined in the Initial Junior Lien Agreement.

“Initial Junior Lien Security Documents” means the “Notes Security Documents” as defined in the Initial Junior Lien Agreement.

“Insolvency or Liquidation Proceeding” means:

(1) any case or proceeding commenced by or against any Borrower or any other Grantor under any Bankruptcy Law, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of any Borrower or any other Grantor, any receivership or assignment for the benefit of creditors relating to the Borrowers or any other Grantor or any similar case or proceeding relative to the Borrowers or any other Grantor or its creditors, as such, in each case whether or not voluntary;

(2) any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to any Borrower or any other Grantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

(3) any other proceeding of any type or nature in which substantially all claims of creditors of any Borrower or any other Grantor are determined and any payment or distribution is or may be made on account of such claims.

“Joinder Agreement” means a supplement to this Agreement in substantially the form of Annex II or Annex III hereof.

“Junior Permitted Actions” has the meaning assigned to such term in Section 3.01(a).

“Junior Priority Class Debt” has the meaning assigned to such term in Section 8.09.

“Junior Priority Class Debt Parties” has the meaning assigned to such term in Section 8.09.

“Junior Priority Class Debt Representative” has the meaning assigned to such term in Section 8.09.

“Junior Priority Collateral” means any “Collateral” as defined in any Initial Junior Lien Debt Document or any other Junior Priority Debt Document or any other assets or property of the Borrowers or any other Grantor with respect to which a Lien is granted or purported to be granted pursuant to a Junior Priority Collateral Document as security for any Junior Priority Debt Obligation.

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“Junior Priority Collateral Documents” means the Initial Junior Lien Security Documents and each of the collateral agreements, security agreements, any Applicable Intercreditor Agreement and other instruments and documents executed and delivered by the Borrowers or any other Grantor for purposes of providing collateral security for any Junior Priority Debt Obligation.

“Junior Priority Debt” means any Initial Junior Lien Obligations and any Additional Junior Priority Debt.

“Junior Priority Debt Documents” means the Initial Junior Lien Debt Documents and any Additional Junior Priority Debt Documents.

“Junior Priority Debt Facilities” means the Initial Junior Lien Agreement and any Additional Junior Priority Debt Facilities.

“Junior Priority Debt Obligations” means the Initial Junior Lien Obligations and any Additional Junior Priority Debt Obligations.

“Junior Priority Debt Parties” means the Initial Junior Lien Secured Parties and any Additional Junior Priority Debt Parties.

“Junior Priority Enforcement Date” means, with respect to any Junior Priority Representative, the date which is 180 days after the occurrence of both (i) an Event of Default (under and as defined in the Junior Priority Debt Document for which such Junior Priority Representative has been named as Representative) and (ii) the Designated Senior Representative’s and each other Representative’s receipt of written notice from such Junior Priority Representative that (x) such Junior Priority Representative is the Designated Junior Priority Representative and that an Event of Default (under and as defined in the Junior Priority Debt Document for which such Junior Priority Representative has been named as Representative) has occurred and is continuing and (y) the Junior Priority Debt Obligations of the series with respect to which such Junior Priority Representative is the Junior Priority Representative are currently due and payable in full (whether as a result of acceleration thereof or otherwise) in accordance with the terms of the applicable Junior Priority Debt Document; provided that the Junior Priority Enforcement Date shall be stayed and shall not occur and shall be deemed not to have occurred with respect to any Shared Collateral (1) at any time any Senior Representative has commenced and is diligently pursuing any enforcement action with respect to all or a material portion of Shared Collateral or (2) at any time the Grantor which has granted a security interest in Shared Collateral is then a debtor under or with respect to (or otherwise subject to) any Insolvency or Liquidation Proceeding.

“Junior Priority Lien” means the Liens on the Junior Priority Collateral in favor of Junior Priority Debt Parties under Junior Priority Collateral Documents.

“Junior Priority Majority Representatives” means Junior Priority Representatives representing at least a majority of the then aggregate principal amount of outstanding Junior Priority Debt Obligations for borrowed money.

“Junior Priority Representative” means (i) in the case of the Initial Junior Lien Obligations or the Initial Junior Lien Secured Parties, the Initial Junior Lien Collateral Agent and (ii) in the case of any Junior Priority Debt Facility incurred after the date hereof, the Junior Priority Debt Parties thereunder, the trustee, administrative agent, collateral agent, security agent or similar agent under such Junior Priority Debt Facility that is named as the Representative in respect of such Junior Priority Debt Facility in the applicable Joinder Agreement.

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“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, assignment (by way of security or otherwise), deemed trust, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any Capitalized Lease having substantially the same economic effect as any of the foregoing).

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Officer’s Certificate” has the meaning provided to such term in Section 8.08.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Possessory Collateral” means any Shared Collateral in the possession or control of a Collateral Agent (or its agents or bailees), to the extent that possession or control thereof perfects a Lien thereon under the Uniform Commercial Code of any jurisdiction. Possessory Collateral includes, without limitation, any Certificated Securities, Promissory Notes, Instruments, and Chattel Paper, in each case, delivered to or in the possession or control of any Collateral Agent under the terms of the Senior Collateral Documents or the Junior Priority Collateral Documents.

“Proceeds” means the proceeds of any sale, collection or other liquidation of Shared Collateral and any payment or distribution made in respect of Shared Collateral in a Bankruptcy Case and any amounts received by any Senior Representative or any Senior Secured Party from a Junior Priority Debt Party in respect of Shared Collateral pursuant to this Agreement.

“Purchase Event” has the meaning assigned to such term in Section 5.07.

“RCF Credit Agreement” means that certain Credit Agreement, dated as of March 10, 2021 (as amended pursuant to that certain Amendment No. 1 to Credit Agreement, dated as of February 22, 2022, that certain Joinder to Credit Agreement, Amendment No. 2 to Credit Agreement, Amendment No. 1 to Security Agreement and Amendment No. 1 to Guaranty, dated as of March 29, 2022, that certain Amendment No. 3 to Credit Agreement, dated as of November 8, 2024 and that certain Amendment No. 4 to Credit Agreement and Consent dated as of the date hereof), by and among the Borrowers, the lenders party thereto from time to time, Bank of America, N.A., as administrative agent and collateral agent, and one or more other financing arrangements (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, together with any Refinancing thereof; provided (a) that in the case of any Refinancing, the collateral agent for any such other financing arrangement or agreement becomes a party hereto by executing and delivering a Joinder Agreement and (b) that in the case of any Refinancing, the Parent Borrower designates the applicable agreements as the “RCF Credit Agreement” (and not an Additional Senior Debt Document) hereunder.

“RCF Collateral Agent” means the “Collateral Agent” as defined in the RCF Credit Agreement which, as of the date hereof, is Bank of America, N.A.

“RCF Documents” means the “Loan Documents” as defined in the RCF Credit Agreement.

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“RCF Obligations” means the “Obligations” as defined in the RCF Credit Agreement, together with any Refinancing thereof.

“RCF Secured Parties” means the “Secured Parties” as defined in the RCF Credit Agreement.

“RCF Security Agreement” means the “Security Agreement” as defined in the RCF Credit Agreement, as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time.

“Recovery” has the meaning assigned to such term in Section 6.04.

“Refinance” means, in respect of any Indebtedness, to refinance, extend, exchange, renew, refund, repay, prepay, redeem, purchase, defease, retire, restructure, amend, increase, modify, supplement or replace, or to issue other Indebtedness or enter alternative financing arrangements in exchange or replacement for, such Indebtedness, in whole or in part, including by adding or replacing lenders, creditors, agents, borrowers and/or guarantors, and including, in each case, but not limited to, after the original instrument giving rise to such indebtedness has been terminated and including, in each case, through any credit agreement, indenture or other agreement. “Refinanced” and “Refinancing” shall have correlative meanings.

“Registered Equivalent Notes” means, with respect to any notes originally issued in a Rule 144A or other private placement transaction under the Securities Act of 1933, substantially identical notes (having the same guarantees) issued in a dollar-for-dollar exchange therefor pursuant to an exchange offer registered with the SEC.

“Replacement Senior Obligations” has the meaning assigned to such term in Section 8.10.

“Representative(s)” means, individually and/or collectively, each of the Senior Representatives and the Junior Priority Representatives.

“SEC” means the United States Securities and Exchange Commission and any successor agency thereto.

“Secured Obligations” means the Senior Obligations and the Junior Priority Debt Obligations.

“Secured Parties” means the Senior Secured Parties and the Junior Priority Debt Parties.

“Senior Class Debt” has the meaning assigned to such term in Section 8.09.

“Senior Class Debt Parties” has the meaning assigned to such term in Section 8.09.

“Senior Class Debt Representative” has the meaning assigned to such term in Section 8.09.

“Senior Collateral” means any “Collateral” as defined in the RCF Credit Agreement, the TLB Credit Agreement, the First Lien Notes Indenture or any other Senior Debt Document or any other assets or property of the Borrowers or any other Grantor with respect to which a Lien is granted or purported to be granted pursuant to a Senior Collateral Document as security for any Senior Obligations.

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“Senior Collateral Documents” means (a) the RCF Security Agreement and the other Collateral Documents (as defined in the RCF Credit Agreement), (b) the TLB Security Agreement and the other Collateral Documents (as defined in the TLB Credit Agreement), (c) the First Lien Notes Security Documents and (d) any other “Collateral Documents” as defined in any Applicable Intercreditor Agreement (upon and after the initial execution and delivery thereof by the initial parties thereto) and each of the collateral agreements, security agreements and other instruments and documents executed and delivered by the Borrowers or any other Grantor for purposes of providing collateral security for any Senior Obligation.

“Senior Debt Documents” means, collectively, (a) the RCF Documents, (b) the TLB Documents, (c) First Lien Notes Documents and (d) the Additional Senior Debt Documents.

“Senior Facilities” means (a) the RCF Credit Agreement, (b) the TLB Credit Agreement, (c) the First Lien Notes Indenture and (d) any Additional Senior Debt Facilities.

“Senior Lien” means the Liens on the Senior Collateral in favor of the Senior Secured Parties under the Senior Collateral Documents.

“Senior Obligations” means (a) all the RCF Obligations, (b) all the TLB Obligations, (c) all the First Lien Notes Obligations and (d) any Additional Senior Debt Obligations.

“Senior Representative” means (a) in the case of any RCF Obligations and the RCF Secured Parties, the RCF Collateral Agent, (b) in the case of any TLB Obligations and the TLB Secured Parties, the TLB Collateral Agent, (c) in the case of any First Lien Notes Obligations and the First Lien Notes Secured Parties, the First Lien Notes Collateral Agent and (d) in the case of any Additional Senior Debt Facility and the Additional Senior Debt Parties thereunder, the trustee, administrative agent, collateral agent, security agent or similar agent under such Additional Senior Debt Facility that is named as the Representative in respect of such Additional Senior Debt Facility hereunder or in the applicable Joinder Agreement.

“Senior Secured Parties” means (a) the RCF Secured Parties, (b) the TLB Secured Parties, (c) the First Lien Notes Secured Parties and (d) any Additional Senior Debt Parties.

“Shared Collateral” means, at any time, Collateral in which the holders of Senior Obligations under at least one Senior Facility (or their Representatives) and the holders of Junior Priority Debt Obligations under at least one Junior Priority Debt Facility (or their Representatives) hold a security interest at such time (or, in the case of the Senior Facilities, are deemed pursuant to Article II to hold a security interest). If, at any time, any portion of the Senior Collateral under one or more Senior Facilities does not constitute Junior Priority Collateral under one or more Junior Priority Debt Facilities, then such portion of such Senior Collateral shall constitute Shared Collateral only with respect to the Junior Priority Debt Facilities for which it constitutes Junior Priority Collateral and shall not constitute Shared Collateral for any Junior Priority Debt Facility which does not have a security interest in such Collateral at such time.

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“Subsidiary” of a Person means a corporation, company, partnership, joint venture, limited liability company or other business entity of which (i) a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, (ii) more than half of the issued share capital is at the time beneficially owned or (iii) or the management of which is otherwise controlled, directly or indirectly, through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Parent Borrower.

“TLB Collateral Agent” means the “Collateral Agent” as defined in the TLB Credit Agreement which, as of the date hereof, is JPMorgan Chase Bank, N.A.,.

“TLB Credit Agreement” means that certain Term Loan Credit Agreement, dated as of March 29, 2022 (as amended pursuant to that certain Amendment No. 1 to Credit Agreement, dated as of November 8, 2024 and that certain Amendment No. 2 to Term Loan Credit Agreement and Consent dated as of the date hereof), by and among the Borrowers, the lenders party thereto from time to time, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time, together with any Refinancing thereof; provided (a) that in the case of any Refinancing, the collateral agent for any such other financing arrangement or agreement becomes a party hereto by executing and delivering a Joinder Agreement and (b) that in the case of any Refinancing, the Parent Borrower designates the applicable agreements as the “TLB Credit Agreement” (and not an Additional Senior Debt Document) hereunder.

“TLB Documents” means the “Loan Documents” as defined in the TLB Credit Agreement.

“TLB Obligations” means the “Obligations” as such term is defined in the TLB Credit Agreement, together with any Refinancing thereof.

“TLB Secured Parties” means the TLB Collateral Agent and the holders of the TLB Obligations issued pursuant to the TLB Credit Agreement.

“TLB Security Agreement” means the “Security Agreement” as defined in the TLB Credit Agreement, as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time.

“Uniform Commercial Code” or “UCC” means, unless otherwise specified, the Uniform Commercial Code as from time to time in effect in the State of New York.

SECTION 1.02. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument, other document, statute or regulation herein shall be construed as referring to such agreement, instrument, other document, statute or regulation as from time to time amended, supplemented or otherwise modified, (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, but shall not be deemed to include the subsidiaries of such Person unless express reference is made to such subsidiaries, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to

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Articles, Sections and Annexes shall be construed to refer to Articles, Sections and Annexes of this Agreement, (v) unless otherwise expressly qualified herein, the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (vi) the term “or” is not exclusive.

ARTICLE II

Priorities and Agreements with Respect to Shared Collateral

SECTION 2.01. Subordination.

(a) Notwithstanding the date, time, manner or order of filing or recordation of any document or instrument or grant, attachment or perfection of any Liens granted to any Junior Priority Representative or any Junior Priority Debt Parties on the Shared Collateral or of any Liens granted to any Senior Representative or any other Senior Secured Party on the Shared Collateral (or any actual or alleged defect in any of the foregoing) and notwithstanding any provision of the UCC, any applicable law, any Junior Priority Debt Document or any Senior Debt Document or any other circumstance whatsoever, each Junior Priority Representative, on behalf of itself and each Junior Priority Debt Party under its Junior Priority Debt Facility, hereby agrees that (a) any Lien on the Shared Collateral securing or purporting to secure any Senior Obligations now or hereafter held by or on behalf of any Senior Representative or any other Senior Secured Party or other agent or trustee therefor, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall have priority over and be senior in all respects and prior to any Lien on the Shared Collateral securing or purporting to secure any Junior Priority Debt Obligations and (b) any Lien on the Shared Collateral securing or purporting to secure any Junior Priority Debt Obligations now or hereafter held by or on behalf of any Junior Priority Representative, any Junior Priority Debt Parties or other agent or trustee therefor, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Shared Collateral securing or purporting to secure any Senior Obligations. All Liens on the Shared Collateral securing or purporting to secure any Senior Obligations shall be and remain senior in all respects and prior to all Liens on the Shared Collateral securing or purporting to secure any Junior Priority Debt Obligations for all purposes, whether or not such Liens securing any Senior Obligations are subordinated to any Lien securing any other obligation of the Borrowers, any Grantor or any other Person or otherwise subordinated, voided, avoided, invalidated or lapsed.

SECTION 2.02. Nature of Senior Lender Claims. Each Junior Priority Representative, on behalf of itself and each Junior Priority Debt Party under its Junior Priority Debt Facility, acknowledges that (a) a portion of the Senior Obligations may be revolving in nature and that the amount thereof that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed, (b) the terms of the Senior Debt Documents and the Senior Obligations may be amended, amended and restated, supplemented or otherwise modified, and the Senior Obligations, or a portion thereof, may be Refinanced from time to time and (c) the aggregate amount of the Senior Obligations may be increased from time to time, in each case, without notice to or consent by the Junior Priority Representatives or the Junior Priority Debt Parties and without affecting the provisions hereof. The Lien priorities provided for in Section 2.01 shall not be altered or otherwise affected by any amendment, amendment and restatement, supplement or other modification, or any Refinancing, of either the Senior Obligations or the Junior Priority Debt Obligations, or any portion thereof. As between the Borrowers and the other Grantors and the Junior Priority Debt Parties, the foregoing provisions will not limit or otherwise affect the obligations of the Borrowers and the Grantors contained in any Junior Priority Debt Document with respect to the incurrence of additional Senior Obligations.

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SECTION 2.03. Prohibition on Contesting Liens. Each of the Junior Priority Representatives, for itself and on behalf of each Junior Priority Debt Party under its Junior Priority Debt Facility, agrees that it shall not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the validity, extent, perfection, priority or enforceability of any Lien securing, or the allowability of any claim asserted with respect to, any Senior Obligations held (or purported to be held) by or on behalf of any Senior Representative or any of the other Senior Secured Parties or other agent or trustee therefor in any Senior Collateral, and each Senior Representative, for itself and on behalf of each Senior Secured Party under its Senior Facility, agrees that it shall not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the validity, extent, perfection, priority or enforceability of any Lien securing, or the allowability of any claim asserted with respect to, any Junior Priority Debt Obligations held (or purported to be held) by or on behalf of any of any Junior Priority Representative or any of the Junior Priority Debt Parties in the Junior Priority Collateral. Notwithstanding the foregoing, no provision in this Agreement shall be construed to prevent or impair the rights of any Senior Representative to enforce this Agreement (including the priority of the Liens securing the Senior Obligations as provided in Section 2.01) or any of the Senior Debt Documents.

SECTION 2.04. No Other Liens. The parties hereto agree that, so long as the Discharge of Senior Obligations has not occurred (a) (i), none of the Grantors shall, or shall permit any of its subsidiaries to, grant or permit any Lien on any asset or property of such Grantor to secure any Junior Priority Debt Obligation unless it has granted, or concurrently therewith grants, a Lien on such asset or property of such Grantor to secure the Senior Obligations and (ii) none of the Grantors shall grant any Liens on any asset or property of any Grantor to secure any Senior Obligations unless it has granted, or concurrently therewith grants, a Lien on such asset or property of such Grantor to secure the Junior Priority Debt Obligations; provided that this provision will not be violated with respect to any Senior Obligations or Junior Priority Debt Obligations, as applicable, if the applicable Representatives are given a reasonable opportunity to accept a Lien on any asset or property and either the Parent Borrower or the applicable Representatives state in writing that the applicable Senior Debt Documents or Junior Priority Debt Documents in respect thereof prohibit the applicable Representatives from accepting a Lien on such asset or property or the applicable Representatives otherwise expressly decline to accept a Lien on such asset or property (any such prohibited or declined Lien, a “Declined Lien”) and (b)(i) if any Junior Priority Representative or any Junior Priority Debt Party shall hold any Lien on any assets or property of any Grantor securing any Junior Priority Debt Obligations that are not also subject to the Liens securing all Senior Obligations under the Senior Collateral Documents, other than with respect to a Declined Lien, such Junior Priority Representative or Junior Priority Debt Party (1) shall notify the Designated Senior Representative promptly upon becoming aware thereof and, unless such Grantor shall promptly also grant a similar Lien on such assets or property to each Senior Representative as security for the Senior Obligations, shall assign such Lien to the Designated Senior Representative as security for all Senior Obligations for the benefit of the Senior Secured Parties (but may retain a junior Lien on such assets or property subject to the terms hereof) and (2) until such assignment or such grant of a similar Lien to each Senior Representative, shall be deemed to hold and have held such Lien for the benefit of each Senior Representative and the other Senior Secured Parties as security for the Senior Obligations and (ii) if any Senior Representative or any Senior Secured Party shall hold any Lien on any assets or property of any Grantor securing any Senior Obligations that are not also subject to the second-priority Liens securing all Junior Priority

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Debt Obligations under the Junior Priority Collateral Documents, other than with respect to a Declined Lien, such Senior Representative or Senior Secured Party shall notify the Designated Junior Priority Representative promptly upon becoming aware thereof. To the extent that the provisions of clause (a)(i) or (b)(i) of the immediately preceding sentences are not complied with for any reason, without limiting any other right or remedy available to any Senior Representative or any other Senior Secured Party, each Junior Priority Representative agrees, for itself and on behalf of the other Junior Priority Debt Parties, that any amounts received by or distributed to any Junior Priority Debt Party pursuant to or as a result of any Lien granted in contravention of this Section 2.04 shall be subject to Sections 4.01 and 4.02 of this Agreement.

SECTION 2.05. Perfection of Liens. Except for the limited agreements of the Senior Representatives pursuant to Section 5.05 hereof, none of the Senior Representatives or the Senior Secured Parties shall be responsible for perfecting and maintaining the perfection of Liens with respect to the Shared Collateral for the benefit of the Junior Priority Representatives or the Junior Priority Debt Parties. The provisions of this Agreement are intended solely to govern the respective Lien priorities as between the Senior Secured Parties and the Junior Priority Debt Parties and shall not impose on the Senior Representatives, the Senior Secured Parties, the Junior Priority Representatives, the Junior Priority Debt Parties or any agent or trustee therefor any obligations in respect of the disposition of Proceeds of any Shared Collateral which would conflict with prior perfected claims therein in favor of any other Person or any order or decree of any court or Governmental Authority or any applicable law.

ARTICLE III

Enforcement

SECTION 3.01. Exercise of Remedies.

(a) So long as the Discharge of Senior Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any Borrower or any other Grantor, (i) neither any Junior Priority Representative nor any Junior Priority Debt Party will (x) exercise or seek to exercise any rights or remedies (including setoff) with respect to any Shared Collateral in respect of any Junior Priority Debt Obligations, or institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure), (y) contest, protest or object to any foreclosure proceeding or action brought with respect to the Shared Collateral or any other Senior Collateral by any Senior Representative or any Senior Secured Party in respect of the Senior Obligations, the exercise of any right by any Senior Representative or any Senior Secured Party (or any agent or sub-agent on their behalf) in respect of the Senior Obligations under any lockbox agreement, control agreement, landlord waiver or bailee’s letter or similar agreement or arrangement to which any Senior Representative or any Senior Secured Party either is a party or may have rights as a third-party beneficiary, or any other exercise by any such party of any rights and remedies relating to the Shared Collateral under the Senior Debt Documents or otherwise in respect of the Senior Collateral or the Senior Obligations, or (z) object to the forbearance by the Senior Secured Parties from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the Shared Collateral in respect of Senior Obligations and (ii) the Senior Representatives and the Senior Secured Parties shall have the exclusive right to enforce rights, exercise remedies (including setoff and the right to credit bid their debt) and make determinations regarding the release, disposition or restrictions with respect to the Shared Collateral without any consultation with or the consent of any Junior Priority Representative or any Junior Priority Debt Party; provided, however, that (A) in any Insolvency or Liquidation Proceeding commenced by or against the Borrowers or any other Grantor, any Junior

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Priority Representative may (x) file a claim, proof of claim, or statement of interest with respect to the Junior Priority Debt Obligations under its Junior Priority Debt Facility, (y) credit bid their debt in accordance with Section 6.10(c) of this Agreement and (z) make any arguments and motions that do not violate or contravene the terms of this Agreement, (B) any Junior Priority Representative may take any action (not adverse to the prior Liens on the Shared Collateral securing the Senior Obligations or the rights of the Senior Representatives or the Senior Secured Parties to exercise remedies in respect thereof) in order to create, prove, perfect, preserve or protect (but not enforce) its rights in, and perfection and priority of its Lien on, the Shared Collateral, (C) any Junior Priority Representative and the Junior Priority Debt Parties may exercise their rights and remedies as unsecured creditors, to the extent provided in Section 5.04 of this Agreement, (D) the Junior Priority Debt Parties may file any necessary or appropriate responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims of the Junior Priority Debt Parties or the avoidance of any Junior Priority Lien to the extent not inconsistent with the terms of this Agreement, (E) any Junior Priority Debt Party may (subject to the provisions of Section 6.10(b) of this Agreement) vote on any plan of reorganization, plan of liquidation, agreement for composition, or other type of plan of arrangement proposed in or in connection with any Insolvency or Liquidation Proceeding and (F) from and after the Junior Priority Enforcement Date, the Designated Junior Priority Representative may exercise or seek to exercise any rights or remedies (including setoff) with respect to any Shared Collateral in respect of any Junior Priority Debt Obligations, or institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure) (clauses (A) through (F) above referred to as “Junior Permitted Actions”). In exercising rights and remedies with respect to the Senior Collateral, the Senior Representatives and the Senior Secured Parties may enforce the provisions of the Senior Debt Documents and exercise remedies in accordance with the terms thereof, all in such order and in such manner as they may determine in the exercise of their sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of Shared Collateral upon foreclosure, to incur expenses in connection with such sale or disposition and to exercise all the rights and remedies of a secured lender under the Uniform Commercial Code of any applicable jurisdiction and of a secured creditor under Bankruptcy Laws of any applicable jurisdiction.

(b) So long as the Discharge of Senior Obligations has not occurred, except pursuant to Junior Permitted Actions, each Junior Priority Representative, on behalf of itself and each Junior Priority Debt Party under its Junior Priority Debt Facility, agrees that it will not, in the context of its role as secured creditor, take or receive any Shared Collateral or any Proceeds of Shared Collateral in connection with the exercise of any right or remedy (including setoff) with respect to any Shared Collateral and that any collateral or such proceeds taken by it shall be paid over to the Designated Senior Representative in accordance with Section 4.02 of this Agreement, in respect of Junior Priority Debt Obligations. Without limiting the generality of the foregoing, unless and until the Discharge of Senior Obligations has occurred, except pursuant to Junior Permitted Actions, the sole right of the Junior Priority Representatives and the Junior Priority Debt Parties with respect to the Shared Collateral is to hold a Lien on the Shared Collateral in respect of Junior Priority Debt Obligations pursuant to the Junior Priority Debt Documents for the period and to the extent granted therein and to receive a share of the Proceeds thereof, if any, after the Discharge of Senior Obligations has occurred.

(c) Without in any way limiting Junior Permitted Actions, (i) each Junior Priority Representative, for itself and on behalf of each Junior Priority Debt Party under its Junior Priority Debt Facility, agrees that neither such Junior Priority Representative nor any such Junior Priority Debt Party will take any action that would hinder or otherwise interfere with any exercise of remedies undertaken by any Senior Representative or any Senior Secured Party with respect to

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the Shared Collateral under the Senior Debt Documents, including any sale, lease, exchange, transfer or other disposition of the Shared Collateral, whether by foreclosure or otherwise, and (ii) each Junior Priority Representative, for itself and on behalf of each Junior Priority Debt Party under its Junior Priority Debt Facility, hereby waives any and all rights it or any such Junior Priority Debt Party may have as a junior lien creditor or otherwise to object to the manner in which the Senior Representatives or the Senior Secured Parties seek to enforce or collect the Senior Obligations or the Liens granted on any of the Senior Collateral, regardless of whether any action or failure to act by or on behalf of any Senior Representative or any other Senior Secured Party is adverse to the interests of the Junior Priority Debt Parties.

(d) Each Junior Priority Representative hereby acknowledges and agrees that no covenant, agreement or restriction contained in any Junior Priority Debt Document shall be deemed to restrict in any way the rights and remedies of the Senior Representatives or the Senior Secured Parties with respect to the Senior Collateral as set forth in this Agreement and the Senior Debt Documents.

(e) Without in any way limiting Junior Permitted Actions, the Designated Senior Representative or any Person authorized by it shall have the exclusive right to exercise any right or remedy with respect to the Shared Collateral and shall have the exclusive right to determine and direct the time, method and place for exercising such right or remedy or conducting any proceeding with respect thereto, in each case in accordance with the terms of the Senior Debt Documents. Following the Discharge of Senior Obligations, the Designated Junior Priority Representative or any Person authorized by it who may be instructed by the Junior Priority Majority Representatives shall have the exclusive right to exercise any right or remedy with respect to the Collateral, and the Designated Junior Priority Representative or any Person authorized by it who may be instructed by the Junior Priority Majority Representatives shall have the exclusive right to direct the time, method and place of exercising or conducting any proceeding for the exercise of any right or remedy available to the Junior Priority Debt Parties with respect to the Collateral, or of exercising or directing the exercise of any trust or power conferred on the Junior Priority Representatives, or for the taking of any other action authorized by the Junior Priority Collateral Documents; provided, however, that nothing in this Section 3.01(e) shall impair the right of any Junior Priority Representative or other agent or trustee acting on behalf of the Junior Priority Debt Parties to take such actions with respect to the Collateral after the Discharge of Senior Obligations as may be otherwise required or authorized pursuant to any intercreditor agreement governing the Junior Priority Debt Parties or the Junior Priority Debt Obligations.

SECTION 3.02. Cooperation. Without in any way limiting Junior Permitted Actions, each Junior Priority Representative, on behalf of itself and each Junior Priority Debt Party under its Junior Priority Debt Facility, agrees that, unless and until the Discharge of Senior Obligations has occurred, it will not commence, or join with any Person (other than the Senior Secured Parties and the Senior Representatives upon the request of the Designated Senior Representative) in commencing, any enforcement, collection, execution, levy or foreclosure action or proceeding with respect to any Lien held by it in the Shared Collateral under any of the Junior Priority Debt Documents or otherwise in respect of the Junior Priority Debt Obligations.

SECTION 3.03. Actions upon Breach. Should any Junior Priority Representative or any Junior Priority Debt Party, contrary to this Agreement, in any way take, attempt to take or threaten to take any action with respect to the Shared Collateral (including any attempt to realize upon or enforce any remedy with respect to this Agreement) or fail to take any action required by this Agreement, any Senior Representative or other Senior Secured Party (in its or their own name or in the name of the Borrowers or any other Grantor) or the Borrowers may obtain relief against

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such Junior Priority Representative or such Junior Priority Debt Party by injunction, specific performance or other appropriate equitable relief. Each Junior Priority Representative, on behalf of itself and each Junior Priority Debt Party under its Junior Priority Debt Facility, hereby (i) agrees that the Senior Secured Parties’ damages from the actions of the Junior Priority Representatives or any Junior Priority Debt Party may at that time be difficult to ascertain and may be irreparable and waives any defense that the Borrowers, any other Grantor or the Senior Secured Parties cannot demonstrate damage or be made whole by the awarding of damages and (ii) irrevocably waives any defense based on the adequacy of a remedy at law and any other defense that might be asserted to bar the remedy of specific performance in any action that may be brought by any Senior Representative or any other Senior Secured Party.

SECTION 3.04. No Additional Rights for the Grantors Hereunder. If any Senior Secured Party or Junior Priority Debt Party shall enforce its rights or remedies in violation of the terms of this Agreement, no Grantor shall be entitled to use such violation as a defense to any action by any Senior Secured Party or Junior Priority Debt Party, nor to assert such violation as a counterclaim or basis for setoff or recoupment against any Senior Secured Party or Junior Priority Debt Party.

ARTICLE IV

Payments

SECTION 4.01. Application of Proceeds. After an “Event of Default” under any Senior Debt Document has occurred and is continuing and until such “Event of Default” under such Senior Debt Document is cured or waived, so long as the Discharge of Senior Obligations has not occurred, the Shared Collateral or Proceeds thereof received in connection with the sale or other disposition of, or collection on, such Shared Collateral upon the exercise of remedies shall be applied to the Senior Obligations in such order as specified in the relevant Senior Debt Documents (including an Applicable Intercreditor Agreement) to permanently reduce the Senior Obligations until the Discharge of Senior Obligations has occurred. Upon the Discharge of Senior Obligations, each applicable Senior Representative shall deliver promptly to the Designated Junior Priority Representative any Shared Collateral or Proceeds thereof held by it in the same form as received, with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct, to be applied by the Designated Junior Priority Representative to the Junior Priority Debt Obligations in such order as specified in the relevant Junior Priority Debt Documents (including an Applicable Intercreditor Agreement) until the Discharge of the Junior Priority Debt Obligations has occurred.

SECTION 4.02. Payments Over. Unless and until the Discharge of Senior Obligations has occurred, any Shared Collateral or Proceeds thereof received by any Junior Priority Representative or any Junior Priority Debt Party in connection with the exercise of any right or remedy (including setoff) relating to the Shared Collateral or any distribution made in respect of any Shared Collateral in any Insolvency or Liquidation Proceeding, in contravention of this Agreement or otherwise, shall be segregated and held in trust for the benefit of and forthwith paid over to the Designated Senior Representative for the benefit of the Senior Secured Parties in the same form as received and applied pursuant to Section 4.01 of this Agreement, with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct. The Designated Senior Representative is hereby authorized to make any such endorsements as agent for each of the Junior Priority Representatives or any such Junior Priority Debt Party. This authorization is coupled with an interest and is irrevocable.

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ARTICLE V

Other Agreements

SECTION 5.01. Releases.

(a) Each Junior Priority Representative, for itself and on behalf of each Junior Priority Debt Party under its Junior Priority Debt Facility, agrees that, in the event of a sale, transfer or other disposition of any specified item of Shared Collateral (including all or substantially all of the equity interests of the Borrowers or any subsidiary of the Parent Borrower), the Liens granted to the Junior Priority Representatives and the Junior Priority Debt Parties upon such Shared Collateral to secure Junior Priority Debt Obligations shall terminate and be released, automatically and without any further action, concurrently with the termination and release of all Liens granted upon such Shared Collateral to secure Senior Obligations; provided that, in the case of any such sale, transfer or other disposition of Shared Collateral (other than any sale, transfer or other disposition in connection with the enforcement or exercise of any rights or remedies with respect to the Shared Collateral), the Liens granted to the Junior Priority Representatives and the Junior Priority Debt Parties shall not be so released if (i) such sale, transfer or other disposition is not permitted under the terms of any Junior Priority Debt Document or (ii) such release of Senior Secured Parties’ Liens is granted upon or following the Discharge of Senior Obligations. Upon delivery to a Junior Priority Representative of an Officer’s Certificate stating that any such termination and release of Liens securing the Senior Obligations has become effective (or shall become effective concurrently with such termination and release of the Liens granted to the Junior Priority Debt Parties and the Junior Priority Representatives) and any necessary or proper instruments of termination or release prepared by any Borrower or any other Grantor, such Junior Priority Representative will promptly execute, deliver or acknowledge, without recourse, representation or warranty of any kind, at such Borrower’s or the other Grantor’s sole cost and expense, such instruments to evidence such termination and release of the Liens. Nothing in this Section 5.01(a) will be deemed to affect any agreement of a Junior Priority Representative, for itself and on behalf of the Junior Priority Debt Parties under its Junior Priority Debt Facility, to release the Liens on the Junior Priority Collateral as set forth in the relevant Junior Priority Debt Documents.

(b) Each Junior Priority Representative, for itself and on behalf of each Junior Priority Debt Party under its Junior Priority Debt Facility, hereby irrevocably constitutes and appoints the Designated Senior Representative and any officer or agent of the Designated Senior Representative, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Junior Priority Representative or such Junior Priority Debt Party or in the Designated Senior Representative’s own name, from time to time in the Designated Senior Representative’s discretion, for the purpose of carrying out the terms of Section 5.01(a) of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or desirable to accomplish the purposes of Section 5.01(a) of this Agreement, including any termination statements, endorsements or other instruments of transfer or release.

(c) Unless and until the Discharge of Senior Obligations has occurred, each Junior Priority Representative, for itself and on behalf of each Junior Priority Debt Party under its Junior Priority Debt Facility, hereby consents to the application whether prior to or after an event of default under any Senior Debt Document of Proceeds of Shared Collateral to the repayment of Senior Obligations pursuant to the Senior Debt Documents, provided that noting in this Section 5.01(c) shall be construed to prevent or impair the rights of the Junior Priority Representatives or the Junior Priority Debt Parties to receive Proceeds in connection with the Junior Priority Debt Obligations not otherwise in contravention of this Agreement.

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(d) Notwithstanding anything to the contrary in any Junior Priority Collateral Document, in the event the terms of a Senior Collateral Document and a Junior Priority Collateral Document each require any Grantor (i) to make payment in respect of any item of Shared Collateral, (ii) to deliver or afford control over any item of Shared Collateral to, or deposit any item of Shared Collateral with, (iii) to register ownership of any item of Shared Collateral in the name of or make an assignment of ownership of any Shared Collateral or the rights thereunder to, (iv) cause any securities intermediary, commodity intermediary or other Person acting in a similar capacity to agree to comply, in respect of any item of Shared Collateral, with instructions or orders from, or to treat, in respect of any item of Shared Collateral, as the entitlement holder, (v) hold any item of Shared Collateral in trust for (to the extent such item of Shared Collateral cannot be held in trust for multiple parties under applicable law), (vi) obtain the agreement of a bailee or other third party to hold any item of Shared Collateral for the benefit of or subject to the control of or, in respect of any item of Shared Collateral, to follow the instructions of or (vii) obtain the agreement of a landlord with respect to access to leased premises where any item of Shared Collateral is located or waivers or subordination of rights with respect to any item of Shared Collateral in favor of, in any case, both the Designated Senior Representative and any Junior Priority Representative or Junior Priority Debt Party, such Grantor may, until the applicable Discharge of Senior Obligations has occurred, comply with such requirement under the applicable Junior Priority Collateral Document as it relates to such Shared Collateral by taking any of the actions set forth above only with respect to, or in favor of, the Designated Senior Representative.

SECTION 5.02. Insurance and Condemnation Awards. Unless and until the Discharge of Senior Obligations has occurred, the Designated Senior Representative and the Senior Secured Parties shall have the sole and exclusive right, subject to the rights of the Grantors under the Senior Debt Documents, (a) to be named as additional insured and loss payee under any insurance policies maintained from time to time by any Grantor, (b) to adjust settlement for any insurance policy covering the Shared Collateral in the event of any loss thereunder and (c) to approve any award granted in any condemnation or similar proceeding affecting the Shared Collateral. Unless and until the Discharge of Senior Obligations has occurred, all proceeds of any such policy and any such award, if in respect of the Shared Collateral, shall be paid (i) first, prior to the occurrence of the Discharge of Senior Obligations, to the Designated Senior Representative for the benefit of Senior Secured Parties pursuant to the terms of the Senior Debt Documents, (ii) second, after the occurrence of the Discharge of Senior Obligations, to the Designated Junior Priority Representative for the benefit of the Junior Priority Debt Parties pursuant to the terms of the applicable Junior Priority Debt Documents and (iii) third, if no Junior Priority Debt Obligations or Senior Obligations are outstanding, to the owner of the subject property, such other Person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct. If any Junior Priority Representative or any Junior Priority Debt Party shall, at any time, receive any proceeds of any such insurance policy or any such award in contravention of this Agreement, it shall pay such proceeds over to the Designated Senior Representative in accordance with the terms of Section 4.02.

SECTION 5.03. Amendments to Debt Documents.

(a) The Senior Debt Documents may be amended, restated, supplemented or otherwise modified in accordance with their terms, and the Indebtedness under the Senior Debt Documents may be Refinanced, in each case, without the consent of any Junior Priority Debt Party; provided, however, that, without the consent of the Junior Priority Majority Representatives, no such amendment, restatement, supplement, modification or Refinancing (or successive amendments, restatements, supplements, modifications or Refinancings) shall:

(i) add any additional restrictions on the payment of the Junior Priority Debt Obligations; or

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(ii) contravene the provisions of this Agreement.

(b) Without the prior written consent of the Senior Representatives, no Junior Priority Debt Document may be amended, restated, supplemented or otherwise modified, or entered into, and no Indebtedness under the Junior Priority Debt Documents may be Refinanced, to the extent such amendment, restatement, supplement or modification or Refinancing, or the terms of such new Junior Priority Debt Document, would (i) contravene the provisions of this Agreement or any then extant Junior Priority Debt Document or Senior Debt Document, (ii) change to earlier dates any scheduled dates for payment of principal (including the final maturity date) or of interest on Indebtedness under such Junior Priority Debt Document or (iii) reduce the capacity to incur Indebtedness for borrowed money constituting Senior Obligations to an amount less than the aggregate principal amount of term loans or outstanding notes and aggregate principal amount of revolving commitments, in each case, under the Senior Debt Documents on the day of any such amendment, restatement, supplement, modification or Refinancing.

(c) Each Junior Priority Representative, for itself and on behalf of each Junior Priority Debt Party under its Junior Priority Debt Facility, agrees that each Junior Priority Collateral Document under its Junior Priority Debt Facility shall include the following language (or language to similar effect reasonably approved by the Designated Senior Representative):

“Notwithstanding anything herein to the contrary, (i) the liens and security interests granted to the Junior Priority Representative pursuant to this Agreement are expressly subject and subordinate to the liens and security interests granted in favor of the Senior Secured Parties (as defined in the Intercreditor Agreement referred to below), including liens and security interests granted to (a) Bank of America, N.A., as collateral agent, pursuant to or in connection with that certain Credit Agreement, dated as of March 10, 2021 (as amended pursuant to that certain Amendment No. 1 to Credit Agreement, dated as of February 22, 2022, that certain Joinder to Credit Agreement, Amendment No. 2 to Credit Agreement, Amendment No. 1 to Security Agreement and Amendment No. 1 to Guaranty, dated as of March 29, 2022, that certain Amendment No. 3 to Credit Agreement, dated as of November 8, 2024 and that certain Amendment No. 4 to Credit Agreement and Consent dated as of June 15, 2026), among the Parent Borrower, the Borrowers, the other guarantors from time to time party thereto, the lenders from time to time party thereto, Bank of America, N.A., as administrative agent and collateral agent, as further amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time, (b) JPMorgan Chase Bank, N.A., as collateral agent, pursuant to or in connection with that certain Term Loan Credit Agreement, dated as of March 29, 2022 (as amended pursuant to that certain Amendment No. 1 to Credit Agreement, dated as of November 8, 2024 and that certain Amendment No. 2 to Term Loan Credit Agreement and Consent dated as of June 15, 2026), among the Parent Borrower, the Borrowers, the other guarantors from time to time party

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thereto, the lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, as further amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time and (c) Regions Bank, as notes collateral agent pursuant to or in connection with the Indenture, dated as of June 15, 2026, among the Parent Borrower, the Borrowers, the other guarantors from time to time party thereto, and Regions Bank, as trustee and notes collateral agent, as further amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time and (ii) the exercise of any right or remedy by the Junior Priority Representative hereunder is subject to the limitations and provisions of the Intercreditor Agreement dated as of June 15, 2026 (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among Bank of America, N.A., as RCF Collateral Agent, JPMorgan Chase Bank, N.A., as TLB Collateral Agent, Regions Bank, as First Lien Notes Collateral Agent, Regions Bank, as Initial Junior Lien Collateral Agent, the additional Representatives from time to time party thereto, the Parent Borrower, the Borrowers and their subsidiaries party thereto. In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this Agreement, the terms of the Intercreditor Agreement shall govern. The parties hereto acknowledge, authorize and consent to the entry by each of the Senior Representatives and the Junior Priority Representative into the Intercreditor Agreement.”

(d) In the event that the Designated Senior Representative and/or the Senior Secured Parties enter into any amendment, waiver or consent in respect of any of the Senior Collateral Documents for the purpose of adding to or deleting from, or waiving or consenting to any departures from any provisions of, any Senior Collateral Document or changing in any manner the rights of the Senior Representatives, the Senior Secured Parties, the Borrowers or any other Grantor thereunder (including the release of any Liens in Senior Collateral) in a manner that is applicable to all Senior Facilities, then such amendment, waiver or consent shall apply automatically to any comparable provision of each comparable Junior Priority Collateral Document without the consent of any Junior Priority Representative or any Junior Priority Debt Party and without any action by any Junior Priority Representative, the Borrowers or any other Grantor; provided, however, that (i) no such amendment, waiver or consent shall (A) remove assets or property subject to the Junior Priority Liens or release any such Liens, except to the extent that such release is permitted or required by Section 5.01(a) of this Agreement and provided that there is a concurrent release of the corresponding Senior Liens or (B) amend, modify or otherwise affect the rights or duties of any Junior Priority Representative in its role as Junior Priority Representative without its prior written consent and (ii) written notice of such amendment, waiver or consent shall have been given by the Borrowers to each Junior Priority Representative within ten (10) Business Days after the effectiveness of such amendment, waiver or consent.

(e) The Parent Borrower agrees to deliver to each of the Designated Senior Representative and the Designated Junior Priority Representative copies of (i) any amendments, supplements or other modifications to the Senior Debt Documents or the Junior Priority Debt Documents and (ii) any new Senior Debt Documents or Junior Priority Debt Documents promptly after effectiveness thereof.

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SECTION 5.04. Rights as Unsecured Creditors. The Junior Priority Representatives and the Junior Priority Debt Parties may exercise rights and remedies as unsecured creditors against the Borrowers and any other Grantor in accordance with the terms of the Junior Priority Debt Documents and applicable law so long as such rights and remedies do not violate any express provision of this Agreement (including any provision prohibiting or restricting the Junior Priority Debt Parties from taking various actions or making various objections). Nothing in this Agreement shall prohibit the receipt by any Junior Priority Representative or any Junior Priority Debt Party of the required payments of principal, premium, interest, fees and other amounts due under the Junior Priority Debt Documents so long as such receipt is not the direct or indirect result of the exercise in contravention of this Agreement by a Junior Priority Representative or any Junior Priority Debt Party of rights or remedies as a secured creditor in respect of Shared Collateral in contravention of this Agreement. In the event any Junior Priority Representative or any Junior Priority Debt Party becomes a judgment lien creditor in respect of Shared Collateral as a result of its enforcement of its rights as an unsecured creditor in respect of Junior Priority Debt Obligations, such judgment lien shall be subordinated to the Liens securing Senior Obligations on the same basis as the other Liens securing the Junior Priority Debt Obligations are so subordinated to such Liens securing Senior Obligations under this Agreement. Nothing in this Agreement shall impair or otherwise adversely affect any rights or remedies the Senior Representatives or the Senior Secured Parties may have with respect to the Senior Collateral.

SECTION 5.05. Bailment for Perfection of Security Interest.

(a) The Possessory Collateral shall be delivered to the Bailee Agent and by accepting such Possessory Collateral such Bailee Agent agrees to hold any Shared Collateral constituting Possessory Collateral that is part of the Collateral in its possession or control (or in the possession or control of its agents or bailees) as gratuitous bailee for the benefit of the Junior Priority Representatives and any assignee solely for the purpose of perfecting the security interest granted in such Possessory Collateral, if any, pursuant to the applicable Junior Priority Collateral Documents, in each case, subject to the terms and conditions of this Section 5.05.

(b) Except as otherwise specifically provided herein, until the Discharge of Senior Obligations has occurred, the Senior Representatives and the Senior Secured Parties shall be entitled to deal with the Possessory Collateral in accordance with the terms of the Senior Debt Documents as if the Liens under the Junior Priority Collateral Documents did not exist. The rights of the Junior Priority Representatives and the Junior Priority Debt Parties with respect to the Possessory Collateral shall at all times be subject to the terms of this Agreement.

(c) The Senior Representatives and the Senior Secured Parties shall have no obligation whatsoever to the Junior Priority Representatives or any Junior Priority Debt Party to assure that any of the Possessory Collateral is genuine or owned by the Grantors or to protect or preserve rights or benefits of any Person or any rights pertaining to the Shared Collateral, except as expressly set forth in this Section 5.05. The duties or responsibilities of the Senior Representatives under this Section 5.05 shall be limited solely to holding or controlling the Shared Collateral and the related Liens referred to in paragraphs (a) and (b) of this Section 5.05 as sub-agent and gratuitous bailee for the relevant Junior Priority Representative for purposes of perfecting the Lien held by such Junior Priority Representative.

(d) The Senior Representatives shall not have by reason of the Junior Priority Collateral Documents or this Agreement, or any other document, a fiduciary relationship in respect of any Junior Priority Representative or any Junior Priority Debt Party, and each Junior Priority Representative, for itself and on behalf of each Junior Priority Debt Party under its Junior Priority Debt Facility, hereby waives and releases the Senior Representatives from all claims and liabilities arising pursuant to the Senior Representatives’ roles under this Section 5.05 as sub-agents and gratuitous bailees with respect to the Shared Collateral.

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(e) Upon the Discharge of Senior Obligations, each applicable Senior Representative shall, at the Grantors’ sole cost and expense, (i) (A) deliver to the Designated Junior Priority Representative, to the extent that it is legally permitted to do so, all Shared Collateral, including all proceeds thereof, held or controlled by such Senior Representative or any of its agents or bailees, including the transfer of possession and control, as applicable, of the Possessory Collateral, together with any necessary endorsements and notices to depositary banks, securities intermediaries and commodities intermediaries, and assign its rights under any landlord waiver or bailee’s letter or any similar agreement or arrangement granting it rights or access to Shared Collateral, or (B) direct and deliver such Shared Collateral as a court of competent jurisdiction may otherwise direct, (ii) notify any applicable insurance carrier that it is no longer entitled to be a loss payee or additional insured under the insurance policies of any Grantor issued by such insurance carrier and (iii) notify any Governmental Authority involved in any condemnation or similar proceeding involving any Grantor that the Designated Junior Priority Representative is entitled to approve any awards granted in such proceeding. The Borrowers and the other Grantors shall take such further action as is required to effectuate the transfer contemplated hereby and shall indemnify each Senior Representative for loss or damage suffered by such Senior Representative; provided that the Borrowers shall not indemnify any Senior Representative for loss or damages suffered by such Senior Representative as a result of such Senior Representative’s own willful misconduct, gross negligence or bad faith. The Senior Representatives have no obligations to follow instructions from any Junior Priority Representative or any other Junior Priority Debt Party in contravention of this Agreement.

(f) None of the Senior Representatives nor any of the other Senior Secured Parties shall be required to marshal any present or future collateral security for any obligations of the Parent Borrower or any Subsidiary to any Senior Representative or any Senior Secured Party under the Senior Debt Documents or any assurance of payment in respect thereof, or to resort to such collateral security or other assurances of payment in any particular order, and all of their rights in respect of such collateral security or any assurance of payment in respect thereof shall be cumulative and in addition to all other rights, however existing or arising.

SECTION 5.06. When Discharge of Senior Obligations Deemed To Not Have Occurred. If, at any time substantially concurrently with the occurrence of the Discharge of Senior Obligations, any Borrower or any Subsidiary consummates any Refinancing of any Senior Obligations, then such Discharge of Senior Obligations (other than in respect of payment of indemnities surviving the Discharge of Senior Obligations) shall automatically be deemed not to have occurred for all purposes of this Agreement (other than with respect to any actions taken prior to the date of such designation as a result of the occurrence of such first Discharge of Senior Obligations) and the applicable agreement governing such Senior Obligations shall automatically be treated as a Senior Debt Document for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Shared Collateral set forth herein and the agent, representative or trustee for the holders of such Senior Obligations shall be the Senior Representative for all purposes of this Agreement; provided that such Senior Representative shall have become a party to this Agreement pursuant to Section 8.09 of this Agreement. Upon receipt of notice of such incurrence (including the identity of the new Senior Representative) from the Parent Borrower, each Junior Priority Representative (including the Designated Junior Priority Representative) shall promptly (i) enter into such documents and agreements, including amendments or supplements to this Agreement, as the Parent Borrower or such new Senior Representative shall reasonably request in writing in order to provide the new Senior

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Representative the rights of a Senior Representative contemplated hereby, (ii) deliver to such Senior Representative, to the extent that it is legally permitted to do so, all Shared Collateral, including all proceeds thereof, held or controlled by such Junior Priority Representative or any of its agents or bailees, including the transfer of possession and control, as applicable, of the Possessory Collateral, together with any necessary endorsements and notices to depositary banks, securities intermediaries and commodities intermediaries, and assign its rights under any landlord waiver or bailee’s letter or any similar agreement or arrangement granting it rights or access to Shared Collateral and (iii) notify, upon request from a Grantor, any applicable insurance carrier that it is no longer entitled to be a loss payee or additional insured under the insurance policies of any Grantor issued by such insurance carrier and (iv) notify, upon request from a Grantor, and Governmental Authority involved in any condemnation or similar proceeding involving a Grantor that the new Senior Representative is entitled to approve any awards granted in such proceeding.

SECTION 5.07. Purchase Right. Without prejudice to the enforcement of the Senior Secured Parties remedies, the Senior Secured Parties agree that following (a) the acceleration of all Senior Obligations in accordance with the terms of the Senior Debt Documents or (b) the commencement of an Insolvency or Liquidation Proceeding (each, a “Purchase Event”), within thirty (30) days of the Purchase Event, one or more of the Junior Priority Debt Parties may request, and the Senior Secured Parties hereby offer the Junior Priority Debt Parties the option, to purchase all, but not less than all, of the aggregate amount of outstanding Senior Obligations outstanding at the time of purchase at par, plus any premium, if any, that would be applicable upon prepayment of the Senior Obligations and accrued and unpaid interest, fees, and expenses, without warranty or representation or recourse (except for representations and warranties required to be made by assigning lenders or noteholders pursuant to any applicable Senior Debt Document). If such right is exercised, the parties shall endeavor to close promptly thereafter but in any event within ten (10) Business Days of the request. If one or more of the Junior Priority Debt Parties exercise such purchase right, it shall be exercised pursuant to documentation mutually acceptable to each of the Senior Representatives and the Junior Priority Representative. If none of the Junior Priority Debt Parties exercise such right within thirty (30) days of such Purchase Event, the Senior Secured Parties shall have no further obligations pursuant to this Section 5.07 for such Purchase Event and may take any further actions in their sole discretion in accordance with the Senior Debt Documents and this Agreement.

ARTICLE VI

Insolvency or Liquidation Proceedings.

SECTION 6.01. Financing Issues. Until the Discharge of Senior Obligations has occurred, if the Borrowers or any other Grantor shall be subject to any Insolvency or Liquidation Proceeding and any Senior Representative or any Senior Secured Party shall desire to consent (or not object) to the sale, use or lease of cash or other collateral or to consent (or not object) to the Borrowers’ or any other Grantor’s obtaining financing under Section 363 or Section 364 of the Bankruptcy Code or any similar provision of any other Bankruptcy Law (“DIP Financing”), then each Junior Priority Representative, for itself and on behalf of each Junior Priority Debt Party under its Junior Priority Debt Facility, agrees that it will raise no objection to and will not otherwise contest (i) such sale, use or lease of such cash or other collateral, unless each Senior Representative shall oppose or object to such use of cash collateral (in which case, no Junior Priority Representative nor any other Junior Priority Debt Party shall seek any relief in connection therewith that is inconsistent with the relief being sought by the Senior Secured Parties); or (ii) such DIP Financing, unless each Senior Representative shall oppose or object to such DIP Financing (provided that the foregoing shall not prevent the Junior Priority Debt Parties from proposing any

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other DIP Financing to any Grantors or to a court of competent jurisdiction), and, except to the extent permitted by the proviso in clause (ii) of Section 3.01(a) and Section 6.03, will not request adequate protection or any other relief in connection therewith and, to the extent the Liens securing any Senior Obligations are subordinated or pari passu with such DIP Financing, will subordinate (and will be deemed hereunder to have subordinated) its Liens in the Shared Collateral to (x) such DIP Financing (and all obligations relating thereto) on the same basis as the Liens securing the Junior Priority Debt Obligations are so subordinated to Liens securing Senior Obligations under this Agreement, (y) any adequate protection Liens provided to the Senior Secured Parties, and (z) to any “carve-out” for professional and United States Trustee fees agreed to by the Senior Representatives. Each Junior Priority Representative, for itself and on behalf of each Junior Priority Debt Party under its Junior Priority Debt Facility, further agrees that, until the Discharge of Senior Obligations has occurred, it will raise no objection to and will not otherwise contest or oppose (a) any motion for relief from the automatic stay or from any injunction against foreclosure or enforcement in respect of Senior Obligations made by any Senior Representative or any other Senior Secured Party; (b) any exercise by any Senior Secured Party of the right to credit bid Senior Obligations at any sale in foreclosure of Senior Collateral in any Insolvency or Liquidation Proceeding or otherwise under Section 363(k) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law; (c) any other request for judicial relief made in any court by any Senior Secured Party relating to the lawful enforcement of any Lien on Senior Collateral; or (d) any election made by any Senior Representative or any other Senior Secured Party of the application of Section 1111(b) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law with respect to any of the Shared Collateral, or (e) any sale or other disposition (including pursuant to Section 363 of the Bankruptcy Code or any similar provision of any other Bankruptcy Law) of assets or property of any Grantor to which any Senior Representative has consented or not objected that provides, to the extent such sale or other disposition is to be free and clear of Liens, that the Liens securing the Senior Obligations and the Junior Priority Debt Obligations will attach to the proceeds of the sale or other disposition on the same basis of priority as the Liens on the Shared Collateral securing the Senior Obligations rank to the Liens on the Shared Collateral securing the Junior Priority Debt Obligations pursuant to this Agreement; provided, that the Junior Priority Representative, for itself and on behalf of the Junior Priority Debt Parties, reserves the right to raise any objection that could be raised by an unsecured creditor of the Grantors to such proposed bidding procedures prior to approval of such procedures by the Bankruptcy Court; provided, however, that the Junior Priority Debt Parties are not deemed to have waived any rights to credit bid on the Shared Collateral in any such disposition in accordance with Section 363(k) of the Bankruptcy Code (or any similar provision under any other applicable Bankruptcy Law), so long as any such credit bid provides for the payment in full in cash of the Senior Obligations. Each Junior Priority Representative, for itself and on behalf of each Junior Priority Debt Party under its Junior Priority Debt Facility, agrees that notice received two Business Days prior to the entry of an order approving such usage of cash or other collateral or approving such financing shall be adequate notice.

SECTION 6.02. Relief from the Automatic Stay. Until the Discharge of Senior Obligations has occurred, each Junior Priority Representative, for itself and on behalf of each Junior Priority Debt Party under its Junior Priority Debt Facility, agrees that none of them shall seek relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding or take any action in derogation thereof, in each case in respect of any Shared Collateral, without the prior written consent of the Designated Senior Representative.

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SECTION 6.03. Adequate Protection. Each Junior Priority Representative, for itself and on behalf of each Junior Priority Debt Party under its Junior Priority Debt Facility, agrees that none of them shall (A) object, contest or support any other Person objecting to or contesting (a) any request by any Senior Representative or any Senior Secured Parties for adequate protection, (b) any objection by any Senior Representative or any Senior Secured Parties to any motion, relief, action or proceeding based on any Senior Representative’s or Senior Secured Party’s claiming a lack of adequate protection or (c) the allowance and/or payment of interest, fees, expenses or other amounts of any Senior Representative or any other Senior Secured Party under Section 506(b) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law or (B) assert or support any claim for costs or expenses of preserving or disposing of any Collateral under Section 506(c) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law. Notwithstanding anything contained in this Section 6.03 or in Section 6.01, in any Insolvency or Liquidation Proceeding, (i) if the Senior Secured Parties (or any subset thereof) are granted adequate protection in the form of a Lien on additional or replacement collateral and/or a superpriority claim in connection with any DIP Financing or use of cash collateral under Section 363 or 364 of the Bankruptcy Code or any similar provision of any other Bankruptcy Law, then each Junior Priority Representative, for itself and on behalf of each Junior Priority Debt Party under its Junior Priority Debt Facility, may seek or request adequate protection in the form of a Lien on such additional or replacement collateral and/or superpriority claim (as applicable), which (A) Lien is subordinated to the Liens securing and providing adequate protection for all Senior Obligations and such DIP Financing (and all obligations relating thereto) on the same basis as the other Liens securing the Junior Priority Debt Obligations are so subordinated to the Liens securing Senior Obligations under this Agreement and (B) superpriority claim is subordinated to all superpriority claims of the Senior Secured Parties on the same basis as the other claims of the Junior Priority Debt Parties are so subordinated to the claims of the Senior Secured Parties under this Agreement, (ii) in the event any Junior Priority Representatives, for themselves and on behalf of the Junior Priority Debt Parties under their Junior Priority Debt Facilities, seek or request adequate protection and such adequate protection is granted (in each instance, to the extent such grant is otherwise permissible under the terms and conditions of this Agreement) in the form of a Lien on additional or replacement collateral, then such Junior Priority Representatives, for themselves and on behalf of each Junior Priority Debt Party under their Junior Priority Debt Facilities, agree that each Senior Representative shall also be granted a senior Lien on such additional or replacement collateral as security and adequate protection for the Senior Obligations and any such DIP Financing and that any Lien on such additional or replacement collateral securing or providing adequate protection for the Junior Priority Debt Obligations shall be subordinated to the Liens on such collateral securing the Senior Obligations and any such DIP Financing (and all obligations relating thereto) and any other Liens granted to the Senior Secured Parties as adequate protection on the same basis as the other Liens securing the Junior Priority Debt Obligations are so subordinated to such Liens securing Senior Obligations under this Agreement (and, to the extent the Senior Secured Parties are not granted such adequate protection in such form, any amounts recovered by or distributed to any Junior Priority Debt Party pursuant to or as a result of any Lien on such additional or replacement collateral so granted to the Junior Priority Debt Parties shall be subject to Section 4.02 of this Agreement), and (iii) in the event any Junior Priority Representatives, for themselves and on behalf of the Junior Priority Debt Parties under their Junior Priority Debt Facilities, seek or request adequate protection and such adequate protection is granted (in each instance, to the extent such grant is otherwise permissible under the terms and conditions of this Agreement) in the form of a superpriority claim, then such Junior Priority Representatives, for themselves and on behalf of each Junior Priority Debt Party under their Junior Priority Debt Facilities, agree that each Senior Representative shall also be granted adequate protection in the form of a superpriority claim, which superpriority claim shall be senior to the superpriority claim of the Junior Priority Debt Parties (and, to the extent the Senior Secured Parties are not granted such adequate protection in such form, any amounts recovered by or distributed to any Junior Priority Debt Party pursuant to or as a result of any such superpriority claim so granted to the Junior Priority Debt Parties shall be subject to Section 4.02 of this Agreement). Notwithstanding anything herein to the contrary, the Junior Priority Representative shall have irrevocably agreed, pursuant to Section 1129(a)(9) of the Bankruptcy Code, on behalf

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of itself and the Junior Priority Debt Parties, in any stipulation or order granting adequate protection of its junior interest in the Shared Collateral, that such junior super priority claims may be paid under any plan of reorganization in any combination of cash, debt, equity or other property having a value on the effective date of such plan equal to the allowed amount of such claims. Without limiting the generality of the foregoing, to the extent that the Senior Secured Parties are granted adequate protection in the form of payments in the amount of current post-petition fees and expenses, and/or other cash payments, then the Junior Priority Representative, for itself and on behalf of each Junior Priority Debt Party under their Junior Priority Debt Facilities, shall not be prohibited from seeking adequate protection in the form of payments in the amount of current post-petition incurred fees and expenses, and/or other cash payments (as applicable), subject to the right of the Senior Secured Parties to object to the reasonableness of the amounts of fees and expenses or other cash payments so sought by the Junior Priority Debt Parties.

SECTION 6.04. Preference Issues. If any Senior Secured Party is required in any Insolvency or Liquidation Proceeding or otherwise to disgorge, turn over or otherwise pay any amount to the estate of the Borrowers or any other Grantor (or any trustee, receiver or similar Person therefor), because the payment of such amount was declared to be fraudulent or preferential in any respect or for any other reason, any amount (a “Recovery”), whether received as proceeds of security, enforcement of any right of setoff or otherwise, then the Senior Obligations shall be reinstated to the extent of such Recovery and deemed to be outstanding as if such payment had not occurred and the Senior Secured Parties shall be entitled to the benefits of this Agreement until a Discharge of Senior Obligations with respect to all such recovered amounts. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto. Each Junior Priority Representative, for itself and on behalf of each Junior Priority Debt Party under its Junior Priority Debt Facility, hereby agrees that none of them shall be entitled to benefit from any avoidance action affecting or otherwise relating to any distribution or allocation made in accordance with this Agreement, whether by preference or otherwise, it being understood and agreed that the benefit of such avoidance action otherwise allocable to them shall instead be allocated and turned over for application in accordance with the priorities set forth in this Agreement.

SECTION 6.05. Separate Grants of Security and Separate Classifications. Each Junior Priority Representative, for itself and on behalf of each Junior Priority Debt Party under its Junior Priority Debt Facility, acknowledges and agrees that (a) the grants of Liens pursuant to the Senior Collateral Documents and the Junior Priority Collateral Documents constitute separate and distinct grants of Liens and (b) because of, among other things, their differing rights in the Shared Collateral, the Junior Priority Debt Obligations are fundamentally different from the Senior Obligations and must be separately classified in any plan of reorganization or similar dispositive restructuring plan proposed, confirmed, or adopted in an Insolvency or Liquidation Proceeding. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that any claims of the Senior Secured Parties and the Junior Priority Debt Parties in respect of the Shared Collateral constitute a single class of claims (rather than separate classes of senior and junior secured claims), then each Junior Priority Representative, for itself and on behalf of each Junior Priority Debt Party under its Junior Priority Debt Facility, hereby acknowledges and agrees that all distributions shall be made as if there were separate classes of senior and junior secured claims against the Grantors in respect of the Shared Collateral, with the effect being that, to the extent that the aggregate value of the Shared Collateral is sufficient (for this purpose ignoring all claims held by the Junior Priority Debt Parties), the Senior Secured Parties shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of post-petition interest, fees, and expenses (whether or

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not allowed or allowable) before any distribution is made in respect of the Junior Priority Debt Obligations, and each Junior Priority Representative, for itself and on behalf of each Junior Priority Debt Party under its Junior Priority Debt Facility, hereby acknowledges and agrees to turn over to the Designated Senior Representative amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of the Junior Priority Debt Parties.

SECTION 6.06. No Waivers of Rights of Senior Secured Parties. Nothing contained herein shall, except as expressly provided herein, prohibit or in any way limit any Senior Representative or any other Senior Secured Party from objecting in any Insolvency or Liquidation Proceeding or otherwise to any action taken by any Junior Priority Debt Party, including the seeking by any Junior Priority Debt Party of adequate protection or the assertion by any Junior Priority Debt Party of any of its rights and remedies under the Junior Priority Debt Documents or otherwise.

SECTION 6.07. Application. This Agreement, which the parties hereto expressly acknowledge is a “subordination agreement” under Section 510(a) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law, shall be effective before, during and after the commencement of any Insolvency or Liquidation Proceeding. The relative rights as to the Shared Collateral and proceeds thereof shall continue after the commencement of any Insolvency or Liquidation Proceeding on the same basis as prior to the date of the petition therefor, subject to any court order approving the financing of, or use of cash collateral by, any Grantor. All references herein to any Grantor shall include such Grantor as a debtor-in-possession and any receiver or trustee for such Grantor.

SECTION 6.08. Other Matters. To the extent that any Junior Priority Representative or any Junior Priority Debt Party has or acquires rights under Section 363 or Section 364 of the Bankruptcy Code or any similar provision of any other Bankruptcy Law with respect to any of the Shared Collateral, such Junior Priority Representative, on behalf of itself and each Junior Priority Debt Party under its Junior Priority Debt Facility, or such Junior Priority Debt Party agrees not to assert any such rights without the prior written consent of each Senior Representative, provided that if requested by any Senior Representative, such Junior Priority Representative shall timely exercise such rights in the manner requested by the Senior Representatives (acting unanimously), including any rights to payments in respect of such rights.

SECTION 6.09. 506(c) Claims. Until the Discharge of Senior Obligations has occurred, each Junior Priority Representative, on behalf of itself and each Junior Priority Debt Party under its Junior Priority Debt Facility, agrees that it will not assert or enforce any claim under Section 506(c) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law senior to or on a parity with the Liens securing the Senior Obligations for costs or expenses of preserving or disposing of any Shared Collateral.

SECTION 6.10. Reorganization Securities.

(a) If, in any Insolvency or Liquidation Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed, pursuant to a plan of reorganization or similar dispositive restructuring plan, on account of both the Senior Obligations and the Junior Priority Debt Obligations, then, to the extent the debt obligations distributed on account of the Senior Obligations and on account of the Junior Priority Debt Obligations are secured by Liens upon the same assets or property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.

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(b) No Junior Priority Debt Party (whether in the capacity of a secured creditor or an unsecured creditor) shall propose, vote in favor of, or otherwise directly or indirectly support any plan of reorganization or similar dispositive restructuring plan that violates the payment priorities set forth in Section 4.01 of this Agreement or is otherwise inconsistent with the terms of this Agreement other than with the prior written consent of the Designated Senior Representative or to the extent any such plan is proposed or supported by the number of Senior Secured Parties required under Section 1126(c) of the Bankruptcy Code.

(c) Any Junior Priority Debt Parties may bid for or purchase Shared Collateral at any public, private or judicial foreclosure upon such Shared Collateral initiated by any Senior Secured Party or any other person, or any sale of Shared Collateral during an Insolvency or Liquidation Proceeding so long as such credit bid provides for the payment in full in cash of the Senior Obligations.

SECTION 6.11. Section 1111(b) of the Bankruptcy Code. Each Junior Priority Representative, for itself and on behalf of each Junior Priority Debt Party under its Junior Priority Debt Facility, shall not object to, oppose, support any objection, or take any other action to impede, the right of any Senior Secured Party to make an election under Section 1111(b)(2) of the Bankruptcy Code. Each Junior Priority Representative, for itself and on behalf of each Junior Priority Debt Party under its Junior Priority Debt Facility, waives any claim it may hereafter have against any senior claimholder arising out of the election by any Senior Secured Party of the application of Section 1111(b)(2) of the Bankruptcy Code.

SECTION 6.12. Post-Petition Interest.

(a) None of the Junior Priority Representatives or any other Junior Priority Debt Party shall oppose or seek to challenge any claim by any Senior Representative or any other Senior Class Debt Party for allowance in any Insolvency or Liquidation Proceeding of Senior Obligations of claims for post-petition interest, fees or expenses, under Section 506(b) of the Bankruptcy Code or otherwise (for this purpose ignoring all claims held by the Junior Priority Debt Parties).

(b) None of the Senior Representatives or any other Senior Class Debt Party shall oppose or seek to challenge any claim by the Junior Priority Representative or any other Junior Priority Debt Party for allowance in any Insolvency or Liquidation Proceeding of Junior Priority Debt Obligations consisting of claims for post-petition interest, fees or expenses, under Section 506(b) of the Bankruptcy Code or otherwise, so long as the Senior Secured Parties are receiving post-petition interest, fees, or expenses in at least the same form being requested by such Junior Priority Representative or such other Junior Priority Debt Party and then only to the extent of the value of the Lien of the Junior Priority Representative on behalf of the Junior Priority Debt Parties on the Shared Collateral (after taking into account the Senior Obligations).

ARTICLE VII

Reliance; Etc.

SECTION 7.01. Reliance. All loans and other extensions of credit made or deemed made on and after the date hereof by the Senior Secured Parties to the Borrowers or any Subsidiary shall be deemed to have been given and made in reliance upon this Agreement. Each Junior Priority Representative, on behalf of itself and each Junior Priority Debt Party under its Junior Priority Debt Facility, acknowledges that it and such Junior Priority Debt Parties have,

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independently and without reliance on any Senior Representative or other Senior Secured Party, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into the Junior Priority Debt Documents to which they are party or by which they are bound, this Agreement and the transactions contemplated hereby and thereby, and they will continue to make their own credit decisions in taking or not taking any action under the Junior Priority Debt Documents or this Agreement.

SECTION 7.02. No Warranties or Liability. Each Junior Priority Representative, on behalf of itself and each Junior Priority Debt Party under its Junior Priority Debt Facility, acknowledges and agrees that neither any Senior Representative nor any other Senior Secured Party has made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability or enforceability of any of the Senior Debt Documents, the ownership of any Shared Collateral or the perfection or priority of any Liens thereon. The Senior Secured Parties will be entitled to manage and supervise their respective loans and extensions of credit under the Senior Debt Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate, and the Senior Secured Parties may manage their loans and extensions of credit without regard to any rights or interests that the Junior Priority Representatives and the Junior Priority Debt Parties have in the Shared Collateral or otherwise, except as otherwise provided in this Agreement. Neither any Senior Representative nor any other Senior Secured Party shall have any duty to any Junior Priority Representative or Junior Priority Debt Party to act or refrain from acting in a manner that allows, or results in, the occurrence or continuance of an event of default or default under any agreement with the Parent Borrower or any Subsidiary (including the Junior Priority Debt Documents), regardless of any knowledge thereof that they may have or be charged with. Except as expressly set forth in this Agreement, the Senior Representatives, the Senior Secured Parties, the Junior Priority Representatives and the Junior Priority Debt Parties have not otherwise made to each other, nor do they hereby make to each other, any warranties, express or implied, nor do they assume any liability to each other with respect to (a) the enforceability, validity, value or collectability of any of the Senior Obligations, the Junior Priority Debt Obligations or any guarantee or security which may have been granted to any of them in connection therewith, (b) any Grantor’s title to or right to transfer any of the Shared Collateral or (c) any other matter except as expressly set forth in this Agreement.

SECTION 7.03. Obligations Unconditional. All rights, interests, agreements and obligations of the Senior Representatives, the Senior Secured Parties, the Junior Priority Representatives and the Junior Priority Debt Parties hereunder shall remain in full force and effect irrespective of:

(a) any lack of validity or enforceability of any Senior Debt Document or any Junior Priority Debt Document;

(b) any change in the time, manner or place of payment of, or in any other terms of, all or any of the Senior Obligations or Junior Priority Debt Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of the Senior Debt Documents or of the terms of the Initial Junior Lien Agreement or any other Junior Priority Debt Document;

(c) any exchange of any security interest in any Shared Collateral or any other collateral or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the Senior Obligations or Junior Priority Debt Obligations or any guarantee thereof;

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(d) the commencement of any Insolvency or Liquidation Proceeding in respect of any Borrower or any other Grantor; or

(e) any other circumstances that otherwise might constitute a defense available to (i) any Borrower or any other Grantor in respect of the Senior Obligations (other than the Discharge of Senior Obligations subject to Sections 5.06 and 6.04 of this Agreement) or (ii) any Junior Priority Representative or Junior Priority Debt Party in respect of this Agreement.

ARTICLE VIII

Miscellaneous

SECTION 8.01. Conflicts.

(a) In the event of any conflict between the provisions of this Agreement and the provisions of any Senior Debt Document or any Junior Priority Debt Document, the provisions of this Agreement shall govern. Notwithstanding the foregoing, (a) the relative rights and obligations of the Senior Representatives and the Senior Secured Parties (as amongst themselves) with respect to any Senior Collateral shall be governed by the terms of the Applicable Intercreditor Agreement among such parties and in the event of any conflict between such Applicable Intercreditor Agreement and this Agreement as to such relative rights and obligations, the provisions of such Applicable Intercreditor Agreement shall control solely with respect to such rights and obligations and (b) the relative rights and obligations of the Junior Priority Representatives and the Junior Priority Debt Parties (solely as amongst themselves) with respect to any Junior Priority Collateral shall be governed by the terms of any Applicable Intercreditor Agreement and in the event of any conflict between any Applicable Intercreditor Agreement and this Agreement, the provisions of such Applicable Intercreditor Agreement shall control solely with respect to such rights and obligations.

SECTION 8.02. Continuing Nature of this Agreement; Severability. Subject to Section 6.04 of this Agreement, this Agreement shall continue to be effective until the Discharge of Senior Obligations shall have occurred. This is a continuing agreement of Lien subordination, and the Senior Secured Parties may continue, at any time and without notice to the Junior Priority Representatives or any Junior Priority Debt Party, to extend credit and other financial accommodations and lend monies to or for the benefit of any Borrower or any Subsidiary constituting Senior Obligations in reliance hereon. The terms of this Agreement shall survive and continue in full force and effect in any Insolvency or Liquidation Proceeding. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 8.03. Amendments; Waivers.

(a) No failure or delay on the part of any party hereto in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.

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The rights and remedies of the parties hereto are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.

(b) This Agreement may be amended in writing signed by each Representative (in each case, acting in accordance with the documents governing the applicable Debt Facility); provided that any such amendment, supplement or waiver which by the terms of this Agreement requires the Parent Borrower’s consent or which increases the obligations or reduces the rights of, or otherwise materially adversely affects, any Borrower or any Grantor, shall require the consent of the Parent Borrower. Any such amendment, supplement or waiver shall be in writing and shall be binding upon the Senior Secured Parties and the Junior Priority Debt Parties and their respective successors and assigns.

(c) Notwithstanding the foregoing, without the consent of any Secured Party (and with respect to any amendment or modification which by the terms of this Agreement requires the Parent Borrower’s consent or which increases the obligations or reduces the rights of the any Borrower or any other Grantor, with the consent of the Parent Borrower), any Representative may become a party hereto by execution and delivery of a Joinder Agreement in accordance with Section 8.09 of this Agreement and upon such execution and delivery, such Representative and the Secured Parties and Senior Obligations or Junior Priority Debt Obligations of the Debt Facility for which such Representative is acting shall be subject to the terms hereof.

SECTION 8.04. Information Concerning Financial Condition of the Parent Borrower and the Subsidiaries. The Senior Representatives, the Senior Secured Parties, the Junior Priority Representatives and the Junior Priority Debt Parties shall each be responsible for keeping themselves informed of (a) the financial condition of the Parent Borrower and the Subsidiaries and all endorsers or guarantors of the Senior Obligations or the Junior Priority Debt Obligations and (b) all other circumstances bearing upon the risk of nonpayment of the Senior Obligations or the Junior Priority Debt Obligations. The Senior Representatives, the Senior Secured Parties, the Junior Priority Representatives and the Junior Priority Debt Parties shall have no duty to advise any other party hereunder of information known to it or them regarding such condition or any such circumstances or otherwise. In the event that any Senior Representative, any Senior Secured Party, any Junior Priority Representative or any Junior Priority Debt Party, in its sole discretion, undertakes at any time or from time to time to provide any such information to any other party, it shall be under no obligation to (i) make, and the Senior Representatives, the Senior Secured Parties, the Junior Priority Representatives and the Junior Priority Debt Parties shall not make or be deemed to have made, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided, (ii) provide any additional information or to provide any such information on any subsequent occasion, (iii) undertake any investigation or (iv) disclose any information that, pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

SECTION 8.05. Subrogation. Each Junior Priority Representative, on behalf of itself and each Junior Priority Debt Party under its Junior Priority Debt Facility, hereby agrees not to assert any rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of Senior Obligations has occurred.

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SECTION 8.06. Application of Payments. Except as otherwise provided herein, all payments received by the Senior Secured Parties may be applied, reversed and reapplied, in whole or in part, to such part of the Senior Obligations as the Senior Secured Parties, in their sole discretion, deem appropriate, consistent with the terms of the Senior Debt Documents. Except as otherwise provided herein, each Junior Priority Representative, on behalf of itself and each Junior Priority Debt Party under its Junior Priority Debt Facility, assents to any such extension or postponement of the time of payment of the Senior Obligations or any part thereof and to any other indulgence with respect thereto, to any substitution, exchange or release of any security that may at any time secure any part of the Senior Obligations and to the addition or release of any other Person primarily or secondarily liable therefor.

SECTION 8.07. Additional Grantors. The Parent Borrower agrees that, if any Subsidiary shall become a Grantor after the date hereof, it will promptly cause such Subsidiary to become party hereto by executing and delivering an instrument in the form of Annex I. Upon such execution and delivery, such Subsidiary will become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein. The execution and delivery of such instrument shall not require the consent of any other party hereunder, and will be acknowledged by the Designated Junior Priority Representative and the Designated Senior Representative. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.

SECTION 8.08. Dealings with Grantors. Upon any application or demand by any Borrower or any Grantor to any Representative to take or permit any action under any of the provisions of this Agreement or under any Collateral Document (if such action is subject to the provisions hereof), at the request of such Representative, such Borrower or Grantor, as appropriate, shall furnish to such Representative a certificate of an Authorized Officer (an “Officer’s Certificate”) stating that all conditions precedent, if any, provided for in this Agreement or such Collateral Document, as the case may be, relating to the proposed action have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Agreement or any Collateral Document relating to such particular application or demand, no additional certificate or opinion need be furnished.

SECTION 8.09. Additional Debt Facilities. To the extent, but only to the extent, permitted by the provisions of the then extant Senior Debt Documents and Junior Priority Debt Documents, the Borrowers may incur or issue and sell one or more series or classes of Additional Junior Priority Debt and one or more series or classes of Additional Senior Debt. Any such additional class or series of Junior Priority Debt (the “Junior Priority Class Debt”) may be secured by a junior priority, subordinated Lien on Shared Collateral, in each case under and pursuant to the relevant Junior Priority Collateral Documents for such Junior Priority Class Debt, if and subject to the condition that the Representative of any such Junior Priority Class Debt (each, a “Junior Priority Class Debt Representative”), acting on behalf of the holders of such Junior Priority Class Debt (such Representative and holders in respect of any Junior Priority Class Debt being referred to as the “Junior Priority Class Debt Parties”), becomes a party to this Agreement by satisfying conditions (A) through (C), as applicable, of the immediately succeeding paragraph. Any such additional class or series of Senior Facilities (the “Senior Class Debt”; and the Senior Class Debt and Junior Priority Class Debt, collectively, the “Class Debt”) may be secured by a senior Lien on Shared Collateral, in each case under and pursuant to the relevant Senior Collateral Documents, if and subject to the condition that the Representative of any such Senior Class Debt (each, a “Senior Class Debt Representative”; and the Senior Class Debt Representatives and Junior Priority Class Debt Representatives, collectively, the “Class Debt Representatives”), acting on behalf of the

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holders of such Senior Class Debt (such Representative and holders in respect of any such Senior Class Debt being referred to as the “Senior Class Debt Parties”; and the Senior Class Debt Parties and Junior Priority Class Debt Parties, collectively, the “Class Debt Parties”), becomes a party to (x) an Applicable Intercreditor Agreement pursuant to Article VIII and (y) this Agreement by satisfying the conditions set forth in clauses (A) through (C), as applicable, of the immediately succeeding paragraph. In order for a Class Debt Representative to become a party to this Agreement:

(A) such Class Debt Representative shall have executed and delivered a Joinder Agreement substantially in the form of Annex II (if such Representative is a Junior Priority Class Debt Representative) or Annex III (if such Representative is a Senior Class Debt Representative) pursuant to which it becomes a Representative hereunder, and the Class Debt in respect of which such Class Debt Representative is the Representative constitutes Additional Senior Debt Obligations or Additional Junior Priority Debt Obligations, as applicable, and the related Class Debt Parties become subject hereto and bound hereby as Additional Senior Debt Parties or Additional Junior Priority Debt Parties, as applicable;

(B) the Parent Borrower (a) shall have delivered to the Designated Senior Representative an Officer’s Certificate identifying the obligations to be designated as Additional Senior Debt Obligations or Additional Junior Priority Debt Obligations, as applicable, and the initial aggregate principal amount or face amount thereof and certifying that such obligations are permitted to be incurred and secured (I) in the case of Additional Senior Debt Obligations, on a senior basis under each of the Senior Debt Documents and (II) in the case of Additional Junior Priority Debt Obligations, on a junior basis under each of the Junior Priority Debt Documents and (b) if requested, shall have delivered true and complete copies of each of the Junior Priority Debt Documents or Senior Debt Documents, as applicable, relating to such Class Debt, certified as being true and correct by an authorized officer of the Parent Borrower; and

(C) the Junior Priority Debt Documents or Senior Debt Documents, as applicable, relating to such Class Debt shall provide that each Class Debt Party with respect to such Class Debt will be subject to and bound by the provisions of this Agreement in its capacity as a holder of such Class Debt.

SECTION 8.10. Refinancings. The Senior Obligations and the Junior Priority Debt may be increased, exchanged, refinanced or replaced, in whole or in part, in each case, without notice to, or the consent (except to the extent a consent is otherwise required to permit the refinancing transaction under any Senior Debt Document or any Junior Priority Debt Document) of any Senior Representative or any Secured Party, all without affecting the Lien priorities provided for herein or the other provisions hereof, so long as permitted by the terms of each Senior Debt Document and Junior Priority Debt Document. Each Junior Priority Representative hereby agrees that at the request of the Parent Borrower in connection with refinancing or replacement of Senior Obligations (“Replacement Senior Obligations”) it will enter into an agreement in form and substance reasonably acceptable to the Junior Priority Representative with the agent for the Replacement Senior Obligations containing terms and conditions substantially similar to the terms and conditions of this Agreement. The Senior Representatives hereby agree, at the request of the Parent Borrower in connection with Refinancing or replacement of Junior Priority Debt Obligations (“Replacement Junior Priority Obligations”), to enter into an agreement in form and substance reasonably acceptable to the Senior Representatives with the agent for the Replacement Junior Priority Obligations containing terms and conditions substantially similar to the terms and conditions of this Agreement.

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SECTION 8.11. Consent to Jurisdiction; Waivers. Each Representative, on behalf of itself and the Secured Parties of the Debt Facility for which it is acting, irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the Collateral Documents, or for recognition and enforcement of any judgment in respect thereof, to the exclusive jurisdiction of the courts of the State of New York or the United States of America located in the Borough of Manhattan, City of New York, and appellate courts from any thereof;

(b) consents and agrees that any such action or proceeding shall be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same and agrees not to commence or support any such action or proceeding in any other jurisdiction;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person (or its Representative) at the address referred to in Section 8.12;

(d) agrees that nothing herein shall affect the right of any other party hereto (or any Secured Party) to effect service of process in any other manner permitted by law; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 8.11 any special, exemplary, punitive or consequential damages.

SECTION 8.12. Notices. All notices, requests, demands and other communications provided for or permitted hereunder shall be in writing and shall be sent:

(A) if to the Borrowers or any Grantor, to the Parent Borrower, at its address at:

Accendra Health, Inc.

435 Waterfront Drive, Suite 300

Glen Allen, Virginia 23060

Attention: Jonathan A. Leon, Executive Vice President & Chief Financial

Officer; Heath H. Galloway, Executive Vice President, General Counsel &

Corporate Secretary

Email: [***]

and a copy to (which shall not constitute notice):

Kirkland & Ellis LLP

333 West Wolf Point Plaza

Chicago, IL 60654

Attention: Thomas J. Dobleman, P.C.

Email: thomas.dobleman@kirkland.com

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and a copy to (which shall not constitute notice):

Kirkland & Ellis LLP

601 Lexington Avenue

New York, NY 10022

Attention: Paul L. Sandler, P.C.

Email: paul.sandler@kirkland.com

(B) if to the RCF Collateral Agent, to it at:

Bank of America, N.A.

Agency Management

4500 Amon Carter Blvd.

Mail Code: TX2-979-02-22

Fort Worth, TX 76155

Attention: Jennifer Toney, Katie Pounds and Darren Merten

Telephone: (469) 201-9415

Facsimile: (214) 209-9581

Email: jennifer.toney@bofa.com; kathryn.pounds@bofa.com;

darren.merten@bofa.com

(C) if to the TLB Collateral Agent, to it at:

JPMorgan Chase Bank, N.A.

WLS - Document Workflow Management

10 South Dearborn Street - Floor L2

Mail Code IL1-1190

Chicago, IL 60603

(D) if to the First Lien Notes Collateral Agent, to it at:

Regions Bank

1180 West Peachtree Street NW, Suite 1400

Atlanta, GA 30309

Attention: Corporate Trust Department

(E) if to the Initial Junior Lien Collateral Agent, to it at:

Regions Bank 1180

West Peachtree Street NW, Suite 1400

Atlanta, GA 30309

Attention: Corporate Trust Department

(F) if to any other Representative, to it at the address specified by it in the Joinder Agreement delivered by it pursuant to Section 8.09.

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Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and, may be personally served, telecopied, electronically mailed or sent by courier service or U.S. mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy or electronic mail or upon receipt via U.S. mail (registered or certified, with postage prepaid and properly addressed). For the purposes hereof, the addresses of the parties hereto shall be as set forth above or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

SECTION 8.13. Further Assurances. Each Senior Representative, on behalf of itself and each Senior Secured Party under the Senior Facility for which it is acting, each Junior Priority Representative, on behalf of itself, and each Junior Priority Debt Party under its Junior Priority Debt Facility, agrees that it will take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as the other parties hereto may reasonably request to effectuate the terms of, and the Lien priorities contemplated by, this Agreement.

SECTION 8.14. GOVERNING LAW; WAIVER OF JURY TRIAL.

(A) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(B) EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

SECTION 8.15. Binding on Successors and Assigns. This Agreement shall be binding upon the Senior Representatives, the Senior Secured Parties, the Junior Priority Representatives, the Junior Priority Debt Parties, the Borrowers, the other Grantors which have acknowledged this Agreement and their respective successors and assigns.

SECTION 8.16. Section Titles. The section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of this Agreement.

SECTION 8.17. Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile transmission or other electronic communication (including “.pdf” or “.tif” files) shall be as effective as delivery of a manually signed counterpart of this Agreement. The words “execution,” “signed,” “signature,” and words of similar import in this Agreement or any notice, certificate, document, agreement or instrument in respect thereof shall be deemed to include electronic or digital signatures or the keeping of records in electronic form, each of which shall be of the same effect, validity and enforceability as manually executed signatures or a paper-based recordkeeping system, as the case may be, to the extent and as provided for under applicable law, including the Electronic Signatures in Global and National Commerce Act of 2000, the Electronic Signatures and Records Act of 1999, or any other similar state Laws based on the Uniform Electronic Transactions Act.

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SECTION 8.18. Authorization. By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement.

SECTION 8.19. No Third-Party Beneficiaries; Successors and Assigns. The lien priorities set forth in this Agreement and the rights and benefits hereunder in respect of such lien priorities shall inure solely to the benefit of the Senior Representatives, the Senior Secured Parties, the Junior Priority Representatives and the Junior Priority Debt Parties, and their respective permitted successors and assigns, and no other Person (including the Grantors, or any trustee, receiver, debtor in possession or bankruptcy estate in a bankruptcy or like proceeding) shall have or be entitled to assert such rights. Nothing in this Agreement is intended to or shall impair the obligations of the any Borrower or any other Grantor, which are absolute and unconditional, to pay the Senior Obligations and the Junior Priority Debt Obligations as and when the same shall become due and payable in accordance with their terms.

SECTION 8.20. Effectiveness. This Agreement shall become effective when executed and delivered by the parties hereto.

SECTION 8.21. Collateral Agent and Representative. It is understood and agreed that (a) the RCF Collateral Agent is entering into this Agreement in its capacity as administrative agent and collateral agent under the RCF Credit Agreement and the provisions of Article IX of the RCF Credit Agreement applicable to the Agents (as defined therein) thereunder shall also apply to the RCF Collateral Agent hereunder, (b) the TLB Collateral Agent is entering into this Agreement in its capacity as administrative agent and collateral agent under the TLB Credit Agreement and the provisions of Article IX of the TLB Credit Agreement applicable to the Agents (as defined therein) thereunder shall also apply to the TLB Collateral Agent hereunder, (c) the First Lien Notes Collateral Agent is entering into this Agreement in its capacity as notes collateral agent under the First Lien Notes Indenture and the provisions of Articles VII and XII of the First Lien Notes Indenture applicable to the Trustee or Notes Collateral Agent (each, as defined therein), as applicable, thereunder shall also apply to the First Lien Notes Collateral Agent hereunder and (d) the Initial Junior Lien Collateral Agent is entering into this Agreement in its capacity as notes collateral agent under the Initial Junior Lien Agreement and the provisions of Articles VII and XII of the Initial Junior Lien Agreement applicable to the Trustee or Notes Collateral Agent (each, as defined therein), as applicable, thereunder shall also apply to the Initial Junior Lien Collateral Agent hereunder.

SECTION 8.22. Relative Rights. Notwithstanding anything in this Agreement to the contrary (except to the extent contemplated by Sections 5.01(a), 5.01(d) or 5.03(d)), nothing in this Agreement is intended to or will (a) amend, waive or otherwise modify the provisions of any Senior Debt Document, the Initial Junior Lien Agreement or any other Junior Priority Debt Documents, (b) change the relative priorities of the Senior Obligations or the Liens granted under the Senior Collateral Documents on the Shared Collateral (or any other assets or property) as among the Senior Secured Parties, (c) otherwise change the relative rights of the Senior Secured Parties in respect of the Shared Collateral as among such Senior Secured Parties or (d) obligate any Borrower or any Grantor to take any action, or fail to take any action, that would otherwise constitute a breach of, or default under any Senior Debt Document, the Initial Junior Lien Agreement or any other Junior Priority Debt Document.

SECTION 8.23. Survival of Agreement. All covenants, agreements, representations and warranties made by any party in this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

REGIONS BANK, in its capacity as First Lien Notes Collateral Agent

By:
Name:
Title:

BANK OF AMERICA, N.A., in its capacity as RCF Collateral Agent

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A., in its capacity as TLB Collateral Agent

By:
Name:
Title:

REGIONS BANK, in its capacity as Initial Junior Lien Collateral Agent

By:
Name:
Title:

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ACKNOWLEDGED AND AGREED:

ACCENDRA HEALTH, INC., as the Parent Borrower

By:
Name: Heath H. Galloway
Title: Executive Vice President

APRIA, INC., BARISTA ACQUISITION I, LLC, BARISTA ACQUISITION II, LLC, each as a Borrower

By:
Name: Heath H. Galloway
Title: Executive Vice President

BYRAM HEALTHCARE CENTERS, INC., as a Borrower

By:
Name: Michelle Knowles
Title: Secretary

[Signature Page to Junior Lien Intercreditor Agreement]

O&M BYRAM HOLDINGS, GP, as a Grantor

By:	Barista Acquisition I, LLC; and Barista Acquisition II, LLC
Its:	Partners

By:
Name: Heath H. Galloway
Title: Executive Vice President

BYRAM HOLDINGS I, INC., as a Grantor

By:
Name: Michelle Knowles
Title: Secretary

APRIA HOLDCO LLC,
APRIA HEALTHCARE GROUP LLC,
APRIA HEALTHCARE LLC,
CPAP SLEEP STORE LLC,
HEALTHY LIVING HOME MEDICAL LLC,
LOFTA, each as a Grantor

By:
Name: Heath H. Galloway
Title: Executive Vice President

[Signature Page to Junior Lien Intercreditor Agreement]

ANNEX I

SUPPLEMENT NO. [ ] dated as of  , to the INTERCREDITOR AGREEMENT dated as of [    ] (the “Intercreditor Agreement”), among [    ], as RCF Collateral Agent, [    ], as TLB Collateral Agent, [    ], as First Lien Notes Collateral Agent, [    ], as Initial Junior Lien Collateral Agent under the Initial Junior Lien Agreement, the other parties thereto and the additional Representatives from time to time party thereto, and acknowledged and agreed by ACCENDRA HEALTH, INC., a Virginia corporation (the “Parent Borrower”), BARISTA ACQUISITION I, LLC, a Virginia limited liability company (“Barista I”), BARISTA ACQUISITION II, LLC, a Virginia limited liability company (“Barista II”), APRIA, INC., a Delaware corporation (“Apria”), BYRAM HEALTHCARE CENTERS, INC., a New Jersey corporation, (“Byram”, and together with Parent Borrower, Barista I, Barista II and Apria, the “Borrowers”), and the other Grantors party thereto.

A. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Intercreditor Agreement.

B. The Grantors have entered into the Intercreditor Agreement. Pursuant to the RCF Credit Agreement, the TLB Credit Agreement, the First Lien Notes Indenture, the Initial Junior Lien Agreement, certain Additional Senior Debt Documents and certain Additional Junior Priority Debt Documents, certain newly acquired or organized Subsidiaries of the Parent Borrower are required to enter into the Intercreditor Agreement. Section 8.07 of the Intercreditor Agreement provides that such Subsidiaries may become party to the Intercreditor Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the “New Grantor”) is executing this Supplement in accordance with the requirements of the RCF Credit Agreement, the TLB Credit Agreement, the First Lien Notes Indenture, the Initial Junior Lien Agreement, the Additional Junior Priority Debt Documents and Additional Senior Debt Documents.

Accordingly, the Designated Senior Representative and the New Grantor agree as follows:

SECTION 1. In accordance with Section 8.07 of the Intercreditor Agreement, the New Grantor by its signature below becomes a Grantor under the Intercreditor Agreement with the same force and effect as if originally named therein as a Grantor, and the New Grantor hereby agrees to all the terms and provisions of the Intercreditor Agreement applicable to it as a Grantor thereunder. Each reference to a “Grantor” in the Intercreditor Agreement shall be deemed to include the New Grantor. The Intercreditor Agreement is hereby incorporated herein by reference.

SECTION 2. The New Grantor represents and warrants to the Designated Senior Representative and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as such enforceability may be limited by Bankruptcy Laws and by general principles of equity.

SECTION 3. This Supplement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Designated Senior Representative shall have received a counterpart of this Supplement that bears the signature of the New Grantor. Delivery of an executed signature page to this Supplement by facsimile transmission or other electronic

43

communication (including “.pdf” or “.tif” files) shall be as effective as delivery of a manually signed counterpart of this Supplement. The words “execution,” “signed,” “signature,” and words of similar import in this Supplement or any notice, certificate, document, agreement or instrument in respect thereof shall be deemed to include electronic or digital signatures or the keeping of records in electronic form, each of which shall be of the same effect, validity and enforceability as manually executed signatures or a paper-based recordkeeping system, as the case may be, to the extent and as provided for under applicable law, including the Electronic Signatures in Global and National Commerce Act of 2000, the Electronic Signatures and Records Act of 1999, or any other similar state Laws based on the Uniform Electronic Transactions Act.

SECTION 4. Except as expressly supplemented hereby, the Intercreditor Agreement shall remain in full force and effect.

SECTION 5. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 6. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 8.12 of the Intercreditor Agreement. All communications and notices hereunder to the New Grantor shall be given to it in care of the Parent Borrower as specified in the Intercreditor Agreement.

SECTION 8. The Borrowers agree to reimburse the Designated Senior Representative for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Designated Senior Representative as required by the applicable Senior Debt Documents.

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IN WITNESS WHEREOF, the New Grantor, and the Designated Senior Representative have duly executed this Supplement to the Intercreditor Agreement as of the day and year first above written.

[NAME OF NEW SUBSIDIARY GRANTOR]

By:
Name:
Title:

Acknowledged by:

[ ], as Designated Senior Representative

By:
Name:
Title:

[ ], as Designated Junior Priority Representative

By:
Name:
Title:

45

ANNEX II

[FORM OF] REPRESENTATIVE SUPPLEMENT NO. [ ] dated as of , to the INTERCREDITOR AGREEMENT dated as of [   ] (the “Intercreditor Agreement”), among [   ], as RCF Collateral Agent, [   ], as TLB Collateral Agent, [   ], as First Lien Notes Collateral Agent, [   ], as Initial Junior Lien Collateral Agent under the Initial Junior Lien Agreement, the other parties thereto and the additional Representatives from time to time party thereto, and acknowledged and agreed by ACCENDRA HEALTH, INC., a Virginia corporation (the “Parent Borrower”), BARISTA ACQUISITION I, LLC, a Virginia limited liability company (“Barista I”), BARISTA ACQUISITION II, LLC, a Virginia limited liability company (“Barista II”), APRIA, INC., a Delaware corporation (“Apria”), BYRAM HEALTHCARE CENTERS, INC., a New Jersey corporation, (“Byram”, and together with Parent Borrower, Barista I, Barista II and Apria, the “Borrowers”), and the other Grantors party thereto.

A. Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Intercreditor Agreement.

B. As a condition to the ability of the Borrowers to incur Junior Priority Class Debt after the date of the Intercreditor Agreement and to secure such Junior Priority Class Debt with the Junior Priority Lien and to have such Junior Priority Class Debt guaranteed by the Grantors, in each case under and pursuant to the Junior Priority Collateral Documents relating thereto, the Junior Priority Class Debt Representative in respect of such Junior Priority Class Debt is required to become a Representative under, and such Junior Priority Class Debt and the Junior Priority Class Debt Parties in respect thereof are required to become subject to and bound by, the Intercreditor Agreement. Section 8.09 of the Intercreditor Agreement provides that such Junior Priority Class Debt Representative may become a Representative under, and such Junior Priority Class Debt and such Junior Priority Class Debt Parties may become subject to and bound by, the Intercreditor Agreement as Additional Junior Priority Debt Obligations and Additional Junior Priority Debt Parties, respectively, pursuant to the execution and delivery by the Junior Priority Class Debt Representative of an instrument in the form of this Representative Supplement and the satisfaction of the other conditions set forth in Section 8.09 of the Intercreditor Agreement. The undersigned Junior Priority Class Debt Representative (the “New Representative”) is executing this Supplement in accordance with the requirements of the Senior Debt Documents and the Junior Priority Debt Documents.

Accordingly, the Designated Senior Representative and the New Representative agree as follows:

SECTION 1. In accordance with Section 8.09 of the Intercreditor Agreement, the New Representative by its signature below becomes a Representative under, and the related Junior Priority Class Debt and Junior Priority Class Debt Parties become subject to and bound by, the Intercreditor Agreement as Additional Junior Priority Debt Obligations and Additional Junior Priority Debt Parties, respectively, with the same force and effect as if the New Representative had originally been named therein as a Representative, and the New Representative, on behalf of itself and such Junior Priority Class Debt Parties, hereby agrees to all the terms and provisions of the Intercreditor Agreement applicable to it as a Junior Priority Representative and to the Junior Priority Class Debt Parties that it represents as Junior Priority Debt Parties. Each reference to a “Representative” or “Junior Priority Representative” in the Intercreditor Agreement shall be deemed to include the New Representative. The Intercreditor Agreement is hereby incorporated herein by reference.

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SECTION 2. The New Representative represents and warrants to the Designated Senior Representative and the other Secured Parties that (i) it has full power and authority to enter into this Representative Supplement, in its capacity as [agent] [trustee] under [describe new facility], (ii) this Representative Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with the terms of such Agreement and (iii) the Junior Priority Debt Documents relating to such Junior Priority Class Debt in respect of which the New Representative is the Junior Priority Class Debt Representative provide that, upon the New Representative’s entry into this Agreement, the Junior Priority Class Debt Parties in respect of such Junior Priority Class Debt will be subject to and bound by the provisions of the Intercreditor Agreement as Junior Priority Debt Parties.

SECTION 3. This Representative Supplement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. This Representative Supplement shall become effective when the Designated Senior Representative shall have received a counterpart of this Representative Supplement that bears the signature of the New Representative. Delivery of an executed signature page to this Representative Supplement by facsimile transmission or other electronic communication (including “.pdf” or “.tif” files) shall be as effective as delivery of a manually signed counterpart of this Representative Supplement. The words “execution,” “signed,” “signature,” and words of similar import in this Representative Supplement or any notice, certificate, document, agreement or instrument in respect thereof shall be deemed to include electronic or digital signatures or the keeping of records in electronic form, each of which shall be of the same effect, validity and enforceability as manually executed signatures or a paper-based recordkeeping system, as the case may be, to the extent and as provided for under applicable law, including the Electronic Signatures in Global and National Commerce Act of 2000, the Electronic Signatures and Records Act of 1999, or any other similar state Laws based on the Uniform Electronic Transactions Act.

SECTION 4. Except as expressly supplemented hereby, the Intercreditor Agreement shall remain in full force and effect.

SECTION 5. THIS REPRESENTATIVE SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 6. In case any one or more of the provisions contained in this Representative Supplement should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 8.12 of the Intercreditor Agreement. All communications and notices hereunder to the New Representative shall be given to it at the address set forth below its signature hereto.

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SECTION 8. The Borrowers agree to reimburse the Designated Senior Representative for its reasonable out-of-pocket expenses in connection with this Representative Supplement, including the reasonable fees, other charges and disbursements of counsel for the Designated Senior Representative as required by the applicable Senior Debt Documents.

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IN WITNESS WHEREOF, the New Representative and the Designated Senior Representative have duly executed this Representative Supplement to the Intercreditor Agreement as of the day and year first above written.

[NAME OF NEW REPRESENTATIVE], as [ ] for the holders of [ ]

By:
Name:
Title:

Address for notices:

Attention of:
Telecopy:

[ ], as Designated Senior Representative

By:
Name:
Title:

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Acknowledged by:

ACCENDRA HEALTH, INC. as the Parent Borrower

By:
Name:
Title:

APRIA, INC., as a Borrower

By:
Name:
Title:

BARISTA ACQUISITION I, LLC, as a Borrower

By:
Name:
Title:

BARISTA ACQUISITION II, LLC, as a Borrower

By:
Name:
Title:

BYRAM HEALTHCARE CENTERS, INC., as a Borrower

By:
Name:
Title:

50

[EACH SUBSIDIARY GUARANTOR] , as a Grantor

By:
Name:
Title:

51

ANNEX III

[FORM OF] REPRESENTATIVE SUPPLEMENT NO. [  ] dated as of , to the INTERCREDITOR AGREEMENT dated as of [   ] (the “Intercreditor Agreement”), among [   ], as RCF Collateral Agent, [   ], as TLB Collateral Agent, [   ], as First Lien Notes Collateral Agent, [   ], as Initial Junior Lien Collateral Agent under the Initial Junior Lien Agreement, the other parties thereto and the additional Representatives from time to time party thereto, and acknowledged and agreed by ACCENDRA HEALTH, INC., a Virginia corporation (the “Parent Borrower”), BARISTA ACQUISITION I, LLC, a Virginia limited liability company (“Barista I”), BARISTA ACQUISITION II, LLC, a Virginia limited liability company (“Barista II”), APRIA, INC., a Delaware corporation (“Apria”), BYRAM HEALTHCARE CENTERS, INC., a New Jersey corporation, (“Byram”, and together with Parent Borrower, Barista I, Barista II and Apria, the “Borrowers”), and the other Grantors party thereto.

A. Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Intercreditor Agreement.

B. As a condition to the ability of the Borrowers to incur Senior Class Debt after the date of the Intercreditor Agreement and to secure such Senior Class Debt with the Senior Lien and to have such Senior Class Debt guaranteed by the Grantors on a senior basis, in each case under and pursuant to the Senior Collateral Documents relating thereto, the Senior Class Debt Representative in respect of such Senior Class Debt is required to become a Representative under, and such Senior Class Debt and the Senior Class Debt Parties in respect thereof are required to become subject to and bound by, the Intercreditor Agreement. Section 8.09 of the Intercreditor Agreement provides that such Senior Class Debt Representative may become a Representative under, and such Senior Class Debt and such Senior Class Debt Parties may become subject to and bound by, the Intercreditor Agreement as Additional Senior Debt Obligations and Additional Senior Debt Parties, respectively, pursuant to the execution and delivery by the Senior Class Debt Representative of an instrument in the form of this Representative Supplement and the satisfaction of the other conditions set forth in Section 8.09 of the Intercreditor Agreement. The undersigned Senior Class Debt Representative (the “New Representative”) is executing this Supplement in accordance with the requirements of the Senior Debt Documents and the Junior Priority Debt Documents.

Accordingly, the New Representative agrees as follows:

SECTION 1. In accordance with Section 8.09 of the Intercreditor Agreement, the New Representative by its signature below becomes a Representative under, and the related Senior Class Debt and Senior Class Debt Parties become subject to and bound by, the Intercreditor Agreement as Additional Senior Debt Obligations and Additional Senior Debt Parties, respectively, with the same force and effect as if the New Representative had originally been named therein as a Representative, and the New Representative, on behalf of itself and such Senior Class Debt Parties, hereby agrees to all the terms and provisions of the Intercreditor Agreement applicable to it as a Senior Representative and to the Senior Class Debt Parties that it represents as Senior Class Debt Parties. Each reference to a “Representative” or “Senior Representative” in the Intercreditor Agreement shall be deemed to include the New Representative. The Intercreditor Agreement is hereby incorporated herein by reference.

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SECTION 2. The New Representative represents and warrants to the Designated Senior Representative and the other Secured Parties that (i) it has full power and authority to enter into this Representative Supplement, in its capacity as [agent] [trustee] under [describe new facility], (ii) this Representative Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with the terms of such Agreement and (iii) the Senior Debt Documents relating to such Senior Class Debt in respect of which the New Representative is the Senior Class Debt Representative provide that, upon the New Representative’s entry into this Agreement, the Senior Class Debt Parties in respect of such Senior Class Debt will be subject to and bound by the provisions of the Intercreditor Agreement as Senior Secured Parties.

SECTION 3. This Representative Supplement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. This Representative Supplement shall become effective when the Designated Senior Representative shall have received a counterpart of this Representative Supplement that bears the signature of the New Representative. Delivery of an executed signature page to this Representative Supplement by facsimile transmission or other electronic communication (including “.pdf” or “.tif” files) shall be as effective as delivery of a manually signed counterpart of this Representative Supplement. The words “execution,” “signed,” “signature,” and words of similar import in this Representative Supplement or any notice, certificate, document, agreement or instrument in respect thereof shall be deemed to include electronic or digital signatures or the keeping of records in electronic form, each of which shall be of the same effect, validity and enforceability as manually executed signatures or a paper-based recordkeeping system, as the case may be, to the extent and as provided for under applicable law, including the Electronic Signatures in Global and National Commerce Act of 2000, the Electronic Signatures and Records Act of 1999, or any other similar state Laws based on the Uniform Electronic Transactions Act.

SECTION 4. Except as expressly supplemented hereby, the Intercreditor Agreement shall remain in full force and effect.

SECTION 5. THIS REPRESENTATIVE SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 6. In case any one or more of the provisions contained in this Representative Supplement should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 8.12 of the Intercreditor Agreement. All communications and notices hereunder to the New Representative shall be given to it at the address set forth below its signature hereto.

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SECTION 8. The Borrowers agree to reimburse the Designated Senior Representative for its reasonable out-of-pocket expenses in connection with this Representative Supplement, including the reasonable fees, other charges and disbursements of counsel for the Designated Senior Representative as required by the applicable Senior Debt Documents.

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IN WITNESS WHEREOF, the New Representative has duly executed this Representative Supplement to the Intercreditor Agreement as of the day and year first above written.

[NAME OF NEW REPRESENTATIVE], as [ ] for the holders of [ ]

By:
Name:
Title:

Address for notices:

Attention of:
Telecopy:

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Acknowledged by:

ACCENDRA HEALTH, INC. as the Parent Borrower

By:
Name:
Title:

APRIA, INC., as a Borrower

By:
Name:
Title:

BARISTA ACQUISITION I, LLC, as a Borrower

By:
Name:
Title:

BARISTA ACQUISITION II, LLC, as a Borrower

By:
Name:
Title:

BYRAM HEALTHCARE CENTERS, INC., as a Borrower

By:
Name:
Title:

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[EACH SUBSIDIARY GUARANTOR], as a Grantor

By:
Name:
Title:

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